As filed with the U.S. Securities and Exchange Commission on May 1, 2017

File No. 811-09036

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 72

UBS Relationship Funds

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

One North Wacker Drive

Chicago, Illinois  60606

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(312) 525-7100

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Mark F. Kemper, Esq.

UBS Asset Management (Americas) Inc.

One North Wacker Drive

Chicago, Illinois 60606

(NAME AND ADDRESS OF AGENT FOR SERVICE OF PROCESS)

Please Send Copy of Communications to:

Bruce G. Leto, Esq.

Stradley Ronon Stevens & Young, LLP

2005 Market Street, Suite 2600

Philadelphia, Pennsylvania 19103

UBS Relationship Funds	Part A

UBS Relationship Funds
UBS Credit Bond Relationship Fund

Part A

May 1, 2017

UBS Credit Bond Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.  The Fund is a series of UBS Relationship Funds (the “Trust”).

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Please find the UBS family of funds privacy notice on page A-26 of this Part A.

Please find the UBS Asset Management business continuity planning overview on page A-28 of this Part A.

Offeree No.

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Investment objective, principal strategies and principal risks

Investment objective and goals

Seeks maximum total return, consisting of current income and capital appreciation.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in bonds, which are defined as fixed income securities.  The Fund will notify investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in bonds.

The Fund’s investments in bonds may include US dollar denominated debt obligations of US and non-US corporations, the US government or any of its agencies or instrumentalities, supranational entities, foreign governments or foreign government-related entities (including participations in loans between governments and financial institutions).  The Fund may invest up to 20% of its net assets in investment grade mortgage-backed (including commercial and residential mortgage-backed securities) and asset-backed securities; and other securitized and structured securities.

Credit quality:  The Fund invests in investment grade fixed income securities.

Maturity/duration:  The Fund may invest in fixed income securities of any maturity, but generally invests in securities having an initial maturity of greater than one year.  There is no limit on the maximum maturity or duration of the fixed income securities in which the Fund may invest.  “Duration” is a measure of price sensitivity of a fixed income investment or portfolio (expressed as % change in price) to a one percentage point (i.e., 100 basis points) change in interest rates, accounting for optionality in bonds such as prepayment risk and call/put features. A longer duration means an increased exposure to changes in interest rates. For example, when the level of interest rates increases by 0.10%, the price of a fixed income security or a portfolio of fixed income securities having a duration of ten years generally will decrease by approximately 1.00%. Conversely, when the level of interest rates decreases by 0.10%, the price of a fixed income security or a portfolio of fixed income securities having a duration of ten years generally will increase by approximately 1.00%.

Principal strategies

UBS Asset Management (Americas) Inc.’s (the “Advisor”) investment style is focused on investment fundamentals.  The Advisor believes that investment fundamentals determine and define investment value.  Market prices tend to be more volatile than fundamental value, and the Advisor seeks to identify and exploit these periodic differences.

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The Advisor considers many factors, in addition to maturity and current yield, in the evaluation of fixed income securities, including: duration management, yield curve analysis, sector selection, security selection and asset allocation.  The Advisor employs a top-down strategy, including duration targets and sector allocations incorporating macroeconomic input.

The Fund may, but is not required to, use exchange-traded or over-the-counter (“OTC”) derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, index, or other market factor, and may relate to stocks, bonds, interest rates, credit, currencies or currency exchange rates, commodities and related indexes. The derivatives in which the Fund may invest include options (including, options on futures, forwards and swap agreements), futures, forward agreements, swap agreements (including, interest rate, total return, currency, credit default and inflation swaps), credit-linked securities and structured notes. All of these derivatives may be used for risk management purposes, such as hedging against a specific security or currency, or to manage or adjust the risk profile of the Fund. In addition, all of the derivative instruments listed above may be used for investment (non-hedging) purposes to earn income; to enhance returns; to replace more traditional direct investments; to obtain exposure to certain markets; to establish net short positions for individual sectors, markets, currencies or securities; or to adjust the Fund’s portfolio duration.

Principal risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a summary of the principal risks of the Fund.

Management risk—The risk that the investment strategies, techniques and risk analyses employed by the Advisor may not produce the desired results.

Interest rate risk—An increase in prevailing interest rates typically causes the value of fixed income securities to fall.  Changes in interest rates will likely affect the value of longer-duration fixed income securities more than shorter-duration securities and higher quality securities more than lower quality securities.  When interest rates are falling, some fixed income securities provide that the issuer may repay them earlier than the maturity date, and if this occurs the Fund may have to reinvest these repayments at lower interest rates. The risks associated with rising interest rates may be more pronounced in the near future due to the current period of historically low rates.

Credit risk—The risk that the Fund could lose money if the issuer or guarantor of a fixed income security, or the counterparty to or guarantor of a derivative contract, is unable or unwilling to meet its

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financial obligations.  This risk is likely greater for lower quality investments than for investments that are higher quality.

Extension risk—When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security.

Mortgage- and asset-backed securities risk—The Fund may invest in mortgage- and asset-backed securities that are subject to prepayment or call risk, which is the risk that the borrower’s payments may be received earlier or later than expected due to changes in prepayment rates on underlying loans. Faster prepayments often happen when interest rates are falling. As a result, the Fund may reinvest these early payments at lower interest rates, thereby reducing the Fund’s income. Conversely, when interest rates rise, prepayments may happen more slowly, causing the security to lengthen in duration. Longer duration securities tend to be more volatile. Securities may be prepaid at a price less than the original purchase value. An unexpectedly high rate of defaults on the mortgages held by a mortgage pool may adversely affect the value of mortgage-backed securities and could result in losses to the Fund.

US Government securities risk—There are different types of US government securities with different levels of credit risk, including the risk of default, depending on the nature of the particular government support for that security. For example, a US government sponsored entity, although chartered or sponsored by an Act of Congress, may issue securities that are neither insured nor guaranteed by the US Treasury and are therefore riskier than those that are.

Liquidity Risk—The risk that investments cannot be readily sold at the desired time or price, and the Fund may have to accept a lower price or may not be able to sell the security at all. An inability to sell securities can adversely affect the Fund’s value or prevent the Fund from taking advantage of other investment opportunities. Liquid portfolio investments may become illiquid or less liquid after purchase by the Fund due to low trading volume, adverse investor perceptions and/or other market developments. In recent years, the number and capacity of dealers that make markets in fixed income securities has decreased. Consequently, the decline in dealers engaging in market making trading activities may increase liquidity risk, which can be more pronounced in periods of market turmoil. Liquidity risk may be magnified in a rising interest rate environment or when investor redemptions from fixed income funds may be higher than normal, causing increased supply in the market due to selling activity. Liquidity risk includes the risk that the Fund will experience significant net redemptions

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at a time when it cannot find willing buyers for its portfolio securities or can only sell its portfolio securities at a material loss.

Foreign investing risk—The value of the Fund’s investments in foreign securities may fall due to adverse political, social and economic developments abroad and due to decreases in foreign currency values relative to the US dollar. Investments in foreign government bonds involve special risks because the Fund may have limited legal recourse in the event of default.  Also, foreign securities are sometimes less liquid and more difficult to sell and to value than securities of US issuers.

Derivatives risk— The value of “derivatives”—so called because their value “derives” from the value of an underlying asset, reference rate or index—may rise or fall more rapidly than other investments. It is possible for the Fund to lose more than the amount it invested in the derivative. The risks of investing in derivative instruments also include market risk, management risk, counterparty risk (which is the risk that a counterparty to a derivative contract is unable or unwilling to meet its financial obligations), and the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index or overall market securities. Derivatives relating to fixed income markets are especially susceptible to interest rate risk and credit risk. In addition, many types of swaps and other non-exchange traded derivatives may be subject to liquidity risk, counterparty risk and mispricing or valuation complexity. These derivatives risks are different from, and may be greater than, the risks associated with investing directly in securities and other instruments.

Leverage risk associated with financial instruments—The use of financial instruments to increase potential returns, including derivatives used for investment (non-hedging) purposes, may cause the Fund to be more volatile than if it had not been leveraged. The use of leverage may also accelerate the velocity of losses and can result in losses to the Fund that exceed the amount originally invested.

Market risk—The risk that the market value of the Fund’s investments may fluctuate, sometimes rapidly or unpredictably, as the stock and bond markets fluctuate. Market risk may affect a single issuer, industry, or sector of the economy, or it may affect the market as a whole.

Investment advisor

UBS Asset Management (Americas) Inc. serves as the investment advisor to the Fund.

Portfolio manager

•                  Scott E. Dolan, portfolio manager of the Fund since 2012.

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•                  Craig G. Ellinger, portfolio manager of the Fund since 2012.

Purchase and sale of Fund shares

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  Each accredited investor that holds shares of the Fund is referred to in this prospectus as an “Investor.”  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.  Shares of the Fund may be purchased, exchanged or redeemed directly by eligible Investors on any business day the New York Stock Exchange (“NYSE”) is open at the net asset value next determined after receipt of the order in proper form by the Trust by written request or, in some circumstances, by telephone.  The minimum initial purchase amount is $15,000,000.

Dividends, capital gains and taxes

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the board of trustees of the Trust (the “Board”).  The Fund is classified as a partnership for tax purposes, and each Investor in the Fund will report separately on its own income tax return, its distributive share of the Fund’s income, gains, losses, deductions, and credits.

More about the Fund’s principal strategies

Performance benchmark

Bloomberg Barclays US Credit Index.  This benchmark is an unmanaged sub-index of the Bloomberg Barclays US Government/Credit Index, which includes investment grade, US dollar-denominated, fixed-rate Treasuries (i.e., public obligations of the US Treasury that have remaining maturities of more than one year), government-related issues (i.e., agency, sovereign, supranational and local authority debt), and USD corporates.  Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

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Fixed income securities

The fixed income securities in which the Fund invests will include US dollar-denominated credit obligations issued by US and non-US corporations, the US government or any of its agencies or instrumentalities, supranational entities, foreign governments or foreign government related entities (including participations in loans between governments and financial institutions), asset-backed securities, or mortgage-backed securities (including commercial and residential mortgage-backed securities).  The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, zero coupon, pay-in-kind and auction rate features.  These fixed income securities may include, but are not limited to:

•                  Corporate debt securities, including convertible securities and corporate commercial paper

•                  Bills, notes, and bonds

•                  Inflation indexed bonds issued by corporations

•                  Structured notes, including hybrid or “indexed securities,” catastrophe bonds, and loan participations

•                  Delayed funding loans and revolving credit facilities

•                  Bank certificates of deposit, fixed time deposits and bankers’ acceptances

•                  Repurchase agreements and reverse repurchase agreements

•                  Debt securities issued by state or local governments and their agencies, authorities and other government-sponsored entities

•                  Obligations of supranational entities, foreign governments and their subdivisions, agencies and instrumentalities

•                  Mortgage-related and other asset-backed securities

•                  Eurodollar securities

•                  When-issued securities

Credit quality

Securities are investment grade if, at the time of purchase:

•                  They are rated in one of the top four long-term rating categories of a nationally recognized statistical rating organization.

•                  They have received a comparable short-term or other rating.

•                  They are unrated securities that the Advisor believes are of comparable quality.

The Fund may choose not to sell securities that are downgraded, after their purchase, below the Fund’s minimum acceptable credit rating.  The Fund also may add to its position in securities of issuers held by the Fund that have been downgraded below investment grade (also known as lower-

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rated or “junk bonds”) since the Fund’s initial purchase in order to maintain the Fund’s position with regard to previous issuer allocation decisions.  The Fund, however, will not add to its position in securities downgraded below investment grade if after such purchase more than 10% of the Fund’s total assets would be invested in these lower-rated securities.

Derivative contracts

The Fund may, but is not required to, use derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, index, or other market factor, and may relate to stocks, bonds, interest rates, credit, currencies or currency exchange rates, commodities and related indexes. Examples of derivative contracts are options (including, options on futures, forwards and swap agreements), futures, forward agreements, swap agreements (including, interest rate, currency, total return, credit default and inflation swaps), caps, collars and floors, credit-linked securities and structured notes.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust.  The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Loans of portfolio securities

The Fund may lend its portfolio securities to generate additional income.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions.  The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities.  By taking such temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies.  Frequent trading increases transaction costs which could detract from the Fund’s performance.  In addition, high portfolio turnover may result in more taxable capital gains being allocated to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

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Exclusion of Advisor from commodity pool operator definition

With respect to the Fund, the Advisor has claimed an exclusion from the definition of “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”) and the rules of the U.S. Commodity Futures Trading Commission (“CFTC”) and, therefore, is not subject to CFTC registration or regulation as a CPO. In addition, the Advisor is relying upon a related exclusion from the definition of a commodity trading advisor under the CEA.

The terms of the CPO exclusion require the Fund, among other things, to adhere to certain limits on its investments in “commodity interests.” Commodity interests include commodity futures, commodity options, and swaps, as further described in the Fund’s Part B. Because the Advisor and the Fund intend to comply with the terms of the CPO exclusion, the Fund may, in the future, need to adjust its investment strategies, consistent with its investment objective, to limit its investments in these types of instruments. The Fund is not intended as a vehicle for trading in the commodity futures, commodity options or swaps markets. The CFTC has neither reviewed nor approved the Advisor’s reliance on these exclusions, or the Fund, its investment strategies or this Part A.

More about risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a discussion of the risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of fixed income investments

•                  If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall.  Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates.  Interest rate changes can be sudden and unpredictable, and are influenced by a number of factors including government policy, inflation expectations and supply and demand.  A substantial increase in interest rates may have an adverse impact on the liquidity of a security, especially those with longer maturities.  Changes in government monetary policy, including changes in tax policy or changes in a central bank’s implementation of specific policy goals, may have a substantial impact on interest rates.  There can be no guarantee that any particular government or central bank policy will be continued, discontinued or changed nor that any such policy will have the desired effect on interest rates. The risks associated with rising interest rates

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may be more pronounced in the near future due to the current period of historically low rates. This is known as interest rate risk.

•                  The issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy.  Lower-rated bonds are more likely to be subject to an issuer’s default than investment grade (higher-rated) bonds.  This is known as credit risk.

•                  As a result of declining interest rates, the issuer of a security may exercise its right to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities.  When interest rates are rising, slower prepayments may extend the duration of the securities and may reduce their value. This is known as call or prepayment risk.

•                  When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments.  This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security.  This is known as extension risk.

US Government securities risk

Credit risk is the risk that the issuer will not make principal or interest payments when they are due. There are different types of US government securities with different relative levels of credit risk depending on the nature of the particular government support for that security. US government securities may be supported by (i) the full faith and credit of the United States; (ii) the ability of the issuer to borrow from the US Treasury; (iii) the credit of the issuing agency, instrumentality or government-sponsored entity; (iv) pools of assets (e.g., mortgage-backed securities); or (v) the United States in some other way. In some cases, there is even the risk of default. For example, for asset backed securities there is the risk those assets will decrease in value below the face value of the security. Similarly, for certain agency-issued securities there is no guarantee the US government will support the agency if it is unable to meet its obligations. Further, the US government and its agencies and instrumentalities do not guarantee the market value of their securities; consequently, the value of such securities will fluctuate.

Liquidity risk

The risk that the Fund may have difficulty or may not be able to sell its investments.  Illiquidity may result from political, economic or issuer specific events; changes in a specific market’s size or structure, including the number of participants; or overall market disruptions.  When there is no willing buyer and investments cannot be readily sold at the desired time or price, the Fund may have to accept a lower price or may not be able to sell the security at all. An inability to sell securities can adversely affect the Fund’s value or prevent the Fund from being able to take advantage of other investment

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opportunities. Liquid portfolio investments may become illiquid or less liquid after purchase by the Fund due to low trading volume, adverse investor perceptions and/or other market developments. In recent years, the number and capacity of dealers that make markets in fixed income securities has decreased. Consequently, the decline in dealers engaging in market making trading activities may increase liquidity risk, which can be more pronounced in periods of market turmoil. Liquidity risk may be magnified in a rising interest rate environment or when investor redemptions from fixed income funds may be higher than normal, causing increased supply in the market due to selling activity. Liquidity risk includes the risk that the Fund will experience significant net redemptions at a time when it cannot find willing buyers for its portfolio securities or can only sell its portfolio securities at a material loss.

Convertible bond risk

Convertible bonds are subject to the risks of equity securities when the underlying stock price is high relative to the conversion price (because more of the security’s value resides in the conversion feature) and debt instruments when the underlying stock price is low relative to the conversion price (because the conversion feature is less valuable). A convertible bond is not as sensitive to interest rate changes as a similar non-convertible debt instrument, and generally has less potential for gain or loss than the underlying equity security. The prices of equity securities fluctuate from time to time based on changes in the company’s financial condition or overall market and economic conditions.

Mortgage- and asset-backed securities risk

The Fund may invest in mortgage- and asset-backed securities that are subject to prepayment or call risk, which is the risk that the borrower’s payments may be received earlier or later than expected due to changes in prepayment rates on underlying loans. Faster prepayments often happen when interest rates are falling. As a result, the Fund may reinvest these early payments at lower interest rates, thereby reducing the Fund’s income. Conversely, when interest rates rise, prepayments may happen more slowly, causing the security to lengthen in duration. Longer duration securities tend to be more volatile. Securities may be prepaid at a price less than the original purchase value. An unexpectedly high rate of defaults on the mortgages held by a mortgage pool may adversely affect the value of mortgage-backed securities and could result in losses to the Fund.

Foreign investing risk

The values of the Fund’s foreign investments may go down or be very volatile because of:

•                  A decline in the value of foreign currencies relative to the US dollar.

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•                  Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms.

•                  Adverse governmental actions such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

•                  Political, diplomatic, or regional conflicts, terrorism or war, social and economic instability, and internal or external policies or economic sanctions limiting or restricting foreign investment, the movement of assets or other economic activity.

•                  Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using derivatives, the Fund might have been in a better position if the Fund had not entered into the derivatives. While some strategies involving derivatives can protect against the risk of loss, the use of derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other derivatives may be substantial (for example, for some derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the derivatives). Some derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for derivatives and the resulting inability of the Fund to sell or otherwise close out the derivatives) and interest rate risk (some derivatives are more sensitive to interest rate changes and market price fluctuations). The Fund’s use of derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments. With

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respect to futures, which must be executed through a futures commission merchant (“FCM”) and traded on an exchange, and certain swaps which must be executed through an FCM and cleared through a central counterparty, there is a risk of loss by the Fund of the initial and variation margin deposits in the event of bankruptcy of an FCM with which the Fund has an open position, or the central counterparty in a swap contract. The assets of the Fund may not be fully protected in the event of the bankruptcy of the FCM or central counterparty.  The Fund is also subject to the risk that the FCM could use the Fund’s assets to satisfy its own financial obligations or the payment obligations of another customer to the central counterparty. Credit risk of cleared swap participants is concentrated in a few clearinghouses, and the consequences of insolvency of a clearing house are not clear. Finally, the regulation of swaps and other derivatives is a rapidly changing area of law and it is not possible to predict fully the effects of current or future regulation. It is possible that developments in government regulation of various types of derivatives could affect the character, timing and amount of the Fund’s taxable income or gains; may limit or prevent the Fund from using or limit the Fund’s use of these instruments effectively as a part of its investment strategy; and could adversely affect the Fund’s ability to achieve its investment objective. New requirements, even if not directly applicable to the Fund, may increase the cost of the Fund’s investments and cost of doing business.

Securities lending risk

Securities lending involves the lending of portfolio securities owned by the Fund to qualified broker-dealers and financial institutions who provide collateral to the Fund in connection with these loans. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund also could lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series.  UBS Asset

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Management (Americas) Inc., a Delaware corporation with its principal business address at 1285 Avenue of the Americas, New York, NY 10019, is an investment advisor registered with the SEC.  As of December 31, 2016, the Advisor had approximately $139 billion in assets under management.  The Advisor is an indirect asset management subsidiary of UBS Group AG (“UBS”) and a member of the UBS Asset Management Division, which had approximately $645 billion in assets under management worldwide as of December 31, 2016.  UBS is an internationally diversified organization headquartered in Zurich, Switzerland, with operations in many areas of the financial services group of industries.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws.  With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets.  The Advisor does not receive any compensation under the Advisory Agreement.  The Advisor has agreed to cap the Fund’s total operating expenses at 0.10% of the Fund’s average net assets.  The Advisor may discontinue this expense limitation at any time.

The Fund is not currently operational.  A discussion regarding the basis for the Board’s annual approval of the Advisory Agreement between the Trust and the Advisor on behalf of the Fund will be available in a future annual or semiannual report to Investors for the Fund.

Portfolio management

Scott E. Dolan and Craig G. Ellinger are the members of the investment management team and are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio. Messrs. Dolan and Ellinger have access to a globally integrated team of credit analysts and other members of the Fixed Income investment management team who may contribute to research, security selection and portfolio construction. Messrs. Dolan and Ellinger are responsible for the overall portfolio and for reviewing the overall composition of the portfolio to ensure its compliance with the Fund’s stated investment objectives and strategies. Information about Messrs. Dolan and Ellinger is provided below.

Scott E. Dolan is Head of US Multi-Sector Fixed Income and a Managing Director at UBS Asset Management (Americas) Inc. Prior to joining UBS Asset Management in 2008, Mr. Dolan was a managing director and head of securitized assets for Citigroup Alternative Investments. Prior to joining Citigroup, Mr. Dolan was a managing director and head of mortgages and structured assets for Bear

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Stearns Asset Management and a senior mortgage trader at the Clinton Group. Mr. Dolan also worked at Deutsche Asset Management as a managing director and co-head of the Rates Group responsible for strategy, security selection and trading for MBS, ABS, agencies and treasuries. Mr. Dolan started his career at Scudder, Stevens and Clark, where he managed total return fixed income mutual funds and institutional portfolios. Mr. Dolan has been a portfolio manager of the Fund since 2012.

Craig G. Ellinger is Head of Fixed Income, North America and a Managing Director at UBS Asset Management. Mr. Ellinger has been an investment professional with UBS Asset Management since 2000 and a portfolio manager of the Fund since 2012.

The Part B for the Fund provides information about the Fund’s portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090.  Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568.  The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors.  Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, the Advisor will make available the Fund’s complete non-public portfolio holdings, as of the most recent month-end, no sooner than 15 calendar days after month-end.  The Advisor may release the non-public portfolio holdings to an Investor, if (i) the Investor requests the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than certain third parties who monitor investor exposures and investment strategy or assist with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information.  You should contact your relationship manager or financial adviser to

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request the non-public portfolio holdings and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes.  As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability.  Each Investor is required to take into account its proportionate share of items of income, gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund.  Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc., which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis.  An Investor will recognize gain to the extent that any money distributed by the Fund exceeds the Investor’s adjusted tax basis in his shares.  In the case of a non-taxable return of capital by the Fund to an Investor, other than in liquidation of his interest in the Fund, the tax basis of his shares will be reduced (but not below zero) and will result in an increase in the amount of gain (or decrease in the amount of loss) that will be recognized by the Investor on the later sale of his shares.  The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board.  A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund.  Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss.  For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Derivatives

The use of derivatives by the Fund may cause the Fund to realize higher amounts of ordinary income or short-term capital gain, allocations of which are taxable to individual Investors at ordinary income tax rates rather than at the more favorable tax rates for long-term capital gain.  Changes in government regulation of derivative instruments could affect the character, timing and amount of the

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Fund’s taxable income or gains, and may limit the Fund from using certain types of derivative instruments as part of its investment strategy.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return.  An audit may also result in an audit of nonpartnership items on an Investor’s tax return.  Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund.  NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR.  Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit.  In addition, the “tax matters partner” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

Medicare tax

An additional 3.8% Medicare tax is imposed on certain net investment income of US individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount. “Net investment income,” for these purposes, means investment income (including (i) net gains from the taxable disposition of shares of a Fund to the extent the net gain would be taken into account by the Investor if the Fund sold all of its property for fair market value immediately before the disposition of the shares of the Fund, and (ii) an allocable share of a Fund’s interest, dividends and net gains) reduced by the deductions properly allocable to such income.  This Medicare tax, if applicable, is reported by Investors on, and paid with, the Investor’s federal income tax return.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

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Prospective investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If, as anticipated, the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate.  Certain categories of income, including portfolio interest, are not subject to US withholding tax.  Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year.  If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors generally would be required to file US income tax returns and be subject to US income tax on a net basis.  Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Other reporting and withholding requirements

Under the Foreign Account Tax Compliance Act (“FATCA”), the Fund will be required to withhold at a 30% rate on certain US source payments (such as interest, dividends, and certain other amounts, including any gross proceeds realized upon the sale or other disposition of any property that can produce US source interest or dividends), except on payments of gross proceeds, which are not subject to the withholding tax until January 1, 2019, to certain Investors if the Investor fails to provide the Fund with the information which identifies its direct and indirect US ownership. A Fund may disclose the information that it receives from an Investor to the IRS, non-US taxing authorities or other parties as necessary to comply with FATCA or similar laws. Withholding also may be required if a foreign entity that is an Investor fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 24 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice.  Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

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Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust.  The minimum initial purchase amount is $15,000,000.  In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified.  There is no sales load in connection with the purchase of shares.  The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies.  Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt.  Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time.  All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer.  Investors that are permitted to transfer such securities will be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein.  The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund

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under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, sell or exchange Fund shares is based on net asset value per share. The Fund generally calculates its net asset value on days that the NYSE is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. To the extent that the Fund’s assets are traded in other markets on days when the NYSE is not open, the value of the Fund’s assets may be affected on those days. If trading on the NYSE is halted for the day before 4:00 p.m., Eastern time, the Fund’s net asset value will still be calculated as of the close of regular trading on the NYSE. The time at which the Fund calculates its net asset value and until which purchase, sale or exchange orders are accepted may be changed as permitted by the SEC.

Your price for buying, selling or exchanging shares will be based on the net asset value that is next calculated after the Fund receives your order in good form. If you place your order on a day the NYSE is not open, your price for buying, selling or exchanging shares will be based on the net asset value that is calculated on the next day that the NYSE is open. If you place your order through a financial institution, your financial advisor is responsible for making sure that your order is promptly sent to the Fund.

The Fund calculates its net asset value based on the current market value, where available, for its portfolio securities.  The Fund normally obtains market values for its investments from independent pricing sources and broker-dealers.  Independent pricing sources may use reported last sale prices, official market closing prices, current market quotations or valuations from computerized “evaluation” systems that derive values based on comparable investments.  A evaluation system incorporates parameters such as security quality, maturity and coupon, and/or research and evaluations by its staff, including review of broker-dealer market price quotations, if available, in determining the valuation of the portfolio investments.  This may result in the investments being valued at a price different from the price that would have been determined had the evaluation method not been used.  Investments also may be valued based on appraisals derived from information concerning the investment or similar investments received from recognized dealers in those holdings.  Investments traded in the OTC market and listed on The NASDAQ Stock Market, Inc. (“NASDAQ”) normally are valued at the NASDAQ Official Closing Price.  Other OTC securities are valued at the last bid price on the valuation date available prior to valuation.  Investments which are listed on US and foreign stock exchanges

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normally are valued at the market closing price, the last sale price on the day the securities are valued or, lacking any sales on such day, at the last available bid price.  Investments listed on foreign stock exchanges may be fair valued based on significant events that have occurred subsequent to the close of the foreign markets.  In cases where investments are traded on more than one exchange, the investments are valued on the exchange designated as the primary market by the Advisor.  If a market value is not readily available from an independent pricing source for a particular investment, that investment is valued at fair value as determined in good faith by or under the direction of the Board.  This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

The Board has delegated to the UBS Asset Management Equities, Fixed Income, and Multi-Asset Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings.  The types of investments for which such fair value pricing may be necessary include, but are not limited to: foreign investments under some circumstances, as discussed below, investments of an issuer that has entered into a restructuring; investments whose trading has been halted or suspended; fixed income securities that are in default and for which there is no current market value quotation; and investments that are restricted as to transfer or resale.  The need to fair value the Fund’s portfolio investments may also result from low trading volume in foreign markets or thinly traded domestic investments, and when a security that is subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.  Various factors may be reviewed in order to make a good faith determination of an investment’s fair value. These factors include, but are not limited to, fundamental analytical data relating to the investment; the nature and duration of restrictions on disposition of the investment; and the evaluation of forces which influence the market in which the investment is purchased and sold. Valuing investments at fair value involves greater reliance on judgment than valuing investments that have readily available market quotations.  Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service.  There can be no assurance that the Fund could obtain the fair value assigned to an investment if it were to sell the investment at approximately the time at which the Fund determines its net asset value per share.  As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors. Foreign currency exchange rates are generally determined as of the close of the NYSE.

The Fund may invest in investments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value.  As a result, the Fund’s net asset

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value may change on days when you will not be able to buy and sell your Fund shares.  Certain investments in which the Fund invests are traded in markets that close before 4:00 p.m. Eastern time. Normally, developments that occur between the close of the foreign markets and 4:00 p.m. Eastern time will not be reflected in the Fund’s net asset value.  However, if the Fund determines that such developments are so significant that they will materially affect the value of the Fund’s investments, the Fund may adjust the previous closing prices to reflect what the Board believes to be the fair value of these investments as of 4:00 p.m. Eastern time.

The Fund may use a systematic fair valuation model provided by an independent third party to value investments principally traded in foreign markets in order to adjust for possible stale pricing that may occur between the close of the foreign exchanges and the time for valuation. The systematic fair valuation model may use calculations based on indices of domestic securities and other appropriate indicators, such as prices of relevant American Depositary Receipts and futures contracts. If an investment is valued at “fair value,” that value is likely to be different from the last quoted market price for the investment.  The use of the fair valuation model may result in securities being transferred between Level 1 and Level 2 of the fair valuation hierarchy at the end of the reporting period.

The amortized cost method of valuation, which approximates market value, generally is used to value short-term debt instruments with 60 days or less remaining to maturity, unless the Board determines that this does not represent fair value. Investments in open-end investment companies are valued at the daily closing net asset value of the respective investment company. Pursuant to the Fund’s use of the practical expedient within ASC Topic 820, investments in non-registered investment companies are also valued at the daily net asset value. All investments quoted in foreign currencies are valued daily in US dollars on the basis of the foreign currency exchange rates prevailing at the time such valuation is determined by the Fund’s custodian.

Futures contracts are generally valued at the settlement price established each day on the exchange on which they are traded. Forward foreign currency contracts are valued daily using forward exchange rates quoted by independent pricing services.

Swaps are marked-to-market daily based upon values from third-party vendors or quotations from market makers to the extent available. In the event that market quotations are not readily available or deemed unreliable, the swap is valued at fair value as determined in good faith by or under the direction of the Board.

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Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange.  Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization.  The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes.  The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine.  The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine.  As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, JP Morgan Chase Bank (“JP Morgan Chase”), fails to employ this and other appropriate procedures, the Fund or JP Morgan Chase may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust.  For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust.  Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange.  Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange.  Requests for telephone exchanges must be received by the transfer agent, JP Morgan Chase, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.  Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt.  Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

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An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust.  Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order.  Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt.  Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value.  In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form.  There is no charge for redemptions by wire.  Please note, however, that the Investor’s financial institution may impose a fee for wire service.  The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund. The securities included in a redemption in kind may include illiquid securities that may not be immediately saleable.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.”  Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest.  Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares.  Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes.  These factors may hurt the Fund’s performance and its Investors.

The Board of Trustees of the Trust has adopted the following policies as a means to discourage, detect and prevent market timing.  The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer.  The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity.  Once an account has been identified as a potential market timer, it will be reviewed, taking

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into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades.  In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors.  If the Advisor determines, in its sole discretion that an Investor has engaged in market timing the Investor will be permanently barred from making future purchases or exchanges into the Fund.  Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity.  Certain types of transactions will be exempt from the market timing prevention procedures.  These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

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Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the PACE Funds and all closed-end funds managed by UBS Asset Management (collectively, the “Funds”).  The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service.  Personal information, which is obtained from applications and other forms or correspondence submitted to the Funds, may include name(s), address, e-mail address, telephone number, date of birth, social security number or other tax identification number, bank account information, information about your transactions and experiences with the Funds, and any affiliation a client has with UBS Financial Services Inc. or its affiliates (“Personal Information”).

The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts.  These individuals are required to maintain and protect the confidentiality of Personal Information and to follow established procedures.  The Funds maintain physical, electronic and procedural safeguards to protect Personal Information and to comply with applicable laws and regulations.

The Funds may share Personal Information with their affiliates to facilitate the servicing of accounts and for other business purposes, or as otherwise required or permitted by applicable law.  The Funds may also share Personal Information with non-affiliated third parties that perform services for the Funds, such as vendors that provide data or transaction processing, computer software maintenance and development, and other administrative services.  When the Funds share Personal Information with a non-affiliated third party, they will do so pursuant to a contract that includes provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information.  In addition to sharing information with non-affiliated third parties to facilitate the servicing of accounts and for other business purposes, the Funds may disclose Personal Information to non-affiliated third parties as otherwise required or permitted by applicable law.  For example, the Funds may disclose Personal Information

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to credit bureaus or regulatory authorities to facilitate or comply with investigations; to protect against or prevent actual or potential fraud, unauthorized transactions, claims or other liabilities; or to respond to judicial or legal process, such as subpoena requests.

Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them (or affirmatively approve the use of Personal Information, if required by applicable law).  The Funds endeavor to keep their customer files complete and accurate.  The Funds should be notified if any Personal Information needs to be corrected or updated.  Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

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UBS Asset Management, Americas Region

Business continuity planning overview

UBS Asset Management affiliates UBS Asset Management (US) and UBS Asset Management (Americas) protect information assets, processes, and customer data from unpredictable events through preparation and testing of a comprehensive business continuity capability.  This capability seeks recovery of the technology infrastructure and information, and prevention of the loss of company or customer information and transactions.  In the event of a crisis scenario, we will recover those functions deemed to be critical to our business and our clients, and strive to resume processing within predefined time frames following a disaster declaration (typically 4-6 hours).  Business continuity processes provide us the ability to continue critical business functions regardless of the type, scope, or duration of a localized event.  However, these processes are dependent upon various external resources beyond our control, such as regional telecommunications, transportation networks, and other public utilities.

Essential elements of the business continuity plan include:

•                  Crisis communication procedures — Action plans for coordinating essential communications for crisis management leaders, employees, and key business partners

•                  Information technology backup and recovery procedures — Comprehensive technology and data management plans designed to protect the integrity and quick recovery of essential technology infrastructure and data

•                  Disaster recovery site — Alternative dedicated workspace, technology infrastructure, and systems support that is designed to be fully operational within 2-4 hours of a disaster declaration

•                  Testing regimen — The business continuity plan is reviewed on a quarterly basis and tested on an annual basis, including full activation of the disaster recovery facility. In addition, all IT application recovery plans are updated and tested annually.

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UBS Relationship Funds	Part A

UBS Relationship Funds
UBS Global Corporate Bond Relationship Fund

Part A

May 1, 2017

UBS Global Corporate Bond Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.  The Fund is a series of UBS Relationship Funds (the “Trust”).

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Please find the UBS family of funds privacy notice on page A-27 of this Part A.

Please find the UBS Asset Management business continuity planning overview on page A-29 of this Part A.

Offeree No.

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Investment objective, principal strategies and principal risks

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Principal investments

The Fund maintains a global portfolio by investing in the fixed income securities of issuers that are economically tied to a number of countries throughout the world, including the United States.  Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in corporate bonds, which are defined as fixed income securities of corporate issuers and instruments that provide exposure to corporate credit.  The Fund’s investments in corporate bonds may include obligations of US and non-US corporations.  The Fund may invest up to 20% of its net assets in obligations issued by the US government or any of its agencies or instrumentalities; obligations issued by supranational entities, foreign governments or foreign government related entities; mortgage-backed (including commercial and residential mortgage-backed securities) and asset-backed securities; and other securitized and structured securities.  The Fund intends to invest in securities of issuers from at least three countries and approximately 15% to 60% of its assets will normally be invested in US securities.

The Fund will notify investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in corporate bonds.

The Fund invests in the United States and abroad, including emerging markets, and may purchase securities issued by domestic and foreign issuers.  In addition, the fixed income securities purchased by the Fund may be denominated in any currency and have coupons payable in any currency.   The Fund expects to hedge its foreign currency exposure to US dollars.

The Fund may, but is not required to, use exchange-traded or over-the-counter (“OTC”) derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, index, or other market factor, and may relate to stocks, bonds, interest rates, credit, currencies or currency exchange rates, commodities and related indexes. The derivatives in which the Fund may invest include options (including options on futures, forwards and swap agreements), futures, forward agreements, swap agreements (including, interest rate, total return, currency, credit default and inflation swaps), credit-linked securities and structured notes. All of these derivatives may be used for risk management purposes, such as hedging against a specific security or currency, or to manage or adjust the risk profile of the Fund. In addition, all of the derivative

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instruments listed above may be used for investment (non-hedging) purposes to earn income; to enhance returns; to replace more traditional direct investments; to obtain exposure to certain markets; to establish net short positions for individual sectors, markets, currencies or securities; or to adjust the Fund’s portfolio duration.

Credit quality.  The Fund will purchase investment grade fixed income securities.

Maturity/duration.  There is no limit on the minimum or maximum maturity or duration of the fixed income securities in which the Fund may invest.

Principal strategies

UBS Asset Management (Americas) Inc.’s (the “Advisor”) investment style is focused on investment fundamentals.  The Advisor believes that investment fundamentals determine and describe future cash flows that define long term investment value.  The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value.  In analyzing these price/value differences the Advisor also takes into account cyclical market drivers which may influence near term dynamics of market prices.  The resulting investment signals are used to determine the relevant building blocks for portfolio construction.

To implement this style, the Advisor purchases securities for the Fund by using active asset allocation strategies across global fixed income markets and active security selection within each market.  The Fund can hold securities that are not included in its benchmark index.  Thus, the relative weightings of different types of securities in the Fund’s portfolio will not necessarily match those of the benchmark.  In deciding which securities to emphasize, the Advisor uses both quantitative and fundamental analysis to identify securities that are underpriced relative to their fundamental value.

When determining fundamental value, the Advisor considers broadly based market data and indices that represent asset classes or markets and economic variables such as real interest rates, inflation and monetary policy.  The valuation of asset classes reflects an integrated, fundamental analysis of global markets.

The Fund may invest in all types of fixed income securities of US and foreign issuers.  The Advisor emphasizes those fixed income market sectors and selects for the Fund those securities that appear to be most undervalued relative to their yields and potential risks.  A stringent, research based approach to issuer selection helps the Advisor to identify the credit quality and relative attractiveness of individual issuers.  The Advisor selects individual securities for investment by using duration, yield

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curve and sector analysis.  In analyzing the relative attractiveness of sectors and securities, the Advisor considers:

•                  Duration

•                  Yield

•                  Potential for capital appreciation

•                  Current credit quality as well as possible credit upgrades or downgrades

•                  Narrowing or widening of spreads between sectors, securities of different credit qualities or securities of different maturities

•                  For mortgage-related and asset-backed securities, anticipated changes in average prepayment rates

Principal risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a summary of the principal risks of the Fund.

Management risk—The risk that the investment strategies, techniques and risk analyses employed by the Advisor may not produce the desired results.

Interest rate risk—An increase in prevailing interest rates typically causes the value of fixed income securities to fall.  Changes in interest rates will likely affect the value of longer-duration fixed income securities more than shorter-duration securities and higher quality securities more than lower quality securities.  When interest rates are falling, some fixed income securities provide that the issuer may repay them earlier than the maturity date, and if this occurs the Fund may have to reinvest these repayments at lower interest rates. The risks associated with rising interest rates may be more pronounced in the near future due to the current period of historically low rates.

Credit risk—The risk that the Fund could lose money if the issuer or guarantor of a fixed income security, or the counterparty to or guarantor of a derivative contract, is unable or unwilling to meet its financial obligations.  This risk is likely greater for lower quality investments than for investments that are higher quality.

Extension risk—When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security.

Mortgage- and asset-backed securities risk—The Fund may invest in mortgage- and asset-backed securities that are subject to prepayment or call risk, which is the risk that the borrower’s payments

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may be received earlier or later than expected due to changes in prepayment rates on underlying loans. Faster prepayments often happen when interest rates are falling. As a result, the Fund may reinvest these early payments at lower interest rates, thereby reducing the Fund’s income. Conversely, when interest rates rise, prepayments may happen more slowly, causing the security to lengthen in duration. Longer duration securities tend to be more volatile. Securities may be prepaid at a price less than the original purchase value. An unexpectedly high rate of defaults on the mortgages held by a mortgage pool may adversely affect the value of mortgage-backed securities and could result in losses to the Fund.

Foreign investing risk—The value of the Fund’s investments in foreign securities may fall due to adverse political, social and economic developments abroad and due to decreases in foreign currency values relative to the US dollar. Investments in foreign government bonds involve special risks because the Fund may have limited legal recourse in the event of default.  Also, foreign securities are sometimes less liquid and more difficult to sell and to value than securities of US issuers. These risks are greater for investments in emerging market issuers.  In addition, investments in emerging market issuers may decline in value because of unfavorable foreign government actions, greater risks of political instability or the absence of accurate information about emerging market issuers.

Liquidity risk—The risk that investments cannot be readily sold at the desired time or price, and the Fund may have to accept a lower price or may not be able to sell the security at all. An inability to sell securities can adversely affect the Fund’s value or prevent the Fund from taking advantage of other investment opportunities. Liquid portfolio investments may become illiquid or less liquid after purchase by the Fund due to low trading volume, adverse investor perceptions and/or other market developments. In recent years, the number and capacity of dealers that make markets in fixed income securities has decreased. Consequently, the decline in dealers engaging in market making trading activities may increase liquidity risk, which can be more pronounced in periods of market turmoil. Liquidity risk may be magnified in a rising interest rate environment or when investor redemptions from fixed income funds may be higher than normal, causing increased supply in the market due to selling activity. Liquidity risk includes the risk that the Fund will experience significant net redemptions at a time when it cannot find willing buyers for its portfolio securities or can only sell its portfolio securities at a material loss.

Derivatives risk— The value of “derivatives”—so called because their value “derives” from the value of an underlying asset, reference rate or index—may rise or fall more rapidly than other investments. It is possible for the Fund to lose more than the amount it invested in the derivative. The risks of investing in derivative instruments also include market risk, management risk, counterparty risk (which is the risk

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that a counterparty to a derivative contract is unable or unwilling to meet its financial obligations) , and the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index or overall market security. Derivatives relating to fixed income markets are especially susceptible to interest rate risk and credit risk. In addition, many types of swaps and other non-exchange traded derivatives may be subject to liquidity risk, counterparty risk and mispricing or valuation complexity. These derivatives risks are different from, and may be greater than, the risks associated with investing directly in securities and other instruments.

Leverage risk associated with financial instruments—The use of financial instruments to increase potential returns, including derivatives used for investment (non-hedging) purposes, may cause the Fund to be more volatile than if it had not been leveraged. The use of leverage may also accelerate the velocity of losses and can result in losses to the Fund that exceed the amount originally invested.

US Government securities risk—There are different types of US government securities with different levels of credit risk, including the risk of default, depending on the nature of the particular government support for that security. For example, a US government sponsored entity, although chartered or sponsored by an Act of Congress, may issue securities that are neither insured nor guaranteed by the US Treasury and are therefore riskier than those that are.

Market risk—The risk that the market value of the Fund’s investments may fluctuate, sometimes rapidly or unpredictably, as the stock and bond markets fluctuate. Market risk may affect a single issuer, industry, or sector of the economy, or it may affect the market as a whole.

Investment advisor

UBS Asset Management (Americas) Inc. serves as the investment advisor to the Fund.

Portfolio manager

•                  Jonathan Gregory, portfolio manager of the Fund since 2011.

Purchase and sale of Fund shares

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks,

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corporations, group trusts or similar organizations or entities.  Each accredited investor that holds shares of the Fund is referred to in this prospectus as an “Investor.”  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.  Shares of the Fund may be purchased, exchanged or redeemed directly by eligible Investors on any business day the New York Stock Exchange (“NYSE”) is open at the net asset value next determined after receipt of the order in proper form by the Trust by written request or, in some circumstances, by telephone.  The minimum initial purchase amount is $15,000,000.

Dividends, capital gains and taxes

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the board of trustees of the Trust (the “Board”).  The Fund is classified as a partnership for tax purposes, and each Investor in the Fund will report separately on its own income tax return, its distributive share of the Fund’s income, gains, losses, deductions, and credits.

More about the Fund’s principal strategies

Performance benchmark

Bloomberg Barclays Global Aggregate - Corporate Index (hedged in USD).  This benchmark is a sub-index of the Bloomberg Barclays Global Aggregate Index, which is a broad-based, market capitalization weighted index designed to measure the broad global markets for US and non-US corporate, government, governmental agency, supranational, mortgage-backed, asset-backed and commercial mortgage-backed fixed income securities.  Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Fixed income securities

The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, zero coupon, pay-in-kind and auction rate features.  These fixed income securities may include, but are not limited to:

•                  corporate debt securities, including convertible securities and corporate commercial paper

•                  bills, notes and bonds

•                  government agency and privately issued mortgage-backed securities

•                  collateralized mortgage and bond obligations

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•                  asset-backed securities

•                  structured notes and leveraged derivative securities

•                  inflation indexed securities

•                  zero coupon securities

•                  pay-in-kind and when-issued securities

•                  preferred stock and trust certificates

•                  participations in loans made by financial institutions

•                  repurchase agreements

•                  debt securities issued by state and local governments and their agencies, authorities and other government-sponsored entities

Credit quality

Securities are investment grade if, at the time of purchase:

•                  they are rated in one of the top four long-term rating categories of a nationally recognized statistical rating organization;

•                  they have received a comparable short-term or other rating; or

•                  they are unrated securities that the Advisor believes are of comparable quality.

The Fund may choose not to sell securities that are downgraded, after their purchase, below the Fund’s minimum acceptable credit rating.

Management of currency exposure

In order to manage risk arising from exposure to changing currency fluctuations, the Fund may enter into forward currency exchange contracts; buy or sell futures and options contracts relating to foreign currencies; and purchase securities indexed to foreign currencies.  The Advisor may hedge the Fund’s portfolio securities from time to time by shifting investment exposure from one currency to another, or attempt to profit from anticipated appreciation or depreciation in the value of a currency relative to another currency.  A discussion regarding the use of derivative contracts is provided below.

Derivative contracts

The Fund may, but is not required to, use derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, index, or other market factor and may relate to stocks, bonds, interest rates, credit, currencies or currency exchange rates, commodities and related indexes. Examples of derivative contracts are options (including, options on futures, forwards and swap agreements), futures, forward agreements, swap agreements

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(including, interest rate, total return, currency, credit default and inflation swaps), caps, collars and floors, credit-linked securities and structured notes.

Loans of portfolio securities

The Fund may lend its portfolio securities to generate additional income.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions.  The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities.  By taking such temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies.  Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance.  In addition, high portfolio turnover may result in more taxable gains being allocated to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Exclusion of Advisor from commodity pool operator definition

With respect to the Fund, the Advisor has claimed an exclusion from the definition of “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”) and the rules of the U.S. Commodity Futures Trading Commission (“CFTC”) and, therefore, is not subject to CFTC registration or regulation as a CPO. In addition, the Advisor is relying upon a related exclusion from the definition of a commodity trading advisor under the CEA.

The terms of the CPO exclusion require the Fund, among other things, to adhere to certain limits on its investments in “commodity interests.” Commodity interests include commodity futures, commodity options, and swaps, as further described in the Fund’s Part B. Because the Advisor and the Fund intend to comply with the terms of the CPO exclusion, the Fund may, in the future, need to adjust its investment strategies, consistent with its investment objective, to limit its investments in these types of instruments. The Fund is not intended as a vehicle for trading in the commodity futures, commodity options or swaps markets. The CFTC has neither reviewed nor approved the Advisor’s reliance on these exclusions, or the Fund, its investment strategies or this Part A.

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More about risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a discussion of the risks of the Fund.

Management risk

The Advisor’s judgments about asset or currency allocations or the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of fixed income investments

•                  Interest rates in countries where the Fund’s investments are principally traded may vary. If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall.  Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates.  Interest rate changes can be sudden and unpredictable, and are influenced by a number of factors including government policy, inflation expectations and supply and demand.  A substantial increase in interest rates may have an adverse impact on the liquidity of a security, especially those with longer maturities.  Changes in government monetary policy, including changes in tax policy or changes in a central bank’s implementation of specific policy goals, may have a substantial impact on interest rates.  There can be no guarantee that any particular government or central bank policy will be continued, discontinued or changed nor that any such policy will have the desired effect on interest rates. The risks associated with rising interest rates may be more pronounced in the near future due to the current period of historically low rates. This is known as interest rate risk.

•                  The issuer of a fixed income security in the Fund’s portfolio may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy.  Lower-rated bonds are more likely to be subject to an issuer’s default than higher-rated bonds.  This is known as credit risk.

•                  As a result of declining interest rates, the issuer of a security exercises its right to prepay principal earlier than scheduled, requiring the Fund to reinvest in lower yielding securities.  When interest rates are rising, slower prepayments may extend the duration of the securities and may reduce their value. This is known as call or prepayment risk.

•                  When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments.  This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security.  This is known as extension risk.

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Mortgage- and asset-backed securities risk

The Fund may invest in mortgage- and asset-backed securities that are subject to prepayment or call risk, which is the risk that the borrower’s payments may be received earlier or later than expected due to changes in prepayment rates on underlying loans. Faster prepayments often happen when interest rates are falling. As a result, the Fund may reinvest these early payments at lower interest rates, thereby reducing the Fund’s income. Conversely, when interest rates rise, prepayments may happen more slowly, causing the security to lengthen in duration. Longer duration securities tend to be more volatile. Securities may be prepaid at a price less than the original purchase value. An unexpectedly high rate of defaults on the mortgages held by a mortgage pool may adversely affect the value of mortgage-backed securities and could result in losses to the Fund.

Foreign investing risk

The values of the Fund’s foreign investments may go down or be very volatile because of:

•                  A decline in the value of foreign currencies relative to the US dollar.

•                  Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms.

•                  Adverse governmental actions such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

•                  Political, diplomatic, or regional conflicts, terrorism or war, social and economic instability, and internal or external policies or economic sanctions limiting or restricting foreign investment, the movement of assets or other economic activity.

•                  Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

The risks described previously are more severe for securities of issuers in emerging market countries than for other foreign investments.

The risk of investing in Europe may be heightened due to the recent referendum in which the United Kingdom voted to exit the European Union (“EU”). There is a significant degree of uncertainty about how negotiations relating the United Kingdom’s withdrawal will be conducted, as well as the potential consequences and precise time frame for “Brexit.” While it is not possible to determine the precise

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impact these events may have on the Fund, during this period and beyond, the impact on the United Kingdom and European economies and broader global economy could be significant, resulting in negative impacts, such as increased volatility and illiquidity, and potentially lower economic growth on markets in the United Kingdom, Europe and globally, which may adversely affect the value of the Fund’s investments. In addition, if one or more countries were to exit the EU or abandon the use of the euro as a currency, the value of investments tied to those countries or the euro could decline significantly and unpredictably.

Liquidity risk

The risk that the Fund may have difficulty or may not be able to sell its investments.  Illiquidity may result from political, economic or issuer specific events; changes in a specific market’s size or structure, including the number of participants; or overall market disruptions.  When there is no willing buyer and investments cannot be readily sold at the desired time or price, the Fund may have to accept a lower price or may not be able to sell the security at all. An inability to sell securities can adversely affect the Fund’s value or prevent the Fund from being able to take advantage of other investment opportunities. Liquid portfolio investments may become illiquid or less liquid after purchase by the Fund due to low trading volume, adverse investor perceptions and/or other market developments. In recent years, the number and capacity of dealers that make markets in fixed income securities has decreased, Consequently, the decline in dealers engaging in market making trading activities may increase liquidity risk, which can be more pronounced in periods of market turmoil. Liquidity risk may be magnified in a rising interest rate environment or when investor redemptions from fixed income funds may be higher than normal, causing increased supply in the market due to selling activity. Liquidity risk includes the risk that the Fund will experience significant net redemptions at a time when it cannot find willing buyers for its portfolio securities or can only sell its portfolio securities at a material loss.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using derivatives, the Fund might have been in a better position if the Fund had not entered into the derivatives. While some strategies involving derivatives can protect against the risk of loss, the use of derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index, or overall

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securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other derivatives may be substantial (for example, for some derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the derivatives). Some derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for derivatives and the resulting inability of the Fund to sell or otherwise close out the derivatives) and interest rate risk (some derivatives are more sensitive to interest rate changes and market price fluctuations). The Fund’s use of derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments. With respect to futures, which must be executed through a futures commission merchant (“FCM”) and traded on an exchange, and certain swaps which must be executed through an FCM and cleared through a central counterparty, there is a risk of loss by the Fund of the initial and variation margin deposits in the event of bankruptcy of an FCM with which the Fund has an open position, or the central counterparty in a swap contract. The assets of the Fund may not be fully protected in the event of the bankruptcy of the FCM or central counterparty.  The Fund is also subject to the risk that the FCM could use the Fund’s assets to satisfy its own financial obligations or the payment obligations of another customer to the central counterparty. Credit risk of cleared swap participants is concentrated in a few clearinghouses, and the consequences of insolvency of a clearing house are not clear. Finally, the regulation of swaps and other derivatives is a rapidly changing area of law and it is not possible to predict fully the effects of current or future regulation. It is possible that developments in government regulation of various types of derivatives could affect the character, timing and amount of the Fund’s taxable income or gains; may limit or prevent the Fund from using or limit the Fund’s use of these instruments effectively as a part of its investment strategy; and could adversely affect the Fund’s ability to achieve its investment objective. New requirements, even if not directly applicable to the Fund, may increase the cost of the Fund’s investments and cost of doing business.

Convertible bond risk

Convertible bonds are subject to the risks of equity securities when the underlying stock price is high relative to the conversion price (because more of the security’s value resides in the conversion feature) and debt instruments when the underlying stock price is low relative to the conversion price (because the conversion feature is less valuable). A convertible bond is not as sensitive to interest rate changes as a similar non-convertible debt instrument, and generally has less potential for gain or loss than the

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underlying equity security. The prices of equity securities fluctuate from time to time based on changes in the company’s financial condition or overall market and economic conditions.

US Government securities risk

Credit risk is the risk that the issuer will not make principal or interest payments when they are due. There are different types of US government securities with different relative levels of credit risk depending on the nature of the particular government support for that security. US government securities may be supported by (i) the full faith and credit of the United States; (ii) the ability of the issuer to borrow from the US Treasury; (iii) the credit of the issuing agency, instrumentality or government-sponsored entity; (iv) pools of assets (e.g., mortgage-backed securities); or (v) the United States in some other way. In some cases, there is even the risk of default. For example, for asset backed securities there is the risk those assets will decrease in value below the face value of the security. Similarly, for certain agency-issued securities there is no guarantee the US government will support the agency if it is unable to meet its obligations. Further, the US government and its agencies and instrumentalities do not guarantee the market value of their securities; consequently, the value of such securities will fluctuate.

Focus risk

To the extent the Fund’s investment strategy leads to sizable allocations to a particular market, sector or industry, the Fund may be more sensitive to any single economic, business, political, regulatory, or other event that occurs in that market, sector or industry. As a result, there may be more fluctuation in the price of the Fund’s shares.

Securities lending risk

Securities lending involves the lending of portfolio securities owned by the Fund to qualified broker-dealers and financial institutions who provide collateral to the Fund in connection with these loans. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund also could lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral.

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No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series.  UBS Asset Management (Americas) Inc., a Delaware corporation with its principal business address at 1285 Avenue of the Americas, New York, NY 10019, is an investment advisor registered with the SEC.  As of December 31, 2016, the Advisor had approximately $139 billion in assets under management.  The Advisor is an indirect asset management subsidiary of UBS Group AG (“UBS”) and a member of the UBS Asset Management Division, which had approximately $645 billion in assets under management worldwide as of December 31, 2016.  UBS is an internationally diversified organization headquartered in Zurich, Switzerland, with operations in many areas of the financial services group of industries.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws.  With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets.  The Advisor does not receive any compensation under the Advisory Agreement.  The Advisor has agreed to cap the Fund’s total operating expenses at 0.25% of the Fund’s average net assets.  The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30, 2016.

Portfolio management

Jonathan Gregory is the portfolio manager primarily responsible for the Fund.  Working with certain members of the Fixed-Income investment management team, Mr. Gregory is responsible for the

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implementation of all Fund investment decisions.  Mr. Gregory works within a systematic framework that develops top-down and bottom-up strategies and engages the full breadth and depth of investment expertise at UBS Asset Management globally, including regional specialists focusing on specific markets such as the US and EUR corporate bond markets and the global team of industry-specific credit analysts.  Key contributions are made to the investment process through the Fixed Income Investment Forum, various macro-economic and credit meetings.  Information about Mr. Gregory is provided below.

Jonathan Gregory is a Managing Director at UBS Asset Management and the lead portfolio manager on all global aggregate, global credit and UK fixed income strategies.  Prior to joining UBS Asset Management, Mr. Gregory was Head of Credit and a portfolio manager at Western Asset Management from 1998 to 2009.  Mr. Gregory has been a portfolio manager of the Fund since 2011.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090.  Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568.  The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors.  Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, the Advisor will make available the Fund’s complete non-public portfolio holdings, as of the most recent month-end, no sooner than 15 calendar days after month-end.  The Advisor may release the non-public portfolio holdings to an Investor, if (i) the Investor requests the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than certain third parties who monitor investor exposures and investment strategy or assist with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public

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portfolio holdings information.  You should contact your relationship manager or financial adviser to request the non-public portfolio holdings and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes.  As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability.  Each Investor is required to take into account its proportionate share of items of income, gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund.  Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc., which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis.  An Investor will recognize gain to the extent that any money distributed by the Fund exceeds the Investor’s adjusted tax basis in his shares.  In the case of a non-taxable return of capital by the Fund to an Investor, other than in liquidation of his interest in the Fund, the tax basis of his shares will be reduced (but not below zero) and will result in an increase in the amount of gain (or decrease in the amount of loss) that will be recognized by the Investor on the later sale of his shares.  The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board.  A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund.  Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Derivatives

The use of derivatives by the Fund may cause the Fund to realize higher amounts of ordinary income or short-term capital gain, allocations of which are taxable to individual Investors at ordinary income tax rates rather than at the more favorable tax rates for long-term capital gain.  Changes in government regulation of derivative instruments could affect the character, timing and amount of the

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Fund’s taxable income or gains, and may limit the Fund from using certain types of derivative instruments as part of its investment strategy.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return.  An audit may also result in an audit of nonpartnership items on an Investor’s tax return.  Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund.  NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR.  Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit.  In addition, the “tax matters partner” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

Medicare tax

An additional 3.8% Medicare tax is imposed on certain net investment income of US individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount. “Net investment income,” for these purposes, means investment income (including (i) net gains from the taxable disposition of shares of a Fund to the extent the net gain would be taken into account by the Investor if the Fund sold all of its property for fair market value immediately before the disposition of the shares of the Fund, and (ii) an allocable share of a Fund’s interest, dividends and net gains) reduced by the deductions properly allocable to such income.  This Medicare tax, if applicable, is reported by Investors on, and paid with, the Investor’s federal income tax return.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

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Prospective investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If, as anticipated, the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate.  Certain categories of income, including portfolio interest, are not subject to US withholding tax.  Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year.  If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors generally would be required to file US income tax returns and be subject to US income tax on a net basis.  Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Other reporting and withholding requirements

Under the Foreign Account Tax Compliance Act (“FATCA”), the Fund will be required to withhold at a 30% rate on certain US source payments (such as interest, dividends, and certain other amounts, including any gross proceeds realized upon the sale or other disposition of any property that can produce US source interest or dividends), except on payments of gross proceeds, which are not subject to the withholding tax until January 1, 2019, to certain Investors if the Investor fails to provide the Fund with the information which identifies its direct and indirect US ownership. A Fund may disclose the information that it receives from an Investor to the IRS, non-US taxing authorities or other parties as necessary to comply with FATCA or similar laws. Withholding also may be required if a foreign entity that is an Investor fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 24 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice.  Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

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Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust.  The minimum initial purchase amount is $15,000,000.  In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified.  There is no sales load in connection with the purchase of shares.  The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies.  Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt.  Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time.  All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer.  Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss.  The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to

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any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, sell or exchange Fund shares is based on net asset value per share. The Fund generally calculates its net asset value on days that the NYSE is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. To the extent that the Fund’s assets are traded in other markets on days when the NYSE is not open, the value of the Fund’s assets may be affected on those days. If trading on the NYSE is halted for the day before 4:00 p.m., Eastern time, the Fund’s net asset value will still be calculated as of the close of regular trading on the NYSE. The time at which the Fund calculates its net asset value and until which purchase, sale or exchange orders are accepted may be changed as permitted by the SEC.

Your price for buying, selling or exchanging shares will be based on the net asset value that is next calculated after the Fund receives your order in good form. If you place your order on a day the NYSE is not open, your price for buying, selling or exchanging shares will be based on the net asset value that is calculated on the next day that the NYSE is open. If you place your order through a financial institution, your financial advisor is responsible for making sure that your order is promptly sent to the Fund.

The Fund calculates its net asset value based on the current market value, where available, for its portfolio securities.  The Fund normally obtains market values for its investments from independent pricing sources and broker-dealers.  Independent pricing sources may use reported last sale prices, official market closing prices, current market quotations or valuations from computerized “evaluation” systems that derive values based on comparable investments.  A evaluation system incorporates parameters such as security quality, maturity and coupon, and/or research and evaluations by its staff, including review of broker-dealer market price quotations, if available, in determining the valuation of the portfolio investments.  This may result in the investments being valued at a price different from the price that would have been determined had the evaluation method not been used.  Investments also may be valued based on appraisals derived from information concerning the investment or similar investments received from recognized dealers in those holdings.  Investments traded in the OTC market and listed on The NASDAQ Stock Market, Inc. (“NASDAQ”) normally are valued at the NASDAQ Official Closing Price.  Other OTC securities are valued at the last bid price on the valuation date available prior to valuation.  Investments which are listed on US and foreign stock exchanges

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normally are valued at the market closing price, the last sale price on the day the securities are valued or, lacking any sales on such day, at the last available bid price.  Investments listed on foreign stock exchanges may be fair valued based on significant events that have occurred subsequent to the close of the foreign markets.  In cases where investments are traded on more than one exchange, the investments are valued on the exchange designated as the primary market by the Advisor.  If a market value is not readily available from an independent pricing source for a particular investment, that investment is valued at fair value as determined in good faith by or under the direction of the Board.  This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

The Board has delegated to the UBS Asset Management Equities, Fixed Income, and Multi-Asset Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings.  The types of investments for which such fair value pricing may be necessary include, but are not limited to: foreign investments under some circumstances, as discussed below, investments of an issuer that has entered into a restructuring; investments whose trading has been halted or suspended; fixed income securities that are in default and for which there is no current market value quotation; and investments that are restricted as to transfer or resale.  The need to fair value the Fund’s portfolio investments may also result from low trading volume in foreign markets or thinly traded domestic investments, and when a security that is subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.  Various factors may be reviewed in order to make a good faith determination of an investment’s fair value. These factors include, but are not limited to, fundamental analytical data relating to the investment; the nature and duration of restrictions on disposition of the investment; and the evaluation of forces which influence the market in which the investment is purchased and sold. Valuing investments at fair value involves greater reliance on judgment than valuing investments that have readily available market quotations.  Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service.  There can be no assurance that the Fund could obtain the fair value assigned to an investment if it were to sell the investment at approximately the time at which the Fund determines its net asset value per share.  As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors. Foreign currency exchange rates are generally determined as of the close of the NYSE.

The Fund may invest in investments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value.  As a result, the Fund’s net asset

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value may change on days when you will not be able to buy and sell your Fund shares.  Certain investments in which the Fund invests are traded in markets that close before 4:00 p.m. Eastern time. Normally, developments that occur between the close of the foreign markets and 4:00 p.m. Eastern time will not be reflected in the Fund’s net asset value.  However, if the Fund determines that such developments are so significant that they will materially affect the value of the Fund’s investments, the Fund may adjust the previous closing prices to reflect what the Board believes to be the fair value of these investments as of 4:00 p.m. Eastern time.

The Fund may use a systematic fair valuation model provided by an independent third party to value investments principally traded in foreign markets in order to adjust for possible stale pricing that may occur between the close of the foreign exchanges and the time for valuation. The systematic fair valuation model may use calculations based on indices of domestic securities and other appropriate indicators, such as prices of relevant American Depositary Receipts and futures contracts. If an investment is valued at “fair value,” that value is likely to be different from the last quoted market price for the investment.  The use of the fair valuation model may result in securities being transferred between Level 1 and Level 2 of the fair valuation hierarchy at the end of the reporting period.

The amortized cost method of valuation, which approximates market value, generally is used to value short-term debt instruments with 60 days or less remaining to maturity, unless the Board determines that this does not represent fair value. Investments in open-end investment companies are valued at the daily closing net asset value of the respective investment company. Pursuant to the Fund’s use of the practical expedient within ASC Topic 820, investments in non-registered investment companies are also valued at the daily net asset value. All investments quoted in foreign currencies are valued daily in US dollars on the basis of the foreign currency exchange rates prevailing at the time such valuation is determined by the Fund’s custodian.

Futures contracts are generally valued at the settlement price established each day on the exchange on which they are traded. Forward foreign currency contracts are valued daily using forward exchange rates quoted by independent pricing services.

Swaps are marked-to-market daily based upon values from third-party vendors or quotations from market makers to the extent available. In the event that market quotations are not readily available or deemed unreliable, the swap is valued at fair value as determined in good faith by or under the direction of the Board.

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Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange.  Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization.  The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes.  The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine.  The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine.  As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, JP Morgan Chase Bank (“JP Morgan Chase”), fails to employ this and other appropriate procedures, the Fund or JP Morgan Chase may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust.  For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust.  Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange.  Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange.  Requests for telephone exchanges must be received by the transfer agent, JP Morgan Chase, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.  Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt.  Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

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An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust.  Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order.  Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt.  Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value.  In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form.  There is no charge for redemptions by wire.  Please note, however, that the Investor’s financial institution may impose a fee for wire service.  The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund. The securities included in a redemption in kind may include illiquid securities that may not be immediately saleable.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.”  Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest.  Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes.  These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”).  Such a delay may occur if the Fund has significant investments in non-US securities, where due to time zone differences, the value of those securities is established some time before the Fund calculates its net asset value.  In such circumstances, the available market prices for such non-US securities may not accurately reflect the latest indications of value at the time the Fund calculates its

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net asset value.  There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices.  One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board has adopted the following policies as a means to discourage, detect and prevent market timing.  The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer.  The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity.  Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades.  In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors.  If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund.  Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity.  Certain types of transactions will be exempt from the market timing prevention procedures.  These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

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Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the PACE Funds and all closed-end funds managed by UBS Asset Management (collectively, the “Funds”).  The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service.  Personal information, which is obtained from applications and other forms or correspondence submitted to the Funds, may include name(s), address, e-mail address, telephone number, date of birth, social security number or other tax identification number, bank account information, information about your transactions and experiences with the Funds, and any affiliation a client has with UBS Financial Services Inc. or its affiliates (“Personal Information”).

The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts.  These individuals are required to maintain and protect the confidentiality of Personal Information and to follow established procedures.  The Funds maintain physical, electronic and procedural safeguards to protect Personal Information and to comply with applicable laws and regulations.

The Funds may share Personal Information with their affiliates to facilitate the servicing of accounts and for other business purposes, or as otherwise required or permitted by applicable law.  The Funds may also share Personal Information with non-affiliated third parties that perform services for the Funds, such as vendors that provide data or transaction processing, computer software maintenance and development, and other administrative services.  When the Funds share Personal Information with a non-affiliated third party, they will do so pursuant to a contract that includes provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information.  In addition to sharing information with non-affiliated third parties to facilitate the servicing of accounts and for other business purposes, the Funds may disclose Personal Information to non-affiliated third parties as otherwise required or permitted by applicable law.  For example, the Funds may disclose Personal Information

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to credit bureaus or regulatory authorities to facilitate or comply with investigations; to protect against or prevent actual or potential fraud, unauthorized transactions, claims or other liabilities; or to respond to judicial or legal process, such as subpoena requests.

Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them (or affirmatively approve the use of Personal Information, if required by applicable law).  The Funds endeavor to keep their customer files complete and accurate.  The Funds should be notified if any Personal Information needs to be corrected or updated.  Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

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UBS Asset Management, Americas Region

Business continuity planning overview

UBS Asset Management affiliates UBS Asset Management (US) and UBS Asset Management (Americas) protect information assets, processes, and customer data from unpredictable events through preparation and testing of a comprehensive business continuity capability.  This capability seeks recovery of the technology infrastructure and information, and prevention of the loss of company or customer information and transactions.  In the event of a crisis scenario, we will recover those functions deemed to be critical to our business and our clients, and strive to resume processing within predefined time frames following a disaster declaration (typically 4-6 hours).  Business continuity processes provide us the ability to continue critical business functions regardless of the type, scope, or duration of a localized event.  However, these processes are dependent upon various external resources beyond our control, such as regional telecommunications, transportation networks, and other public utilities.

Essential elements of the business continuity plan include:

•                  Crisis communication procedures — Action plans for coordinating essential communications for crisis management leaders, employees, and key business partners

•                  Information technology backup and recovery procedures — Comprehensive technology and data management plans designed to protect the integrity and quick recovery of essential technology infrastructure and data

•                  Disaster recovery site — Alternative dedicated workspace, technology infrastructure, and systems support that is designed to be fully operational within 2-4 hours of a disaster declaration

•                  Testing regimen — The business continuity plan is reviewed on a quarterly basis and tested on an annual basis, including full activation of the disaster recovery facility. In addition, all IT application recovery plans are updated and tested annually.

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UBS Relationship Funds	Part A

UBS Relationship Funds
UBS-HALO Emerging Markets Equity Relationship Fund

Part A

May 1, 2017

UBS-HALO Emerging Markets Equity Relationship Fund (the “Fund”) issue beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.  The Fund is a series of UBS Relationship Funds (the “Trust”).

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Please find the UBS family of funds privacy notice on page A-30 of this Part A.

Please find the UBS Asset Management business continuity planning overview on page A-32 of this Part A.

Offeree No.

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Investment objectives, principal strategies and principal risks

Investment objectives and goals

To maximize total return, consisting of capital appreciation and current income, while controlling risk.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities that are tied economically to emerging market countries.  Securities tied economically to emerging market countries include securities on which the return is primarily derived from issuers in emerging market countries, such as total return swap contracts and total return swap index contracts.  The Fund may invest up to 20% of its net assets in certain types of fixed income securities, including higher risk, below investment grade securities (also known as lower-rated or “junk bonds”).  The Fund will generally hold the securities of between 20 to 40 issuers.  The Fund may invest in stocks of companies of any size.  The Fund may invest up to 40% of its net assets in any one country or sector.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities that are tied economically to emerging markets countries.

Where the Fund invests

The Fund intends to invest primarily in securities of issuers of at least three emerging market countries, as defined below, which may be located in Asia, Europe, Latin America, Africa and/or the Middle East. The Fund’s investments may include investments in China A-shares (shares of companies based in mainland China that trade on the Shanghai Stock Exchange and the Shenzhen Stock Exchange).

What is an emerging market?

The Fund considers a country’s market to be an “emerging market” if it is defined as an emerging or developing economy by any of the International Bank for Reconstruction and Development (i.e., the World Bank), the International Finance Corporation or the United Nations or its authorities.  Additionally, the Fund, for purposes of their investments, may consider a country included in JP Morgan or MSCI emerging markets indices to be an emerging market country. The countries included in this definition will change over time.

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What is an emerging market security?

A security issued by a government or other issuer that, in the opinion of the Fund’s investment advisor, has one or more of the following characteristics:

•                  The security’s principal trading market is an emerging market.

•                  At least 50% of the issuer’s (or the issuer’s parent company’s) revenue is generated from goods produced or sold, investments made, or services performed in emerging market countries.

•                  At least 50% of the issuer’s (or the issuer’s parent company’s) physical assets are located in emerging market countries.

•                  At least 50% of the issuer’s (or the issuer’s parent company’s) economic activities are in emerging market countries.

•                  The principal place of business of the issuer (or the issuer’s parent company) is an emerging market country.

In addition, an emerging market security includes derivative instruments on emerging market securities or indices.

Principal strategies

UBS Asset Management (Americas) Inc. (the “Advisor”) is the Fund’s investment advisor.  The Advisor employs a high alpha long opportunistic strategy, also known as the “UBS-HALO” strategy, which targets high alpha through a long-term opportunistic approach and aims to exploit current opportunities to the maximum. The Advisor’s investment style is singularly focused on investment fundamentals.  The Advisor believes that investment fundamentals determine and describe future cash flows that define fundamental investment value.  The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value.  These price/value discrepancies are used as the building blocks for portfolio construction.

To implement this style, the Advisor purchases for the Fund those securities that appear to be underpriced relative to their fundamental values.  The Advisor attempts to identify and exploit discrepancies between market price and fundamental value by analyzing investment fundamentals that determine future cash flows.

The Fund may, but is not required to, use exchange-traded or over-the-counter (“OTC”) derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is

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derived from, the value of an underlying asset, reference rate, index, or other market factor, and may relate to stocks, bonds, interest rates, credit, currencies or currency exchange rates, commodities and related indexes. The derivatives in which the Fund may invest include options (including, options on swap agreements), futures, forward agreements, swap agreements (including, interest rate, total return and currency swaps), and equity participation notes and equity linked notes.  All of these derivatives may be used for risk management purposes, such as hedging against a specific security or currency, or to manage or adjust the risk profile of the Fund. Further, the Fund may acquire and sell forward foreign currency exchange contracts in order to attempt to protect against uncertainty in the level of future foreign currency exchange rates in connection with the settlement of securities. In addition, all of the derivative instruments listed above may be used for investment (non-hedging) purposes to earn income; to enhance returns; to replace more traditional direct investments; to obtain exposure to certain markets; or to establish net short positions for individual markets.

In selecting individual securities for investment, the Advisor considers:

•                  A company’s potential cash generation

•                  Above average long-term earnings outlook

•                  Expected sustainable return on investments

•                  Expected sustainable growth rates

•                  Stock prices versus a company’s asset or franchise values

Principal risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a summary of the principal risks of the Fund.

Management risk—The risk that the investment strategies, techniques and risk analyses employed by the Advisor may not produce the desired results.

Market risk—The risk that the market value of the Fund’s investments may fluctuate, sometimes rapidly or unpredictably, as the stock and bond markets fluctuate. Market risk may affect a single issuer, industry, or sector of the economy, or it may affect the market as a whole.

Foreign investing risk—The value of the Fund’s investments in foreign securities may fall due to adverse political, social and economic developments abroad and due to decreases in foreign currency values relative to the US dollar. Investments in foreign government bonds involve special risks because the Fund may have limited legal recourse in the event of default.  Also, foreign securities are

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sometimes less liquid and more difficult to sell and to value than securities of US issuers. These risks are greater for investments in emerging market issuers. There are special risks associated with investments in China, Hong Kong and Taiwan, including exposure to currency fluctuations, less liquidity, expropriation, confiscatory taxation, nationalization and exchange control regulations (including currency blockage). Inflation and rapid fluctuations in inflation and interest rates have had, and may continue to have, negative effects on the economy and securities markets of China, Hong Kong and Taiwan. In addition, investments in Taiwan could be adversely affected by its political and economic relationship with China. Certain securities issued by companies located or operating in Greater China, such as China A-shares, are subject to trading restrictions, quota limitations and less market liquidity. Additionally, developing countries, such as those in Greater China, may subject the Fund’s investments to a number of tax rules, and the application of many of those rules may be uncertain. Moreover, China has implemented a number of tax reforms in recent years, and may amend or revise its existing tax laws and/or procedures in the future, possibly with retroactive effect. Changes in applicable Chinese tax law could reduce the after-tax profits of the Fund, directly or indirectly, including by reducing the after-tax profits of companies in China in which the Fund invests. Uncertainties in Chinese tax rules could result in unexpected tax liabilities for the Fund.

Emerging market risk—There are additional risks inherent in investing in less developed countries that are applicable to the Fund. Compared to the United States and other developed countries, investments in emerging market issuers may decline in value because of unfavorable foreign government actions, greater risks of political instability or the absence of accurate information about emerging market issuers. Further, emerging countries may have economies based on only a few industries and securities markets that trade only a small number of securities and employ settlement procedures different from those used in the United States. Prices on these exchanges tend to be volatile and, in the past, securities in these countries have offered greater potential for gain (as well as loss) than securities of companies located in developed countries. Further, investments by foreign investors are subject to a variety of restrictions in many emerging countries. Countries such as those in which the Fund may invest may experience, high rates of inflation, high interest rates, exchange rate fluctuations or currency depreciation, large amounts of external debt, balance of payments and trade difficulties and extreme poverty and unemployment.

Small- and mid-capitalization risk—The risk that securities of smaller capitalization companies tend to be more volatile and less liquid than securities of larger capitalization companies.  This can have a disproportionate effect on the market price of smaller capitalization companies and affect the Fund’s ability to purchase or sell these securities.  In general, smaller capitalization companies are more vulnerable than larger companies to adverse business or economic developments and they may have more limited resources.

Interest rate risk—An increase in prevailing interest rates typically causes the value of fixed income securities to fall.  Changes in interest rates will likely affect the value of longer-duration fixed income securities more than shorter-duration securities and higher quality securities more than lower quality securities.  When interest rates are falling, some fixed income securities provide that the issuer may repay them earlier than the maturity date, and if this occurs the Fund may have to reinvest these repayments at lower interest rates. The risks associated with rising interest rates may be more pronounced in the near future due to the current period of historically low rates.

Credit risk—The risk that the Fund could lose money if the issuer or guarantor of a fixed income security, or the counterparty to or guarantor of a derivative contract, is unable or unwilling to meet its financial obligations.  This risk is likely greater for lower quality investments than for investments that are higher quality.

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Extension risk—When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security.

High yield bond risk—The risk that the issuer of bonds with ratings of BB (Standard & Poor’s Financial Services LLC or Fitch Ratings, Inc.) or Ba (Moody’s Investors Service, Inc.) or below, or deemed of equivalent quality, will default or otherwise be unable to honor a financial obligation (also known as lower-rated or “junk bonds”). These securities are considered to be predominately speculative with respect to an issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations. Lower-quality bonds are more likely to be subject to an issuer’s default or downgrade than investment grade (higher-quality) bonds.

Liquidity risk—The risk that investments cannot be readily sold at the desired time or price, and the Fund may have to accept a lower price or may not be able to sell the security at all. An inability to sell securities can adversely affect the Fund’s value or prevent the Fund from taking advantage of other investment opportunities.  Liquid portfolio investments may become illiquid or less liquid after purchase by the Fund due to low trading volume, adverse investor perceptions and/or other market developments. In recent years, the number and capacity of dealers that make markets in fixed income securities has decreased. Consequently, the decline in dealers engaging in market making trading activities may increase liquidity risk, which can be more pronounced in periods of market turmoil. Liquidity risk may be magnified in a rising interest rate environment or when investor redemptions from fixed income funds may be higher than normal, causing increased supply in the market due to selling activity. Liquidity risk includes the risk that the Fund will experience significant net redemptions at a time when it cannot find willing buyers for its portfolio securities or can only sell its portfolio securities at a material loss.

Derivatives risk—The value of “derivatives”—so called because their value “derives” from the value of an underlying asset, reference rate or index—may rise or fall more rapidly than other investments. It is possible for the Fund to lose more than the amount it invested in the derivative. The risks of investing in derivative instruments also include market risk, management risk, counterparty risk (which is the risk that a counterparty to a derivative contract is unable or unwilling to meet its financial obligations) , and the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index or overall market security. Derivatives relating to fixed income markets are especially susceptible to interest rate risk and credit risk. In addition, many types of swaps and other non-exchange traded derivatives may be subject to liquidity risk, counterparty risk and mispricing or

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valuation complexity. These derivatives risks are different from, and may be greater than, the risks associated with investing directly in securities and other instruments.

Focus risk—To the extent the Fund’s investment strategy leads to sizable allocations to a particular market, sector or industry, the Fund may be more sensitive to any single economic, business, political, regulatory, or other event that occurs in that market, sector or industry. As a result, there may be more fluctuation in the price of the Fund’s shares.

Geographic concentration risk—The risk that if the Fund has most of its investments in a single country or region, its portfolio will be more susceptible to factors adversely affecting issuers located in that country or region than would a more geographically diverse portfolio of securities.

Leverage risk associated with financial instruments—The use of financial instruments to increase potential returns, including derivatives used for investment (non-hedging) purposes, may cause the Fund to be more volatile than if it had not been leveraged. The use of leverage may also accelerate the velocity of losses and can result in losses to the Fund that exceed the amount originally invested.

Investment advisor

UBS Asset Management (Americas) Inc. serves as the investment advisor to the Fund.

Portfolio managers

•                  Urs Antonioli, portfolio manager of the Fund since 2007.

•                  Manish Modi, portfolio manager of the Fund since 2008.

•                  Gabriel Csendes, portfolio manager of the Fund since 2007.

•                  Geoffrey Wong, portfolio manager of the Fund since 2007.

•                  Shou-Pin Choo, portfolio manager of the Fund since 2014.

Purchase and sale of Fund shares

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(a)(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  Each accredited investor that holds shares of the Fund is referred to in this prospectus as an “Investor.”  The registration statement of

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which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.  Shares of the Fund may be purchased, exchanged or redeemed directly by eligible Investors on any business day the New York Stock Exchange (“NYSE”) is open at the net asset value next determined after receipt of the order in proper form by the Trust by written request or, in some circumstances, by telephone.  The minimum initial purchase amount is $5,000,000.

Dividends, capital gains and taxes

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the board of trustees of the Trust (the “Board”).  The Fund is classified as a partnership for tax purposes, and each Investor in the Fund will report separately on its own income tax return, its distributive share of the Fund’s income, gains, losses, deductions, and credits.

More about the Fund’s principal strategies

Performance benchmark

Morgan Stanley Capital International (“MSCI”) Emerging Markets Index (net).  The MSCI Emerging Markets Index is a market capitalization-weighted index composed of different emerging market countries in Europe, Latin America, and the Pacific Basin.  Net total return indices reinvest dividends after the deduction of withholding taxes, using a tax rate applicable to non-resident institutional investors who do not benefit from double taxation treaties. The index is constructed and managed with a  view to being fully investable from the perspective of international institutional investors. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as its benchmark.

Equity securities

Equity securities in which the Fund may invest include common stock; shares of collective trusts, investment companies and other pooled funds; preferred stock; securities convertible into common stock, rights, warrants and options; sponsored or unsponsored depository receipts and depository shares, including American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts; securities sold in private placements; securities sold pursuant to Rule 144A; new issues, including initial and secondary public offerings; securities issued by real estate investment trusts (“REITs”) and REIT-like issuers, and companies that invest in real estate or interests therein.  The Fund may invest in issuers at all capitalization levels.

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Fixed income securities

In selecting fixed income securities for the Fund’s portfolio, the Advisor looks for securities that provide both a high level of current income and the potential for capital appreciation due to a perceived or actual improvement in the creditworthiness of the issuer.  The Fund may invest in certain types of fixed income securities of issuers from all countries, including emerging markets.  These include:

•                  Fixed income securities issued or guaranteed by governments, governmental agencies or instrumentalities and political subdivisions located in emerging market countries.

•                  Fixed income securities issued by government owned, controlled or sponsored entities located in emerging market countries.

•                  Fixed income securities issued by corporate issuers, banks and finance companies located in emerging market countries.

•                  Fixed income securities issued by supranational entities such as the World Bank.  (A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction or development.)

Fixed income securities purchased by the Fund may be denominated or have coupons payable in any currency and may be of any maturity or duration.  The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, and auction rate features.  These fixed income securities may include, but are not limited to:

•                  bills, notes and bonds

•                  leveraged derivative securities

•                  convertible securities

•                  when-issued securities

•                  preferred stock and trust certificates

•                  repurchase and reverse repurchase agreements

The Fund may invest up to 20% of its net assets in US and non-US dollar denominated, fixed income securities that are higher risk, below investment grade securities rated by a nationally recognized statistical rating organization below its top four long-term rating categories or determined by the Advisor to be of comparable quality.  Below investment grade securities are commonly known as “junk bonds.”  The issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates.  The prices of these securities are volatile and may go down due to market perceptions of

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deteriorating issuer creditworthiness or economic conditions.  Below investment grade securities may become illiquid and hard to value in down markets.

Management of currency exposure

The Fund’s allocation among different currencies will be similar to that of the country allocation of its benchmark index.  However, the Fund may actively depart from this normal currency allocation when, based on the Advisor’s research, the Fund’s asset allocation to a particular country deviates from that of its benchmark index.  As described below, the Fund may use derivatives to manage its currency exposure.

Derivative contracts

The Fund may, but is not required to, use derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, index, or other market factor and may relate to stocks, bonds, interest rates, credit, currencies or currency exchange rates, commodities and related indexes. Examples of derivative contracts are options (including, options on swap agreements), futures, forward agreements, swap agreements (including, interest rate, total return and currency swaps), and equity participation notes and equity linked notes.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust.  The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Loans of portfolio securities

The Fund may lend its portfolio securities to generate additional income.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions.  The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities.  By taking such temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies.  Frequent trading increases transaction costs, including brokerage commissions, which could detract

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from the Fund’s performance.  In addition, high portfolio turnover may result in more taxable capital gains being allocated to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Exclusion of Advisor from commodity pool operator definition

With respect to the Fund, the Advisor has claimed an exclusion from the definition of “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”) and the rules of the U.S. Commodity Futures Trading Commission (“CFTC”) and, therefore, is not subject to CFTC registration or regulation as a CPO. In addition, the Advisor is relying upon a related exclusion from the definition of a commodity trading advisor under the CEA.

The terms of the CPO exclusion require the Fund, among other things, to adhere to certain limits on its investments in “commodity interests.” Commodity interests include commodity futures, commodity options, and swaps, as further described in the Fund’s Part B. Because the Advisor and the Fund intend to comply with the terms of the CPO exclusion, the Fund may, in the future, need to adjust its investment strategies, consistent with its investment objective, to limit its investments in these types of instruments. The Fund is not intended as a vehicle for trading in the commodity futures, commodity options or swaps markets. The CFTC has neither reviewed nor approved the Advisor’s reliance on these exclusions, or the Fund, its investment strategies or this Part A.

More about risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a discussion of the risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Market risks of equity investments

•                  The stock markets where the Fund’s investments are principally traded may go down, or go down more than the US or other developed countries’ markets causing the market value of the Fund’s investments to decrease.

•                  An adverse event, such as negative press reports about a company in the Fund’s portfolio, may depress the value of the company’s stock.

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Small- and mid-capitalization risk

Securities of small capitalization companies, and to a lesser extent mid-capitalization companies, present greater risks than securities of larger, more established companies.  Smaller companies are often volatile and may suffer significant losses as well as realize substantial growth.  In a declining market, these stocks may be harder to sell, which may further depress their prices.

Risks of fixed income investments

•                  Interest rates in emerging market countries may vary, or rates may move faster than in the US and other developed markets.  If interest rates rise, the prices of fixed income securities may fall.  Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates.  Interest rate changes can be sudden and unpredictable, and are influenced by a number of factors including government policy, inflation expectations and supply and demand.  A substantial increase in interest rates may have an adverse impact on the liquidity of a security, especially those with longer maturities.  Changes in government monetary policy, including changes in tax policy or changes in a central bank’s implementation of specific policy goals, may have a substantial impact on interest rates.  There can be no guarantee that any particular government or central bank policy will be continued, discontinued or changed nor that any such policy will have the desired effect on interest rates. The risks associated with rising interest rates may be more pronounced in the near future due to the current period of historically low rates. This is known as interest rate risk.

•                  The issuer of a fixed income security may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy.  Lower-rated bonds are more likely to be subject to an issuer’s default than investment grade (higher-rated) bonds.  This is known as credit risk.

•                  As a result of declining interest rates, the issuer of a security may exercise its right to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities.  When interest rates are rising, slower prepayments may extend the duration of the securities and may reduce their value. This is known as call or prepayment risk.

•                  When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected payments.  This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security.  This is known as extension risk.

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High yield bond risk

•                  The Fund’s investments in below investment grade securities may be considered speculative because they have a higher risk of default, tend to be less liquid, and may be more difficult to value.

•                  Changes in economic conditions or other circumstances may lead to a weakened capacity to make principal and interest payments.

•                  Issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates.

•                  Prices of below investment grade securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions.

•                  Below investment grade securities may become illiquid and hard to value in down markets.

Foreign investing risk

The values of the Fund’s foreign and emerging market investments may go down or be very volatile because of:

•                  A decline in the value of foreign currencies relative to the US dollar.

•                  Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms.

•                  Adverse governmental actions, such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

•                  Political, diplomatic, or regional conflicts, terrorism or war, social and economic instability, and internal or external policies or economic sanctions limiting or restricting foreign investment, the movement of assets or other economic activity.

•                  Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

The risks described previously are more severe for securities of issuers in emerging market countries than for other foreign investments.

Greater China and China A-shares risk

There are special risks associated with investments in China, Hong Kong and Taiwan, including exposure to currency fluctuations, less liquidity, expropriation, confiscatory taxation, nationalization and exchange control regulations (including currency blockage). Inflation and rapid fluctuations in inflation and interest rates have had, and may continue to have, negative effects on the economy and securities markets of China, Hong Kong and Taiwan. In addition, investments in Taiwan could be adversely affected by its political and economic relationship with China. Certain securities issued by companies located or operating in Greater China, such as China A-shares, are subject to trading restrictions, quota limitations and less market liquidity. Additionally, developing countries, such as those in Greater China, may subject the Fund’s investments to a number of tax rules, and the application of many of those rules may be uncertain. Moreover, China has implemented a number of tax reforms in recent years, and may amend or revise its existing tax laws and/or procedures in the future, possibly with retroactive effect. Changes in applicable Chinese tax law could reduce the after-tax profits of the Fund, directly or indirectly, including by reducing the after-tax profits of companies in China in which the Fund invests. Uncertainties in Chinese tax rules could result in unexpected tax liabilities for the Fund.

China A-shares listed and traded through the Shanghai-Hong Kong Stock Connect program and the Shenzhen-Hong Kong Stock Connect program (“Stock Connect”), mutual market access programs designed to, among other things, enable foreign investment in the People’s Republic of China (“PRC”) via brokers in Hong Kong, are subject to a number of restrictions imposed by Chinese securities regulations and listing rules. Because Stock Connect is in its initial stages, developments are likely, which may restrict or otherwise affect the Fund’s investments or returns. Furthermore, any changes in laws, regulations and policies of the China A-shares market or rules in relation to Stock Connect may affect China A-share prices. These risks are heightened by the underdeveloped state of the PRC’s investment and banking systems in general.

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Currency risk

The risk that the changing value of a currency versus the US dollar may adversely affect the value of an investment.  A depreciation in an invested currency versus the US dollar typically causes the value of the investment to fall, while an appreciation in an invested currency versus the US dollar may cause the market value of the investment to rise.

Liquidity risk

The risk that the Fund may have difficulty or may not be able to sell its investments.  Illiquidity may result from political, economic or issuer specific events; changes in a specific market’s size or structure, including the number of participants; or overall market disruptions.  When there is no willing buyer and investments cannot be readily sold at the desired time or price, the Fund may have to accept a lower price or may not be able to sell the security at all.  An inability to sell securities can adversely affect the Fund’s value or prevent the Fund from being able to take advantage of other investment opportunities.  Liquid portfolio investments may become illiquid or less liquid after purchase by the Fund due to low trading volume, adverse investor perceptions and/or other market developments. In recent years, the number and capacity of dealers that make markets in fixed income securities has decreased, Consequently, the decline in dealers engaging in market making trading activities may increase liquidity risk, which can be more pronounced in periods of market turmoil. Liquidity risk may be magnified in a rising interest rate environment or when investor redemptions from fixed income funds may be higher than normal, causing increased supply in the market due to selling activity. Liquidity risk includes the risk that the Fund will experience significant net redemptions at a time when it cannot find willing buyers for its portfolio securities or can only sell its portfolio securities at a material loss.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using derivatives, the Fund might have been in a better position if the Fund had not entered into the derivatives. While some strategies involving derivatives can protect against the risk of loss, the use of derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other derivative will not fulfill its contractual obligations, whether because of bankruptcy or other

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default). Gains or losses involving some options, futures, and other derivatives may be substantial (for example, for some derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the derivatives). Some derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for derivatives and the resulting inability of the Fund to sell or otherwise close out the derivatives) and interest rate risk (some derivatives are more sensitive to interest rate changes and market price fluctuations). The Fund’s use of derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments. With respect to futures, which must be executed through a futures commission merchant (“FCM”) and traded on an exchange, and certain swaps which must be executed through an FCM and cleared through a central counterparty, there is a risk of loss by the Fund of the initial and variation margin deposits in the event of bankruptcy of an FCM with which the Fund has an open position, or the central counterparty in a swap contract. The assets of the Fund may not be fully protected in the event of the bankruptcy of the FCM or central counterparty.  The Fund is also subject to the risk that the FCM could use the Fund’s assets to satisfy its own financial obligations or the payment obligations of another customer to the central counterparty. Credit risk of cleared swap participants is concentrated in a few clearinghouses, and the consequences of insolvency of a clearing house are not clear. Finally, the regulation of swaps and other derivatives is a rapidly changing area of law and it is not possible to predict fully the effects of current or future regulation. It is possible that developments in government regulation of various types of derivatives could affect the character, timing and amount of the Fund’s taxable income or gains; may limit or prevent the Fund from using or limit the Fund’s use of these instruments effectively as a part of its investment strategy; and could adversely affect the Fund’s ability to achieve its investment objective. New requirements, even if not directly applicable to the Fund, may increase the cost of the Fund’s investments and cost of doing business.

Convertible bond risk

Convertible bonds are subject to the risks of equity securities when the underlying stock price is high relative to the conversion price (because more of the security’s value resides in the conversion feature) and debt instruments when the underlying stock price is low relative to the conversion price (because the conversion feature is less valuable). A convertible bond is not as sensitive to interest rate changes as a similar non-convertible debt instrument, and generally has less potential for gain or loss than the underlying equity security. The prices of equity securities fluctuate from time to time based on changes in the company’s financial condition or overall market and economic conditions.

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Focus risk

To the extent the Fund’s investment strategy leads to sizable allocations to a particular market, sector or industry, the Fund may be more sensitive to any single economic, business, political, regulatory, or other event that occurs in that market, sector or industry. As a result, there may be more fluctuation in the price of the Fund’s shares.

Geographic concentration risk

The risk that if the Fund has most of its investments in a single country or region, its portfolio will be more susceptible to factors adversely affecting issuers located in that country or region than would a more geographically diverse portfolio of securities.

Securities lending risk

Securities lending involves the lending of portfolio securities owned by the Fund to qualified broker-dealers and financial institutions who provide collateral to the Fund in connection with these loans. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund also could lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series.  UBS Asset Management (Americas) Inc., a Delaware corporation with its principal business address at 1285 Avenue of the Americas, New York, NY 10019, is an investment advisor registered with the SEC.  As of December 31, 2016, the Advisor had approximately $139 billion in assets under management.  The Advisor is an indirect asset management subsidiary of UBS Group AG (“UBS”) and a member of the UBS Asset Management Division, which had approximately $645 billion in assets under management worldwide as of December 31, 2016.  UBS is an internationally diversified organization headquartered in Zurich, Switzerland, with operations in many areas of the financial services group of industries.

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Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws.  With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets.  The Advisor does not receive any compensation under the Advisory Agreement.  The Advisor has agreed to cap the Fund’s total operating expenses at 0.50% of the Fund’s average net assets.  The Advisor may discontinue these expense limitations at any time.

A discussion regarding the basis for the Board’s approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30, 2016.

Portfolio management

Urs Antonioli, Manish Modi, Gabriel Csendes, Geoffrey Wong and Shou-Pin Choo, are the portfolio managers for the Fund and are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio.  Decisions with respect to the management of the Fund ‘s portfolio are made on the recommendation of individual members of the Emerging Markets Equity Committee, and are approved by the Committee of which Messrs. Antonioli, Modi, Csendes, Wong and Choo are members. The Emerging Markets Equity Committee provides direct involvement and accountability for the specific researcher involved in decisions, tempered by the seasoned judgment of senior equity management.  The Committee members meet formally on a bi-weekly basis to discuss and review research and client portfolios and have responsibility for allocating the portfolio among the various managers and analysts and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies.  Mr. Antonioli is responsible for implementing the decisions made by the Emerging Markets Equity Committee.  Information about Messrs. Antonioli, Modi, Csendes, Wong and Choo is provided below.

Urs Antonioli is Head of Emerging Markets and Latin America Equities and a Managing Director at UBS Asset Management. Mr. Antonioli has been an investment professional with UBS AG since 1994.  Mr. Antonioli has been a portfolio manager of the Fund since 2007.

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Manish Modi is a Global Emerging Markets and Asia Pacific Equities Portfolio Manager and an Managing Director at UBS Asset Management. Mr. Modi has been an investment professional with UBS Asset Management since 2004.  Mr. Modi has been a portfolio manager of the Fund since 2008.

Gabriel Csendes is a Portfolio Manager within the Global Emerging Markets and EMEA and Latin America Equities team and Equities Investment Analyst covering the financial sector in EMEA and Latin America and a Managing Director at UBS Asset Management. Mr. Csendes has been an investment professional with UBS Asset Management since 1999.  Mr. Csendes has been a portfolio manager of the Fund since 2007.

Geoffrey Wong is Head of Global Emerging Markets and Asia Pacific Equities and a Managing Director at UBS Asset Management. Mr. Wong has been an investment professional with UBS Asset Management since 1997.  Mr. Wong has been a portfolio manager of the Fund since 2007.

Shou-Pin Choo is a Global Emerging Markets and Asia Pacific Equities Portfolio Manager and Technology Sector Analyst, and a Managing Director at UBS Asset Management.  Mr. Choo has been an investment professional with UBS Asset Management since 2000.  Mr. Choo has been a portfolio manager of the Fund since 2014.

The Part B for the Fund provides information about the Fund’s portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov.   The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090.  Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568.  The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors.  Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

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In addition, the Advisor will make available the Fund’s complete non-public portfolio holdings, as of the most recent month-end, no sooner than 15 calendar days after month-end.  The Advisor may release the non-public portfolio holdings to an Investor, if (i) the Investor requests the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than certain third parties who monitor investor exposures and investment strategy or assist with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information.  You should contact your relationship manager or financial advisor to request the non-public portfolio holdings and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes.  As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability.  Each Investor is required to take into account its proportionate share of items of income, gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund.  Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc., which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis.  An Investor will recognize gain to the extent that any money distributed by the Fund exceeds the Investor’s adjusted tax basis in his shares.  In the case of a non-taxable return of capital by the Fund to an Investor, other than in liquidation of his interest in the Fund, the tax basis of his shares will be reduced (but not below zero) and will result in an increase in the amount of gain (or decrease in the amount of loss) that will be recognized by the Investor on the later sale of his shares.  The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board.  A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund.  Any loss may be recognized only if you redeem your entire interest in the Fund for money.

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When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Derivatives

The use of derivatives by the Fund may cause the Fund to realize higher amounts of ordinary income or short-term capital gain, allocations of which are taxable to individual Investors at ordinary income tax rates rather than at the more favorable tax rates for long-term capital gain.  Changes in government regulation of derivative instruments could affect the character, timing and amount of the Fund’s taxable income or gains, and may limit the Fund from using certain types of derivative instruments as part of its investment strategy.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return.  An audit may also result in an audit of nonpartnership items on an Investor’s tax return.  Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund.  NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR.  Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit.  In addition, the “tax matters partner” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

Medicare tax

An additional 3.8% Medicare tax is imposed on certain net investment income of US individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount. “Net investment income,” for these purposes, means investment income (including (i) net gains from the taxable disposition of shares of a Fund to the extent the net gain would be taken into account by the Investor if the Fund sold all of its property for fair market value immediately before the disposition of the shares of the Fund, and (ii) an allocable share of a Fund’s interest, dividends and net gains)

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reduced by the deductions properly allocable to such income.  This Medicare tax, if applicable, is reported by Investors on, and paid with, the Investor’s federal income tax return.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If, as anticipated, the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate.  Certain categories of income, including portfolio interest, are not subject to US withholding tax.  Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year.  If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors generally would be required to file US income tax returns and be subject to US income tax on a net basis.  Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Other reporting and withholding requirements

Under the Foreign Account Tax Compliance Act (“FATCA”), the Fund will be required to withhold at a 30% rate on certain US source payments (such as interest, dividends, and certain other amounts, including any gross proceeds realized upon the sale or other disposition of any property that can produce US source interest or dividends), except on payments of gross proceeds, which are not subject to the withholding tax until January 1, 2019, to certain Investors if the Investor fails to provide the Fund with the information which identifies its direct and indirect US ownership. A Fund may disclose the information that it receives from an Investor to the IRS, non-US taxing authorities or other parties as necessary to comply with FATCA or similar laws. Withholding also may be required if a foreign entity that is an Investor fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

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For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 24 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice.  Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(a)(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the respective net asset value next determined after receipt of the order in proper form by the Trust.  The minimum initial purchase amount is $5,000,000.  In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified.  There is no sales load in connection with the purchase of shares.  The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies.  Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt.  Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time.  All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the

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Investor upon receipt from the issuer.  Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss.  The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Transaction charges

Investors in the Fund are subject to a transaction charge upon redemption of the Fund’s shares equal to 0.75% of the net asset value of the redeemed shares.

Redemption requests for the Fund are paid at net asset value less the transaction charge.  The proceeds of the transaction charge are retained by the Fund to offset trading costs associated with redemptions.

Redemptions made in-kind with securities are not subject to the transaction charge.

Net asset value

The price at which you may buy, sell or exchange Fund shares is based on net asset value per share. The Fund generally calculates its net asset value on days that the NYSE is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. To the extent that the Fund’s assets are traded in other markets on days when the NYSE is not open, the value of the Fund’s assets may be affected on those days. If trading on the NYSE is halted for the day before 4:00 p.m., Eastern time, the Fund’s net asset value will still be calculated as of the close of regular trading on the NYSE. The time at which the Fund calculates its net asset value and until which purchase, sale or exchange orders are accepted may be changed as permitted by the SEC.

Your price for buying, selling or exchanging shares will be based on the net asset value that is next calculated after the Fund receives your order in good form. If you place your order on a day the NYSE is not open, your price for buying, selling or exchanging shares will be based on the net asset value that is calculated on the next day that the NYSE is open. If you place your order through a financial

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institution, your financial advisor is responsible for making sure that your order is promptly sent to the Fund.

The Fund calculates its net asset value based on the current market value, where available, for its portfolio securities.  The Fund normally obtains market values for its investments from independent pricing sources and broker-dealers.  Independent pricing sources may use reported last sale prices, official market closing prices, current market quotations or valuations from computerized “evaluation” systems that derive values based on comparable investments.  A evaluation system incorporates parameters such as security quality, maturity and coupon, and/or research and evaluations by its staff, including review of broker-dealer market price quotations, if available, in determining the valuation of the investments.  This may result in the investments being valued at a price different from the price that would have been determined had the evaluation method not been used.  Investments also may be valued based on appraisals derived from information concerning the investment or similar investments received from recognized dealers in those holdings.  Investments traded in the OTC market and listed on The NASDAQ Stock Market, Inc. (“NASDAQ”) normally are valued at the NASDAQ Official Closing Price.  Other OTC securities are valued at the last bid price on the valuation date available prior to valuation.  Investments which are listed on US and foreign stock exchanges normally are valued at the market closing price, the last sale price on the day the securities are valued or, lacking any sales on such day, at the last available bid price.  Investments listed on foreign stock exchanges may be fair valued based on significant events that have occurred subsequent to the close of the foreign markets.  In cases where investments are traded on more than one exchange, the investments are valued on the exchange designated as the primary market by the Advisor.  If a market value is not readily available from an independent pricing source for a particular investment, that investment is valued at fair value as determined in good faith by or under the direction of the Board.  This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

The Board has delegated to the UBS Asset Management Equities, Fixed Income, and Multi Asset Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings.  The types of investments for which such fair value pricing may be necessary include, but are not limited to: foreign investments under some circumstances, as discussed below, investments of an issuer that has entered into a restructuring; investments whose trading has been halted or suspended; fixed income securities that are in default and for which there is no current market value quotation; and investments that are restricted as to transfer or resale.  The need to fair value the Fund’s portfolio investments may also result from low trading volume in foreign markets or thinly traded domestic investments, and when a security that is subject to a trading limit or collar on

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the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.  Various factors may be reviewed in order to make a good faith determination of an investment’s fair value. These factors include, but are not limited to, fundamental analytical data relating to the investment; the nature and duration of restrictions on disposition of the investment; and the evaluation of forces which influence the market in which the investment is purchased and sold. Valuing investments at fair value involves greater reliance on judgment than valuing investments that have readily available market quotations.  Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service.  There can be no assurance that the Fund could obtain the fair value assigned to an investment if it were to sell the investment at approximately the time at which the Fund determines its net asset value per share.  As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors. Foreign currency exchange rates are generally determined as of the close of the NYSE.

The Fund may invest in investments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value.  As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.  Certain investments in which the Fund invests are traded in markets that close before 4:00 p.m. Eastern time. Normally, developments that occur between the close of the foreign markets and 4:00 p.m. Eastern time will not be reflected in the Fund’s net asset value.  However, if the Fund determines that such developments are so significant that they will materially affect the value of the Fund’s investments, the Fund may adjust the previous closing prices to reflect what the Board believes to be the fair value of these investments as of 4:00 p.m. Eastern time.

The Fund may use a systematic fair valuation model provided by an independent third party to value investments principally traded in foreign markets in order to adjust for possible stale pricing that may occur between the close of the foreign exchanges and the time for valuation. The systematic fair valuation model may use calculations based on indices of domestic securities and other appropriate indicators, such as prices of relevant American Depositary Receipts and futures contracts. If an investment is valued at “fair value,” that value is likely to be different from the last quoted market price for the investment.  The use of the fair valuation model may result in securities being transferred between Level 1 and Level 2 of the fair valuation hierarchy at the end of the reporting period.

The amortized cost method of valuation, which approximates market value, generally is used to value short-term debt instruments with 60 days or less remaining to maturity, unless the Board determines

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that this does not represent fair value.  Investments in open-end investment companies are valued at the daily closing net asset value of the respective investment company.  Pursuant to the Fund’s use of the practical expedient within ASC Topic 820, investments in non-registered investment companies are also valued at the daily net asset value.  All investments quoted in foreign currencies are valued daily in US dollars on the basis of the foreign currency exchange rates prevailing at the time such valuation is determined by the Fund’s custodian.

Futures contracts are generally valued at the settlement price established each day on the exchange on which they are traded.  Forward foreign currency contracts are valued daily using forward exchange rates quoted by independent pricing services.

Swaps are marked-to-market daily based upon values from third-party vendors or quotations from market makers to the extent available.  In the event that market quotations are not readily available or deemed unreliable, the swap is valued at fair value as determined in good faith by or under the direction of the Board.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange.  Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization.  The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes.  The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine.  The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine.  As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, JP Morgan Chase Bank (“JP Morgan Chase”), fails to employ this and other appropriate procedures, the Fund or JP Morgan Chase may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust.  For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the

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Fund and reinvested in shares of another series of the Trust.  Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange.  Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange.  Requests for telephone exchanges must be received by the transfer agent, JP Morgan Chase, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.  Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt.  Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge (except as noted below) on any business day the NYSE is open by furnishing a request to the Trust.  Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order.  Redemption requests for the Fund are paid at net asset value less a transaction charge equal to 0.75% of the net asset value of the redeemed shares.  Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt.  Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value.  In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form.  There is no charge for redemptions by wire.  Please note, however, that the Investor’s financial institution may impose a fee for wire service.  The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund. The securities included in a redemption in kind may include illiquid securities that may not be immediately saleable.

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Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.”  Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest.  Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares.  Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes.  These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”).  Such a delay may occur if the Fund has significant investments in non-US securities, where due to time zone differences, the value of those securities is established some time before the Fund calculates its net asset value.  In such circumstances, the available market prices for such non-US securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value.  There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices.  One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board has adopted the following policies as a means to discourage, detect and prevent market timing.  The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer.  The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity.  Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades.  In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and their Investors.  If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund.  Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s

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account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity.  Certain types of transactions will be exempt from the market timing prevention procedures.  These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

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Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the PACE Funds and all closed-end funds managed by UBS Asset Management (collectively, the “Funds”).  The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service.  Personal information, which is obtained from applications and other forms or correspondence submitted to the Funds, may include name(s), address, e-mail address, telephone number, date of birth, social security number or other tax identification number, bank account information, information about your transactions and experiences with the Funds, and any affiliation a client has with UBS Financial Services Inc. or its affiliates (“Personal Information”).

The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts.  These individuals are required to maintain and protect the confidentiality of Personal Information and to follow established procedures.  The Funds maintain physical, electronic and procedural safeguards to protect Personal Information and to comply with applicable laws and regulations.

The Funds may share Personal Information with their affiliates to facilitate the servicing of accounts and for other business purposes, or as otherwise required or permitted by applicable law.  The Funds may also share Personal Information with non-affiliated third parties that perform services for the Funds, such as vendors that provide data or transaction processing, computer software maintenance and development, and other administrative services.  When the Funds share Personal Information with a non-affiliated third party, they will do so pursuant to a contract that includes provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information.  In addition to sharing information with non-affiliated third parties to facilitate the servicing of accounts and for other business purposes, the Funds may disclose Personal Information to non-affiliated third parties as otherwise required or permitted by applicable law.  For example, the Funds may disclose Personal Information

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to credit bureaus or regulatory authorities to facilitate or comply with investigations; to protect against or prevent actual or potential fraud, unauthorized transactions, claims or other liabilities; or to respond to judicial or legal process, such as subpoena requests.

Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them (or affirmatively approve the use of Personal Information, if required by applicable law).  The Funds endeavor to keep their customer files complete and accurate.  The Funds should be notified if any Personal Information needs to be corrected or updated.  Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

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UBS Asset Management, Americas Region

Business continuity planning overview

UBS Asset Management affiliates UBS Asset Management (US) and UBS Asset Management (Americas) protect information assets, processes, and customer data from unpredictable events through preparation and testing of a comprehensive business continuity capability.  This capability seeks recovery of the technology infrastructure and information, and prevention of the loss of company or customer information and transactions.  In the event of a crisis scenario, we will recover those functions deemed to be critical to our business and our clients, and strive to resume processing within predefined time frames following a disaster declaration (typically 4-6 hours).  Business continuity processes  provide us the ability to continue critical business functions regardless of the type, scope, or duration of a localized event.  However, these processes are dependent upon various external resources beyond our control, such as regional telecommunications, transportation networks, and other public utilities.

Essential elements of the business continuity plan include:

•                  Crisis communication procedures — Action plans for coordinating essential communications for crisis management leaders, employees, and key business partners

•                  Information technology backup and recovery procedures — Comprehensive technology and data management plans designed to protect the integrity and quick recovery of essential technology infrastructure and data

•                  Disaster recovery site — Alternative dedicated workspace, technology infrastructure, and systems support that is designed to be fully operational within 2-4 hours of a disaster declaration

•                  Testing regimen — The business continuity plan is reviewed on a quarterly basis and tested on an annual basis, including full activation of the disaster recovery facility. In addition, all IT application recovery plans are updated and tested annually.

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UBS Relationship Funds	Part A

UBS Relationship Funds
UBS High Yield Relationship Fund

Part A

May 1, 2017

UBS High Yield Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.  The Fund is a series of UBS Relationship Funds (the “Trust”).

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Please find the UBS family of funds privacy notice on page A-26 of this Part A.

Please find the UBS Asset Management business continuity planning overview on page A-28 of this Part A.

Offeree No.

A-1

Investment objective, principal strategies and principal risks

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Principal investments

The Fund invests in high yield securities of US and foreign companies, banks and governments, including those in emerging markets.  Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in fixed income securities that provide higher yields and are lower rated.  High yield, lower rated fixed income securities are those rated below investment grade (also known as lower-rated or “junk bonds”).  The Fund invests in cash payment, zero coupon and pay-in-kind fixed income securities, and may also invest in convertibles (including contingent convertible securities), preferred stock and common stock equivalents.  The Fund may also invest in mortgage-backed (including commercial and residential mortgage-backed securities) and asset-backed securities, and may obtain exposure to bank loans.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in high yield, lower-rated fixed income securities.

The Fund may, but is not required to, use exchange-traded or over-the-counter (“OTC”) derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, index, or other market factor, and may relate to stocks, bonds, interest rates, credit currencies or currency exchange rates, commodities and related indexes. The derivatives in which the Fund may invest include options (including, options on futures, forwards and swap agreements), futures, forward agreements, swap agreements (including, interest rate, total return, currency, credit default and inflation swaps), credit-linked securities and structured notes. All of these derivatives may be used for risk management purposes, such as hedging against a specific security or currency, or to manage or adjust the risk profile of the Fund. In addition, all of the derivative instruments listed above may be used for investment (non-hedging) purposes to earn income; to enhance returns; to replace more traditional direct investments; to obtain exposure to certain markets; to establish net short positions for individual sectors, markets, currencies or securities; or to adjust the Fund’s portfolio duration.

Credit quality.  The Fund invests in below investment grade, high yield securities including corporate fixed income securities (also known as lower-rated or “junk bonds”).

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Maturity.  Individual securities may be of any maturity.

The Fund may invest in all types of fixed income securities of issuers from all countries, including emerging markets.  These securities include fixed income securities issued by corporations, governments, governmental entities, entities organized to restructure outstanding emerging market debt and supranational entities such as the World Bank or the European Economic Community.  These also include participations in loans between governments and financial institutions and Brady Bonds.

Principal strategies

UBS Asset Management (Americas) Inc. (the “Advisor”) is the Fund’s investment advisor.  The Advisor’s investment style is based on the premise that inefficiencies exist within the high yield bond market that a fundamental value-based investment process can exploit.  The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value.  These price/value discrepancies are used as the building blocks for portfolio construction.  The Advisor believes that investment fundamentals determine and describe future cash flows that define fundamental investment value.

The Advisor combines both a top-down and bottom-up analysis.  The Advisor may invest in securities of any quality, including unrated securities.  The Advisor believes that diversifying the Fund’s portfolio by security type, industry, quality and maturity as opposed to investing in any one sector will better enable the Fund to control risk.  The Advisor will consider investments across a wide spectrum of industries.

The Advisor will attempt to enhance the Fund’s long-term return and risk relative to the benchmark.  This active management process is intended to produce superior performance relative to the benchmark.  In deciding which securities to emphasize, the Advisor uses both quantitative and fundamental analysis to identify securities that are underpriced relative to their fundamental value.

In selecting fixed income securities for the Fund’s portfolio, the Advisor looks for fixed income securities that provide both a high level of current income and the potential for capital appreciation due to a perceived improvement in the creditworthiness of the issuer.  The Advisor also compiles and considers the following data to assess the issuer’s future cash flows:

•                  Management strength

•                  Market position

•                  Competitive environment

•                  Financial flexibility

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•                  Ability to deleverage

•                  Historical operating results

Principal risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a summary of the principal risks of the Fund.

Management risk—The risk that the investment strategies, techniques and risk analyses employed by the Advisor may not produce the desired results.

High yield bond risk—The risk that the issuer of bonds with ratings of BB (Standard & Poor’s Financial Services LLC or Fitch Ratings, Inc.) or Ba (Moody’s Investors Service, Inc.) or below, or deemed of equivalent quality, will default or otherwise be unable to honor a financial obligation (also known as lower-rated or “junk bonds”). These securities are considered to be predominately speculative with respect to an issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations. Lower-quality bonds are more likely to be subject to an issuer’s default or downgrade than investment grade (higher-quality) bonds.

Interest rate risk—An increase in prevailing interest rates typically causes the value of fixed income securities to fall.  Changes in interest rates will likely affect the value of longer-duration fixed income securities more than shorter-duration securities and higher quality securities more than lower quality securities.  When interest rates are falling, some fixed income securities provide that the issuer may repay them earlier than the maturity date, and if this occurs the Fund may have to reinvest these repayments at lower interest rates. The risks associated with rising interest rates may be more pronounced in the near future due to the current period of historically low rates.

Credit risk—The risk that the Fund could lose money if the issuer or guarantor of a fixed income security, or the counterparty to or guarantor of a derivative contract, is unable or unwilling to meet its financial obligations.  This risk is likely greater for lower quality investments than for investments that are higher quality.

Extension risk—When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security.

Mortgage- and asset-backed securities risk—The Fund may invest in mortgage- and asset-backed securities that are subject to prepayment or call risk, which is the risk that the borrower’s payments may be received earlier or later than expected due to changes in prepayment rates on underlying

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loans. Faster prepayments often happen when interest rates are falling. As a result, the Fund may reinvest these early payments at lower interest rates, thereby reducing the Fund’s income. Conversely, when interest rates rise, prepayments may happen more slowly, causing the security to lengthen in duration. Longer duration securities tend to be more volatile. Securities may be prepaid at a price less than the original purchase value. An unexpectedly high rate of defaults on the mortgages held by a mortgage pool may adversely affect the value of mortgage-backed securities and could result in losses to the Fund.

Foreign investing risk—The value of the Fund’s investments in foreign securities may fall due to adverse political, social and economic developments abroad and due to decreases in foreign currency values relative to the US dollar. Investments in foreign government bonds involve special risks because the Fund may have limited legal recourse in the event of default.  Also, foreign securities are sometimes less liquid and more difficult to sell and to value than securities of US issuers. These risks are greater for investments in emerging market issuers. In addition, investments in emerging market issuers may decline in value because of unfavorable foreign government actions, greater risks of political instability or the absence of accurate information about emerging market issuers.

Liquidity risk—The risk that investments cannot be readily sold at the desired time or price, and the Fund may have to accept a lower price or may not be able to sell the security at all. An inability to sell securities can adversely affect the Fund’s value or prevent the Fund from taking advantage of other investment opportunities. Liquid portfolio investments may become illiquid or less liquid after purchase by the Fund due to low trading volume, adverse investor perceptions and/or other market developments. In recent years, the number and capacity of dealers that make markets in fixed income securities has decreased. Consequently, the decline in dealers engaging in market making trading activities may increase liquidity risk, which can be more pronounced in periods of market turmoil. Liquidity risk may be magnified in a rising interest rate environment or when investor redemptions from fixed income funds may be higher than normal, causing increased supply in the market due to selling activity. Liquidity risk includes the risk that the Fund will experience significant net redemptions at a time when it cannot find willing buyers for its portfolio securities or can only sell its portfolio securities at a material loss.

Derivatives risk— The value of “derivatives”—so called because their value “derives” from the value of an underlying asset, reference rate or index—may rise or fall more rapidly than other investments. It is possible for the Fund to lose more than the amount it invested in the derivative. The risks of investing in derivative instruments also include market risk, management risk, counterparty risk (which is the risk that a counterparty to a derivative contract is unable or unwilling to meet its financial obligations),

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and the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index or overall market security. Derivatives relating to fixed income markets are especially susceptible to interest rate risk and credit risk. In addition, many types of swaps and other non-exchange traded derivatives may be subject to liquidity risk, counterparty risk and mispricing or valuation complexity. These derivatives risks are different from, and may be greater than, the risks associated with investing directly in securities and other instruments.

Leverage risk associated with financial instruments—The use of financial instruments to increase potential returns, including derivatives used for investment (non-hedging) purposes, may cause the Fund to be more volatile than if it had not been leveraged. The use of leverage may also accelerate the velocity of losses and can result in losses to the Fund that exceed the amount originally invested.

Market risk—The risk that the market value of the Fund’s investments may fluctuate, sometimes rapidly or unpredictably, as the stock and bond markets fluctuate. Market risk may affect a single issuer, industry, or sector of the economy, or it may affect the market as a whole.

Investment advisor

UBS Asset Management (Americas) Inc. serves as the investment advisor to the Fund.

Portfolio managers

•                  Craig G. Ellinger, portfolio manager of the Fund since 2010.

•                  Matthew Iannucci, portfolio manager of the Fund since 2010.

Purchase and sale of Fund shares

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  Each accredited investor that holds shares of the Fund is referred to in this prospectus as an “Investor.”  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.  Shares of the Fund may be purchased, exchanged or redeemed directly by eligible Investors on any business day the New York Stock Exchange (“NYSE”) is open at the net asset value next determined after receipt of the order in

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proper form by the Trust by written request or, in some circumstances, by telephone.  The minimum initial purchase amount is $15,000,000.

Dividends, capital gains and taxes

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the board of trustees of the Trust (the “Board”).  The Fund is classified as a partnership for tax purposes, and each Investor in the Fund will report separately on its own income tax return, its distributive share of the Fund’s income, gains, losses, deductions, and credits.

More about the Fund’s principal strategies

Performance benchmark

BofA Merrill Lynch US Cash Pay High Yield Constrained Index.  This benchmark is an index of publicly placed, coupon-bearing US dollar denominated below investment grade corporate debt with a term to maturity of at least one year.  The index is market capitalization weighted, so that larger bond issuers have a greater effect on the index’s return.  However, the representation of any single bond issue is restricted to a maximum of 2% of the total index.  Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Fixed income securities

Fixed income securities purchased by the Fund may have coupons payable in any currency and may be of any maturity or duration.  The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, zero coupon, pay-in-kind and auction rate features.  These fixed income securities may include, but are not limited to:

•                  bills, notes and bonds

•                  government agency and privately issued mortgage-backed securities

•                  collateralized mortgage and bond obligations

•                  asset-backed securities

•                  convertible securities (including contingent convertible securities)

•                  preferred stock and trust certificates

•                  repurchase agreements

•                  bank loans (generally in the form of loan participations and assignments)

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Credit quality

Securities are below investment grade if, at the time of purchase:

•                  They are rated below the top four long-term rating categories of a nationally recognized statistical rating organization.

•                  They have received a comparable short-term or other rating.

•                  They are unrated securities that the Advisor believes are of comparable quality.

Foreign securities

The Fund may invest in a broad range of securities of foreign issuers, including emerging market issuers.

Equity securities

The Fund’s investments in equity securities will occur primarily as a result of the purchase of unit offerings of fixed income securities which include equity components.  The Fund may invest in equity securities of US and non-US issuers including common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights and warrants.

Derivative contracts

The Fund may, but is not required to, use derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, index, or other market factor, and may relate to stocks, bonds, interest rates, credit, currencies or currency exchange rates, commodities and related indexes. Examples of derivative contracts are options (including, options on futures, forwards and swap agreements), futures, forward agreements, swap agreements (including, interest rate, total return, currency, credit default and inflation swaps), caps, collars and floors, credit-linked securities and structured notes.

Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust.  The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class, including the global loan market, through investing in the series of the Trust as opposed to investing directly in individual securities.

Loans of portfolio securities

The Fund may lend its portfolio securities to generate additional income.

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Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions.  The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities.  By taking such temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies.  Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance.  In addition, high portfolio turnover may result in more taxable capital gains being allocated to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Exclusion of Advisor from commodity pool operator definition

With respect to the Fund, the Advisor has claimed an exclusion from the definition of “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”) and the rules of the U.S. Commodity Futures Trading Commission (“CFTC”) and, therefore, is not subject to CFTC registration or regulation as a CPO. In addition, the Advisor is relying upon a related exclusion from the definition of a commodity trading advisor under the CEA.

The terms of the CPO exclusion require the Fund, among other things, to adhere to certain limits on its investments in “commodity interests.” Commodity interests include commodity futures, commodity options, and swaps, as further described in the Fund’s Part B. Because the Advisor and the Fund intend to comply with the terms of the CPO exclusion, the Fund may, in the future, need to adjust its investment strategies, consistent with its investment objective, to limit its investments in these types of instruments. The Fund is not intended as a vehicle for trading in the commodity futures, commodity options or swaps markets. The CFTC has neither reviewed nor approved the Advisor’s reliance on these exclusions, or the Fund, its investment strategies or this Part A.

More about risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a discussion of the risks of the Fund.

Management risk

•                  The Advisor’s judgments about the fundamental values of securities  acquired by the Fund may prove to be incorrect.

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•                  The Advisor’s judgments about the allocation of the Fund’s portfolio across industries, maturities or credit categories may prove to be incorrect.

High yield bond risk

•                  The Fund’s investments in below investment grade securities may be considered speculative because they have a higher risk of default, tend to be less liquid, and may be more difficult to value.

•                  Changes in economic conditions or other circumstances may lead to a weakened capacity to make principal and interest payments.

•                  Issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates.

•                  Prices of below investment grade securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions.

•                  Below investment grade securities may become illiquid and hard to value in down markets.

Risks of fixed income investments

•                  Interest rates in countries in whose currencies the Fund’s investments are denominated may vary.  If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall.  Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates.  Interest rate changes can be sudden and unpredictable, and are influenced by a number of factors including government policy, inflation expectations and supply and demand.  A substantial increase in interest rates may have an adverse impact on the liquidity of a security, especially those with longer maturities.  Changes in government monetary policy, including changes in tax policy or changes in a central bank’s implementation of specific policy goals, may have a substantial impact on interest rates.  There can be no guarantee that any particular government or central bank policy will be continued, discontinued or changed nor that any such policy will have the desired effect on interest rates. The risks associated with rising interest rates may be more pronounced in the near future due to the current period of historically low rates. This is known as interest rate risk.

•                  The issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy.  Lower-rated bonds are more likely to be subject to an issuer’s default than investment grade (higher-rated) bonds.  This is known as credit risk.

•                  When interest rates are declining, the issuer of a security may exercise its option to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities.  When

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interest rates are rising, slower prepayments may extend the duration of the securities and may reduce their value. This is known as call or prepayment risk.

•                  As a result of rising interest rates, the average life of securities backed by debt obligations is extended because of slower than expected principal payments.  This will lock in a below-market interest rate and reduce the value of the security.  This is known as extension risk.

Mortgage- and asset-backed securities risk

The Fund may invest in mortgage- and asset-backed securities that are subject to prepayment or call risk, which is the risk that the borrower’s payments may be received earlier or later than expected due to changes in prepayment rates on underlying loans. Faster prepayments often happen when interest rates are falling. As a result, the Fund may reinvest these early payments at lower interest rates, thereby reducing the Fund’s income. Conversely, when interest rates rise, prepayments may happen more slowly, causing the security to lengthen in duration. Longer duration securities tend to be more volatile. Securities may be prepaid at a price less than the original purchase value. An unexpectedly high rate of defaults on the mortgages held by a mortgage pool may adversely affect the value of mortgage-backed securities and could result in losses to the Fund.

Foreign investing risk

The values of the Fund’s foreign and emerging market investments may go down or be very volatile because of:

•                  A decline in the value of foreign currencies relative to the US dollar.

•                  Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms.

•                  Adverse governmental actions such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

•                  Political , diplomatic, or regional conflicts, terrorism or war, social and economic instability, and internal or external policies or economic sanctions limiting or restricting foreign investment, the movement of assets or other economic activity.

•                  Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

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The risks described previously are more severe for securities of issuers in emerging market countries than for other foreign investments.

The risk of investing in Europe may be heightened due to the recent referendum in which the United Kingdom voted to exit the European Union (“EU”). There is a significant degree of uncertainty about how negotiations relating the United Kingdom’s withdrawal will be conducted, as well as the potential consequences and precise time frame for “Brexit.” While it is not possible to determine the precise impact these events may have on the Fund, during this period and beyond, the impact on the United Kingdom and European economies and broader global economy could be significant, resulting in negative impacts, such as increased volatility and illiquidity, and potentially lower economic growth on markets in the United Kingdom, Europe and globally, which may adversely affect the value of the Fund’s investments. In addition, if one or more countries were to exit the EU or abandon the use of the euro as a currency, the value of investments tied to those countries or the euro could decline significantly and unpredictably.

Liquidity risk

The risk that the Fund may have difficulty or may not be able to sell its investments.  Illiquidity may result from political, economic or issuer specific events; changes in a specific market’s size or structure, including the number of participants; or overall market disruptions.  When there is no willing buyer and investments cannot be readily sold at the desired time or price, the Fund may have to accept a lower price or may not be able to sell the security at all. An inability to sell securities can adversely affect the Fund’s value or prevent the Fund from being able to take advantage of other investment opportunities. Liquid portfolio investments may become illiquid or less liquid after purchase by the Fund due to low trading volume, adverse investor perceptions and/or other market developments. In recent years, the number and capacity of dealers that make markets in fixed income securities has decreased, Consequently, the decline in dealers engaging in market making trading activities may increase liquidity risk, which can be more pronounced in periods of market turmoil. Liquidity risk may be magnified in a rising interest rate environment or when investor redemptions from fixed income funds may be higher than normal, causing increased supply in the market due to selling activity. Liquidity risk includes the risk that the Fund will experience significant net redemptions at a time when it cannot find willing buyers for its portfolio securities or can only sell its portfolio securities at a material loss.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk

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analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using derivatives, the Fund might have been in a better position if the Fund had not entered into the derivatives. While some strategies involving derivatives can protect against the risk of loss, the use of derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other derivatives may be substantial (for example, for some derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the derivatives). Some derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for derivatives and the resulting inability of the Fund to sell or otherwise close out the derivatives) and interest rate risk (some derivatives are more sensitive to interest rate changes and market price fluctuations). The Fund’s use of derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments. With respect to futures, which must be executed through a futures commission merchant (“FCM”) and traded on an exchange, and certain swaps which must be executed through an FCM and cleared through a central counterparty, there is a risk of loss by the Fund of the initial and variation margin deposits in the event of bankruptcy of an FCM with which the Fund has an open position, or the central counterparty in a swap contract. The assets of the Fund may not be fully protected in the event of the bankruptcy of the FCM or central counterparty.  The Fund is also subject to the risk that the FCM could use the Fund’s assets to satisfy its own financial obligations or the payment obligations of another customer to the central counterparty. Credit risk of cleared swap participants is concentrated in a few clearinghouses, and the consequences of insolvency of a clearing house are not clear. Finally, the regulation of swaps and other derivatives is a rapidly changing area of law and it is not possible to predict fully the effects of current or future regulation. It is possible that developments in government regulation of various types of derivatives could affect the character, timing and amount of the Fund’s taxable income or gains; may limit or prevent the Fund from using or limit the Fund’s use of these instruments effectively as a part of its investment strategy; and could adversely affect the Fund’s ability to achieve its investment objective. New requirements, even if not directly applicable to the Fund, may increase the cost of the Fund’s investments and cost of doing business.

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Convertible bond risk

Convertible bonds are subject to the risks of equity securities when the underlying stock price is high relative to the conversion price (because more of the security’s value resides in the conversion feature) and debt instruments when the underlying stock price is low relative to the conversion price (because the conversion feature is less valuable). A convertible bond is not as sensitive to interest rate changes as a similar non-convertible debt instrument, and generally has less potential for gain or loss than the underlying equity security. The prices of equity securities fluctuate from time to time based on changes in the company’s financial condition or overall market and economic conditions. Contingent convertible securities are a form of hybrid debt security that are intended to either convert into equity or have their principal written down upon the occurrence of certain “triggers.”  Some additional risks associated with contingent convertible securities include, but are not limited to, loss absorption risk, subordination risk, and fluctuations in market value based on unpredictable factors.

Securities lending risk

Securities lending involves the lending of portfolio securities owned by the Fund to qualified broker-dealers and financial institutions who provide collateral to the Fund in connection with these loans. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund also could lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series.  UBS Asset Management (Americas) Inc., a Delaware corporation with its principal business address at 1285 Avenue of the Americas, New York, NY 10019, is an investment advisor registered with the SEC.  As of December 31, 2016, the Advisor had approximately $139 billion in assets under management.  The Advisor is an indirect asset management subsidiary of UBS Group AG (“UBS”) and a member of the UBS Asset Management Division, which had approximately $645 billion in assets under management

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worldwide as of December 31, 2016.  UBS is an internationally diversified organization headquartered in Zurich, Switzerland, with operations in many areas of the financial services group of industries.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor manages the investment and reinvestment of the assets of the Fund.  The Advisor does not receive any compensation under the Advisory Agreement.  The Advisor has agreed to cap the Fund’s total operating expenses at 0.14% of the Fund’s average net assets.  The Advisor may discontinue this expense limitation at any time.

The Fund is not currently operational.  A discussion regarding the basis for the Board’s annual approval of the Advisory Agreement between the Trust and the Advisor on behalf of the Fund will be available in a future annual or semiannual report to Investors for the Fund.

Portfolio management

Craig Ellinger and Matthew Iannucci are the portfolio managers for the Fund and are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio. Mr. Ellinger and Mr. Iannucci have access to a globally integrated team of credit analysts. Mr. Ellinger and Mr. Iannucci have responsibility for the overall portfolio and for reviewing the overall composition of the portfolio to ensure its compliance with the Fund’s stated investment objectives and strategies. Information about Messrs. Ellinger and Iannucci is provided below.

Craig Ellinger is Head of Fixed Income, North America and a Managing Director at UBS Global Asset Management.  Mr. Ellinger has been an investment professional with UBS Asset Management since 2000 and a portfolio manager of the Fund since 2010.

Matthew Iannucci is Senior Portfolio Manager and an Executive Director at UBS Asset Management.  Mr. Iannucci has been an investment professional with UBS Asset Management since 1996.  Mr. Iannucci has been a portfolio manager of the Fund since 2010.

The Part B for the Fund provides information about the Fund’s portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Fund’s Forms N-Q are available on the SEC’s Web Site

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at www.sec.gov.  The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090.  Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568.  The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors.  Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, the Advisor will make available the Fund’s complete non-public portfolio holdings, as of the most recent month-end, no sooner than 15 calendar days after month-end.  The Advisor may release the non-public portfolio holdings to an Investor, if (i) the Investor requests the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than certain third parties who monitor investor exposures and investment strategy or assist with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information.  You should contact your relationship manager or financial advisor to request the non-public portfolio holdings and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes.  As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability.  Each Investor is required to take into account its proportionate share of items of income, gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund.  Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc., which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis.  An Investor will recognize gain to the extent that any money distributed by the Fund exceeds the Investor’s adjusted tax basis in his shares.  In the case of a non-taxable return of capital by the Fund to an Investor, other than in liquidation of

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his interest in the Fund, the tax basis of his shares will be reduced (but not below zero) and will result in an increase in the amount of gain (or decrease in the amount of loss) that will be recognized by the Investor on the later sale of his shares.  The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board.  A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund.  Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Derivatives

The use of derivatives by the Fund may cause the Fund to realize higher amounts of ordinary income or short-term capital gain, allocations of which are taxable to individual Investors at ordinary income tax rates rather than at the more favorable tax rates for long-term capital gain.  Changes in government regulation of derivative instruments could affect the character, timing and amount of the Fund’s taxable income or gains, and may limit the Fund from using certain types of derivative instruments as part of its investment strategy.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return.  An audit may also result in an audit of nonpartnership items on an Investor’s tax return.  Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund.  NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR.  Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit.  In addition, the “tax matters partner” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

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Medicare tax

An additional 3.8% Medicare tax is imposed on certain net investment income of US individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount. “Net investment income,” for these purposes, means investment income (including (i) net gains from the taxable disposition of shares of a Fund to the extent the net gain would be taken into account by the Investor if the Fund sold all of its property for fair market value immediately before the disposition of the shares of the Fund, and (ii) an allocable share of a Fund’s interest, dividends and net gains) reduced by the deductions properly allocable to such income.  This Medicare tax, if applicable, is reported by Investors on, and paid with, the Investor’s federal income tax return.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If, as anticipated, the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate.  Certain categories of income, including portfolio interest, are not subject to US withholding tax.  Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year.  If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors generally would be required to file US income tax returns and be subject to US income tax on a net basis.  Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Other reporting and withholding requirements

Under the Foreign Account Tax Compliance Act (“FATCA”), the Fund will be required to withhold at a 30% rate on certain US source payments (such as interest, dividends, and certain other amounts,

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including any gross proceeds realized upon the sale or other disposition of any property that can produce US source interest or dividends), except on payments of gross proceeds, which are not subject to the withholding tax until January 1, 2019, to certain Investors if the Investor fails to provide the Fund with the information which identifies its direct and indirect US ownership. A Fund may disclose the information that it receives from an Investor to the IRS, non-US taxing authorities or other parties as necessary to comply with FATCA or similar laws. Withholding also may be required if a foreign entity that is an Investor fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 24 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice.  Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust.  The minimum initial purchase amount is $15,000,000.  In the sole discretion of the Advisor, the minimum purchase amount may be

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waived or modified.  There is no sales load in connection with the purchase of shares.  The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies.  Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt.  Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time.  All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer.  Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss.  The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, sell or exchange Fund shares is based on net asset value per share. The Fund generally calculates its net asset value on days that the NYSE is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. To the extent that the Fund’s assets are traded in other markets on days when the NYSE is not open, the value of the Fund’s assets may be affected on those days. If trading on the NYSE is halted for the day before 4:00 p.m., Eastern time, the Fund’s net asset value will still be calculated as of the close of regular trading on the NYSE. The time at which the Fund calculates its net asset value and until which purchase, sale or exchange orders are accepted may be changed as permitted by the SEC.

Your price for buying, selling or exchanging shares will be based on the net asset value that is next calculated after the Fund receives your order in good form. If you place your order on a day the NYSE is not open, your price for buying, selling or exchanging shares will be based on the net asset value that is calculated on the next day that the NYSE is open. If you place your order through a financial

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institution, your financial advisor is responsible for making sure that your order is promptly sent to the Fund.

The Fund calculates its net asset value based on the current market value, where available, for its portfolio securities.  The Fund normally obtains market values for its investments from independent pricing sources and broker-dealers.  Independent pricing sources may use reported last sale prices, official market closing prices, current market quotations or valuations from computerized “evaluation” systems that derive values based on comparable investments.  A evaluation system incorporates parameters such as security quality, maturity and coupon, and/or research and evaluations by its staff, including review of broker-dealer market price quotations, if available, in determining the valuation of the investments.  This may result in the investments being valued at a price different from the price that would have been determined had the evaluation method not been used.  Investments also may be valued based on appraisals derived from information concerning the investment or similar investments received from recognized dealers in those holdings.  Investments traded in the OTC market and listed on The NASDAQ Stock Market, Inc. (“NASDAQ”) normally are valued at the NASDAQ Official Closing Price.  Other OTC securities are valued at the last bid price on the valuation date available prior to valuation.  Investments which are listed on US and foreign stock exchanges normally are valued at the market closing price, the last sale price on the day the securities are valued or, lacking any sales on such day, at the last available bid price.  Investments listed on foreign stock exchanges may be fair valued based on significant events that have occurred subsequent to the close of the foreign markets.  In cases where investments are traded on more than one exchange, the investments are valued on the exchange designated as the primary market by the Advisor.  If a market value is not readily available from an independent pricing source for a particular investment, that investment is valued at fair value as determined in good faith by or under the direction of the Board.  This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

The Board has delegated to the UBS Asset Management Equities, Fixed Income, and Multi-Asset Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings.  The types of investments for which such fair value pricing may be necessary include, but are not limited to: foreign investments under some circumstances, as discussed below, investments of an issuer that has entered into a restructuring; investments whose trading has been halted or suspended; fixed income securities that are in default and for which there is no current market value quotation; and investments that are restricted as to transfer or resale.  The need to fair value the Fund’s portfolio investments may also result from low trading volume in foreign markets or thinly traded domestic investments, and when a security that is subject to a trading limit or collar on

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the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.  Various factors may be reviewed in order to make a good faith determination of an investment’s fair value. These factors include, but are not limited to, fundamental analytical data relating to the investment; the nature and duration of restrictions on disposition of the investment; and the evaluation of forces which influence the market in which the investment is purchased and sold. Valuing investments at fair value involves greater reliance on judgment than valuing investments that have readily available market quotations.  Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service.  There can be no assurance that the Fund could obtain the fair value assigned to an investment if it were to sell the investment at approximately the time at which the Fund determines its net asset value per share.  As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors. Foreign currency exchange rates are generally determined as of the close of the NYSE.

The Fund may invest in investments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value.  As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.  Certain investments in which the Fund invests are traded in markets that close before 4:00 p.m. Eastern time. Normally, developments that occur between the close of the foreign markets and 4:00 p.m. Eastern time will not be reflected in the Fund’s net asset value.  However, if the Fund determines that such developments are so significant that they will materially affect the value of the Fund’s investments, the Fund may adjust the previous closing prices to reflect what the Board believes to be the fair value of these investments as of 4:00 p.m. Eastern time.

The Fund may use a systematic fair valuation model provided by an independent third party to value investments principally traded in foreign markets in order to adjust for possible stale pricing that may occur between the close of the foreign exchanges and the time for valuation. The systematic fair valuation model may use calculations based on indices of domestic securities and other appropriate indicators, such as prices of relevant American Depositary Receipts and futures contracts. If an investment is valued at “fair value,” that value is likely to be different from the last quoted market price for the investment.  The use of the fair valuation model may result in securities being transferred between Level 1 and Level 2 of the fair valuation hierarchy at the end of the reporting period.

The amortized cost method of valuation, which approximates market value, generally is used to value short-term debt instruments with 60 days or less remaining to maturity, unless the Board determines

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that this does not represent fair value.  Investments in open-end investment companies are valued at the daily closing net asset value of the respective investment company.  Pursuant to the Fund’s use of the practical expedient within ASC Topic 820, investments in non-registered investment companies are also valued at the daily net asset value.  All investments quoted in foreign currencies are valued daily in US dollars on the basis of the foreign currency exchange rates prevailing at the time such valuation is determined by the Fund’s custodian.

Futures contracts are generally valued at the settlement price established each day on the exchange on which they are traded.  Forward foreign currency contracts are valued daily using forward exchange rates quoted by independent pricing services.

Swaps are marked-to-market daily based upon values from third-party vendors or quotations from market makers to the extent available.  In the event that market quotations are not readily available or deemed unreliable, the swap is valued at fair value as determined in good faith by or under the direction of the Board.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange.  Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization.  The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes.  The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine.  The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine.  As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, JP Morgan Chase Bank (“JP Morgan Chase”), fails to employ this and other appropriate procedures, the Fund or JP Morgan Chase may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust.  For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the

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Fund and reinvested in shares of another series of the Trust.  Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange.  Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange.  Requests for telephone exchanges must be received by the transfer agent, JP Morgan Chase, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.  Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt.  Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust.  Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order.  Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt.  Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value.  In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form.  There is no charge for redemptions by wire.  Please note, however, that the Investor’s financial institution may impose a fee for wire service.  The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund. The securities included in a redemption in kind may include illiquid securities that may not be immediately saleable.

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Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.”  Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest.  Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares.  Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes.  These factors may hurt the Fund’s performance and its Investors.

The Board has adopted the following policies as a means to discourage, detect and prevent market timing.  The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer.  The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity.  Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades.  In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors.  If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund.  Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity.  Certain types of transactions will be exempt from the market timing prevention procedures.  These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

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Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the PACE Funds and all closed-end funds managed by UBS Asset Management (collectively, the “Funds”).  The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service.  Personal information, which is obtained from applications and other forms or correspondence submitted to the Funds, may include name(s), address, e-mail address, telephone number, date of birth, social security number or other tax identification number, bank account information, information about your transactions and experiences with the Funds, and any affiliation a client has with UBS Financial Services Inc. or its affiliates (“Personal Information”).

The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts.  These individuals are required to maintain and protect the confidentiality of Personal Information and to follow established procedures.  The Funds maintain physical, electronic and procedural safeguards to protect Personal Information and to comply with applicable laws and regulations.

The Funds may share Personal Information with their affiliates to facilitate the servicing of accounts and for other business purposes, or as otherwise required or permitted by applicable law.  The Funds may also share Personal Information with non-affiliated third parties that perform services for the Funds, such as vendors that provide data or transaction processing, computer software maintenance and development, and other administrative services.  When the Funds share Personal Information with a non-affiliated third party, they will do so pursuant to a contract that includes provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information.  In addition to sharing information with non-affiliated third parties to facilitate the servicing of accounts and for other business purposes, the Funds may disclose Personal Information to non-affiliated third parties as otherwise required or permitted by applicable law.  For example, the Funds may disclose Personal Information

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to credit bureaus or regulatory authorities to facilitate or comply with investigations; to protect against or prevent actual or potential fraud, unauthorized transactions, claims or other liabilities; or to respond to judicial or legal process, such as subpoena requests.

Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them (or affirmatively approve the use of Personal Information, if required by applicable law).  The Funds endeavor to keep their customer files complete and accurate.  The Funds should be notified if any Personal Information needs to be corrected or updated.  Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

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UBS Asset Management, Americas Region

Business continuity planning overview

UBS Asset Management affiliates UBS Asset Management (US) and UBS Asset Management (Americas) protect information assets, processes, and customer data from unpredictable events through preparation and testing of a comprehensive business continuity capability.  This capability seeks recovery of the technology infrastructure and information, and prevention of the loss of company or customer information and transactions.  In the event of a crisis scenario, we will recover those functions deemed to be critical to our business and our clients, and strive to resume processing within predefined time frames following a disaster declaration (typically 4-6 hours).  Business continuity processes provide us the ability to continue critical business functions regardless of the type, scope, or duration of a localized event.  However, these processes are dependent upon various external resources beyond our control, such as regional telecommunications, transportation networks, and other public utilities.

Essential elements of the business continuity plan include:

•                  Crisis communication procedures — Action plans for coordinating essential communications for crisis management leaders, employees, and key business partners

•                  Information technology backup and recovery procedures — Comprehensive technology and data management plans designed to protect the integrity and quick recovery of essential technology infrastructure and data

•                  Disaster recovery site — Alternative dedicated workspace, technology infrastructure, and systems support that is designed to be fully operational within 2-4 hours of a disaster declaration

•                  Testing regimen — The business continuity plan is reviewed on a quarterly basis and tested on an annual basis, including full activation of the disaster recovery facility. In addition, all IT application recovery plans are updated and tested annually.

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UBS Relationship Funds	Part A

UBS Relationship Funds
UBS International Equity Relationship Fund

Part A

May 1, 2017

UBS International Equity Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.  The Fund is a series of UBS Relationship Funds (the “Trust”).

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Please find the UBS family of funds privacy notice on page A-24 of this Part A.

Please find the UBS Asset Management business continuity planning overview on page A-26 of this Part A.

Offeree No.

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Investment objective, principal strategies and principal risks

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Principal investments

The Fund will principally invest in equity securities of issuers outside of the United States.

Where the Fund invests

The Fund maintains an international portfolio by investing primarily in issuers that are economically tied to a number of countries throughout the world, including both developed and emerging markets.  Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities.  The Fund may invest in equity securities of issuers in any capitalization range based on market conditions and in accordance with its investment objective.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities.

Principal strategies

UBS Asset Management (Americas) Inc. (the “Advisor”) is the Fund’s investment advisor.  The Advisor uses a disciplined price to intrinsic value approach based on fundamental research that seeks to take advantage of pricing anomalies in markets.

To implement this style, the Advisor generally purchases for the Fund securities contained in the Fund’s benchmark index, the Morgan Stanley Capital International (“MSCI”) World ex-USA Index (net).  The Advisor will attempt to enhance the Fund’s long-term return and risk relative to the benchmark.  This active management process is intended to produce superior performance relative to the benchmark.  In deciding which stocks to emphasize, the Advisor uses fundamental analysis to identify securities that are underpriced relative to their fundamental value.  For each security under analysis, an intrinsic value is estimated based upon detailed company, industry and country analysis, including visits to the company, its competitors and suppliers and other independent sources of information.  The intrinsic value estimate is a function of the present value of the estimated future cash flows and is compared to the company’s current market price to ascertain whether a valuation anomaly exists.  A stock with a price below the estimated intrinsic value would be considered a candidate for inclusion in the Fund’s portfolio.  This comparison between price and intrinsic value allows comparisons across industries and countries.

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The Fund may invest in other open-end investment companies advised by the Advisor to gain exposure to emerging market equity and small cap equity asset classes.  The Fund does not pay advisory fees in connection with its investment in the investment companies advised by the Advisor, but may pay the other ordinary operating expenses of the Fund associated with such investments.

The Fund invests its assets in investments that are economically tied to a number of countries throughout the world.

The Fund may, but is not required to, use exchange-traded or over-the-counter (“OTC”) derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, index, or other market factor, and may relate to stocks, bonds, interest rates, credit, currencies or currency exchange rates, commodities and related indexes. The derivatives in which the Fund may invest include options (including, options on swap agreements), futures, forward agreements, swap agreements (including, interest rate, total return and currency swaps), equity participation notes and equity linked notes. All of these derivatives may be used for risk management purposes, such as hedging against a specific security or currency, or to manage or adjust the risk profile of the Fund. In addition, all of the derivative instruments listed above may be used for investment (non-hedging) purposes to earn income; to enhance returns; to replace more traditional direct investments; or to obtain exposure to certain markets.

Principal risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a summary of the principal risks of the Fund.

Management risk—The risk that the investment strategies, techniques and risk analyses employed by the Advisor may not produce the desired results.

Market risk—The risk that the market value of the Fund’s investments may fluctuate, sometimes rapidly or unpredictably, as the stock and bond markets fluctuate. Market risk may affect a single issuer, industry, or sector of the economy, or it may affect the market as a whole.

Small- and mid-capitalization risk—The risk that securities of smaller capitalization companies tend to be more volatile and less liquid than securities of larger capitalization companies.  This can have a disproportionate effect on the market price of smaller capitalization companies and affect the Fund’s ability to purchase or sell these securities.  In general, smaller capitalization companies are more

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vulnerable than larger companies to adverse business or economic developments and they may have more limited resources.

Foreign investing risk—The value of the Fund’s investments in foreign securities may fall due to adverse political, social and economic developments abroad and due to decreases in foreign currency values relative to the US dollar. Investments in foreign government bonds involve special risks because the Fund may have limited legal recourse in the event of default.  Also, foreign securities are sometimes less liquid and more difficult to sell and to value than securities of US issuers. These risks are greater for investments in emerging market issuers.  In addition, investments in emerging market issuers may decline in value because of unfavorable foreign government actions, greater risks of political instability or the absence of accurate information about emerging market issuers.

Derivatives risk— The value of “derivatives”—so called because their value “derives” from the value of an underlying asset, reference rate or index—may rise or fall more rapidly than other investments. It is possible for the Fund to lose more than the amount it invested in the derivative. The risks of investing in derivative instruments also include market risk, management risk, counterparty risk (which is the risk that a counterparty to a derivative contract is unable or unwilling to meet its financial obligations), and the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index or overall market securities. Derivatives relating to fixed income markets are especially susceptible to interest rate risk and credit risk. In addition, many types of swaps and other non-exchange traded derivatives may be subject to liquidity risk, counterparty risk and mispricing or valuation complexity. These derivatives risks are different from, and may be greater than, the risks associated with investing directly in securities and other instruments.

Leverage risk associated with financial instruments—The use of financial instruments to increase potential returns, including derivatives used for investment (non-hedging) purposes, may cause the Fund to be more volatile than if it had not been leveraged. The use of leverage may also accelerate the velocity of losses and can result in losses to the Fund that exceed the amount originally invested.

Investment advisor

UBS Asset Management (Americas) Inc. serves as the investment advisor to the Fund.

Portfolio managers

•                  Scott Wilkin, portfolio manager of the Fund since September 2016.

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•                  Charles Burbeck, portfolio manager of the Fund since October 2013.

Purchase and sale of Fund shares

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  Each accredited investor that holds shares of the Fund is referred to in this prospectus as an “Investor.”  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.  Shares of the Fund may be purchased, exchanged or redeemed directly by eligible Investors on any business day the New York Stock Exchange (“NYSE”) is open at the net asset value next determined after receipt of the order in proper form by the Trust by written request or, in some circumstances, by telephone.  The minimum initial purchase amount is $15,000,000.

Dividends, capital gains and taxes

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the board of trustees of the Trust (the “Board”).  The Fund is classified as a partnership for tax purposes, and each Investor in the Fund will report separately on its own income tax return, its distributive share of the Fund’s income, gains, losses, deductions, and credits.

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More about the Fund’s principal strategies

Performance benchmark

The MSCI World ex USA Index (net) is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets excluding the United States.  Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Equity securities

Equity securities include dividend-paying securities, common stock, shares of collective trusts and investment companies, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts.  The Fund may invest in issuers of any size.

Issuer location

The Fund will invest significantly (at least 40% of its total assets) in companies organized or located outside of the United States or doing substantial business outside of the United States.

Management of currency exposure

The Fund’s allocation among different currencies will be identical to that of its benchmark index if the Advisor believes that global currency markets are fairly priced relative to each other and associated risks. However, the Fund may actively depart from this normal currency allocation when, based on the Advisor’s research, the Advisor believes that currency prices deviate from their fundamental values.  As described below, the Fund may use derivatives to manage its currency exposure.

Derivative contracts

The Fund may, but is not required to, use derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, index, or other market factor, and may relate to stocks, bonds, interest rates, credit, currencies or currency exchange rates, commodities and related indexes. Examples of derivative contracts are options (including, options on swap agreements), futures, forward agreements, swap agreements (including, interest rate, total return and currency swaps), equity participation notes, equity linked notes, caps, collars and floors.

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Investment in securities of other series

The Fund may invest a portion of its assets in securities of other series offered by the Trust.  The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.  For instance, the Fund may invest its assets in emerging market investments by purchasing shares of UBS Emerging Markets Equity Relationship Fund.

Loans of portfolio securities

The Fund may lend its portfolio securities to generate additional income.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions.  The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities.  By taking such temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies.  Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance.  In addition, high portfolio turnover may result in more taxable capital gains being allocated to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Exclusion of Advisor from commodity pool operator definition

With respect to the Fund, the Advisor has claimed an exclusion from the definition of “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”) and the rules of the U.S. Commodity Futures Trading Commission (“CFTC”) and, therefore, is not subject to CFTC registration or regulation as a CPO. In addition, the Advisor is relying upon a related exclusion from the definition of a commodity trading advisor under the CEA.

The terms of the CPO exclusion require the Fund, among other things, to adhere to certain limits on its investments in “commodity interests.” Commodity interests include commodity futures, commodity options, and swaps, as further described in the Fund’s Part B. Because the Advisor and the Fund intend to comply with the terms of the CPO exclusion, the Fund may, in the future, need to adjust its investment strategies, consistent with its investment objective, to limit its investments in these types of instruments. The Fund is not intended as a vehicle for trading in the commodity futures, commodity

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options or swaps markets. The CFTC has neither reviewed nor approved the Advisor’s reliance on these exclusions, or the Fund, its investment strategies or this Part A.

More about risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a discussion of the risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Market risks of equity investments

•                  The stock markets where the Fund’s investments are principally traded may go down, or go down more than the US or other developed countries’ markets, causing the market value of the Fund’s investments to decrease.

•                  An adverse event, such as negative press reports about a company in the Fund’s portfolio, may depress the value of the company’s stock.

Small- and mid-capitalization risk

Securities of small capitalization companies, and to a lesser extent mid-capitalization companies, present greater risks than securities of larger, more established companies.  Smaller companies are often volatile and may suffer significant losses as well as realize substantial growth.  In a declining market, these stocks may be harder to sell, which may further depress their prices.

Foreign investing risk

The values of the Fund’s foreign and emerging market investments may go down or be very volatile because of:

•                  A decline in the value of foreign currencies relative to the US dollar.

•                  Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms.

•                  Adverse governmental actions such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

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•                  Political, diplomatic, or regional conflicts, terrorism or war, social and economic instability, and internal or external policies or economic sanctions limiting or restricting foreign investment, the movement of assets or other economic activity.

•                  Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

The risks described previously are more severe for securities of issuers in emerging market countries than for other foreign investments.

The risk of investing in Europe may be heightened due to the recent referendum in which the United Kingdom voted to exit the EU. There is a significant degree of uncertainty about how negotiations relating to the United Kingdom’s withdrawal will be conducted, as well as the potential consequences and precise timeframe for “Brexit.” While it is not possible to determine the precise impact these events may have on the Fund, during this period and beyond, the impact on the United Kingdom and European economies and the broader global economy could be significant, resulting in negative impacts, such as increased volatility and illiquidity, and potentially lower economic growth on markets in the United Kingdom, Europe and globally, which may adversely affect the value of the Fund’s investments. In addition, if one or more countries were to exit the EU or abandon the use of the euro as a currency, the value of investments tied to those countries or the euro could decline significantly and unpredictably.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using derivatives, the Fund might have been in a better position if the Fund had not entered into the derivatives. While some strategies involving derivatives can protect against the risk of loss, the use of derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other derivatives may be substantial (for example, for some derivatives, it is possible for the Fund to lose more than the amount the Fund

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invested in the derivatives). Some derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for derivatives and the resulting inability of the Fund to sell or otherwise close out the derivatives) and interest rate risk (some derivatives are more sensitive to interest rate changes and market price fluctuations). The Fund’s use of derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments. With respect to futures, which must be executed through a futures commission merchant (“FCM”) and traded on an exchange, and certain swaps which must be executed through an FCM and cleared through a central counterparty, there is a risk of loss by the Fund of the initial and variation margin deposits in the event of bankruptcy of an FCM with which the Fund has an open position, or the central counterparty in a swap contract. The assets of the Fund may not be fully protected in the event of the bankruptcy of the FCM or central counterparty.  The Fund is also subject to the risk that the FCM could use the Fund’s assets to satisfy its own financial obligations or the payment obligations of another customer to the central counterparty. Credit risk of cleared swap participants is concentrated in a few clearinghouses, and the consequences of insolvency of a clearing house are not clear. Finally, the regulation of swaps and other derivatives is a rapidly changing area of law and it is not possible to predict fully the effects of current or future regulation. It is possible that developments in government regulation of various types of derivatives could affect the character, timing and amount of the Fund’s taxable income or gains; may limit or prevent the Fund from using or limit the Fund’s use of these instruments effectively as a part of its investment strategy; and could adversely affect the Fund’s ability to achieve its investment objective. New requirements, even if not directly applicable to the Fund, may increase the cost of the Fund’s investments and cost of doing business.

Convertible bond risk

Convertible bonds are subject to the risks of equity securities when the underlying stock price is high relative to the conversion price (because more of the security’s value resides in the conversion feature) and debt instruments when the underlying stock price is low relative to the conversion price (because the conversion feature is less valuable). A convertible bond is not as sensitive to interest rate changes as a similar non-convertible debt instrument, and generally has less potential for gain or loss than the underlying equity security. The prices of equity securities fluctuate from time to time based on changes in the company’s financial condition or overall market and economic conditions.

Focus risk

To the extent the Fund’s investment strategy leads to sizable allocations to a particular market, sector or industry, the Fund may be more sensitive to any single economic, business, political, regulatory, or

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other event that occurs in that market, sector or industry. As a result, there may be more fluctuation in the price of the Fund’s shares.

Geographic concentration risk

The risk that if the Fund has most of its investments in a single country or region, its portfolio will be more susceptible to factors adversely affecting issuers located in that country or region than would a more geographically diverse portfolio of securities.

Securities lending risk

Securities lending involves the lending of portfolio securities owned by the Fund to qualified broker-dealers and financial institutions who provide collateral to the Fund in connection with these loans. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund also could lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series.  UBS Asset Management (Americas) Inc., a Delaware corporation with its principal business address at 1285 Avenue of the Americas, New York, NY 10019, is an investment advisor registered with the SEC.  As of December 31, 2016, the Advisor had approximately $139 billion in assets under management.  The Advisor is an indirect asset management subsidiary of UBS Group AG (“UBS”) and a member of the UBS Asset Management Division, which had approximately $645 billion in assets under management worldwide as of December 31, 2016.  UBS is an internationally diversified organization headquartered in Zurich, Switzerland, with operations in many areas of the financial services group of industries.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice

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regarding economic factors and trends from its foreign subsidiaries, but it does not generally receive advice or recommendations regarding the purchase or sale of securities from such subsidiaries.  The Advisor does not receive any compensation under the Advisory Agreement.  The Advisor has agreed to cap the Fund’s total operating expenses at 0.25% of the Fund’s average net assets.  The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board’s approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30, 2016.

Portfolio management

Scott Wilkin is the lead portfolio manager for the Fund and Charles Burbeck is the deputy portfolio manager for the Fund. Mr. Wilkin, as lead portfolio manager for the Fund, is primarily responsible for the day-to-day management of the Fund’s portfolio.  Mr. Burbeck, as deputy portfolio manager for the Fund, assists the lead portfolio manager in the day-to-day operations of the Fund’s portfolio. Messrs. Wilkin and Burbeck have access to analysts who are responsible for researching, projecting cash flow and providing a basis for determining which securities are selected for the Fund’s portfolio. Messrs. Wilkin and Burbeck work closely with the analysts to decide how to structure the Fund. Information about Messrs. Wilkin and Burbeck is provided below.

Scott Wilkin is Head of Global Equities and a Managing Director at UBS Asset Management. Mr. Wilkin joined UBS Asset Management in 2003 and previously was a lead portfolio manager of Global Healthcare and UBS Healthcare Long/Short strategies. Prior to joining UBS Asset Management, Mr. Wilkin was a managing director at SG Cowen. Mr. Wilkin also held positions in various business development, strategic planning, and market research roles in the specialty pharmaceutical and diagnostics industries. Mr. Wilkin has been a portfolio manager of the Fund since September 2016.

Charles Burbeck is a Managing Director at UBS Asset Management.  Mr. Burbeck has been at UBS Asset Management and deputy global portfolio manager for all core/value global equity strategies since January 2013.  Previously, Mr. Burbeck was Head of Global Equities at Barclays Investment and Wealth Management from 2011 and Head of Global Equities at HSBC Global Asset Management from 2005.  Mr. Burbeck also spent 12 years co-managing integrated global equity products at Schroders.  Mr. Burbeck is a regular member of the CFA Society of the UK.  Mr. Burbeck has been a portfolio manager of the Fund since October 2013.

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The Part B for the Fund provides information about the Fund’s portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov.  The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090.  Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568.  The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors.  Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, the Advisor will make available the Fund’s complete non-public portfolio holdings, as of the most recent month-end, no sooner than 15 calendar days after month-end.  The Advisor may release the non-public portfolio holdings to an Investor, if (i) the Investor requests the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than certain third parties who monitor investor exposures and investment strategy or assist with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information.  You should contact your relationship manager or financial advisor to request the non-public portfolio holdings and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes.  As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability.  Each Investor is required to take into account its proportionate share of items of income, gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund.  Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of

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Income, Deductions, Credits, etc., which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis.  An Investor will recognize gain to the extent that any money distributed by the Fund exceeds the Investor’s adjusted tax basis in his shares.  In the case of a non-taxable return of capital by the Fund to an Investor, other than in liquidation of his interest in the Fund, the tax basis of his shares will be reduced (but not below zero) and will result in an increase in the amount of gain (or decrease in the amount of loss) that will be recognized by the Investor on the later sale of his shares.  The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board.  A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund.  Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Derivatives

The use of derivatives by the Fund may cause the Fund to realize higher amounts of ordinary income or short-term capital gain, allocations of which are taxable to individual Investors at ordinary income tax rates rather than at the more favorable tax rates for long-term capital gain.  Changes in government regulation of derivative instruments could affect the character, timing and amount of the Fund’s taxable income or gains, and may limit the Fund from using certain types of derivative instruments as part of its investment strategy.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return.  An audit may also result in an audit of nonpartnership items on an Investor’s tax return.  Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund.  NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR.  Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit.  In addition, the “tax

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matters partner” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

Medicare tax

An additional 3.8% Medicare tax is imposed on certain net investment income of US individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount. “Net investment income,” for these purposes, means investment income (including (i) net gains from the taxable disposition of shares of a Fund to the extent the net gain would be taken into account by the Investor if the Fund sold all of its property for fair market value immediately before the disposition of the shares of the Fund, and (ii) an allocable share of a Fund’s interest, dividends and net gains) reduced by the deductions properly allocable to such income.  This Medicare tax, if applicable, is reported by Investors on, and paid with, the Investor’s federal income tax return.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If, as anticipated, the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate.  Certain categories of income, including portfolio interest, are not subject to US withholding tax.  Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year.  If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30%

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tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors generally would be required to file US income tax returns and be subject to US income tax on a net basis.  Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Other reporting and withholding requirements
Under the Foreign Account Tax Compliance Act (“FATCA”), the Fund will be required to withhold at a 30% rate on certain US source payments (such as interest, dividends, and certain other amounts, including any gross proceeds realized upon the sale or other disposition of any property that can produce US source interest or dividends), except on payments of gross proceeds, which are not subject to the withholding tax until January 1, 2019, to certain Investors if the Investor fails to provide the Fund with the information which identifies its direct and indirect US ownership. A Fund may disclose the information that it receives from an Investor to the IRS, non-US taxing authorities or other parties as necessary to comply with FATCA or similar laws. Withholding also may be required if a foreign entity that is an Investor fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 24 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice.  Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled

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trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust.  The minimum initial purchase amount is $15,000,000.  In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified.  There is no sales load in connection with the purchase of shares.  The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies.  Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt.  Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time.  All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer.  Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss.  The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, sell or exchange Fund shares is based on net asset value per share. The Fund generally calculates its net asset value on days that the NYSE is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. To the extent that the Fund’s assets are traded in other markets on days when the NYSE is not open, the value of the Fund’s assets may be affected on those days. If trading on the NYSE is halted for the day before 4:00 p.m., Eastern time, the Fund’s net asset value will still be calculated as

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of the close of regular trading on the NYSE. The time at which the Fund calculates its net asset value and until which purchase, sale or exchange orders are accepted may be changed as permitted by the SEC.

Your price for buying, selling or exchanging shares will be based on the net asset value that is next calculated after the Fund receives your order in good form. If you place your order on a day the NYSE is not open, your price for buying, selling or exchanging shares will be based on the net asset value that is calculated on the next day that the NYSE is open. If you place your order through a financial institution, your financial advisor is responsible for making sure that your order is promptly sent to the Fund.

The Fund calculates its net asset value based on the current market value, where available, for its portfolio securities.  The Fund normally obtains market values for its investments from independent pricing sources and broker-dealers.  Independent pricing sources may use reported last sale prices, official market closing prices, current market quotations or valuations from computerized “evaluation” systems that derive values based on comparable investments.  A evaluation system incorporates parameters such as security quality, maturity and coupon, and/or research and evaluations by its staff, including review of broker-dealer market price quotations, if available, in determining the valuation of the investments.  This may result in the investments being valued at a price different from the price that would have been determined had the evaluation method not been used.  Investments also may be valued based on appraisals derived from information concerning the investment or similar investments received from recognized dealers in those holdings.  Investments traded in the OTC market and listed on The NASDAQ Stock Market, Inc. (“NASDAQ”) normally are valued at the NASDAQ Official Closing Price.  Other OTC securities are valued at the last bid price on the valuation date available prior to valuation.  Investments which are listed on US and foreign stock exchanges normally are valued at the market closing price, the last sale price on the day the securities are valued or, lacking any sales on such day, at the last available bid price.  Investments listed on foreign stock exchanges may be fair valued based on significant events that have occurred subsequent to the close of the foreign markets.  In cases where investments are traded on more than one exchange, the investments are valued on the exchange designated as the primary market by the Advisor.  If a market value is not readily available from an independent pricing source for a particular investment, that investment is valued at fair value as determined in good faith by or under the direction of the Board.  This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

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The Board has delegated to the UBS Asset Management Equities, Fixed Income, and Multi-Asset Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings.  The types of investments for which such fair value pricing may be necessary include, but are not limited to: foreign investments under some circumstances, as discussed below, investments of an issuer that has entered into a restructuring; investments whose trading has been halted or suspended; fixed income securities that are in default and for which there is no current market value quotation; and investments that are restricted as to transfer or resale.  The need to fair value the Fund’s portfolio investments may also result from low trading volume in foreign markets or thinly traded domestic investments, and when a security that is subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.  Various factors may be reviewed in order to make a good faith determination of an investment’s fair value. These factors include, but are not limited to, fundamental analytical data relating to the investment; the nature and duration of restrictions on disposition of the investment; and the evaluation of forces which influence the market in which the investment is purchased and sold. Valuing investments at fair value involves greater reliance on judgment than valuing investments that have readily available market quotations.  Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service.  There can be no assurance that the Fund could obtain the fair value assigned to an investment if it were to sell the investment at approximately the time at which the Fund determines its net asset value per share.  As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors. Foreign currency exchange rates are generally determined as of the close of the NYSE.

The Fund may invest in investments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value.  As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.  Certain investments in which the Fund invests are traded in markets that close before 4:00 p.m. Eastern time. Normally, developments that occur between the close of the foreign markets and 4:00 p.m. Eastern time will not be reflected in the Fund’s net asset value.  However, if the Fund determines that such developments are so significant that they will materially affect the value of the Fund’s investments, the Fund may adjust the previous closing prices to reflect what the Board believes to be the fair value of these investments as of 4:00 p.m. Eastern time.

The Fund may use a systematic fair valuation model provided by an independent third party to value investments principally traded in foreign markets in order to adjust for possible stale pricing that may

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occur between the close of the foreign exchanges and the time for valuation. The systematic fair valuation model may use calculations based on indices of domestic securities and other appropriate indicators, such as prices of relevant American Depositary Receipts and futures contracts. If an investment is valued at “fair value,” that value is likely to be different from the last quoted market price for the investment.  The use of the fair valuation model may result in securities being transferred between Level 1 and Level 2 of the fair valuation hierarchy at the end of the reporting period.

The amortized cost method of valuation, which approximates market value, generally is used to value short-term debt instruments with 60 days or less remaining to maturity, unless the Board determines that this does not represent fair value. Investments in open-end investment companies are valued at the daily closing net asset value of the respective investment company. Pursuant to the Fund’s use of the practical expedient within ASC Topic 820, investments in non-registered investment companies are also valued at the daily net asset value. All investments quoted in foreign currencies are valued daily in US dollars on the basis of the foreign currency exchange rates prevailing at the time such valuation is determined by the Fund’s custodian.

Futures contracts are generally valued at the settlement price established each day on the exchange on which they are traded. Forward foreign currency contracts are valued daily using forward exchange rates quoted by independent pricing services.

Swaps are marked-to-market daily based upon values from third-party vendors or quotations from market makers to the extent available. In the event that market quotations are not readily available or deemed unreliable, the swap is valued at fair value as determined in good faith by or under the direction of the Board.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange.  Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization.  The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes.  The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine.  The Fund provides written confirmation of transactions initiated by telephone as a procedure designed

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to confirm that telephone transactions are genuine.  As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, JP Morgan Chase Bank (“JP Morgan Chase”), fails to employ this and other appropriate procedures, the Fund or JP Morgan Chase may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust.  For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust.  Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange.  Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange.  Requests for telephone exchanges must be received by the transfer agent, JP Morgan Chase, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.  Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt.  Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust.  Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order.  Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt.  Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value.  In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form.  There is no charge for redemptions by wire.  Please note, however, that the Investor’s financial institution may impose a fee for wire service.  The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or

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holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund. The securities included in a redemption in kind may include illiquid securities that may not be immediately saleable.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.”  Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest.  Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares.  Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes.  These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”). Such a delay may occur if the Fund has significant investments in non-US securities, where due to time zone differences, the value of those securities is established some time before the Fund calculates its net asset value.  In such circumstances, the available market prices for such non-US securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value.  There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices.  One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board has adopted the following policies as a means to discourage, detect and prevent market timing.  The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer.  The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity.  Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential

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harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades.  In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors.  If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund.  Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity.  Certain types of transactions will be exempt from the market timing prevention procedures.  These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

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Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the PACE Funds and all closed-end funds managed by UBS Asset Management (collectively, the “Funds”).  The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service.  Personal information, which is obtained from applications and other forms or correspondence submitted to the Funds, may include name(s), address, e-mail address, telephone number, date of birth, social security number or other tax identification number, bank account information, information about your transactions and experiences with the Funds, and any affiliation a client has with UBS Financial Services Inc. or its affiliates (“Personal Information”).

The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts.  These individuals are required to maintain and protect the confidentiality of Personal Information and to follow established procedures.  The Funds maintain physical, electronic and procedural safeguards to protect Personal Information and to comply with applicable laws and regulations.

The Funds may share Personal Information with their affiliates to facilitate the servicing of accounts and for other business purposes, or as otherwise required or permitted by applicable law.  The Funds may also share Personal Information with non-affiliated third parties that perform services for the Funds, such as vendors that provide data or transaction processing, computer software maintenance and development, and other administrative services.  When the Funds share Personal Information with a non-affiliated third party, they will do so pursuant to a contract that includes provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information.  In addition to sharing information with non-affiliated third parties to facilitate the servicing of accounts and for other business purposes, the Funds may disclose Personal Information to non-affiliated third parties as otherwise required or permitted by applicable law.  For example, the Funds may disclose Personal Information

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to credit bureaus or regulatory authorities to facilitate or comply with investigations; to protect against or prevent actual or potential fraud, unauthorized transactions, claims or other liabilities; or to respond to judicial or legal process, such as subpoena requests.

Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them (or affirmatively approve the use of Personal Information, if required by applicable law).  The Funds endeavor to keep their customer files complete and accurate.  The Funds should be notified if any Personal Information needs to be corrected or updated.  Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

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UBS Asset Management, Americas Region

Business continuity planning overview

UBS Asset Management affiliates UBS Asset Management (US) and UBS Asset Management (Americas) protect information assets, processes, and customer data from unpredictable events through preparation and testing of a comprehensive business continuity capability.  This capability seeks recovery of the technology infrastructure and information, and prevention of the loss of company or customer information and transactions.  In the event of a crisis scenario, we will recover those functions deemed to be critical to our business and our clients, and strive to resume processing within predefined time frames following a disaster declaration (typically 4-6 hours).  Business continuity processes  provide us the ability to continue critical business functions regardless of the type, scope, or duration of a localized event.  However, these processes are dependent upon various external resources beyond our control, such as regional telecommunications, transportation networks, and other public utilities.

Essential elements of the business continuity plan include:

•                  Crisis communication procedures — Action plans for coordinating essential communications for crisis management leaders, employees, and key business partners

•                  Information technology backup and recovery procedures — Comprehensive technology and data management plans designed to protect the integrity and quick recovery of essential technology infrastructure and data

•                  Disaster recovery site — Alternative dedicated workspace, technology infrastructure, and systems support that is designed to be fully operational within 2-4 hours of a disaster declaration

•                  Testing regimen — The business continuity plan is reviewed on a quarterly basis and tested on an annual basis, including full activation of the disaster recovery facility. In addition, all IT application recovery plans are updated and tested annually.

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UBS Relationship Funds	Part A

UBS Relationship Funds
UBS Opportunistic Emerging Markets Debt Relationship Fund

Part A

May 1, 2017

UBS Opportunistic Emerging Markets Debt Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.  The Fund is a series of UBS Relationship Funds (the “Trust”).

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Please find the UBS family of funds privacy notice on page A-28 of this Part A.

Please find the UBS Asset Management business continuity planning overview on page A-30 of this Part A.

Offeree No.

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Investment objective, principal strategies and principal risks

Investment objective and goals

To maximize total return, consisting of capital appreciation and current income, while controlling risk.

Asset class exposure

The Fund is designed as an investment vehicle for use by other Series of the Trust and clients of UBS Asset Management (Americas) Inc. (the “Advisor”), the Fund’s investment advisor, that use the Advisor’s other investment strategies to provide opportunistic exposure to the emerging markets debt asset class.  The Fund is not a long-term investment option.

When the Advisor determines that an allocation to the emerging market debt asset class is appropriate, the Advisor will invest client assets in the Fund.  If the Advisor’s investment outlook changes, the Advisor may reallocate client assets to another asset class, and will redeem all or a portion of client assets invested in the Fund.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in debt securities and derivative instruments that are tied economically to emerging market countries.

Securities tied economically to emerging market countries include, but are not limited to, debt securities issued by governments, government-related entities (including participations in loans between governments and financial institutions), corporations and entities organized to restructure outstanding debt of issuers in emerging markets and instruments whose return is derived from any of the foregoing. The Fund may also invest in mortgage-backed (including commercial and residential mortgage-backed securities) and asset-backed securities.

The Fund may, but is not required to, use exchange-traded or over-the-counter (“OTC”) derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, index, or other market factor, and may relate to stocks, bonds, interest rates, credit, currencies or currency exchange rates, commodities and related indexes. The derivatives in which the Fund may invest include options (including, options on futures, forwards and swap agreements), futures, forward agreements, swap agreements (including, interest rate, total return, currency, credit default and inflation swaps), credit-linked securities and structured notes. All of these derivatives may be used for risk management purposes, such as hedging against a specific security or

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currency, or to manage or adjust the risk profile of the Fund. In addition, all of the derivative instruments listed above may be used for investment (non-hedging) purposes to earn income; to enhance returns; to replace more traditional direct investments; to obtain exposure to certain markets; or to adjust the Fund’s portfolio duration.  Options, futures, forward agreements and swap agreements may also be used to establish net short positions for individual sectors, markets, currencies or securities.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in debt securities that are tied economically to emerging markets countries.

Credit quality.  The Fund may invest, without limit, in higher yield, below investment grade securities (also known as lower-rated or “junk bonds”).

Maturity.  Individual securities may be of any maturity.

Where the Fund invests

The Fund invests in securities of issuers of at least three emerging market countries, as described below, which may be located in Asia, Europe, Latin America, Africa or the Middle East.

What is an emerging market?

An emerging market country is a country defined as an emerging or developing economy by any of the World Bank, the International Finance Corporation or the United Nations or its authorities.  Additionally, the Fund, for purposes of its investments, may consider a country included in JP Morgan or MSCI emerging markets indices to be an emerging market country. The countries included in this definition will change over time.

What is an emerging market security?

A security issued by a government of an emerging market country or a security issued by an issuer that, in the opinion of the Advisor, has one or more of the following characteristics:

•                 The security’s principal trading market is an emerging market.

•                 At least 50% of the issuer’s (or the issuer’s parent company’s) revenue is generated from goods produced or sold, investments made, or services performed in emerging market countries.

•                 At least 50% of the issuer’s (or the issuer’s parent company’s) physical assets are located in emerging market countries.

•                 At least 50% of the issuer’s (or the issuer’s parent company’s) economic activities are in emerging market countries.

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•                 The principal place of business of the issuer (or the issuer’s parent company) is an emerging market country.

In addition, an emerging market security includes derivative instruments on emerging market securities or indices.

Principal strategies

The Advisor’s investment style is singularly focused on investment fundamentals.  The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value.  These price/value discrepancies are used as the building blocks for portfolio construction.

To implement this style, the Advisor purchases for the Fund those securities that appear to be underpriced relative to their fundamental values.  The Advisor attempts to identify and exploit discrepancies between market price and fundamental value by analyzing investment fundamentals that determine future cash flows.  The Fund also attempts to generate positive returns and manage risk through sophisticated currency management techniques.  In addition, the Advisor considers the following data for its portfolio construction:

•                 Country analysis based on macroeconomic and political factors

•                 Current credit quality and possible credit upgrades or downgrades

•                 Interest rate exposure

•                 Narrowing or widening of spreads between countries, sectors, securities of different credit qualities or securities of different maturities

•                 Local currency valuation and potential appreciation/depreciation trends against the US dollar

•                 Relative attractiveness of one issue against another issue with a similar risk

Principal risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a summary of the principal risks of the Fund.

Management risk—The risk that the investment strategies, techniques and risk analyses employed by the Advisor may not produce the desired results.

Interest rate risk—An increase in prevailing interest rates typically causes the value of fixed income securities to fall.  Changes in interest rates will likely affect the value of longer-duration fixed income securities more than shorter-duration securities and higher quality securities more than lower quality securities.  When interest rates are falling, some fixed income securities provide that the issuer may

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repay them earlier than the maturity date, and if this occurs the Fund may have to reinvest these repayments at lower interest rates. The risks associated with rising interest rates may be more pronounced in the near future due to the current period of historically low rates.

Credit risk—The risk that the Fund could lose money if the issuer or guarantor of a fixed income security, or the counterparty to or guarantor of a derivative contract, is unable or unwilling to meet its financial obligations.  This risk is likely greater for lower quality investments than for investments that are higher quality.

Extension risk—When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security.

Mortgage- and asset-backed securities risk—The Fund may invest in mortgage- and asset-backed securities that are subject to prepayment or call risk, which is the risk that the borrower’s payments may be received earlier or later than expected due to changes in prepayment rates on underlying loans. Faster prepayments often happen when interest rates are falling. As a result, the Fund may reinvest these early payments at lower interest rates, thereby reducing the Fund’s income. Conversely, when interest rates rise, prepayments may happen more slowly, causing the security to lengthen in duration. Longer duration securities tend to be more volatile. Securities may be prepaid at a price less than the original purchase value. An unexpectedly high rate of defaults on the mortgages held by a mortgage pool may adversely affect the value of mortgage-backed securities and could result in losses to the Fund.

High yield bond risk—The risk that the issuer of bonds with ratings of BB (Standard & Poor’s Financial Services LLC or Fitch Ratings, Inc.) or Ba (Moody’s Investors Service, Inc.) or below, or deemed of equivalent quality, will default or otherwise be unable to honor a financial obligation (also known as lower-rated or “junk bonds”). These securities are considered to be predominately speculative with respect to an issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations. Lower-quality bonds are more likely to be subject to an issuer’s default or downgrade than investment grade (higher-quality) bonds.

Foreign investing risk—The value of the Fund’s investments in foreign securities may fall due to adverse political, social and economic developments abroad and due to decreases in foreign currency values relative to the US dollar. Investments in foreign government bonds involve special risks because the Fund may have limited legal recourse in the event of default.  Also, foreign securities are sometimes less liquid and more difficult to sell and to value than securities of US issuers.

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Emerging market risk—There are additional risks inherent in investing in less developed countries that are applicable to the Fund. Compared to the United States and other developed countries, investments in emerging market issuers may decline in value because of unfavorable foreign government actions, greater risks of political instability or the absence of accurate information about emerging market issuers. Further, emerging countries may have economies based on only a few industries and securities markets that trade only a small number of securities and employ settlement procedures different from those used in the United States. Prices on these exchanges tend to be volatile and, in the past, securities in these countries have offered greater potential for gain (as well as loss) than securities of companies located in developed countries. Further, investments by foreign investors are subject to a variety of restrictions in many emerging countries. Countries such as those in which the Fund may invest may experience, high rates of inflation, high interest rates, exchange rate fluctuations or currency depreciation, large amounts of external debt, balance of payments and trade difficulties and extreme poverty and unemployment.

Liquidity risk—The risk that investments cannot be readily sold at the desired time or price, and the Fund may have to accept a lower price or may not be able to sell the security at all. An inability to sell securities can adversely affect the Fund’s value or prevent the Fund from taking advantage of other investment opportunities. Liquid portfolio investments may become illiquid or less liquid after purchase by the Fund due to low trading volume, adverse investor perceptions and/or other market developments. In recent years, the number and capacity of dealers that make markets in fixed income securities has decreased. Consequently, the decline in dealers engaging in market making trading activities may increase liquidity risk, which can be more pronounced in periods of market turmoil. Liquidity risk may be magnified in a rising interest rate environment or when investor redemptions from fixed income funds may be higher than normal, causing increased supply in the market due to selling activity. Liquidity risk includes the risk that the Fund will experience significant net redemptions at a time when it cannot find willing buyers for its portfolio securities or can only sell its portfolio securities at a material loss.

Derivatives risk— The value of “derivatives”—so called because their value “derives” from the value of an underlying asset, reference rate or index—may rise or fall more rapidly than other investments. It is possible for the Fund to lose more than the amount it invested in the derivative. The risks of investing in derivative instruments also include market risk, management risk, counterparty risk (which is the risk that a counterparty to a derivative contract is unable or unwilling to meet its financial obligations), and the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index or overall market security. Derivatives relating to fixed income markets are especially susceptible to interest rate risk and credit risk. In addition, many types of swaps and other non-

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exchange traded derivatives may be subject to liquidity risk, counterparty risk and mispricing or valuation complexity. These derivatives risks are different from, and may be greater than, the risks associated with investing directly in securities and other instruments.

Leverage risk associated with financial instruments—The use of financial instruments to increase potential returns, including derivatives used for investment (non-hedging) purposes, may cause the Fund to be more volatile than if it had not been leveraged. The use of leverage may also accelerate the velocity of losses and can result in losses to the Fund that exceed the amount originally invested.

Non-diversification risk—The Fund is a non-diversified investment company, which means that the Fund may invest more of its assets in a smaller number of issuers than a diversified investment company. As a non-diversified Fund, the Fund’s share price may be more volatile and the Fund has a greater potential to realize losses upon the occurrence of adverse events affecting a particular issuer.

Market risk—The risk that the market value of the Fund’s investments may fluctuate, sometimes rapidly or unpredictably, as the stock and bond markets fluctuate. Market risk may affect a single issuer, industry, or sector of the economy, or it may affect the market as a whole.

Investment advisor

UBS Asset Management (Americas) Inc. serves as the investment advisor to the Fund.

Portfolio manager

•                  Frederico Kaune, portfolio manager of the Fund since July 2015.

Purchase and sale of Fund shares

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  Each accredited investor that holds shares of the Fund is referred to in this prospectus as an “Investor.”  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.  Shares of the Fund may be purchased, exchanged or redeemed directly by eligible Investors on any business day the New York

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Stock Exchange (“NYSE”) is open at the net asset value next determined after receipt of the order in proper form by the Trust by written request or, in some circumstances, by telephone.  The minimum initial purchase amount is $1,000,000.

Dividends, capital gains and taxes

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the board of trustees of the Trust (the “Board”).  The Fund is classified as a partnership for tax purposes, and each Investor in the Fund will report separately on its own income tax return, its distributive share of the Fund’s income, gains, losses, deductions, and credits.

More about the Fund’s principal strategies

Performance benchmark

Emerging Markets Debt Benchmark Index.  This benchmark is an unmanaged index compiled by the Advisor, consisting of 50% J.P. Morgan Emerging Markets Bond Index-Global (“EMBI-Global”) and 50% J.P. Morgan Government Bond Index-Emerging Markets Global Diversified (“GBI-EM Global Diversified”).  The EMBI-Global is an unmanaged index that is designed to track total returns for US dollar denominated debt instruments issued by emerging markets sovereign and quasi-sovereign entities: Brady bonds, loans and Eurobonds.  The GBI-EM Global Diversified is a local emerging markets debt index that tracks local currency government bonds issued in emerging markets.  The compilation of this benchmark allows the Fund to compare its performance against a strategy of investing in both local markets in local currency and US dollar denominated securities.  Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund does not seek to replicate or manage portfolio exposures relative to the benchmark nor will it have the same performance record as the benchmark.

Fixed income securities

In selecting fixed income securities for the Fund’s portfolio, the Advisor looks for securities that provide both a high level of current income and the potential for capital appreciation due to a perceived or actual improvement in the creditworthiness of the issuer.  The Fund may invest in all types of fixed income securities of issuers from all countries, in addition to emerging markets.  These include, but are not limited to:

•                 Fixed income securities issued or guaranteed by governments, governmental agencies or instrumentalities and political subdivisions located in emerging market countries.

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•                 Participations in loans between emerging market governments and financial institutions.

•                 Fixed income securities issued by government owned, controlled or sponsored entities located in emerging market countries.

•                 Interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers.

•                 Brady Bonds.

•                 Fixed income securities issued by corporate issuers, banks and finance companies located in emerging market countries.

•                 Fixed income securities issued by supranational entities such as the World Bank.  (A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction or development.)

Fixed income securities purchased by the Fund may be denominated or have coupons payable in any currency and may be of any maturity or duration.  The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, zero coupon, pay-in-kind and auction rate features.  These fixed income securities may include, but are not limited to:

•                 bills, notes and bonds

•                 government agency and privately issued mortgage-backed securities

•                 collateralized mortgage and bond obligations

•                 asset-backed securities

•                 structured notes and leveraged derivative securities

•                 convertible securities

•                 zero coupon securities

•                 pay-in-kind and when-issued securities

•                 preferred stock and trust certificates

•                 participations in loans made by financial institutions

•                 repurchase and reverse repurchase agreements

The Fund may invest substantially all of its assets in US and non-US dollar denominated, fixed income securities that are higher risk, below investment grade securities rated by a nationally recognized statistical rating organization below its top four long-term rating categories or determined by the Advisor to be of comparable quality.  Below investment grade securities are commonly known as “junk bonds”.  The issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates.  The prices of these securities are volatile and may go down due to market perceptions of

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deteriorating issuer creditworthiness or economic conditions.  Below investment grade securities may become illiquid and hard to value in down markets.

Management of currency exposure

In order to manage risk arising from exposure to changing currency fluctuations, the Fund may enter into forward currency exchange contracts; buy or sell futures and options contracts relating to foreign currencies; engage in currency swaps; and purchase securities indexed to foreign currencies.  The Advisor may hedge the Fund’s portfolio securities from time to time by shifting investment exposure from one currency to another, or attempt to profit from anticipated appreciation or depreciation in the value of a currency relative to another currency.  A discussion regarding the use of derivative contracts is provided below.

Derivative contracts

The Fund may, but is not required to, use derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, index, or other market factor, and may relate to stocks, bonds, interest rates, credit, currencies or currency exchange rates, commodities and related indexes. Examples of derivative contracts are options (including options on futures, forwards and swap agreements), futures, forward agreements, swap agreements (including, interest rate, total return, currency, credit default and inflation swaps), caps, collars and floors, credit-linked securities and structured notes.

Loans of portfolio securities

The Fund may lend its portfolio securities to generate additional income.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions.  The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities.  By taking such temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may liquidate its entire portfolio in the event of a change in the Advisor’s outlook regarding its asset allocation decision.  In addition, the Fund may engage in active and frequent trading to pursue its principal investment strategies.  These factors increase transaction costs, including brokerage commissions, and may result in more taxable capital gains being allocated to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

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Exclusion of Advisor from commodity pool operator definition

With respect to the Fund, the Advisor has claimed an exclusion from the definition of “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”) and the rules of the U.S. Commodity Futures Trading Commission (“CFTC”) and, therefore, is not subject to CFTC registration or regulation as a CPO. In addition, the Advisor is relying upon a related exclusion from the definition of a commodity trading advisor under the CEA.

The terms of the CPO exclusion require the Fund, among other things, to adhere to certain limits on its investments in “commodity interests.” Commodity interests include commodity futures, commodity options, and swaps, as further described in the Fund’s Part B. Because the Advisor and the Fund intend to comply with the terms of the CPO exclusion, the Fund may, in the future, need to adjust its investment strategies, consistent with its investment objective, to limit its investments in these types of instruments. The Fund is not intended as a vehicle for trading in the commodity futures, commodity options or swaps markets. The CFTC has neither reviewed nor approved the Advisor’s reliance on these exclusions, or the Fund, its investment strategies or this Part A.

More about risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a discussion of the risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of fixed income investments

•                  Interest rates in emerging market countries may vary, or rates may move faster than in the US and other developed markets. If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall.  Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates.  Interest rate changes can be sudden and unpredictable, and are influenced by a number of factors including government policy, inflation expectations and supply and demand.  A substantial increase in interest rates may have an adverse impact on the liquidity of a security, especially those with longer maturities.  Changes in government monetary policy, including changes in tax policy or changes in a central bank’s implementation of specific policy goals, may have a substantial impact on interest rates.  There can be no guarantee that any particular government or central bank policy will be continued, discontinued or changed nor that any such policy will have the desired effect on interest rates. The risks associated with rising

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interest rates may be more pronounced in the near future due to the current period of historically low rates. This is known as interest rate risk.

•                  The issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy.  Lower-rated bonds are more likely to be subject to an issuer’s default than investment grade (higher-rated) bonds.  This is known as credit risk.

•                  As a result of declining interest rates, the issuer of a security may exercise its right to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities.  When interest rates are rising, slower prepayments may extend the duration of the securities and may reduce their value. This is known as call or prepayment risk.

•                  When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected payments.  This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security.  This is known as extension risk.

Mortgage- and asset-backed securities risk

The Fund may invest in mortgage- and asset-backed securities that are subject to prepayment or call risk, which is the risk that the borrower’s payments may be received earlier or later than expected due to changes in prepayment rates on underlying loans. Faster prepayments often happen when interest rates are falling. As a result, the Fund may reinvest these early payments at lower interest rates, thereby reducing the Fund’s income. Conversely, when interest rates rise, prepayments may happen more slowly, causing the security to lengthen in duration. Longer duration securities tend to be more volatile. Securities may be prepaid at a price less than the original purchase value. An unexpectedly high rate of defaults on the mortgages held by a mortgage pool may adversely affect the value of mortgage-backed securities and could result in losses to the Fund.

Foreign investing risk

The values of the Fund’s foreign and emerging market investments may go down or be very volatile because of:

•                  A decline in the value of foreign currencies relative to the US dollar.

•                  Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms.

•                  Adverse governmental actions such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions

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on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

•                  Political, diplomatic, or regional conflicts, terrorism or war, social and economic instability, and internal or external policies or economic sanctions limiting or restricting foreign investment, the movement of assets or other economic activity.

•                  Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

The risks described previously are more severe for securities of issuers in emerging market countries than for other foreign investments.

High yield bond risk

•                  The Fund’s investments in below investment grade securities may be considered speculative because they have a higher risk of default, tend to be less liquid, and may be more difficult to value.

•                  Changes in economic conditions or other circumstances may lead to a weakened capacity to make principal and interest payments.

•                  Issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates.

•                  Prices of below investment grade securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions.

•                  Below investment grade securities may become illiquid and hard to value in down markets.

Liquidity risk

The risk that the Fund may have difficulty or may not be able to sell its investments.  Illiquidity may result from political, economic or issuer specific events; changes in a specific market’s size or structure, including the number of participants; or overall market disruptions.  When there is no willing buyer and investments cannot be readily sold at the desired time or price, the Fund may have to accept a lower price or may not be able to sell the security at all.  An inability to sell securities can adversely affect the Fund’s value or prevent the Fund from being able to take advantage of other investment opportunities. Liquid portfolio investments may become illiquid or less liquid after purchase by the Fund due to low trading volume, adverse investor perceptions and/or other market developments. In recent years, the number and capacity of dealers that make markets in fixed income securities has decreased, Consequently, the decline in dealers engaging in market making trading activities may increase liquidity risk, which can be more pronounced in periods of market turmoil. Liquidity risk may

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be magnified in a rising interest rate environment or when investor redemptions from fixed income funds may be higher than normal, causing increased supply in the market due to selling activity. Liquidity risk includes the risk that the Fund will experience significant net redemptions at a time when it cannot find willing buyers for its portfolio securities or can only sell its portfolio securities at a material loss.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using derivatives, the Fund might have been in a better position if the Fund had not entered into the derivatives. While some strategies involving derivatives can protect against the risk of loss, the use of derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other derivatives may be substantial (for example, for some derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the derivatives). Some derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for derivatives and the resulting inability of the Fund to sell or otherwise close out the derivatives) and interest rate risk (some derivatives are more sensitive to interest rate changes and market price fluctuations). The Fund’s use of derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments. With respect to futures, which must be executed through a futures commission merchant (“FCM”) and traded on an exchange, and certain swaps which must be executed through an FCM and cleared through a central counterparty, there is a risk of loss by the Fund of the initial and variation margin deposits in the event of bankruptcy of an FCM with which the Fund has an open position, or the central counterparty in a swap contract. The assets of the Fund may not be fully protected in the event of the bankruptcy of the FCM or central counterparty.  The Fund is also subject to the risk that the FCM could use the Fund’s assets to satisfy its own financial obligations or the payment obligations of another customer to the central counterparty. Credit risk of cleared swap participants is concentrated in a few clearinghouses, and the consequences of insolvency of a clearing house are not

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clear. Finally, the regulation of swaps and other derivatives is a rapidly changing area of law and it is not possible to predict fully the effects of current or future regulation. It is possible that developments in government regulation of various types of derivatives could affect the character, timing and amount of the Fund’s taxable income or gains; may limit or prevent the Fund from using or limit the Fund’s use of these instruments effectively as a part of its investment strategy; and could adversely affect the Fund’s ability to achieve its investment objective. New requirements, even if not directly applicable to the Fund, may increase the cost of the Fund’s investments and cost of doing business.

Convertible bond risk

Convertible bonds are subject to the risks of equity securities when the underlying stock price is high relative to the conversion price (because more of the security’s value resides in the conversion feature) and debt instruments when the underlying stock price is low relative to the conversion price (because the conversion feature is less valuable). A convertible bond is not as sensitive to interest rate changes as a similar non-convertible debt instrument, and generally has less potential for gain or loss than the underlying equity security. The prices of equity securities fluctuate from time to time based on changes in the company’s financial condition or overall market and economic conditions.

Non-diversification risk

The Fund is non-diversified, which means it can invest a higher percentage of its assets in any one issuer than a diversified fund.  Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

Securities lending risk

Securities lending involves the lending of portfolio securities owned by the Fund to qualified broker-dealers and financial institutions who provide collateral to the Fund in connection with these loans. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund also could lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

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More about the Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series.  UBS Asset Management (Americas) Inc., a Delaware corporation with its principal business address at 1285 Avenue of the Americas, New York, NY 10019, is an investment advisor registered with the SEC.  As of December 31, 2016, the Advisor had approximately $139 billion in assets under management.  The Advisor is an indirect asset management subsidiary of UBS Group AG (“UBS”) and a member of the UBS Asset Management Division, which had approximately $645 billion in assets under management worldwide as of December 31, 2016.  UBS is an internationally diversified organization headquartered in Zurich, Switzerland, with operations in many areas of the financial services group of industries.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws.  With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets.  The Advisor does not receive any compensation under the Advisory Agreement.  The Advisor has agreed to cap the Fund’s total operating expenses at 0.50% of its average net assets.  The Advisor may discontinue this expense limitation at any time.

The Fund is not currently operational.  A discussion regarding the basis for the Board’s annual approval of the Advisory Agreement between the Trust and the Advisor on behalf of the Fund will be available in a future annual or semiannual report to Investors for the Fund.

Portfolio management

Federico Kaune is the lead portfolio manager for the Fund. Mr. Kaune has access to certain members of the Emerging Markets Debt investment management team, each of whom is allocated specific responsibilities for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Kaune, as lead portfolio manager and coordinator for management of the Fund, has responsibility for allocating the Fund’s portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Mr. Kaune is provided below.

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Federico Kaune is Head of Emerging Markets Debt and a Managing Director at UBS Asset Management. Mr. Kaune has been an investment professional with UBS Asset Management since July 2015. Prior to joining UBS Asset Management, Mr. Kaune was Senior Portfolio Manager at Baffin Advisors since 2014. Prior to this, Mr. Kaune held various roles at Morgan Stanley Investment Management, including Co-Head of Emerging Markets Debt and Senior Portfolio Manager, since 2002. Mr. Kaune has been the portfolio manager of the Fund since July 2015.

The Part B for the Fund provides information about the Fund’s portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090.  Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568.  The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors.  Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

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In addition, the Advisor will make available the Fund’s complete non-public portfolio holdings, as of the most recent month-end, no sooner than 15 calendar days after month-end.  The Advisor may release the non-public portfolio holdings to an Investor, if (i) the Investor requests the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than certain third parties who monitor investor exposures and investment strategy or assist with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information.  You should contact your relationship manager or financial advisor to request the non-public portfolio holdings and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes.  As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability.  Each Investor is required to take into account its proportionate share of items of income, gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund.  Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc., which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis.  An Investor will recognize gain to the extent that any money distributed by the Fund exceeds the Investor’s adjusted tax basis in his shares.  In the case of a non-taxable return of capital by the Fund to an Investor, other than in liquidation of his interest in the Fund, the tax basis of his shares will be reduced (but not below zero) and will result in an increase in the amount of gain (or decrease in the amount of loss) that will be recognized by the Investor on the later sale of his shares.  The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board.  A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund.  Any loss may be recognized only if you redeem your entire interest in the Fund for money.

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When you sell shares of the Fund, you may have a capital gain or loss. For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Derivatives

The use of derivatives by the Fund may cause the Fund to realize higher amounts of ordinary income or short-term capital gain, allocations of which are taxable to individual Investors at ordinary income tax rates rather than at the more favorable tax rates for long-term capital gain.  Changes in government regulation of derivative instruments could affect the character, timing and amount of the Fund’s taxable income or gains, and may limit the Fund from using certain types of derivative instruments as part of its investment strategy.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return.  An audit may also result in an audit of nonpartnership items on an Investor’s tax return.  Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund.  NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR.  Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit.  In addition, the “tax matters partner” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

Medicare tax

An additional 3.8% Medicare tax is imposed on certain net investment income of US individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount. “Net investment income,” for these purposes, means investment income (including (i) net gains from the taxable disposition of shares of a Fund to the extent the net gain would be taken into account by the Investor if the Fund sold all of its property for fair market value immediately before the disposition

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of the shares of the Fund, and (ii) an allocable share of a Fund’s interest, dividends and net gains) reduced by the deductions properly allocable to such income.  This Medicare tax, if applicable, is reported by Investors on, and paid with, the Investor’s federal income tax return.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If, as anticipated, the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate. Certain categories of income, including portfolio interest, are not subject to US withholding tax. Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year.  If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors generally would be required to file US income tax returns and be subject to US income tax on a net basis.  Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Other reporting and withholding requirements

Under the Foreign Account Tax Compliance Act (“FATCA”), the Fund will be required to withhold at a 30% rate on certain US source payments (such as interest, dividends, and certain other amounts, including any gross proceeds realized upon the sale or other disposition of any property that can produce US source interest or dividends), except on payments of gross proceeds, which are not subject to the withholding tax until January 1, 2019, to certain Investors if the Investor fails to provide the Fund with the information which identifies its direct and indirect US ownership. A Fund may disclose the information that it receives from an Investor to the IRS, non-US taxing authorities or other parties as necessary to comply with FATCA or similar laws. Withholding also may be required if a

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foreign entity that is an Investor fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 24 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice.  Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the respective net asset value next determined after receipt of the order in proper form by the Trust.  The minimum initial purchase amount is $1,000,000.  In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified.  There is no sales load in connection with the purchase of shares.  The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies.  Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt.  Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same

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time.  All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer.  Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss.  The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, sell or exchange Fund shares is based on net asset value per share. The Fund generally calculates its net asset value on days that the NYSE is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. To the extent that the Fund’s assets are traded in other markets on days when the NYSE is not open, the value of the Fund’s assets may be affected on those days. If trading on the NYSE is halted for the day before 4:00 p.m., Eastern time, the Fund’s net asset value will still be calculated as of the close of regular trading on the NYSE. The time at which the Fund calculates its net asset value and until which purchase, sale or exchange orders are accepted may be changed as permitted by the SEC.

Your price for buying, selling or exchanging shares will be based on the net asset value that is next calculated after the Fund receives your order in good form. If you place your order on a day the NYSE is not open, your price for buying, selling or exchanging shares will be based on the net asset value that is calculated on the next day that the NYSE is open. If you place your order through a financial institution, your financial advisor is responsible for making sure that your order is promptly sent to the Fund.

The Fund calculates its net asset value based on the current market value, where available, for its portfolio securities.  The Fund normally obtains market values for its investments from independent pricing sources and broker-dealers.  Independent pricing sources may use reported last sale prices, official market closing prices, current market quotations or valuations from computerized “evaluation” systems that derive values based on comparable investments.  A evaluation system incorporates

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parameters such as security quality, maturity and coupon, and/or research and evaluations by its staff, including review of broker-dealer market price quotations, if available, in determining the valuation of the investments.  This may result in the investments being valued at a price different from the price that would have been determined had the evaluation method not been used.  Investments also may be valued based on appraisals derived from information concerning the investment or similar investments received from recognized dealers in those holdings.  Investments traded in the OTC market and listed on The NASDAQ Stock Market, Inc. (“NASDAQ”) normally are valued at the NASDAQ Official Closing Price.  Other OTC securities are valued at the last bid price on the valuation date available prior to valuation.  Investments which are listed on US and foreign stock exchanges normally are valued at the market closing price, the last sale price on the day the securities are valued or, lacking any sales on such day, at the last available bid price.  Investments listed on foreign stock exchanges may be fair valued based on significant events that have occurred subsequent to the close of the foreign markets.  In cases where investments are traded on more than one exchange, the investments are valued on the exchange designated as the primary market by the Advisor.  If a market value is not readily available from an independent pricing source for a particular investment, that investment is valued at fair value as determined in good faith by or under the direction of the Board.  This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

The Board has delegated to the UBS Asset Management Equities, Fixed Income, and Multi-Asset Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings.  The types of investments for which such fair value pricing may be necessary include, but are not limited to: foreign investments under some circumstances, as discussed below, investments of an issuer that has entered into a restructuring; investments whose trading has been halted or suspended; fixed income securities that are in default and for which there is no current market value quotation; and investments that are restricted as to transfer or resale.  The need to fair value the Fund’s portfolio investments may also result from low trading volume in foreign markets or thinly traded domestic investments, and when a security that is subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.  Various factors may be reviewed in order to make a good faith determination of an investment’s fair value. These factors include, but are not limited to, fundamental analytical data relating to the investment; the nature and duration of restrictions on disposition of the investment; and the evaluation of forces which influence the market in which the investment is purchased and sold. Valuing investments at fair value involves greater reliance on judgment than valuing investments that have readily available market quotations.  Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing

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service.  There can be no assurance that the Fund could obtain the fair value assigned to an investment if it were to sell the investment at approximately the time at which the Fund determines its net asset value per share.  As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors. Foreign currency exchange rates are generally determined as of the close of the NYSE.

The Fund may invest in investments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value.  As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.  Certain investments in which the Fund invests are traded in markets that close before 4:00 p.m. Eastern time. Normally, developments that occur between the close of the foreign markets and 4:00 p.m. Eastern time will not be reflected in the Fund’s net asset value.  However, if the Fund determines that such developments are so significant that they will materially affect the value of the Fund’s investments, the Fund may adjust the previous closing prices to reflect what the Board believes to be the fair value of these investments as of 4:00 p.m. Eastern time.

The Fund may use a systematic fair valuation model provided by an independent third party to value investments principally traded in foreign markets in order to adjust for possible stale pricing that may occur between the close of the foreign exchanges and the time for valuation. The systematic fair valuation model may use calculations based on indices of domestic securities and other appropriate indicators, such as prices of relevant American Depositary Receipts and futures contracts. If an investment is valued at “fair value,” that value is likely to be different from the last quoted market price for the investment.  The use of the fair valuation model may result in securities being transferred between Level 1 and Level 2 of the fair valuation hierarchy at the end of the reporting period.

The amortized cost method of valuation, which approximates market value, generally is used to value short-term debt instruments with 60 days or less remaining to maturity, unless the Board determines that this does not represent fair value.  Investments in open-end investment companies are valued at the daily closing net asset value of the respective investment company.  Pursuant to the Fund’s use of the practical expedient within ASC Topic 820, investments in non-registered investment companies are also valued at the daily net asset value.  All investments quoted in foreign currencies are valued daily in US dollars on the basis of the foreign currency exchange rates prevailing at the time such valuation is determined by the Fund’s custodian.

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Futures contracts are generally valued at the settlement price established each day on the exchange on which they are traded.  Forward foreign currency contracts are valued daily using forward exchange rates quoted by independent pricing services.

Swaps are marked-to-market daily based upon values from third-party vendors or quotations from market makers to the extent available.  In the event that market quotations are not readily available or deemed unreliable, the swap is valued at fair value as determined in good faith by or under the direction of the Board.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange.  Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization.  The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes.  The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine.  The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine.  As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, JP Morgan Chase Bank (“JP Morgan Chase”), fails to employ this and other appropriate procedures, the Fund or JP Morgan Chase may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust.  For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust.  Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange.  Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange.  Requests for telephone exchanges must be received by the transfer agent, JP Morgan Chase, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.  Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt.

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Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge (except as noted below) on any business day the NYSE is open by furnishing a request to the Trust.  Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order.  Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt.  Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value.  In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form.  There is no charge for redemptions by wire.  Please note, however, that the Investor’s financial institution may impose a fee for wire service.  The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund. The securities included in a redemption in kind may include illiquid securities that may not be immediately saleable.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.”  Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest.  Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares.  Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes.  These factors may hurt the Fund’s performance and its Investors.

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In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”).  Such a delay may occur if the Fund has significant investments in non-US securities, where due to time zone differences, the value of those securities is established some time before the Fund calculates its net asset value.  In such circumstances, the available market prices for such non-US securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value.  There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices.  One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board has adopted the following policies as a means to discourage, detect and prevent market timing.  The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer.  The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity.  Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades.  In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors.  If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund.  Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity.  Certain types of transactions will be exempt from the market timing prevention procedures.  These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

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Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the PACE Funds and all closed-end funds managed by UBS Asset Management (collectively, the “Funds”).  The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service.  Personal information, which is obtained from applications and other forms or correspondence submitted to the Funds, may include name(s), address, e-mail address, telephone number, date of birth, social security number or other tax identification number, bank account information, information about your transactions and experiences with the Funds, and any affiliation a client has with UBS Financial Services Inc. or its affiliates (“Personal Information”).

The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts.  These individuals are required to maintain and protect the confidentiality of Personal Information and to follow established procedures.  The Funds maintain physical, electronic and procedural safeguards to protect Personal Information and to comply with applicable laws and regulations.

The Funds may share Personal Information with their affiliates to facilitate the servicing of accounts and for other business purposes, or as otherwise required or permitted by applicable law.  The Funds may also share Personal Information with non-affiliated third parties that perform services for the Funds, such as vendors that provide data or transaction processing, computer software maintenance and development, and other administrative services.  When the Funds share Personal Information with a non-affiliated third party, they will do so pursuant to a contract that includes provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information.  In addition to sharing information with non-affiliated third parties to facilitate the servicing of accounts and for other business purposes, the Funds may disclose Personal Information to non-affiliated third parties as otherwise required or permitted by applicable law.  For example, the Funds may disclose Personal Information

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to credit bureaus or regulatory authorities to facilitate or comply with investigations; to protect against or prevent actual or potential fraud, unauthorized transactions, claims or other liabilities; or to respond to judicial or legal process, such as subpoena requests.

Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them (or affirmatively approve the use of Personal Information, if required by applicable law).  The Funds endeavor to keep their customer files complete and accurate.  The Funds should be notified if any Personal Information needs to be corrected or updated.  Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

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UBS Asset Management, Americas Region

Business continuity planning overview

UBS Asset Management affiliates UBS Asset Management (US) and UBS Asset Management (Americas) protect information assets, processes, and customer data from unpredictable events through preparation and testing of a comprehensive business continuity capability.  This capability seeks recovery of the technology infrastructure and information, and prevention of the loss of company or customer information and transactions.  In the event of a crisis scenario, we will recover those functions deemed to be critical to our business and our clients, and strive to resume processing within predefined time frames following a disaster declaration (typically 4-6 hours).  Business continuity processes provide us the ability to continue critical business functions regardless of the type, scope, or duration of a localized event.  However, these processes are dependent upon various external resources beyond our control, such as regional telecommunications, transportation networks, and other public utilities.

Essential elements of the business continuity plan include:

•                  Crisis communication procedures — Action plans for coordinating essential communications for crisis management leaders, employees, and key business partners

•                  Information technology backup and recovery procedures — Comprehensive technology and data management plans designed to protect the integrity and quick recovery of essential technology infrastructure and data

•                  Disaster recovery site — Alternative dedicated workspace, technology infrastructure, and systems support that is designed to be fully operational within 2-4 hours of a disaster declaration

•                  Testing regimen — The business continuity plan is reviewed on a quarterly basis and tested on an annual basis, including full activation of the disaster recovery facility. In addition, all IT application recovery plans are updated and tested annually.

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UBS Relationship Funds	Part A

UBS Relationship Funds
UBS Opportunistic Loan Relationship Fund

Part A

May 1, 2017

UBS Opportunistic Loan Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.  The Fund is a series of UBS Relationship Funds (the “Trust”).

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Please find the UBS family of funds privacy notice on page A-30 of this Part A.

Please find the UBS Asset Management business continuity planning overview on page A-32 of this Part A.

Offeree No.

Investment objective, principal strategies and principal risks

Investment objective and goals

Maximize total return, consisting of current income and capital appreciation, while controlling risk.

Asset class exposure

The Fund is designed as an investment vehicle for use by other series of the Trust and clients of UBS Asset Management (Americas) Inc. (the “Advisor”), the Fund’s investment advisor, that use the Advisor’s other investment strategies to provide opportunistic exposure to the global loan market.  The Fund is not a long-term investment option.

When the Advisor determines that an allocation to the loan asset class is appropriate, the Advisor will invest client assets in the Fund.  If the Advisor’s investment outlook changes, the Advisor may reallocate client assets to another asset class, and will redeem all or a portion of client assets invested in the Fund.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in loans or other investments that have economic characteristics similar to loans.  The Fund primarily invests in floating, variable and fixed rate loans made to or issued by US and non-US companies and partnerships through loan assignments or participations.  The foreign loans in which the Fund invests may be US dollar-denominated or have payments in local currency.  Loans purchased by the Fund typically represent a range of maturities, sectors and credit qualities, but generally are of below investment grade quality.  For purposes of the Fund’s 80% policy, the Fund’s investment in loans may include many types of securities as described in this Part A.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in loans or other investments that have economic characteristics similar to loans.

Credit quality.  The Fund generally purchases loans rated, at the time of purchase, BB- or above by Standard & Poor’s Financial Services LLC (“S&P”) or Fitch Ratings, Inc. (“Fitch”), Ba3 by Moody’s Investors Service, Inc. (“Moody’s”), or unrated loans that are deemed to be of equivalent quality by the Advisor.  Loans and fixed income securities with ratings of BB (S&P or Fitch) or Ba (Moody’s) or below, or deemed of equivalent quality, are considered below investment grade, high yield investments (also known as lower-rated or “junk bonds”).

Maturity.  Individual loans may be of any maturity.

The Fund primarily invests in senior secured loans, but may also purchase senior unsecured, subordinated, and junior loans.  In addition, the Fund generally seeks to achieve its investment objective by purchasing assignments of loans, but may invest in participations in loans as well. The Fund is also permitted to invest in senior debt securities in the form of notes or bonds.

Principal strategies

In buying and selling investments in loans and other instruments for the Fund, the Advisor combines both a bottom-up approach to select the best investments for the Fund by using relative value and fundamental analysis and a top-down approach to assess the overall risk and return in the market based upon the exposure of the Fund’s portfolio to various industries and types of loans with varying credit qualities and maturities.  The Advisor relies on fundamental analysis of each borrower and the Advisor’s dedicated credit analysts to evaluate each borrower’s ability to pay principal and interest in light of its current financial condition, its industry position, and economic and market conditions.  Numerous factors are considered in purchasing or selling a loan or other instrument for the Fund including, but not limited to, the number and stringency of the financial covenants included in the loan agreement, a loan’s or instrument’s structural features, underlying collateral and current price compared to its long-term value as determined by the Advisor, and the earnings potential, assets, credit standing and management of the borrower.  When making a decision to purchase or sell a loan or other instrument for the Fund’s portfolio, the Advisor considers the overall composition of the Fund’s portfolio according to loan type, industry, quality and maturity in order to better enable the Fund to control risk.  The Advisor considers investments across a wide spectrum of industries when purchasing or selling securities for the Fund.

The Fund may, but is not required to, use exchange-traded or over-the-counter (“OTC”) derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, index, or other market factor, and may relate to stocks, bonds, interest rates, credit, currencies or currency exchange rates, commodities and related indexes. The derivatives in which the Fund may invest include options (including, options on futures, forwards and swap agreements), futures, forward agreements, swap agreements (including, interest rate, total return, currency, inflation, credit default swaps, including loan only credit default swaps), credit-linked securities and structured notes. All of these derivatives may be used for risk management purposes, such as hedging against a specific security or currency, or to manage or adjust the risk profile of the Fund. In addition, all of the derivative instruments listed above may be used for investment (non-hedging) purposes to earn income; to enhance returns; to replace more traditional direct investments; to obtain exposure to certain markets; to establish net short positions for individual sectors, markets, currencies or securities; or to adjust the Fund’s portfolio duration. In addition, the Fund may leverage by borrowing from banks to the extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”), to manage liquidity needs.  The Fund will adhere to the SEC’s asset coverage requirements for all such borrowings.

Principal risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a summary of the principal risks of the Fund.

Management risk—The risk that the investment strategies, techniques and risk analyses employed by the Advisor may not produce the desired results.

Investment in loans risk—Because the Fund invests substantially in loans, market risk is more pronounced for the Fund than for funds that invest in a more diverse set of securities.  Also, in addition to interest rate, credit, prepayment and extension risk, the Fund is also subject to the risk that the collateral securing a loan may be found invalid, may be used to pay other outstanding obligations of the borrower, may be difficult to liquidate or may have limited access.  Unsecured loans are not supported by collateral, which results in a greater risk of loss.  Due to the nature of loan transactions, the Advisor (i) may lack access to non-public information that would otherwise be useful in reviewing the borrower or (ii) may be restricted from trading the loan or other securities of the borrower if it has possession of non-public information. With respect to participations in loans, the Fund has limited rights, assumes the credit risk of the lender, as well as the credit risk of the borrower, and may be treated as a general creditor of the lender in the event of insolvency.  In addition, the presence of the Advisor’s affiliates in the loan market may restrict the Fund’s ability to acquire some loans, affect the timing of such acquisition or affect the price at which a loan is acquired, although the Advisor does not believe that this will materially affect the Fund’s ability to achieve its investment objective.

Interest rate risk—An increase in prevailing interest rates typically causes the value of fixed income securities to fall.  Changes in interest rates will likely affect the value of longer-duration fixed income securities more than shorter-duration securities and higher quality securities more than lower quality securities.  When interest rates are falling, some fixed income securities provide that the issuer may repay them earlier than the maturity date, and if this occurs the Fund may have to reinvest these repayments at lower interest rates. The risks associated with rising interest rates may be more pronounced in the near future due to the current period of historically low rates.

Credit risk—The risk that the Fund could lose money if the issuer or guarantor of a fixed income security, or the counterparty to or guarantor of a derivative contract, is unable or unwilling to meet its financial obligations.  This risk is likely greater for lower quality investments than for investments that are higher quality.

Extension risk—When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security.

High yield bond risk—The risk that the issuer of bonds with ratings of BB (S&P or Fitch) or Ba (Moody’s) or below, or deemed of equivalent quality, will default or otherwise be unable to honor a financial obligation (also known as lower-rated or “junk bonds”). These securities are considered to be predominately speculative with respect to an issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations. Lower-quality bonds are more likely to be subject to an issuer’s default or downgrade than investment grade (higher-quality) bonds.

Foreign investing risk—The value of the Fund’s investments in foreign securities may fall due to adverse political, social and economic developments abroad and due to decreases in foreign currency values relative to the US dollar. Investments in foreign government bonds involve special risks because the Fund may have limited legal recourse in the event of default.  Also, foreign securities are sometimes less liquid and more difficult to sell and to value than securities of US issuers. These risks are greater for investments in emerging market issuers.

Derivatives risk— The value of “derivatives”—so called because their value “derives” from the value of an underlying asset, reference rate or index—may rise or fall more rapidly than other investments. It is possible for the Fund to lose more than the amount it invested in the derivative. The risks of investing in derivative instruments also include market risk, management risk, counterparty risk (which is the risk that a counterparty to a derivative contract is unable or unwilling to meet its financial obligations), and the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index or overall market security. Derivatives relating to fixed income markets are especially susceptible to interest rate risk and credit risk. In addition, many types of swaps and other non-exchange traded derivatives may be subject to liquidity risk, counterparty risk and mispricing or valuation complexity. These derivatives risks are different from, and may be greater than, the risks associated with investing directly in securities and other instruments.

Leverage risk associated with financial instruments—The use of financial instruments to increase potential returns, including derivatives used for investment (non-hedging) purposes, may cause the

Fund to be more volatile than if it had not been leveraged. The use of leverage may also accelerate the velocity of losses and can result in losses to the Fund that exceed the amount originally invested.

Leverage risk associated with borrowing—The Fund may borrow money from banks to purchase investments for the Fund, which is a form of leverage. If the Fund borrows money to purchase securities and the Fund’s investments decrease in value, the Fund’s losses will be greater than if the Fund did not borrow money for investment purposes. In addition, if the return on an investment purchased with borrowed funds is not sufficient to cover the cost of borrowing, then the net income of the Fund would be less than if borrowing were not used.

Liquidity risk—The risk that investments cannot be readily sold at the desired time or price, and the Fund may have to accept a lower price or may not be able to sell the security at all. An inability to sell securities can adversely affect the Fund’s value or prevent the Fund from taking advantage of other investment opportunities. Liquid portfolio investments may become illiquid or less liquid after purchase by the Fund due to low trading volume, adverse investor perceptions and/or other market developments. In recent years, the number and capacity of dealers that make markets in fixed income securities has decreased. Consequently, the decline in dealers engaging in market making trading activities may increase liquidity risk, which can be more pronounced in periods of market turmoil. Liquidity risk may be magnified in a rising interest rate environment or when investor redemptions from fixed income funds may be higher than normal, causing increased supply in the market due to selling activity. Liquidity risk includes the risk that the Fund will experience significant net redemptions at a time when it cannot find willing buyers for its portfolio securities or can only sell its portfolio securities at a material loss.

Non-diversification risk—The Fund is a non-diversified investment company, which means that the Fund may invest more of its assets in a smaller number of issuers than a diversified investment company. As a non-diversified fund, the Fund’s share price may be more volatile and the Fund has a greater potential to realize losses upon the occurrence of adverse events affecting a particular issuer.

Market risk—The risk that the market value of the Fund’s investments may fluctuate, sometimes rapidly or unpredictably, as the stock and bond markets fluctuate. Market risk may affect a single issuer, industry, or sector of the economy, or it may affect the market as a whole.

Investment advisor

UBS Asset Management (Americas) Inc. serves as the investment advisor to the Fund.

Portfolio managers

•                  Craig G. Ellinger, portfolio manager of the Fund since 2010.

•                  Matthew Iannucci, portfolio manager of the Fund since 2010.

Purchase and sale of Fund shares

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  Each accredited investor that holds shares of the Fund is referred to in this prospectus as an “Investor.”  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.  Shares of the Fund may be purchased, exchanged or redeemed directly by eligible Investors on any business day the New York Stock Exchange (“NYSE”) is open at the net asset value next determined after receipt of the order in proper form by the Trust by written request or, in some circumstances, by telephone.  The minimum initial purchase amount is $1,000,000.

Dividends, capital gains and taxes

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the board of trustees of the Trust (the “Board”).  The Fund is classified as a partnership for tax purposes, and each Investor in the Fund will report separately on its own income tax return, its distributive share of the Fund’s income, gains, losses, deductions, and credits.

More about the Fund’s principal strategies

Performance benchmark

CSFB Leveraged Loan Index.  This benchmark is an unmanaged market value-weighted index designed to mirror the investable universe of the US dollar denominated leveraged loan market.  Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund does not seek to replicate or manage portfolio exposures relative to the benchmark nor will it have the same performance record as the benchmark.

Loans and other financial instruments

The Fund primarily invests in loans and other financial instruments that provide exposure to the global loan market.  Such investments may be US dollar or non-US dollar denominated and may have all types of interest rate payment and reset terms, including floating, variable and fixed rate.  These investments may be of any credit quality, but are generally below investment grade.  The loans and financial instruments in which the Fund may invest include, but are not limited to:

•                   loan assignments

•                   participations in loans

•                   Certain derivative instruments, as further discussed below

•                   senior debt securities in the form of notes or bonds

Senior loans.  The Fund primarily invests in secured senior loans, but also may invest in unsecured senior loans.  Senior loans are typically made by banks and other financial institutions to large corporate customers.  The Fund generally acquires senior loans from and sells senior loans to financial institutions that act as lenders.  Senior loans typically hold the most senior position in the capital structure of a business entity, and therefore have priority over the claims of most or all other creditors on the borrower’s cash flow in the event of default.  Senior secured loans are typically secured with specific collateral and have a claim on the assets and/or stock of the borrower that is senior to that held by subordinated debtholders and stockholders of the borrower.  Senior unsecured loans are not supported by collateral and, in such cases, the Fund would not have a claim on any specific asset or stock of the borrower, which results in a greater risk of loss.  The proceeds of senior loans primarily are used to finance leveraged buyouts, recapitalizations, mergers, acquisitions, stock repurchases, dividends, and, to a lesser extent, to finance internal growth and for other corporate purposes.  The amount of public information available with respect to senior loans may be less extensive than that available for registered or exchange listed securities.  Because of the protective features of senior loans, the Advisor believes that senior loans tend to have more favorable loss recovery rates as compared to more junior loans and other high yield investments.

Junior loans.  Junior loans are subject to the same general risks inherent to any loan investment, including credit, market and liquidity risks. Due to their lower place in a borrower’s capital structure and possible unsecured status, junior loans involve a higher degree of overall risk than senior loans of the same borrower.

Loan assignments and participations.  The Fund purchases loans primarily through assignments, but may also purchase participation interests in loans.  The agent and the original lenders of a loan typically have the right to sell interests (“participations”) in their share of the loan to other participants or to assign all or a portion of their interests (“assignments”) in the loan to other parties.  When the Fund purchases an assignment, the Fund typically has a direct contractual relationship with the borrower and may enforce compliance by the borrower with the terms of the loan agreement.  In such assignments, the Fund effectively takes the role of the original lender.  When the Fund acquires a participation, the Fund typically has a contractual relationship only with the lender, not with the borrower, and, therefore, the Fund generally has no right to enforce compliance by the borrower with the terms of the loan agreement.

Floating interest rate investments.  The rate of interest payable on floating rate corporate loans or corporate debt securities is established as the sum of a base lending rate, such as the London Inter-Bank Offered Rate (LIBOR), plus a specified margin (typically between 2% to 4%).  The Advisor believes that such spreads significantly reduce the impact of interest rate movements as compared to other debt securities.  The interest rate on LIBOR-based loans and securities is reset periodically, typically at regular intervals ranging between 30 and 90 days.  In the alternative, a portion of the Fund’s investments may consist of loans with interest rates that are fixed for the term of the loan.  Investment with longer interest rate reset periods or fixed interest rates may increase fluctuations in the Fund’s share price as a result of changes in interest rates.

Derivative contracts.  The Fund may, but is not required to, use derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, index, or other market factor, and may relate to stocks, bonds, interest rates, credit, currencies or currency exchange rates, commodities and related indexes. Examples of derivative contracts are options (including, options on futures, forwards and swap agreements), futures, forward agreements, swap agreements (including, interest rate, total return, currency, inflation and credit default swaps, including loan only credit default swaps), caps, collars and floors, credit-linked securities and structured notes.

Availability of information

The Advisor has chosen to remain on the public side of all loan transactions by refusing access to non-public information about a borrower that may otherwise be available to the portfolio manager or his team as a consequence of typical loan terms requiring borrowers to provide non-public information periodically to lenders.  The Advisor refuses to access such non-public information, as the receipt of such information would require the portfolio manager and his team to be “walled off” from other portfolio managers, traders and research staff, which would inhibit the Fund’s opportunity to leverage research and analysis from other portfolio management teams and may increase the costs of the Fund.  However, by not receiving the non-public information about a borrower, the portfolio manager and credit analysts may not receive certain information to which the Fund would otherwise have been entitled that otherwise may have affected the Fund’s decision to invest in the loan.

Credit quality

Securities are below investment grade if, at the time of purchase:

•                  They are rated below the top four long-term rating categories of a nationally recognized statistical rating organization.

•                  They have received a comparable short-term or other rating.

•                  They are unrated securities that the Advisor believes are of comparable quality.

The borrowers in below investment grade loans and issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates.  The prices of these securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions.  Below investment grade securities may become illiquid and hard to value in down markets.  Below investment grade securities are those with ratings of BB (S&P or Fitch) or Ba (Moody’s) or below, or deemed of equivalent quality.

Loans of portfolio securities

The Fund may lend its portfolio securities to generate additional income.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions.  The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities.  By taking such temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may liquidate its entire portfolio in the event of a change in the Advisor’s outlook regarding its asset allocation decision.  In addition, the Fund may engage in active and frequent trading to pursue its principal investment strategies.  These factors increase transaction costs, including brokerage commissions, and may result in more taxable capital gains being allocated to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Exclusion of Advisor from commodity pool operator definition

With respect to the Fund, the Advisor has claimed an exclusion from the definition of “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”) and the rules of the U.S. Commodity Futures Trading Commission (“CFTC”) and, therefore, is not subject to CFTC registration or regulation as a CPO. In addition, the Advisor is relying upon a related exclusion from the definition of a commodity trading advisor under the CEA.

The terms of the CPO exclusion require the Fund, among other things, to adhere to certain limits on its investments in “commodity interests.” Commodity interests include commodity futures, commodity options, and swaps, as further described in the Fund’s Part B. Because the Advisor and the Fund intend to comply with the terms of the CPO exclusion, the Fund may, in the future, need to adjust its investment strategies, consistent with its investment objective, to limit its investments in these types of instruments. The Fund is not intended as a vehicle for trading in the commodity futures, commodity options or swaps markets. The CFTC has neither reviewed nor approved the Advisor’s reliance on these exclusions, or the Fund, its investment strategies or this Part A.

More about risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a discussion of the risks of the Fund.

Management risk

•                  The Advisor’s judgments about the fundamental values of loans and other financial instruments acquired by the Fund may prove to be incorrect.

•                  The Advisor’s judgments about the allocation of the Fund’s portfolio across industries, maturities or credit categories may prove to be incorrect.

Risks of investments in loans and other fixed income securities

•                  Because the Fund invests substantially in loans, market risk is more pronounced for the Fund than for funds that invest in a more diverse set of securities.

•                  Interest rates in countries in whose currencies the Fund’s investments are denominated may vary.  With respect to fixed rate loans, if interest rates rise, the prices of loans and fixed income securities in the Fund’s portfolio may fall.  Generally, the longer the maturity of a loan or fixed income security, the greater its sensitivity to changes in interest rates.  In addition, an increase in demand for loans may adversely affect the rate of interest payable on loans acquired by the Fund, thus reducing Fund returns.  Extreme increases in prevailing interest rates may cause an increase in loan defaults which may cause a decline in the Fund’s value. A decrease in interest rates could adversely affect the income earned by the Fund from its loans.  Moreover, because floating rates on loans only reset periodically, changes in prevailing interest rates may cause a fluctuation in the Fund’s value for the floating rate securities in which the Fund invests. This is known as interest rate risk.

•                  A borrower in a loan or an issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy.  Lower-rated loans and other fixed income securities are more likely to be subject to a borrower or an issuer’s default than investment grade (higher-rated) loans and fixed income securities.  This is known as credit risk.

•                  The borrower in a loan or the issuer of a security may exercise its option to prepay principal earlier than scheduled, especially when interest rates are declining, forcing the proceeds to be reinvested at lower rates.  When interest rates are rising, slower prepayments may extend the duration of the securities and may reduce their value. This is known as call or prepayment risk.

•                  As a result of rising interest rates, the average life of loans and other securities backed by debt obligations is extended because of slower than expected principal payments.  This could lock in a below-market interest rate and reduce the value of the security.  This is known as extension risk.

•                  In the event that a borrower in a loan defaults, the collateral securing a loan may be found invalid, may be used to pay other outstanding obligations of the borrower under applicable law or may be difficult to liquidate.  In addition, the Fund’s access to the collateral may be limited or delayed by bankruptcy and other insolvency laws.  Unsecured loans are not supported by collateral, which results in a greater risk of loss.

•                  The Advisor has chosen to remain on the public side of all loan transactions, meaning it refuses access to non-public information.  The Advisor effectively manages loans based only on available public material to allow greater use of common credit research across loans and the publicly traded bonds and equities of the borrowers.  However, this lack of access to non-public information means that the Advisor does not receive information that would otherwise be useful in reviewing the credit quality and underlying financial condition of the borrower.  In certain instances, however, the Advisor may seek access to non-public information with respect to a particular loan currently held by the Fund if the loan has defaulted or is in danger of default or if the Fund is a material holder of the loan during a significant change in the terms of the loan.  In these situations the Advisor may be restricted from trading the loan or other debt and equity securities of the borrower while it is in the possession of such material, non-public information, even if such loan or other security is declining in value.

•                  With respect to the Fund’s investment in participations in loans, the Fund has rights that are more limited than the rights of lenders or of persons who acquire a loan by assignment.  In addition, the Fund assumes the credit risk of the lender selling the participation, as well as the credit risk of the borrower.  In the event of the insolvency of the lender selling the participation, the Fund may be treated as a general creditor of the lender and may not have a senior claim to the lender’s interest in the loan.

High yield bonds/loans risk

•                  The Fund’s investments in below investment grade loans and other securities may be considered speculative because they have a higher risk of default, tend to be less liquid, and may be more difficult to value.

•                  Changes in economic conditions or other circumstances may lead to a weakened capacity to make principal and interest payments.

•                  Borrowers in below investment grade loans and issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates.

•                  Prices of below investment grade loans and securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions.

•                  Below investment grade loans and securities may become illiquid and hard to value in down markets.

Foreign investing risk

The values of the Fund’s foreign and emerging market investments may go down or be very volatile because of:

•                  A decline in the value of foreign currencies relative to the US dollar.

•                  Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms.

•                  Adverse governmental actions such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

•                  Political, diplomatic, or regional conflicts, terrorism or war, social and economic instability, and internal or external policies or economic sanctions limiting or restricting foreign investment, the movement of assets or other economic activity.

•                  Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

•                  Foreign governments potentially having less rigorous reporting and regulatory requirements and different legal systems and laws relating to creditor’s rights that may limit or prevent the Fund from enforcing legal judgments in the event of a borrower’s default or insolvency.

The risks described previously are more severe for securities of issuers in emerging market countries than for other foreign investments.

The risk of investing in Europe may be heightened due to the recent referendum in which the United Kingdom voted to exit the European Union (“EU”). There is a significant degree of uncertainty about how negotiations relating the United Kingdom’s withdrawal will be conducted, as well as the potential consequences and precise time frame for “Brexit.” While it is not possible to determine the precise impact these events may have on the Fund, during this period and beyond, the impact on the United Kingdom and European economies and broader global economy could be significant, resulting in negative impacts, such as increased volatility and illiquidity, and potentially lower economic growth on markets in the United Kingdom, Europe and globally, which may adversely affect the value of the Fund’s investments. In addition, if one or more countries were to exit the EU or abandon the use of the euro as a currency, the value of investments tied to those countries or the euro could decline significantly and unpredictably.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using derivatives, the Fund might have been in a better position if the Fund had not entered into the derivatives. While some strategies involving derivatives can protect against the risk of loss, the use of derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other derivatives may be substantial (for example, for some derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the derivatives). Some derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for derivatives and the resulting inability of the Fund to sell or otherwise close out the derivatives) and interest rate risk (some derivatives are more sensitive to interest rate changes and market price fluctuations). The Fund’s use of derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments. With respect to futures, which must be executed through a futures commission merchant (“FCM”) and traded on an exchange, and certain swaps which must be executed through an FCM and cleared through a central counterparty, there is a risk of loss by the Fund of the initial and variation margin deposits in the event of bankruptcy of an FCM with which the Fund has an open position, or the central counterparty in a swap contract. The assets of the Fund may not be fully protected in the event of the bankruptcy of the FCM or central counterparty.  The Fund is also subject to the risk that the FCM could use the Fund’s assets to satisfy its own financial obligations or the payment obligations of another customer to the central counterparty. Credit risk of cleared swap participants is concentrated in a few clearinghouses, and the consequences of insolvency of a clearing house are not clear. Finally, the regulation of swaps and other derivatives is a rapidly changing area of law and it is not possible to predict fully the effects of current or future regulation. It is possible that developments in government regulation of various types of derivatives could affect the character, timing and amount of the Fund’s taxable income or gains; may limit or prevent the Fund from using or limit the Fund’s use of these instruments effectively as a part of its investment strategy; and could adversely affect the Fund’s ability to achieve its investment objective. New requirements, even if not directly applicable to the Fund, may increase the cost of the Fund’s investments and cost of doing business.

Liquidity risk

The risk that certain investments in loans or other securities in the Fund may be considered illiquid.  Loans are generally not traded on a national securities exchange, but are traded on active secondary markets.  Economic and other events (whether real or perceived) can reduce the demand for certain loans or loans generally, which may reduce market prices and cause the Fund’s net asset value per share to fall.  Illiquidity may result from political, economic or issuer specific events; changes in a specific market’s size or structure, including the number of participants; or overall market disruptions.  The frequency and magnitude of such changes cannot be predicted.  No active trading market may exist for some loans and certain loans may be subject to restrictions on resale.  In addition, a secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability of the Fund to realize full value and thus cause a decline in the Fund’s net asset value.  Liquid portfolio investments may become illiquid or less liquid after purchase by the Fund due to low trading volume, adverse investor perceptions and/or other market developments. In recent years, the number and capacity of dealers that make markets in fixed income securities has decreased, Consequently, the decline in dealers engaging in market making trading activities may increase liquidity risk, which can be more pronounced in periods of market turmoil. Liquidity risk may be magnified in a rising interest rate environment or when investor redemptions from fixed income funds may be higher than normal, causing increased supply in the market due to selling activity. Liquidity risk includes the risk that the Fund will experience significant net redemptions at a time when it cannot find willing buyers for its portfolio securities or can only sell its portfolio securities at a material loss. The Fund may not invest more than 15% of net assets in illiquid securities.

Conflict of interest risk

Affiliates of the Advisor may participate in the primary and secondary market for loans.  Because of limitations imposed by applicable law, the presence of the Advisor’s affiliates in the loan market may restrict the Fund’s ability to acquire some loans, affect the timing of such acquisition or affect the price at which a loan is acquired.  The Advisor does not believe that this will materially affect the Fund’s ability to achieve its investment objective.

Borrowing/leverage risk

The Fund may borrow money from banks to facilitate redemptions, which is a form of leverage.  Participating in borrowing activities involves special risks that may not be associated with funds that do not engage in such activities.  Since substantially all of the assets of the Fund fluctuate in value while the interest obligations remain fixed, an increase or decrease of the asset value per share of the Fund would be greater than would be the case if the Fund did not borrow money.  In addition, interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds.  Under adverse market conditions, the Fund might have to sell portfolio securities in order to meet interest or principal payments, or to satisfy restrictions on borrowings, at a time when investment considerations would otherwise not favor such sales.

Non-diversification risk

The Fund is non-diversified, which means that it can invest a higher percentage of its assets in any one issuer than a diversified fund.  Being non-diversified may magnify the Fund’s losses from adverse events affecting a particular issuer.

Securities lending risk

Securities lending involves the lending of portfolio securities owned by the Fund to qualified broker-dealers and financial institutions who provide collateral to the Fund in connection with these loans. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund also could lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series.  UBS Asset Management (Americas) Inc., a Delaware corporation with its principal business address at 1285 Avenue of the Americas, New York, NY 10019, is an investment advisor registered with the SEC.  As of December 31, 2016, the Advisor had approximately $139 billion in assets under management.  The Advisor is an indirect asset management subsidiary of UBS Group AG (“UBS”) and a member of the UBS Asset Management Division, which had approximately $645 billion in assets under management worldwide as of December 31, 2016.  UBS is an internationally diversified organization headquartered in Zurich, Switzerland, with operations in many areas of the financial services group of industries.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws.  With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets.  The Advisor does not receive any compensation under the Advisory Agreement.  The Advisor has agreed to cap the Fund’s total operating expenses at 0.60% of its average net assets.  The Advisor may discontinue this expense limitation at any time.

The Fund is not currently operational.  A discussion regarding the basis for the Board’s annual approval of the Advisory Agreement between the Trust and the Advisor on behalf of the Fund will be available in a future annual or semiannual report to Investors for the Fund.

Portfolio management

Craig Ellinger and Matthew Iannucci are the portfolio managers for the Fund and are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio. Mr. Ellinger and Mr. Iannucci have access to a globally integrated team of credit analysts. Mr. Ellinger and Mr. Iannucci have responsibility for the overall portfolio and for reviewing the overall composition of the portfolio to ensure its compliance with the Fund’s stated investment objectives and strategies. Information about Messrs. Ellinger and Iannucci is provided below.

Craig Ellinger is Head of Fixed Income, North America and a Managing Director at UBS Asset Management.  Mr. Ellinger has been an investment professional with UBS Asset Management since 2000 and a portfolio manager of the Fund since 2010.

Matthew Iannucci is a Senior Portfolio Manager and an Executive Director at UBS Asset Management.  Mr. Iannucci has been an investment professional with UBS Asset Management since 1996.  Mr. Iannucci has been a portfolio manager of the Fund since 2010.

The Part B for the Fund provides information about the Fund’s portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov. The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090.  Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568.  The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors.  Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, the Advisor will make available the Fund’s complete non-public portfolio holdings, as of the most recent month-end, no sooner than 15 calendar days after month-end.  The Advisor may release the non-public portfolio holdings to an Investor, if (i) the Investor requests the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than certain third parties who monitor investor exposures and investment strategy or assist with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information.  You should contact your relationship manager or financial advisor to request the non-public portfolio holdings and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes.  As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability.  Each Investor is required to take into account its proportionate share of items of income, gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund.  Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc., which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis.  An Investor will recognize gain to the extent that any money distributed by the Fund exceeds the Investor’s adjusted tax basis in his shares.  In the case of a non-taxable return of capital by the Fund to an Investor, other than in liquidation of his interest in the Fund, the tax basis of his shares will be reduced (but not below zero) and will result in an increase in the amount of gain (or decrease in the amount of loss) that will be recognized by the Investor on the later sale of his shares.  The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board.  A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund.  Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss.  For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Derivatives

The use of derivatives by the Fund may cause the Fund to realize higher amounts of ordinary income or short-term capital gain, allocations of which are taxable to individual Investors at ordinary income tax rates rather than at the more favorable tax rates for long-term capital gain.  Changes in government regulation of derivative instruments could affect the character, timing and amount of the Fund’s taxable income or gains, and may limit the Fund from using certain types of derivative instruments as part of its investment strategy.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return.  An audit may also result in an audit of nonpartnership items on an Investor’s tax return.  Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund.  NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR.  Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit.  In addition, the “tax matters partner” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

Medicare tax

An additional 3.8% Medicare tax is imposed on certain net investment income of US individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount. “Net investment income,” for these purposes, means investment income (including (i) net gains from the taxable disposition of shares of a Fund to the extent the net gain would be taken into account by the Investor if the Fund sold all of its property for fair market value immediately before the disposition of the shares of the Fund, and (ii) an allocable share of a Fund’s interest, dividends and net gains) reduced by the deductions properly allocable to such income.  This Medicare tax, if applicable, is reported by Investors on, and paid with, the Investor’s federal income tax return.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If, as anticipated, the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate.  Certain categories of income, including portfolio interest, are not subject to US withholding tax.  Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year.  If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors generally would be required to file US income tax returns and be subject to US income tax on a net basis.  Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Other reporting and withholding requirements

Under the Foreign Account Tax Compliance Act (“FATCA”), the Fund will be required to withhold at a 30% rate on certain US source payments (such as interest, dividends, and certain other amounts,

including any gross proceeds realized upon the sale or other disposition of any property that can produce US source interest or dividends), except on payments of gross proceeds, which are not subject to the withholding tax until January 1, 2019, to certain Investors if the Investor fails to provide the Fund with the information which identifies its direct and indirect US ownership. A Fund may disclose the information that it receives from an Investor to the IRS, non-US taxing authorities or other parties as necessary to comply with FATCA or similar laws. Withholding also may be required if a foreign entity that is an Investor fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 24 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice.  Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the respective net asset value next determined after receipt of the order in proper form by the Trust.  The minimum initial purchase amount is $1,000,000.  In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified.  There is no sales load in connection with the purchase of shares.  The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies.  Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt.  Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time.  All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer.  Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss.  The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, sell or exchange Fund shares is based on net asset value per share. The Fund generally calculates its net asset value on days that the NYSE is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. To the extent that the Fund’s assets are traded in other markets on days when the NYSE is not open, the value of the Fund’s assets may be affected on those days. If trading on the NYSE is halted for the day before 4:00 p.m., Eastern time, the Fund’s net asset value will still be calculated as of the close of regular trading on the NYSE. The time at which the Fund calculates its net asset value and until which purchase, sale or exchange orders are accepted may be changed as permitted by the SEC.

Your price for buying, selling or exchanging shares will be based on the net asset value that is next calculated after the Fund receives your order in good form. If you place your order on a day the NYSE is not open, your price for buying, selling or exchanging shares will be based on the net asset value that is calculated on the next day that the NYSE is open. If you place your order through a financial institution, your financial advisor is responsible for making sure that your order is promptly sent to the Fund.

The Fund calculates its net asset value based on the current market value, where available, for its portfolio securities.  The Fund normally obtains market values for its investments from independent pricing sources and broker-dealers.  Independent pricing sources may use reported last sale prices, official market closing prices, current market quotations or valuations from computerized “evaluation” systems that derive values based on comparable investments.  A evaluation system incorporates parameters such as security quality, maturity and coupon, and/or research and evaluations by its staff, including review of broker-dealer market price quotations, if available, in determining the valuation of the investments.  This may result in the investments being valued at a price different from the price that would have been determined had the evaluation method not been used.  Investments also may be valued based on appraisals derived from information concerning the investment or similar investments received from recognized dealers in those holdings.  Investments traded in the OTC market and listed on The NASDAQ Stock Market, Inc. (“NASDAQ”) normally are valued at the NASDAQ Official Closing Price.  Other OTC securities are valued at the last bid price on the valuation date available prior to valuation.  Investments which are listed on US and foreign stock exchanges normally are valued at the market closing price, the last sale price on the day the securities are valued or, lacking any sales on such day, at the last available bid price.  Investments listed on foreign stock exchanges may be fair valued based on significant events that have occurred subsequent to the close of the foreign markets.  In cases where investments are traded on more than one exchange, the investments are valued on the exchange designated as the primary market by the Advisor.  If a market value is not readily available from an independent pricing source for a particular investment, that investment is valued at fair value as determined in good faith by or under the direction of the Board.  This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

The Board has delegated to the UBS Asset Management Equities, Fixed Income, and Multi-Asset Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings.  The types of investments for which such fair value pricing may be necessary include, but are not limited to: foreign investments under some circumstances, as discussed below, investments of an issuer that has entered into a restructuring; investments whose trading has been halted or suspended; fixed income securities that are in default and for which there is no current market value quotation; and investments that are restricted as to transfer or resale.  The need to fair value the Fund’s portfolio investments may also result from low trading volume in foreign markets or thinly traded domestic investments, and when a security that is subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.  Various factors may be reviewed in order to make a good faith determination of an investment’s fair value. These factors include, but are not limited to, fundamental analytical data relating to the investment; the nature and duration of restrictions on disposition of the investment; and the evaluation of forces which influence the market in which the investment is purchased and sold. Valuing investments at fair value involves greater reliance on judgment than valuing investments that have readily available market quotations.  Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service.  There can be no assurance that the Fund could obtain the fair value assigned to an investment if it were to sell the investment at approximately the time at which the Fund determines its net asset value per share.  As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors. Foreign currency exchange rates are generally determined as of the close of the NYSE.

The Fund may invest in investments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value.  As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.  Certain investments in which the Fund invests are traded in markets that close before 4:00 p.m. Eastern time. Normally, developments that occur between the close of the foreign markets and 4:00 p.m. Eastern time will not be reflected in the Fund’s net asset value.  However, if the Fund determines that such developments are so significant that they will materially affect the value of the Fund’s investments, the Fund may adjust the previous closing prices to reflect what the Board believes to be the fair value of these investments as of 4:00 p.m. Eastern time.

The Fund may use a systematic fair valuation model provided by an independent third party to value investments principally traded in foreign markets in order to adjust for possible stale pricing that may occur between the close of the foreign exchanges and the time for valuation. The systematic fair valuation model may use calculations based on indices of domestic securities and other appropriate indicators, such as prices of relevant American Depositary Receipts and futures contracts. If an investment is valued at “fair value,” that value is likely to be different from the last quoted market price for the investment.  The use of the fair valuation model may result in securities being transferred between Level 1 and Level 2 of the fair valuation hierarchy at the end of the reporting period.

The amortized cost method of valuation, which approximates market value, generally is used to value short-term debt instruments with 60 days or less remaining to maturity, unless the Board determines that this does not represent fair value.  Investments in open-end investment companies are valued at the daily closing net asset value of the respective investment company.  Pursuant to the Fund’s use of the practical expedient within ASC Topic 820, investments in non-registered investment companies are also valued at the daily net asset value.  All investments quoted in foreign currencies are valued daily in US dollars on the basis of the foreign currency exchange rates prevailing at the time such valuation is determined by the Fund’s custodian.

Futures contracts are generally valued at the settlement price established each day on the exchange on which they are traded.  Forward foreign currency contracts are valued daily using forward exchange rates quoted by independent pricing services.

Swaps are marked-to-market daily based upon values from third-party vendors or quotations from market makers to the extent available.  In the event that market quotations are not readily available or deemed unreliable, the swap is valued at fair value as determined in good faith by or under the direction of the Board.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange.  Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization.  The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes.  The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine.  The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine.  As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, JP Morgan Chase Bank (“JP Morgan Chase”), fails to employ this and other appropriate procedures, the Fund or JP Morgan Chase may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust.  For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the

Fund and reinvested in shares of another series of the Trust.  Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange.  Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange.  Requests for telephone exchanges must be received by the transfer agent, JP Morgan Chase, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.  Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt.  Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge (except as noted below) on any business day the NYSE is open by furnishing a request to the Trust.  Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order.  Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt.  Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value.  In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form.  There is no charge for redemptions by wire.  Please note, however, that the Investor’s financial institution may impose a fee for wire service.  The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the 1940 Act if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund. The securities included in a redemption in kind may include illiquid securities that may not be immediately saleable.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.”  Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest.  Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares. Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes.  These factors may hurt the Fund’s performance and its Investors.

In addition, the nature of the Fund’s portfolio holdings may allow an Investor to engage in a short-term trading strategy to take advantage of possible delays between the change in the Fund’s portfolio holdings and the reflection of that change in the Fund’s net asset value (often called “arbitrage market timing”).  Such a delay may occur if the Fund has significant investments in non-US securities, where due to time zone differences, the value of those securities is established some time before the Fund calculates its net asset value.  In such circumstances, the available market prices for such non-US securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value.  There is a possibility that arbitrage market timing may dilute the value of Fund shares if redeeming Investors receive proceeds (and buying Investors receive shares) based upon a net asset value that does not reflect appropriate fair value prices.  One of the objectives of the Fund’s fair value pricing procedures is to minimize the possibilities of this type of arbitrage market timing.

The Board has adopted the following policies as a means to discourage, detect and prevent market timing.  The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer.  The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity.  Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades.  In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors.  If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund.  Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity.  Certain types of transactions will be exempt from the market timing prevention procedures.  These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the PACE Funds and all closed-end funds managed by UBS  Asset Management (collectively, the “Funds”).  The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service.  Personal information, which is obtained from applications and other forms or correspondence submitted to the Funds, may include name(s), address, e-mail address, telephone number, date of birth, social security number or other tax identification number, bank account information, information about your transactions and experiences with the Funds, and any affiliation a client has with UBS Financial Services Inc. or its affiliates (“Personal Information”).

The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts.  These individuals are required to maintain and protect the confidentiality of Personal Information and to follow established procedures.  The Funds maintain physical, electronic and procedural safeguards to protect Personal Information and to comply with applicable laws and regulations.

The Funds may share Personal Information with their affiliates to facilitate the servicing of accounts and for other business purposes, or as otherwise required or permitted by applicable law.  The Funds may also share Personal Information with non-affiliated third parties that perform services for the Funds, such as vendors that provide data or transaction processing, computer software maintenance and development, and other administrative services.  When the Funds share Personal Information with a non-affiliated third party, they will do so pursuant to a contract that includes provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information.  In addition to sharing information with non-affiliated third parties to facilitate the servicing of accounts and for other business purposes, the Funds may disclose Personal Information to non-affiliated third parties as otherwise required or permitted by applicable law.  For example, the Funds may disclose Personal Information to credit bureaus or regulatory authorities to facilitate or comply with investigations; to protect against or prevent actual or potential fraud, unauthorized transactions, claims or other liabilities; or to respond to judicial or legal process, such as subpoena requests.

Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them (or affirmatively approve the use of Personal Information, if required by applicable law).  The Funds endeavor to keep their customer files complete and accurate.  The Funds should be notified if any Personal Information needs to be corrected or updated.  Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

UBS Asset Management, Americas Region

Business continuity planning overview

UBS Asset Management affiliates UBS Asset Management (US) and UBS Asset Management (Americas) protect information assets, processes, and customer data from unpredictable events through preparation and testing of a comprehensive business continuity capability.  This capability seeks recovery of the technology infrastructure and information, and prevention of the loss of company or customer information and transactions.  In the event of a crisis scenario, we will recover those functions deemed to be critical to our business and our clients, and strive to resume processing within predefined time frames following a disaster declaration (typically 4-6 hours).  Business continuity processes provide us the ability to continue critical business functions regardless of the type, scope, or duration of a localized event.  However, these processes are dependent upon various external resources beyond our control, such as regional telecommunications, transportation networks, and other public utilities.

Essential elements of the business continuity plan include:

•                  Crisis communication procedures — Action plans for coordinating essential communications for crisis management leaders, employees, and key business partners

•                  Information technology backup and recovery procedures — Comprehensive technology and data management plans designed to protect the integrity and quick recovery of essential technology infrastructure and data

•                  Disaster recovery site — Alternative dedicated workspace, technology infrastructure, and systems support that is designed to be fully operational within 2-4 hours of a disaster declaration

•                  Testing regimen — The business continuity plan is reviewed on a quarterly basis and tested on an annual basis, including full activation of the disaster recovery facility. In addition, all IT application recovery plans are updated and tested annually.

UBS Relationship Funds	Part A

UBS Relationship Funds
UBS U.S. Equity Alpha Relationship Fund

Part A

May 1, 2017

UBS U.S. Equity Alpha Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.  The Fund is a series of UBS Relationship Funds (the “Trust”).

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Please find the UBS family of funds privacy notice on page A-23 of this Part A.

Please find the UBS Asset Management business continuity planning overview on page A-25 of this Part A.

Offeree No.

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Investment objective, principal strategies and principal risks

Investment objective and goals

Achieve long-term total returns, consisting of capital appreciation and current income, while controlling risk.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in equity securities of US companies.  The Fund will generally invest in equity securities of large and mid capitalization companies but is permitted to invest up to 15% of its net assets in small capitalization companies.  The Fund will maintain both long positions and short positions in equity securities and securities with equity-like characteristics.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in equity securities of US companies.

Principal strategies

UBS Asset Management (Americas) Inc. (the “Advisor”) is the Fund’s investment advisor.  The Advisor’s investment style is singularly focused on investment fundamentals.  The Advisor believes that investment fundamentals determine and describe future cash flows that define fundamental investment value.  The Advisor tries to identify and exploit periodic discrepancies between market prices and fundamental value.  These price/value discrepancies are used as the building blocks for portfolio construction.

In constructing the Fund’s portfolio, the Advisor uses both quantitative and fundamental analysis to identify securities that are underpriced and overpriced relative to their fundamental value.  The Advisor buys securities “long” for the Fund’s portfolio that it believes are underpriced and will outperform, and sells securities “short” that it believes are overpriced and will underperform.  The Fund anticipates that it will normally maintain long positions in equity securities and securities with equity-like characteristics equal to 120% to 140% of the value of its net assets, short positions in equity securities and securities with equity-like characteristics equal to 20% to 40% of the value of its net assets and cash positions equal to 0% to 10% of the value of its net assets.  This active management process is intended to produce superior performance relative to the benchmark (the difference of which is “alpha”).  The Fund’s ability to fully implement its investment strategy, and therefore, meet its performance goals, may be affected by regulatory restrictions prohibiting short sales of certain securities that may be imposed from time to time.

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The Fund’s ability to fully implement its investment strategy may also be affected by the Advisor’s written procedures designed to address potential conflicts that exist where the Advisor manages both long-only and long/short accounts and/or funds. For example, the Advisor restricts short sales in excess of a stated amount of the average daily trading volume of a stock if the Advisor deems it may negatively impact the market and drive down the price of a security that is also held in the Advisor’s long only accounts and/or funds. In addition, the Advisor’s procedures require short sales to be executed after long-only sell orders in the same stock if the long-only sell orders are in excess of a stated number of shares. This procedure may delay the short sales and therefore the price at which the short sale is executed. Therefore, the price may be lower than had the long-only order not taken precedence, and the potential benefit of the short sale would be reduced.

In employing its investment strategies for the Fund, the Advisor attempts to outperform the Russell 1000 Index by 2.50% to 5.00% per year, gross of fees, over a full market cycle.  A typical market cycle is 4 to 7 years.  The Advisor does not represent or guarantee that the Fund will meet this total return goal.

The Fund may, but is not required to, use exchange-traded or over-the-counter (“OTC”) derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, index, or other market factor, and may relate to stocks, bonds, interest rates, credit, currencies or currency exchange rates, commodities and related indexes. The derivatives in which the Fund may invest include options (including, options on swap agreements), futures, forward agreements, swap agreements (including, interest rate and total return swaps). All of these derivatives may be used for risk management purposes, such as hedging against a specific security or currency, or to manage or adjust the risk profile of the Fund. In addition, all of the derivative instruments listed above may be used for investment (non-hedging) purposes to earn income; to enhance returns; to replace more traditional direct investments; to obtain exposure to certain markets; or to establish net short positions for individual markets, currencies or securities.

The Fund may also invest in exchange-traded funds (“ETFs”) and similarly structured pooled investments in order to provide exposure to the equity markets while maintaining liquidity.  The Fund may also engage in short sales of ETFs and similarly structured pooled investments in order to reduce exposure to certain sectors of the equity markets.

Principal risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a summary of the principal risks of the Fund.

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Management risk—The risk that the investment strategies, techniques and risk analyses employed by the Advisor may not produce the desired results.

Market risk—The risk that the market value of the Fund’s investments may fluctuate, sometimes rapidly or unpredictably, as the stock and bond markets fluctuate. Market risk may affect a single issuer, industry, or sector of the economy, or it may affect the market as a whole.

Small- and mid-capitalization risk—The risk that securities of smaller capitalization companies tend to be more volatile and less liquid than securities of larger capitalization companies.  This can have a disproportionate effect on the market price of smaller capitalization companies and affect the Fund’s ability to purchase or sell these securities.  In general, smaller capitalization companies are more vulnerable than larger companies to adverse business or economic developments and they may have more limited resources.

Short sales risk—When selling short, the Fund will sell a security it does not own at the then-current market price and then borrow the security to deliver to the buyer. The Fund is then obligated to buy the security it borrowed on a later date which could result in a significant, and unlimited, loss.

Derivatives risk— The value of “derivatives”—so called because their value “derives” from the value of an underlying asset, reference rate or index—may rise or fall more rapidly than other investments. It is possible for the Fund to lose more than the amount it invested in the derivative. The risks of investing in derivative instruments also include market risk, management risk, counterparty risk (which is the risk that a counterparty to a derivative contract is unable or unwilling to meet its financial obligations) , and the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index or overall market security. Derivatives relating to fixed income markets are especially susceptible to interest rate risk and credit risk. In addition, many types of swaps and other non-exchange traded derivatives may be subject to liquidity risk, counterparty risk and mispricing or valuation complexity. These derivatives risks are different from, and may be greater than, the risks associated with investing directly in securities and other instruments.

Leverage risk associated with financial instruments—The use of financial instruments to increase potential returns, including derivatives used for investment (non-hedging) purposes, may cause the Fund to be more volatile than if it had not been leveraged. The use of leverage may also accelerate the velocity of losses and can result in losses to the Fund that exceed the amount originally invested.

Leverage risk associated with borrowing—The Fund may borrow money from banks to purchase investments for the Fund, which is a form of leverage. If the Fund borrows money to purchase

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securities and the Fund’s investments decrease in value, the Fund’s losses will be greater than if the Fund did not borrow money for investment purposes. In addition, if the return on an investment purchased with borrowed funds is not sufficient to cover the cost of borrowing, then the net income of the Fund would be less than if borrowing were not used.

Investment advisor

UBS Asset Management (Americas) Inc. serves as the investment advisor to the Fund.

Portfolio managers

•                  Thomas Digenan, portfolio manager of the Fund since its inception.

•                  Ian McIntosh, portfolio manager of the Fund since 2012.

Purchase and sale of Fund shares

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  Each accredited investor that holds shares of the Fund is referred to in this prospectus as an “Investor.”  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.  Shares of the Fund may be purchased, exchanged or redeemed directly by eligible Investors on any business day the New York Stock Exchange (“NYSE”) is open at the net asset value next determined after receipt of the order in proper form by the Trust by written request or, in some circumstances, by telephone.  The minimum initial purchase amount is $15,000,000.

Dividends, capital gains and taxes

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the board of trustees of the Trust (the “Board”).  The Fund is classified as a partnership for tax purposes, and each Investor in the Fund will report separately on its own income tax return, its distributive share of the Fund’s income, gains, losses, deductions, and credits.

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More about the Fund’s principal strategies

Performance benchmark

Russell 1000® Index.  The Russell 1000® Index measures the performance of the large-cap segment of the US equity universe.  It is a subset of the Russell 3000® Index and includes approximately 1000 of the largest securities based on a combination of their market cap and current index membership.  The Russell 1000 Index is constructed to provide a comprehensive and unbiased barometer for the large-cap segment and is completely reconstituted annually to ensure new and growing equites are reflected.  Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund will not have the same performance record as the benchmark.

Equity securities

Equity securities include common stock, shares of pooled investment funds and ETFs, real estate investment trusts, preferred stock and fixed income securities convertible into common stock, rights, warrants and sponsored or unsponsored American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts.

Short sales

When the Fund takes a long position in a security, the Advisor purchases the security outright for the Fund’s portfolio.  When the Fund takes a short position in a security, the Advisor sells a security that the Fund does not own at the current market price and delivers to the buyer a security that the Fund has borrowed.  To complete or close out the short sale transaction, the Fund buys the same security in the market and returns it to the lender.  The Fund makes money when the market price of the security goes down after the short sale.  Conversely, if the price of the security goes up after the sale, the Fund will lose money because it will have to pay more to replace the borrowed security than it received.

Until the Fund replaces the borrowed security, the Fund is required to maintain during the period of the short sale the short sale proceeds that the broker holds (which may be invested in equity securities) and any additional assets the lending broker requires as collateral.  The Fund is also required to designate, on its books or the books of its custodian, liquid assets (less any additional collateral held by the broker) to cover the short sale obligation, marked to market daily.  The Fund is also required to repay the lender of the security any dividends or interest that accrue on the security during the period of the loan.

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Derivative contracts

The Fund may, but is not required to, use derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, index, or other market factor, and may relate to stocks, bonds, interest rates, credit, currencies or currency exchange rates, commodities and related indexes. Examples of derivative contracts are options (including, options on swap agreements), futures, forward agreements, swap agreements (including, interest rate and total return swaps), caps, collars and floors.

Loans of portfolio securities

The Fund may lend its portfolio securities to generate additional income.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions.  The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities.  By taking such temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies.  Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance.  In addition, high portfolio turnover may result in more taxable capital gains being allocated to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Exclusion of Advisor from commodity pool operator definition

With respect to the Fund, the Advisor has claimed an exclusion from the definition of “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”) and the rules of the U.S. Commodity Futures Trading Commission (“CFTC”) and, therefore, is not subject to CFTC registration or regulation as a CPO. In addition, the Advisor is relying upon a related exclusion from the definition of a commodity trading advisor under the CEA.

The terms of the CPO exclusion require the Fund, among other things, to adhere to certain limits on its investments in “commodity interests.” Commodity interests include commodity futures, commodity options, and swaps, as further described in the Fund’s Part B. Because the Advisor and the Fund intend to comply with the terms of the CPO exclusion, the Fund may, in the future, need to adjust its investment strategies, consistent with its investment objective, to limit its investments in these types of

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instruments. The Fund is not intended as a vehicle for trading in the commodity futures, commodity options or swaps markets. The CFTC has neither reviewed nor approved the Advisor’s reliance on these exclusions, or the Fund, its investment strategies or this Part A.

Other investment information

The Fund intends to conduct its activities, based on information available to the Fund, such that it will not make investments (either directly or through another entity that is treated as a partnership for US federal income tax purposes) that (i) generate income that is effectively connected with a US trade or business or (ii) constitute “United States real property interests.”  However, there can be no assurances that the Fund will not generate income of the type described in the preceding sentence and the Fund in conducting its activities will not make any independent investigation of the facts or laws not otherwise known to it.

More about risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a discussion of the risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental values of securities acquired by the Fund may prove to be incorrect.  While it is the intent of the Advisor to take long positions in securities that are undervalued and are expected to subsequently outperform the market and short positions in securities that are overvalued and are expected to underperform the market, in various market conditions, there is no assurance that the Advisor will be successful in its selection process.

Market risks of equity investments

•                  The stock markets where the Fund’s investments are principally traded may go down, or go down more than the US or other developed countries’ markets, causing the market value of the Fund’s investments to decrease.

•                  An adverse event, such as negative press reports about a company in the Fund’s portfolio, may depress the value of the company’s stock.

Small- and mid-capitalization risk

Securities of small capitalization companies, and to a lesser extent, mid capitalization companies, present greater risks than securities of larger companies.  Smaller companies are often volatile and may suffer significant losses as well as realize substantial growth.  In a declining market, these stocks may be harder to sell, which may further depress their prices.

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Short sales risk

There are certain unique risks associated with the use of short sales strategies. When selling a security short, the Advisor will sell a security it does not own at the then-current market price and then borrow the security to deliver to the buyer. The Fund is then obligated to buy the security on a later date so it can return the security to the lender. Short sales therefore involve the risk that the Fund will incur a loss by subsequently buying a security at a higher price than the price at which the Fund previously sold the security short. This would occur if the securities lender required the Fund to deliver the securities the Fund had borrowed at the commencement of the short sale and the Fund was unable to either purchase the security at a favorable price or to borrow the security from another securities lender. If this occurs at a time when other short sellers of the security also want to close out their positions, a “short squeeze” can occur. A short squeeze occurs when demand is greater than supply for the security sold short. Moreover, because the Fund’s loss on a short sale arises from increases in the value of the security sold short, such loss, like the price of the security sold short, is unlimited. By contrast, the Fund’s loss on a long position arises from decreases in the value of the security and therefore is limited by the fact that a security’s value cannot drop below zero. It is possible that the Fund’s securities held long will decline in value at the same time that the value of the securities sold short increases, thereby increasing the potential for loss.

Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using derivatives, the Fund might have been in a better position if the Fund had not entered into the derivatives. While some strategies involving derivatives can protect against the risk of loss, the use of derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other derivatives may be substantial (for example, for some derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the derivatives). Some derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for derivatives and the resulting inability of the Fund to sell or otherwise close out the derivatives) and interest rate risk

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(some derivatives are more sensitive to interest rate changes and market price fluctuations). The Fund’s use of derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments. With respect to futures, which must be executed through a futures commission merchant (“FCM”) and traded on an exchange, and certain swaps which must be executed through an FCM and cleared through a central counterparty, there is a risk of loss by the Fund of the initial and variation margin deposits in the event of bankruptcy of an FCM with which the Fund has an open position, or the central counterparty in a swap contract. The assets of the Fund may not be fully protected in the event of the bankruptcy of the FCM or central counterparty.  The Fund is also subject to the risk that the FCM could use the Fund’s assets to satisfy its own financial obligations or the payment obligations of another customer to the central counterparty. Credit risk of cleared swap participants is concentrated in a few clearinghouses, and the consequences of insolvency of a clearing house are not clear. Finally, the regulation of swaps and other derivatives is a rapidly changing area of law and it is not possible to predict fully the effects of current or future regulation. It is possible that developments in government regulation of various types of derivatives could affect the character, timing and amount of the Fund’s taxable income or gains; may limit or prevent the Fund from using or limit the Fund’s use of these instruments effectively as a part of its investment strategy; and could adversely affect the Fund’s ability to achieve its investment objective. New requirements, even if not directly applicable to the Fund, may increase the cost of the Fund’s investments and cost of doing business.

Focus risk

To the extent the Fund’s investment strategy leads to sizable allocations to a particular market, sector or industry, the Fund may be more sensitive to any single economic, business, political, regulatory, or other event that occurs in that market, sector or industry. As a result, there may be more fluctuation in the price of the Fund’s shares.

Convertible bond risk

Convertible bonds are subject to the risks of equity securities when the underlying stock price is high relative to the conversion price (because more of the security’s value resides in the conversion feature) and debt instruments when the underlying stock price is low relative to the conversion price (because the conversion feature is less valuable). A convertible bond is not as sensitive to interest rate changes as a similar non-convertible debt instrument, and generally has less potential for gain or loss than the underlying equity security. The prices of equity securities fluctuate from time to time based on changes in the company’s financial condition or overall market and economic conditions.

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Securities lending risk

Securities lending involves the lending of portfolio securities owned by the Fund to qualified broker-dealers and financial institutions who provide collateral to the Fund in connection with these loans. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund also could lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral.

No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series.  UBS Asset Management (Americas) Inc., a Delaware corporation with its principal business address at 1285 Avenue of the Americas, New York, NY 10019, is an investment advisor registered with the SEC.  As of December 31, 2016, the Advisor had approximately $139 billion in assets under management.  The Advisor is an indirect asset management subsidiary of UBS Group AG (“UBS”) and a member of the UBS Asset Management Division, which had approximately $645 billion in assets under management worldwide as of December 31, 2016.  UBS is an internationally diversified organization headquartered in Zurich, Switzerland, with operations in many areas of the financial services group of industries.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws.  With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets.  The Advisor does not receive any compensation under the Advisory Agreement.  The Advisor has voluntarily agreed to reimburse expenses (excluding interest expense, securities loan fees and dividend expense for securities sold short and expenses incurred through investment in other investment companies), to the extent necessary so that the Fund’s expenses (excluding interest expense, securities loan fees and

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dividend expense for securities sold short and expenses incurred through investment in other investment companies), otherwise do not exceed 0.12%.  The Advisor may discontinue this expense limitation at any time.

A discussion regarding the basis for the Board’s approval of the Advisory Agreement between the Trust and Advisor on behalf of the Fund is available in the Fund’s most recent semiannual report to Investors for the period ended June 30, 2016.

Portfolio management

Thomas Digenan and Ian McIntosh are the members of the US Equities Core/Value Strategies investment management team primarily responsible for the day-to-day management of the Fund.  Mr. Digenan, as the head of the investment management team, leads the portfolio construction process and reviews the overall composition of the Fund’s portfolio to ensure compliance with its stated investment objectives and strategies.  Mr. McIntosh works closely with Mr. Digenan on portfolio construction and ensuring that Fund investment objectives are met.  Information about Messrs. Digenan and McIntosh is provided below.

Thomas J. Digenan is Head of US Intrinsic Value Equity and a Managing Director at UBS Asset Management.  Prior to that he had been a U.S. Core/Value Equity Strategist at UBS   Asset Management from 2001 to September 2012.  Mr. Digenan was President of The UBS Funds from 1993 to 2001.  Mr. Digenan has been a portfolio manager of the Fund since its inception.

Ian McIntosh is a Senior Portfolio Manager on the US Intrinsic Value Equity team and a Managing Director at UBS Asset Management. Prior to joining UBS Asset Management in 2004, Mr. McIntosh was a Vice President at JP Morgan Fleming Asset Management. Mr. McIntosh has been a portfolio manager of the Fund since 2012.

The Part B for the Fund provides information about the Fund’s portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov.  The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090.  Additionally, you may obtain copies of Forms N-Q from the Fund

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upon request by calling 1-800-647 1568.  The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the semiannual and annual reports, respectively, sent to Investors.  Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, the Advisor will make available the Fund’s complete non-public portfolio holdings, as of the most recent month-end, no sooner than 15 calendar days after month-end.  The Advisor may release the non-public portfolio holdings to an Investor, if (i) the Investor requests the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than certain third parties who monitor investor exposures and investment strategy or assist with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information.  You should contact your relationship manager or financial advisor to request the non-public portfolio holdings and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes.  As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability.  Each Investor is required to take into account its proportionate share of items of income, gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund.  Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc., which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis.  An Investor will recognize gain to the extent that any money distributed by the Fund exceeds the Investor’s adjusted tax basis in his shares.  In the case of a non-taxable return of capital by the Fund to an Investor, other than in liquidation of his interest in the Fund, the tax basis of his shares will be reduced (but not below zero) and will result in an increase in the amount of gain (or decrease in the amount of loss) that will be recognized by the Investor on the later sale of his shares.  The Fund, however, does not currently intend to declare

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and pay distributions to Investors except as may be determined by the Board.  A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund.  Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss.  For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Derivatives

The use of derivatives by the Fund may cause the Fund to realize higher amounts of ordinary income or short-term capital gain, allocations of which are taxable to individual Investors at ordinary income tax rates rather than at the more favorable tax rates for long-term capital gain.  Changes in government regulation of derivative instruments could affect the character, timing and amount of the Fund’s taxable income or gains, and may limit the Fund from using certain types of derivative instruments as part of its investment strategy.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return.  An audit may also result in an audit of nonpartnership items on an Investor’s tax return.  Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund.  NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR.  Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit.  In addition, the “tax matters partner” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

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Medicare tax

An additional 3.8% Medicare tax is imposed on certain net investment income of US individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount. “Net investment income,” for these purposes, means investment income (including (i) net gains from the taxable disposition of shares of a Fund to the extent the net gain would be taken into account by the Investor if the Fund sold all of its property for fair market value immediately before the disposition of the shares of the Fund, and (ii) an allocable share of a Fund’s interest, dividends and net gains) reduced by the deductions properly allocable to such income.  This Medicare tax, if applicable, is reported by Investors on, and paid with, the Investor’s federal income tax return.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If, as anticipated, the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate.  Certain categories of income, including portfolio interest, are not subject to US withholding tax.  Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year.  If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors generally would be required to file US income tax returns and be subject to US income tax on a net basis.  Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Other reporting and withholding requirements

Under the Foreign Account Tax Compliance Act (“FATCA”), the Fund will be required to withhold at a 30% rate on certain US source payments (such as interest, dividends, and certain other amounts,

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including any gross proceeds realized upon the sale or other disposition of any property that can produce US source interest or dividends), except on payments of gross proceeds, which are not subject to the withholding tax until January 1, 2019, to certain Investors if the Investor fails to provide the Fund with the information which identifies its direct and indirect US ownership. A Fund may disclose the information that it receives from an Investor to the IRS, non-US taxing authorities or other parties as necessary to comply with FATCA or similar laws. Withholding also may be required if a foreign entity that is an Investor fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 24 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice.  Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust.  The minimum initial purchase amount is $15,000,000.  In the sole discretion of the Advisor, the minimum purchase amount may be

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waived or modified.  There is no sales load in connection with the purchase of shares.  The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies.  Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt.  Shares issued by the Fund in exchange for securities will be issued at net asset value determined as of the same time.  All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer.  Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss.  The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, sell or exchange Fund shares is based on net asset value per share. The Fund generally calculates its net asset value on days that the NYSE is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. To the extent that the Fund’s assets are traded in other markets on days when the NYSE is not open, the value of the Fund’s assets may be affected on those days. If trading on the NYSE is halted for the day before 4:00 p.m., Eastern time, the Fund’s net asset value will still be calculated as of the close of regular trading on the NYSE. The time at which the Fund calculates its net asset value and until which purchase, sale or exchange orders are accepted may be changed as permitted by the SEC.

Your price for buying, selling or exchanging shares will be based on the net asset value that is next calculated after the Fund receives your order in good form. If you place your order on a day the NYSE is not open, your price for buying, selling or exchanging shares will be based on the net asset value that is calculated on the next day that the NYSE is open. If you place your order through a financial

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institution, your financial advisor is responsible for making sure that your order is promptly sent to the Fund.

The Fund calculates its net asset value based on the current market value, where available, for its portfolio securities.  The Fund normally obtains market values for its investments from independent pricing sources and broker-dealers.  Independent pricing sources may use reported last sale prices, official market closing prices, current market quotations or valuations from computerized “evaluation” systems that derive values based on comparable investments.  A evaluation system incorporates parameters such as security quality, maturity and coupon, and/or research and evaluations by its staff, including review of broker-dealer market price quotations, if available, in determining the valuation of the investments.  This may result in the investments being valued at a price different from the price that would have been determined had the evaluation method not been used.  Investments also may be valued based on appraisals derived from information concerning the investment or similar investments received from recognized dealers in those holdings.  Investments traded in the OTC market and listed on The NASDAQ Stock Market, Inc. (“NASDAQ”) normally are valued at the NASDAQ Official Closing Price.  Other OTC securities are valued at the last bid price on the valuation date available prior to valuation.  Investments which are listed on US and foreign stock exchanges normally are valued at the market closing price, the last sale price on the day the securities are valued or, lacking any sales on such day, at the last available bid price.  In cases where investments are traded on more than one exchange, the investments are valued on the exchange designated as the primary market by the Advisor.  If a market value is not readily available from an independent pricing source for a particular investment, that investment is valued at fair value as determined in good faith by or under the direction of the Board.  This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

The Board has delegated to the UBS Asset Management Equities, Fixed Income, and Multi-Asset Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings.  The types of investments for which such fair value pricing may be necessary include, but are not limited to: foreign investments under some circumstances, as discussed below, investments of an issuer that has entered into a restructuring; investments whose trading has been halted or suspended; fixed income securities that are in default and for which there is no current market value quotation; and investments that are restricted as to transfer or resale.  The need to fair value the Fund’s portfolio investments may also result from low trading volume in foreign markets or thinly traded domestic investments, and when a security that is subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.  Various factors may be reviewed in order to make a good

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faith determination of an investment’s fair value. These factors include, but are not limited to, fundamental analytical data relating to the investment; the nature and duration of restrictions on disposition of the investment; and the evaluation of forces which influence the market in which the investment is purchased and sold. Valuing investments at fair value involves greater reliance on judgment than valuing investments that have readily available market quotations.  Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service.  There can be no assurance that the Fund could obtain the fair value assigned to an investment if it were to sell the investment at approximately the time at which the Fund determines its net asset value per share.  As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors. Foreign currency exchange rates are generally determined as of the close of the NYSE.

The Fund may use a systematic fair valuation model provided by an independent third party to value investments principally traded in foreign markets in order to adjust for possible stale pricing that may occur between the close of the foreign exchanges and the time for valuation. The systematic fair valuation model may use calculations based on indices of domestic securities and other appropriate indicators, such as prices of relevant American Depositary Receipts and futures contracts. If an investment is valued at “fair value,” that value is likely to be different from the last quoted market price for the investment.  The use of the fair valuation model may result in securities being transferred between Level 1 and Level 2 of the fair valuation hierarchy at the end of the reporting period.

The amortized cost method of valuation, which approximates market value, generally is used to value short-term debt instruments with 60 days or less remaining to maturity, unless the Board determines that this does not represent fair value.  Investments in open-end investment companies are valued at the daily closing net asset value of the respective investment company.  Pursuant to the Fund’s use of the practical expedient within ASC Topic 820, investments in non-registered investment companies are also valued at the daily net asset value.  All investments quoted in foreign currencies are valued daily in US dollars on the basis of the foreign currency exchange rates prevailing at the time such valuation is determined by the Fund’s custodian.

Futures contracts are generally valued at the settlement price established each day on the exchange on which they are traded.  Forward foreign currency contracts are valued daily using forward exchange rates quoted by independent pricing services.

Swaps are marked-to-market daily based upon values from third-party vendors or quotations from market makers to the extent available.  In the event that market quotations are not readily available or

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deemed unreliable, the swap is valued at fair value as determined in good faith by or under the direction of the Board.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange.  Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization.  The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes.  The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine.  The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine.  As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, JP Morgan Chase Bank (“JP Morgan Chase”), fails to employ this and other appropriate procedures, the Fund or JP Morgan Chase may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust.  For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust.  Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange.  Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange.  Requests for telephone exchanges must be received by the transfer agent, JP Morgan Chase, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.  Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt.  Requests received after the close of regular trading hours will be processed at the next determined net asset value.

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Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust.  Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order.  Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt.  Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value.  In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form.  There is no charge for redemptions by wire.  Please note, however, that the Investor’s financial institution may impose a fee for wire service.  The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund. The securities included in a redemption in kind may include illiquid securities that may not be immediately saleable.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.”  Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest.  Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares.  Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes.  These factors may hurt the Fund’s performance and its Investors.

The Board has adopted the following policies as a means to discourage, detect and prevent market timing.  The Fund will reject purchase orders and exchanges into the Fund by any person, group or

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account that the Advisor determines to be a market timer.  The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity.  Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades.  In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors.  If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund.  Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity.  Certain types of transactions will be exempt from the market timing prevention procedures.  These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

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Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the PACE Funds and all closed-end funds managed by UBS Asset Management (collectively, the “Funds”).  The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service.  Personal information, which is obtained from applications and other forms or correspondence submitted to the Funds, may include name(s), address, e-mail address, telephone number, date of birth, social security number or other tax identification number, bank account information, information about your transactions and experiences with the Funds, and any affiliation a client has with UBS Financial Services Inc. or its affiliates (“Personal Information”).

The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts.  These individuals are required to maintain and protect the confidentiality of Personal Information and to follow established procedures.  The Funds maintain physical, electronic and procedural safeguards to protect Personal Information and to comply with applicable laws and regulations.

The Funds may share Personal Information with their affiliates to facilitate the servicing of accounts and for other business purposes, or as otherwise required or permitted by applicable law.  The Funds may also share Personal Information with non-affiliated third parties that perform services for the Funds, such as vendors that provide data or transaction processing, computer software maintenance and development, and other administrative services.  When the Funds share Personal Information with a non-affiliated third party, they will do so pursuant to a contract that includes provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information.  In addition to sharing information with non-affiliated third parties to facilitate the servicing of accounts and for other business purposes, the Funds may disclose Personal Information to non-affiliated third parties as otherwise required or permitted by applicable law.  For example, the Funds may disclose Personal Information

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to credit bureaus or regulatory authorities to facilitate or comply with investigations; to protect against or prevent actual or potential fraud, unauthorized transactions, claims or other liabilities; or to respond to judicial or legal process, such as subpoena requests.

Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them (or affirmatively approve the use of Personal Information, if required by applicable law).  The Funds endeavor to keep their customer files complete and accurate.  The Funds should be notified if any Personal Information needs to be corrected or updated.  Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

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UBS Asset Management, Americas Region

Business continuity planning overview

UBS Asset Management affiliates UBS Asset Management (US) and UBS Asset Management (Americas) protect information assets, processes, and customer data from unpredictable events through preparation and testing of a comprehensive business continuity capability.  This capability seeks recovery of the technology infrastructure and information, and prevention of the loss of company or customer information and transactions.  In the event of a crisis scenario, we will recover those functions deemed to be critical to our business and our clients, and strive to resume processing within predefined time frames following a disaster declaration (typically 4-6 hours).  Business continuity processes  provide us the ability to continue critical business functions regardless of the type, scope, or duration of a localized event.  However, these processes are dependent upon various external resources beyond our control, such as regional telecommunications, transportation networks, and other public utilities.

Essential elements of the business continuity plan include:

•                  Crisis communication procedures — Action plans for coordinating essential communications for crisis management leaders, employees, and key business partners

•                  Information technology backup and recovery procedures — Comprehensive technology and data management plans designed to protect the integrity and quick recovery of essential technology infrastructure and data

•                  Disaster recovery site — Alternative dedicated workspace, technology infrastructure, and systems support that is designed to be fully operational within 2-4 hours of a disaster declaration

•                  Testing regimen — The business continuity plan is reviewed on a quarterly basis and tested on an annual basis, including full activation of the disaster recovery facility. In addition, all IT application recovery plans are updated and tested annually.

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UBS Relationship Funds	Part A

UBS Relationship Funds
UBS U.S. Treasury Inflation Protected Securities Relationship Fund

Part A

May 1, 2017

UBS U.S. Treasury Inflation Protected Securities Relationship Fund (the “Fund”) issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  This prospectus is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.  The Fund is a series of UBS Relationship Funds (the “Trust”).

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the Fund’s shares as an investment or determined whether this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Please find the UBS family of funds privacy notice on page A-26 of this Part A.

Please find the UBS Asset Management business continuity planning overview on page A-28 of this Part A.

Offeree No.

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Investment objective, principal strategies and principal risks

Investment objective and goals

Maximize total return, consisting of capital appreciation and current income, while controlling risk.

Principal investments

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in Treasury Inflation Protected Securities (“TIPS”) issued by the US Treasury.  The Fund may also invest up to 20% of its net assets in fixed income securities of US and foreign issuers from both developed and emerging markets countries, including fixed income securities issued by corporations or US or foreign governments, their agencies and instrumentalities, including inflation linked and nominal issues.  Such investments may be investment grade or non-investment grade fixed income securities (also known as lower-rated or “junk bonds”).  Depending on its assessment of market conditions, UBS Asset Management (Americas) Inc. (the “Advisor”), the Fund’s investment advisor, may choose to allocate the Fund’s assets in any combination among these types of investments or may chose not to invest in these kinds of investments.

The Fund may, but is not required to, use exchange-traded or over-the-counter (“OTC”) derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, index, or other market factor, and may relate to stocks, bonds, interest rates, credit, currencies or currency exchange rates, commodities and related indexes. The derivatives in which the Fund may invest include options (including, options on futures, forwards and swap agreements), futures, forward agreements, swap agreements (including, interest rate, total return, currency, credit default, and inflation swaps), credit-linked securities and structured notes. All of these derivatives may be used for risk management purposes, such as hedging against a specific security or currency, or to manage or adjust the risk profile of the Fund. In addition, all of the derivative instruments listed above may be used for investment (non-hedging) purposes to earn income; to enhance returns; to replace more traditional direct investments; to obtain exposure to certain markets; or to adjust the Fund’s portfolio duration.

The Fund will notify Investors at least 60 days prior to any change in its policy of investing at least 80% of its net assets in TIPS issued by the US Treasury.

Credit quality:  The Fund will invest primarily in investment grade securities, but may invest up to 20% of its net assets in below investment grade securities.

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Maturity:  The Advisor does not manage the Fund with a target maturity or duration.  The Fund’s securities may be of any maturity.

Principal risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a summary of the principal risks of the Fund.

Management risk—The risk that the investment strategies, techniques and risk analyses employed by the Advisor may not produce the desired results.

Interest rate risk—An increase in prevailing interest rates typically causes the value of fixed income securities to fall.  Changes in interest rates will likely affect the value of longer-duration fixed income securities more than shorter-duration securities and higher quality securities more than lower quality securities.  When interest rates are falling, some fixed income securities provide that the issuer may repay them earlier than the maturity date, and if this occurs the Fund may have to reinvest these repayments at lower interest rates. The risks associated with rising interest rates may be more pronounced in the near future due to the current period of historically low rates.

Credit risk—The risk that the Fund could lose money if the issuer or guarantor of a fixed income security, or the counterparty to or guarantor of a derivative contract, is unable or unwilling to meet its financial obligations.  This risk is likely greater for lower quality investments than for investments that are higher quality.

Extension risk—When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments. This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security.

High yield bond risk—The risk that the issuer of bonds with ratings of BB (Standard & Poor’s Financial Services LLC or Fitch Ratings, Inc.) or Ba (Moody’s Investors Service, Inc.) or below, or deemed of equivalent quality, will default or otherwise be unable to honor a financial obligation (also known as lower-rated or “junk bonds”). These securities are considered to be predominately speculative with respect to an issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations. Lower-quality bonds are more likely to be subject to an issuer’s default or downgrade than investment grade (higher-quality) bonds.

Foreign investing risk—The value of the Fund’s investments in foreign securities may fall due to adverse political, social and economic developments abroad and due to decreases in foreign currency values relative to the US dollar. Investments in foreign government bonds involve special risks because

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the Fund may have limited legal recourse in the event of default.  Also, foreign securities are sometimes less liquid and more difficult to sell and to value than securities of US issuers. These risks are greater for investments in emerging market issuers.  In addition, investments in emerging market issuers may decline in value because of unfavorable foreign government actions, greater risks of political instability or the absence of accurate information about emerging market issuers.

Liquidity risk—The risk that investments cannot be readily sold at the desired time or price, and the Fund may have to accept a lower price or may not be able to sell the security at all. An inability to sell securities can adversely affect the Fund’s value or prevent the Fund from taking advantage of other investment opportunities. Liquid portfolio investments may become illiquid or less liquid after purchase by the Fund due to low trading volume, adverse investor perceptions and/or other market developments. In recent years, the number and capacity of dealers that make markets in fixed income securities has decreased. Consequently, the decline in dealers engaging in market making trading activities may increase liquidity risk, which can be more pronounced in periods of market turmoil. Liquidity risk may be magnified in a rising interest rate environment or when investor redemptions from fixed income funds may be higher than normal, causing increased supply in the market due to selling activity. Liquidity risk includes the risk that the Fund will experience significant net redemptions at a time when it cannot find willing buyers for its portfolio securities or can only sell its portfolio securities at a material loss.

Derivatives risk— The value of “derivatives”—so called because their value “derives” from the value of an underlying asset, reference rate or index—may rise or fall more rapidly than other investments. It is possible for the Fund to lose more than the amount it invested in the derivative. The risks of investing in derivative instruments also include market risk, management risk, counterparty risk (which is the risk that a counterparty to a derivative contract is unable or unwilling to meet its financial obligations), and the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index or overall market security. Derivatives relating to fixed income markets are especially susceptible to interest rate risk and credit risk. In addition, many types of swaps and other non-exchange traded derivatives may be subject to liquidity risk, counterparty risk and mispricing or valuation complexity. These derivatives risks are different from, and may be greater than, the risks associated with investing directly in securities and other instruments.

Leverage risk associated with financial instruments—The use of financial instruments to increase potential returns, including derivatives used for investment (non-hedging) purposes, may cause the Fund to be more volatile than if it had not been leveraged. The use of leverage may also accelerate the velocity of losses and can result in losses to the Fund that exceed the amount originally invested.

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US Government securities risk—There are different types of US government securities with different levels of credit risk, including the risk of default, depending on the nature of the particular government support for that security. For example, a US government sponsored entity, although chartered or sponsored by an Act of Congress, may issue securities that are neither insured nor guaranteed by the US Treasury and are therefore riskier than those that are.

Market risk—The market value of the Fund’s investments may fluctuate, sometimes rapidly or unpredictably, as the stock and bond markets fluctuate. Market risk may affect a single issuer, industry, or sector of the economy, or it may affect the market as a whole.

Investment advisor

UBS Asset Management (Americas) Inc. serves as the investment advisor to the Fund.

Portfolio managers

•                  Scott E. Dolan, portfolio manager of the Fund since 2012.

•                  Craig G. Ellinger, portfolio manager of the Fund since 2012.

Purchase and sale of Fund shares

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  Each accredited investor that holds shares of the Fund is referred to in this prospectus as an “Investor.”  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.  Shares of the Fund may be purchased, exchanged or redeemed directly by eligible Investors on any business day the New York Stock Exchange (“NYSE”) is open at the net asset value next determined after receipt of the order in proper form by the Trust by written request or, in some circumstances, by telephone.  The minimum initial purchase amount is $15,000,000.

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Dividends, capital gains and taxes

The Fund does not currently intend to declare and pay dividends or pay distributions to Investors except as may be determined by the board of trustees of the Trust (the “Board”).  The Fund is classified as a partnership for tax purposes, and each Investor in the Fund will report separately on its own income tax return, its distributive share of the Fund’s income, gains, losses, deductions, and credits.

More about the Fund’s principal strategies

Performance benchmark

Bloomberg Barclays U.S. Treasury Inflation-Protected Securities (TIPS) Index. This benchmark is a market value-weighted index that tracks inflation-protected securities issued by the US Treasury. Although the benchmark has been selected as a comparative measure of the securities markets in which the Fund invests, the Fund may not have the same performance record as the benchmark.

Treasury Inflation Protected Securities

TIPS are securities issued by the US Treasury that serve as long-term vehicles that provide protection against inflation.  The principal value of TIPS is adjusted for inflation (payable at maturity) and the semi-annual interest payments by TIPS equal a fixed percentage of the inflation-adjusted principal amount.  These inflation adjustments are based upon the Consumer Price Index for Urban Consumers (CPI-U).  The original principal value of TIPS is guaranteed, even during periods of deflation.  If inflation occurs, the principal and interest payments on the TIPS are adjusted accordingly to protect investors from inflationary loss.  During a deflationary period, the principal and interest payments decrease, although the TIPS’ principal will not drop below its face amount at maturity.  At maturity, TIPS are redeemed at the greater of their inflation-adjusted principal or par amount at original issue.  Other types of inflation-protected securities may use other methods to adjust for inflation and other measures of inflation.

Fixed income securities

Fixed income securities purchased by the Fund may be US dollar and non-US dollar denominated, may have coupons payable in any currency and may be of any maturity or duration.  The Fund’s fixed income securities may have all types of interest rate payment and reset terms, including fixed rate, adjustable rate, variable rate, floating rate, inflation-indexed, zero coupon, pay-in-kind and auction rate features.  The Fund’s non-US dollar denominated fixed income securities will typically be invested in securities issued by governments, governmental entities, supranational issuers and corporations.  These fixed income securities may include, but are not limited to:

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•                  bills, notes and bonds

•                  government agency and privately issued mortgage-backed securities

•                  collateralized mortgage and bond obligations

•                  asset-backed securities

•                  leveraged derivative securities

•                  convertible securities

•                  when-issued securities

•                  repurchase agreements

•                  Eurodollar securities

•                  Brady bonds

Credit quality

Securities are investment grade if, at the time of purchase:

•                  They are rated in one of the top four long-term rating categories by at least one nationally recognized statistical rating organization.

•                  They have received a comparable short-term or other rating.

•                  They are unrated securities that the Advisor believes are of comparable quality.

The issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates.  The prices of below investment grade securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions.  Below investment grade securities may become illiquid and hard to value in down markets.  The Fund may choose not to sell securities that are downgraded after their purchase below the Fund’s minimum acceptable credit rating.

Foreign securities

The Fund may invest in a broad range of securities of foreign issuers, including emerging market issuers.

Derivative contracts

The Fund may, but is not required to, use derivative instruments for risk management purposes or as part of the Fund’s investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, index, or other market factor, and may relate to stocks, bonds, interest rates, credit, currencies or currency exchange rates, commodities and related indexes. Examples of derivative contracts are options (including, options on futures, forwards and swap agreements), futures, forward agreements, swap agreements

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(including, interest rate, total return, currency, credit default and inflation swaps), caps, collars and floors, credit-linked securities and structured notes.

Investment in securities of other series

Although the Fund will not ordinarily invest in equity securities, it is permitted to invest a portion of its assets in securities of other series offered by the Trust.  The Fund will invest in other series of the Trust only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.

Loans of portfolio securities

The Fund may lend its portfolio securities to generate additional income.

Defensive investing

In response to adverse market, economic, political or other conditions, the Fund may depart from its principal investment strategies by taking temporary defensive positions.  The Fund may invest up to 100% of its assets in all types of money market and short-term fixed income securities.  By taking such temporary defensive positions, the Fund may affect its ability to achieve its investment objective.

Impact of high portfolio turnover

The Fund may engage in active and frequent trading to pursue its principal investment strategies.  Frequent trading increases transaction costs, including brokerage commissions, which could detract from the Fund’s performance.  In addition, high portfolio turnover may result in more taxable capital gains being allocated to Investors subject to tax than would otherwise result if the Fund engaged in less portfolio turnover.

Exclusion of Advisor from commodity pool operator definition

With respect to the Fund, the Advisor has claimed an exclusion from the definition of “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”) and the rules of the U.S. Commodity Futures Trading Commission (“CFTC”) and, therefore, is not subject to CFTC registration or regulation as a CPO. In addition, the Advisor is relying upon a related exclusion from the definition of a commodity trading advisor under the CEA.

The terms of the CPO exclusion require the Fund, among other things, to adhere to certain limits on its investments in “commodity interests.” Commodity interests include commodity futures, commodity options, and swaps, as further described in the Fund’s Part B. Because the Advisor and the Fund intend to comply with the terms of the CPO exclusion, the Fund may, in the future, need to adjust its

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investment strategies, consistent with its investment objective, to limit its investments in these types of instruments. The Fund is not intended as a vehicle for trading in the commodity futures, commodity options or swaps markets. The CFTC has neither reviewed nor approved the Advisor’s reliance on these exclusions, or the Fund, its investment strategies or this Part A.

More about risks

Investors can lose money in the Fund or the Fund’s performance may fall below that of other possible investments.  Below is a discussion of the risks of the Fund.

Management risk

The Advisor’s judgments about the fundamental value of securities acquired by the Fund may prove to be incorrect.

Risks of fixed income investments

•                  Interest rates in countries where the Fund’s investments are principally traded may vary. If interest rates rise, the prices of fixed income securities in the Fund’s portfolio may fall.  Generally, the longer the maturity of a fixed income security, the greater its sensitivity to changes in interest rates.  Interest rate changes can be sudden and unpredictable, and are influenced by a number of factors including government policy, inflation expectations and supply and demand.  A substantial increase in interest rates may have an adverse impact on the liquidity of a security, especially those with longer maturities.  Changes in government monetary policy, including changes in tax policy or changes in a central bank’s implementation of specific policy goals, may have a substantial impact on interest rates.  There can be no guarantee that any particular government or central bank policy will be continued, discontinued or changed nor that any such policy will have the desired effect on interest rates. The risks associated with rising interest rates may be more pronounced in the near future due to the current period of historically low rates. This is known as interest rate risk.

•                  The issuer of a fixed income security in the Fund’s portfolio may default on its obligation to pay principal or interest, may have its credit rating downgraded by a rating organization or may be perceived by the market to be less creditworthy.  Lower-rated bonds are more likely to be subject to an issuer’s default than investment grade (higher-rated) bonds.  This is known as credit risk.

•                  As a result of declining interest rates, the issuer of a security may exercise its right to prepay principal earlier than scheduled, forcing the Fund to reinvest in lower yielding securities.  When interest rates are rising, slower prepayments may extend the duration of the securities and may reduce their value. This is known as call or prepayment risk.

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•                  When interest rates are rising, the average life of securities backed by debt obligations is extended because of slower than expected principal payments.  This will lock in a below-market interest rate, increase the security’s duration and reduce the value of the security.  This is known as extension risk.

High yield bond risk

•                  The Fund’s investments in below investment grade securities may be considered speculative because they have a higher risk of default, tend to be less liquid, and may be more difficult to value.

•                  Changes in economic conditions or other circumstances may lead to a weakened capacity to make principal and interest payments.

•                  Issuers of below investment grade securities may be highly leveraged and have difficulty servicing their debt, especially during prolonged economic recessions or periods of rising interest rates.

•                  Prices of below investment grade securities are volatile and may go down due to market perceptions of deteriorating issuer creditworthiness or economic conditions.

•                  Below investment grade securities may become illiquid and hard to value in down markets.

Mortgage- and asset-backed securities risk

The Fund may invest in mortgage- and asset-backed securities that are subject to prepayment or call risk, which is the risk that the borrower’s payments may be received earlier or later than expected due to changes in prepayment rates on underlying loans. Faster prepayments often happen when interest rates are falling. As a result, the Fund may reinvest these early payments at lower interest rates, thereby reducing the Fund’s income. Conversely, when interest rates rise, prepayments may happen more slowly, causing the security to lengthen in duration. Longer duration securities tend to be more volatile. Securities may be prepaid at a price less than the original purchase value. An unexpectedly high rate of defaults on the mortgages held by a mortgage pool may adversely affect the value of mortgage-backed securities and could result in losses to the Fund.

Foreign investing risk

The values of the Fund’s foreign and emerging market investments may go down or be very volatile because of:

•                  A decline in the value of foreign currencies relative to the US dollar.

•                  Vulnerability to economic downturns and instability due to undiversified economies; trade imbalances; inadequate infrastructure; heavy debt loads and dependence on foreign capital

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inflows; governmental corruption and mismanagement of the economy; and difficulty in mobilizing political support for economic reforms.

•                  Adverse governmental actions such as nationalization or expropriation of property; confiscatory taxation; currency devaluations, interventions and controls; asset transfer restrictions; restrictions on investments by non-citizens; arbitrary administration of laws and regulations; and unilateral repudiation of sovereign debt.

•                  Political, diplomatic, or regional conflicts, terrorism or war, social and economic instability, and internal or external policies or economic sanctions limiting or restricting foreign investment, the movement of assets or other economic activity.

•                  Less liquid and efficient securities markets; higher transaction costs; settlement delays; lack of accurate publicly available information and uniform financial reporting standards; difficulty in pricing securities and monitoring corporate actions; and less effective governmental supervision.

The risks described previously are more severe for securities of issuers in emerging market countries than for other foreign investments.

Liquidity risk

The risk that the Fund may have difficulty or may not be able to sell its investments.  Illiquidity may result from political, economic or issuer specific events; changes in a specific market’s size or structure, including the number of participants; or overall market disruptions.  When there is no willing buyer and investments cannot be readily sold at the desired time or price, the Fund may have to accept a lower price or may not be able to sell the security at all. An inability to sell securities can adversely affect the Fund’s value or prevent the Fund from being able to take advantage of other investment opportunities. Liquid portfolio investments may become illiquid or less liquid after purchase by the Fund due to low trading volume, adverse investor perceptions and/or other market developments. In recent years, the number and capacity of dealers that make markets in fixed income securities has decreased, Consequently, the decline in dealers engaging in market making trading activities may increase liquidity risk, which can be more pronounced in periods of market turmoil. Liquidity risk may be magnified in a rising interest rate environment or when investor redemptions from fixed income funds may be higher than normal, causing increased supply in the market due to selling activity. Liquidity risk includes the risk that the Fund will experience significant net redemptions at a time when it cannot find willing buyers for its portfolio securities or can only sell its portfolio securities at a material loss.

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Derivatives risk

Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using derivatives, the Fund might have been in a better position if the Fund had not entered into the derivatives. While some strategies involving derivatives can protect against the risk of loss, the use of derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default). Gains or losses involving some options, futures, and other derivatives may be substantial (for example, for some derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the derivatives). Some derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for derivatives and the resulting inability of the Fund to sell or otherwise close out the derivatives) and interest rate risk (some derivatives are more sensitive to interest rate changes and market price fluctuations). The Fund’s use of derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments. With respect to futures, which must be executed through a futures commission merchant (“FCM”) and traded on an exchange, and certain swaps which must be executed through an FCM and cleared through a central counterparty, there is a risk of loss by the Fund of the initial and variation margin deposits in the event of bankruptcy of an FCM with which the Fund has an open position, or the central counterparty in a swap contract. The assets of the Fund may not be fully protected in the event of the bankruptcy of the FCM or central counterparty.  The Fund is also subject to the risk that the FCM could use the Fund’s assets to satisfy its own financial obligations or the payment obligations of another customer to the central counterparty. Credit risk of cleared swap participants is concentrated in a few clearinghouses, and the consequences of insolvency of a clearing house are not clear. Finally, the regulation of swaps and other derivatives is a rapidly changing area of law and it is not possible to predict fully the effects of current or future regulation. It is possible that developments in government regulation of various types of derivatives could affect the character, timing and amount of the Fund’s taxable income or gains; may limit or prevent the Fund from using or limit the Fund’s use of these instruments effectively as a part of its investment strategy; and could adversely affect the

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Fund’s ability to achieve its investment objective. New requirements, even if not directly applicable to the Fund, may increase the cost of the Fund’s investments and cost of doing business.

US Government securities risk

Credit risk is the risk that the issuer will not make principal or interest payments when they are due. There are different types of US government securities with different relative levels of credit risk depending on the nature of the particular government support for that security. US government securities may be supported by (i) the full faith and credit of the United States; (ii) the ability of the issuer to borrow from the US Treasury; (iii) the credit of the issuing agency, instrumentality or government-sponsored entity; (iv) pools of assets (e.g., mortgage-backed securities); or (v) the United States in some other way. In some cases, there is even the risk of default. For example, for asset backed securities there is the risk those assets will decrease in value below the face value of the security. Similarly, for certain agency-issued securities there is no guarantee the US government will support the agency if it is unable to meet its obligations. Further, the US government and its agencies and instrumentalities do not guarantee the market value of their securities; consequently, the value of such securities will fluctuate.

Convertible bond risk

Convertible bonds are subject to the risks of equity securities when the underlying stock price is high relative to the conversion price (because more of the security’s value resides in the conversion feature) and debt instruments when the underlying stock price is low relative to the conversion price (because the conversion feature is less valuable). A convertible bond is not as sensitive to interest rate changes as a similar non-convertible debt instrument, and generally has less potential for gain or loss than the underlying equity security. The prices of equity securities fluctuate from time to time based on changes in the company’s financial condition or overall market and economic conditions.

Securities lending risk

Securities lending involves the lending of portfolio securities owned by the Fund to qualified broker-dealers and financial institutions who provide collateral to the Fund in connection with these loans. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund also could lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral.

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No government guarantee

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Fluctuating value

The value of your investment in the Fund may fluctuate.

More about the Advisor

The Advisor has been appointed by the Trust as its investment advisor and furnishes investment advisory and asset management services to the Trust with respect to its series.  UBS Asset Management (Americas) Inc., a Delaware corporation with its principal business address at 1285 Avenue of the Americas, New York, NY 10019, is an investment advisor registered with the SEC.  As of December 31, 2016, the Advisor had approximately $139 billion in assets under management.  The Advisor is an indirect asset management subsidiary of UBS Group AG (“UBS”) and a member of the UBS Asset Management Division, which had approximately $645 billion in assets under management worldwide as of December 31, 2016.  UBS is an internationally diversified organization headquartered in Zurich, Switzerland, with operations in many areas of the financial services group of industries.

Pursuant to its investment advisory agreement with the Trust (the “Advisory Agreement”), the Advisor is authorized, at its own expense, to obtain statistical and other factual information and advice regarding economic factors and trends from its foreign affiliates, to utilize the trading departments of its foreign affiliates and to obtain investment services from certain investment advisory personnel of its affiliates located around the world, to the extent permitted under interpretations of the federal securities laws.  With appropriate approval, the Advisor may also engage, at its own expense, the services of investment sub-advisors to manage all or a portion of the Fund’s assets.  The Advisor does not receive any compensation under the Advisory Agreement.  The Advisor has agreed to cap the Fund’s total operating expenses at 0.10% of the Fund’s average net assets.  The Advisor may discontinue this expense limitation at any time.

The Fund is not currently operational.  A discussion regarding the basis for the Board’s annual approval of the Advisory Agreement between the Trust and the Advisor on behalf of the Fund will be available in a future annual or semiannual report to Investors for the Fund.

Portfolio management

Scott E. Dolan and Craig G. Ellinger are the members of the investment management team and are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio.  Messrs.

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Dolan and Ellinger have access to a globally integrated team of credit analysts and other members of the Fixed Income investment management team who may contribute to research, security selection and portfolio construction. Messrs. Dolan and Ellinger are responsible for the overall portfolio and for reviewing the overall composition of the portfolio to ensure its compliance with the Fund’s stated investment objectives and strategies. Information about Messrs. Dolan and Ellinger is provided below.

Scott E. Dolan is Head of US Multi-Sector Fixed Income and a Managing Director at UBS Asset Management (Americas) Inc. Prior to joining UBS Asset Management in 2008, Mr. Dolan was a managing director and head of securitized assets for Citigroup Alternative Investments. Prior to joining Citigroup, Mr. Dolan was a managing director and head of mortgages and structured assets for Bear Stearns Asset Management and a senior mortgage trader at the Clinton Group. Mr. Dolan also worked at Deutsche Asset Management as a managing director and co-head of the Rates Group responsible for strategy, security selection and trading for MBS, ABS, agencies and treasuries. Mr. Dolan started his career at Scudder, Stevens and Clark, where he managed total return fixed income mutual funds and institutional portfolios.  Mr. Dolan has been a portfolio manager of the Fund since 2012.

Craig G. Ellinger is Head of Fixed Income, North America and a Managing Director at UBS Asset Management. Mr. Ellinger has been an investment professional with UBS Asset Management since 2000 and a portfolio manager of the Fund since 2012.

The Part B for the Fund provides information about the Fund’s portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

Disclosure of portfolio holdings

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Fund’s Forms N-Q are available on the SEC’s Web Site at www.sec.gov.  The Fund’s forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the SEC’s Public Reference Room may be obtained by calling 202-551 8090.  Additionally, you may obtain copies of Forms N-Q from the Fund upon request by calling 1-800-647 1568.  The Fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is filed with the SEC on Form N-CSR and appears in the

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semiannual and annual reports, respectively, sent to Investors.  Please consult the Fund’s Part B for a description of the policies and procedures that govern disclosure of the Fund’s portfolio holdings.

In addition, the Advisor will make available the Fund’s complete non-public portfolio holdings, as of the most recent month-end, no sooner than 15 calendar days after month-end.  The Advisor may release the non-public portfolio holdings to an Investor, if (i) the Investor requests the non-public portfolio holdings; and (ii) the Investor executes a written confidentiality agreement whereby the Investor agrees not to disclose the non-public portfolio holdings information to third parties (other than certain third parties who monitor investor exposures and investment strategy or assist with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information.  You should contact your relationship manager or financial advisor to request the non-public portfolio holdings and to obtain a confidentiality agreement for your review and signature in order to view the Fund’s month-end portfolio holdings as described above.

Federal income taxes

United States taxes

The Fund is classified as a partnership and will not be a regulated investment company for US federal income tax purposes.  As a partnership, the Fund is not a taxable entity and incurs no federal income tax liability.  Each Investor is required to take into account its proportionate share of items of income, gain, loss and deduction of the partnership in computing its federal income tax liability regardless of whether or not cash or property distributions are then made by the Fund.  Following the close of the Fund’s taxable year end, Investors will receive a tax statement entitled Schedule K-1 Partner’s Share of Income, Deductions, Credits, etc., which reports the tax status of their distributive share of the Fund’s items for the previous year.

Taxation of distributions, sales and exchanges

In general, distributions of money by the Fund to an Investor will represent a non-taxable return of capital up to the amount of an Investor’s adjusted tax basis.  An Investor will recognize gain to the extent that any money distributed by the Fund exceeds the Investor’s adjusted tax basis in his shares.  In the case of a non-taxable return of capital by the Fund to an Investor, other than in liquidation of his interest in the Fund, the tax basis of his shares will be reduced (but not below zero) and will result in an increase in the amount of gain (or decrease in the amount of loss) that will be recognized by the Investor on the later sale of his shares.  The Fund, however, does not currently intend to declare and pay distributions to Investors except as may be determined by the Board.  A distribution in partial or complete redemption of your shares in the Fund is taxable as a sale or exchange only to the extent

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the amount of money received exceeds the tax basis of your entire interest in the Fund.  Any loss may be recognized only if you redeem your entire interest in the Fund for money.

When you sell shares of the Fund, you may have a capital gain or loss.  For tax purposes, an exchange of your shares in the Fund for shares of a different series of the Trust is the same as a sale.

Derivatives

The use of derivatives by the Fund may cause the Fund to realize higher amounts of ordinary income or short-term capital gain, allocations of which are taxable to individual Investors at ordinary income tax rates rather than at the more favorable tax rates for long-term capital gain.  Changes in government regulation of derivative instruments could affect the character, timing and amount of the Fund’s taxable income or gains, and may limit the Fund from using certain types of derivative instruments as part of its investment strategy.

Risk of audit of the Fund

An audit of any of the tax returns of the Fund may result in adjustments to its tax returns, which would require an adjustment to each Investor’s personal tax return.  An audit may also result in an audit of nonpartnership items on an Investor’s tax return.  Any audit of an Investor’s return may involve substantial accounting and/or legal fees and other costs to him, her or it for which he, she or it will have no right to reimbursement from the Fund.  NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR.  Pursuant to the Fund’s audit procedures, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit.  In addition, the “tax matters partner” is permitted to extend the statute of limitations with respect to tax items attributable to the Fund by agreement with the Internal Revenue Service (“IRS”) on behalf of the Fund without the consent of the Investors.

Unrelated business taxable income

An allocable share of a tax-exempt Investor’s income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

Medicare tax

An additional 3.8% Medicare tax is imposed on certain net investment income of US individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount. “Net investment income,” for these purposes, means investment income (including (i) net gains from

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the taxable disposition of shares of a Fund to the extent the net gain would be taken into account by the Investor if the Fund sold all of its property for fair market value immediately before the disposition of the shares of the Fund, and (ii) an allocable share of a Fund’s interest, dividends and net gains) reduced by the deductions properly allocable to such income.  This Medicare tax, if applicable, is reported by Investors on, and paid with, the Investor’s federal income tax return.

State, local and non-US tax matters

An Investor’s distributive share of the Fund’s income, and gains from the sale or exchange of an Investor’s Fund shares, generally are subject to state and local taxes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

Prospective investors should consider their individual state and local tax consequences of an investment in the Fund.

Tax considerations for non-US investors

If, as anticipated, the Fund is not deemed to be engaged in a US trade or business, the Fund generally will be required to withhold tax on the distributive share of certain items of gross income from US sources allocated to non-US Investors at a 30% (or lower treaty) rate.  Certain categories of income, including portfolio interest, are not subject to US withholding tax.  Capital gains (other than gain realized on disposition of US real property interests) are not subject to US withholding tax unless the non-US Investor is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year.  If, on the other hand, the Fund derives income which is effectively connected with a US trade or business carried on by the Fund, this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold tax from the amount of effectively connected income allocable to non-US Investors at the highest rate of tax applicable to US residents, and non-US Investors generally would be required to file US income tax returns and be subject to US income tax on a net basis.  Non-US Investors may be subject to US estate tax and are subject to special US tax certification requirements.

Other reporting and withholding requirements

Under the Foreign Account Tax Compliance Act (“FATCA”), the Fund will be required to withhold at a 30% rate on certain US source payments (such as interest, dividends, and certain other amounts, including any gross proceeds realized upon the sale or other disposition of any property that can produce US source interest or dividends), except on payments of gross proceeds, which are not subject to the withholding tax until January 1, 2019, to certain Investors if the Investor fails to provide the Fund with the information which identifies its direct and indirect US ownership. A Fund may disclose the information that it receives from an Investor to the IRS, non-US taxing authorities or other

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parties as necessary to comply with FATCA or similar laws. Withholding also may be required if a foreign entity that is an Investor fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 24 in Part B.

This discussion of “Federal income taxes” is not intended or written to be used as tax advice.  Because everyone’s tax situation is unique, Investors should consult their tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Investor inquiries

Investor inquiries should be addressed to the Trust, c/o your Client Advisor, One North Wacker Drive, Chicago, Illinois 60606, or an Investor may call 312-525 7100.

Purchase, redemption and exchange information

Purchase of securities being offered

Shares of the Fund are restricted securities and are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act.  Investments in the Fund may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act, which include, but are not limited to, common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities.  The registration statement of which this prospectus is a part does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

Shares of the Fund may be purchased directly by eligible Investors at the net asset value next determined after receipt of the order in proper form by the Trust.  The minimum initial purchase amount is $15,000,000.  In the sole discretion of the Advisor, the minimum purchase amount may be waived or modified.  There is no sales load in connection with the purchase of shares.  The Trust reserves the right to reject any purchase order and to suspend the offering of shares of the Fund.

At the discretion of the Fund, Investors may be permitted to purchase Fund shares by transferring securities to the Fund that meet the Fund’s investment objective and policies.  Securities transferred to the Fund will be valued in accordance with the same procedures used to determine the Fund’s net asset value at the time of the next determination of net asset value after such receipt.  Shares issued

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by the Fund in exchange for securities will be issued at net asset value determined as of the same time.  All dividends, interest, subscription, or other rights pertaining to such securities after such transfers to the Fund will become the property of the Fund and must be delivered to the Fund by the Investor upon receipt from the issuer.  Investors that are permitted to transfer such securities may be required to recognize a taxable gain on such transfer and pay tax thereon, if applicable, measured by the difference between the fair market value of the securities and the Investors’ basis therein but will not be permitted to recognize any loss.  The Trust will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included in the Fund’s investment portfolio and current market quotations are readily available for such securities; and (2) the Investor represents and warrants that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise.

Net asset value

The price at which you may buy, sell or exchange Fund shares is based on net asset value per share. The Fund generally calculates its net asset value on days that the NYSE is open. The Fund calculates net asset value as of the close of regular trading on the NYSE (generally, 4:00 p.m., Eastern time). The NYSE normally is not open, and the Fund does not price its shares, on most national holidays and on Good Friday. To the extent that the Fund’s assets are traded in other markets on days when the NYSE is not open, the value of the Fund’s assets may be affected on those days. If trading on the NYSE is halted for the day before 4:00 p.m., Eastern time, the Fund’s net asset value will still be calculated as of the close of regular trading on the NYSE. The time at which the Fund calculates its net asset value and until which purchase, sale or exchange orders are accepted may be changed as permitted by the SEC.

Your price for buying, selling or exchanging shares will be based on the net asset value that is next calculated after the Fund receives your order in good form. If you place your order on a day the NYSE is not open, your price for buying, selling or exchanging shares will be based on the net asset value that is calculated on the next day that the NYSE is open. If you place your order through a financial institution, your financial advisor is responsible for making sure that your order is promptly sent to the Fund.

The Fund calculates its net asset value based on the current market value, where available, for its portfolio securities.  The Fund normally obtains market values for its investments from independent pricing sources and broker-dealers.  Independent pricing sources may use reported last sale prices, official market closing prices, current market quotations or valuations from computerized “evaluation”

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systems that derive values based on comparable investments.  A evaluation system incorporates parameters such as security quality, maturity and coupon, and/or research and evaluations by its staff, including review of broker-dealer market price quotations, if available, in determining the valuation of the investments.  This may result in the investments being valued at a price different from the price that would have been determined had the evaluation method not been used.  Investments also may be valued based on appraisals derived from information concerning the investment or similar investments received from recognized dealers in those holdings.  Investments traded in the OTC market and listed on The NASDAQ Stock Market, Inc. (“NASDAQ”) normally are valued at the NASDAQ Official Closing Price.  Other OTC securities are valued at the last bid price on the valuation date available prior to valuation.  Investments which are listed on US and foreign stock exchanges normally are valued at the market closing price, the last sale price on the day the securities are valued or, lacking any sales on such day, at the last available bid price.  Investments listed on foreign stock exchanges may be fair valued based on significant events that have occurred subsequent to the close of the foreign markets.  In cases where investments are traded on more than one exchange, the investments are valued on the exchange designated as the primary market by the Advisor.  If a market value is not readily available from an independent pricing source for a particular investment, that investment is valued at fair value as determined in good faith by or under the direction of the Board.  This policy is intended to assure that the Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

The Board has delegated to the UBS Asset Management Equities, Fixed Income, and Multi Asset Valuation Committee the responsibility for making fair value determinations with respect to the Fund’s portfolio holdings.  The types of investments for which such fair value pricing may be necessary include, but are not limited to: foreign investments under some circumstances, as discussed below, investments of an issuer that has entered into a restructuring; investments whose trading has been halted or suspended; fixed income securities that are in default and for which there is no current market value quotation; and investments that are restricted as to transfer or resale.  The need to fair value the Fund’s portfolio investments may also result from low trading volume in foreign markets or thinly traded domestic investments, and when a security that is subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.  Various factors may be reviewed in order to make a good faith determination of an investment’s fair value. These factors include, but are not limited to, fundamental analytical data relating to the investment; the nature and duration of restrictions on disposition of the investment; and the evaluation of forces which influence the market in which the investment is purchased and sold. Valuing investments at fair value involves greater reliance on judgment than valuing investments that have readily available market quotations.  Fair value

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determinations can also involve reliance on quantitative models employed by a fair value pricing service.  There can be no assurance that the Fund could obtain the fair value assigned to an investment if it were to sell the investment at approximately the time at which the Fund determines its net asset value per share.  As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors. Foreign currency exchange rates are generally determined as of the close of the NYSE.

The Fund may invest in investments that trade primarily in foreign markets that trade on weekends or other days on which the Fund does not calculate its net asset value.  As a result, the Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.  Certain investments in which the Fund invests are traded in markets that close before 4:00 p.m. Eastern time. Normally, developments that occur between the close of the foreign markets and 4:00 p.m. Eastern time will not be reflected in the Fund’s net asset value.  However, if the Fund determines that such developments are so significant that they will materially affect the value of the Fund’s investments, the Fund may adjust the previous closing prices to reflect what the Board believes to be the fair value of these investments as of 4:00 p.m. Eastern time.

The Fund may use a systematic fair valuation model provided by an independent third party to value investments principally traded in foreign markets in order to adjust for possible stale pricing that may occur between the close of the foreign exchanges and the time for valuation. The systematic fair valuation model may use calculations based on indices of domestic securities and other appropriate indicators, such as prices of relevant American Depositary Receipts and futures contracts. If an investment is valued at “fair value,” that value is likely to be different from the last quoted market price for the investment.  The use of the fair valuation model may result in securities being transferred between Level 1 and Level 2 of the fair valuation hierarchy at the end of the reporting period.

The amortized cost method of valuation, which approximates market value, generally is used to value short-term debt instruments with 60 days or less remaining to maturity, unless the Board determines that this does not represent fair value.  Investments in open-end investment companies are valued at the daily closing net asset value of the respective investment company.  Pursuant to the Fund’s use of the practical expedient within ASC Topic 820, investments in non-registered investment companies are also valued at the daily net asset value.  All investments quoted in foreign currencies are valued daily in US dollars on the basis of the foreign currency exchange rates prevailing at the time such valuation is determined by the Fund’s custodian.

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Futures contracts are generally valued at the settlement price established each day on the exchange on which they are traded.  Forward foreign currency contracts are valued daily using forward exchange rates quoted by independent pricing services.

Swaps are marked-to-market daily based upon values from third-party vendors or quotations from market makers to the extent available.  In the event that market quotations are not readily available or deemed unreliable, the swap is valued at fair value as determined in good faith by or under the direction of the Board.

Exchanges of shares

Shares of the Fund may be exchanged for shares of the other series of the Trust on the basis of current net asset values per share at the time of exchange.  Fund shares may be exchanged by written request or by telephone if the Investor has previously signed a telephone authorization.  The telephone exchange privilege may be difficult to implement during times of drastic economic or market changes.  The Fund reserves the right to restrict the frequency of, or otherwise modify, condition, terminate or impose charges upon the exchange privilege and/or telephone transfer privileges upon 60 days’ prior written notice to Investors.

By exercising the telephone exchange privilege, the Investor agrees that the Fund will not be liable for following instructions communicated by telephone that the Fund reasonably believes to be genuine.  The Fund provides written confirmation of transactions initiated by telephone as a procedure designed to confirm that telephone transactions are genuine.  As a result of this policy, the Investor may bear the risk of any financial loss resulting from such transaction; provided, however, if the Fund or its transfer agent, JP Morgan Chase Bank (“JP Morgan Chase”), fails to employ this and other appropriate procedures, the Fund or JP Morgan Chase may be liable for any losses incurred.

Exchanges may be made only for shares of a series of the Trust then offering its shares for sale in the Investor’s state of residence and are subject to the minimum initial investment requirement and the payment of any transaction charges that may be due to such series of the Trust.  For federal income tax purposes, an exchange of shares would be treated as if the Investor had redeemed shares of the Fund and reinvested in shares of another series of the Trust.  Gains or losses on the shares exchanged are realized by the Investor at the time of the exchange.  Any Investor wishing to make an exchange should first obtain and review the prospectus of the series into which the Investor wishes to exchange.  Requests for telephone exchanges must be received by the transfer agent, JP Morgan Chase, by the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE on any day that the NYSE is open for regular trading.  Requests for exchanges received prior to the close of regular trading hours on the NYSE will be processed at the net asset value computed on the date of receipt.

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Requests received after the close of regular trading hours will be processed at the next determined net asset value.

Redemption or repurchase of shares

As stated previously in “Purchase of securities being offered,” the Fund’s shares are restricted securities which may not be sold to Investors other than “accredited investors” within the meaning of Regulation D under the Securities Act unless registered under, or pursuant to another available exemption from, the Securities Act.

An Investor may redeem its shares of the Fund without charge on any business day the NYSE is open by furnishing a request to the Trust.  Shares will be redeemed at the net asset value next calculated after an order is received by the Fund’s transfer agent in good order.  Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt.  Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value.  In any event, redemption proceeds, except as set forth below, are sent within seven calendar days of receipt of a redemption request in proper form.  There is no charge for redemptions by wire.  Please note, however, that the Investor’s financial institution may impose a fee for wire service.  The right of any Investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended, if an emergency exists.

If the Fund determines that it would be detrimental to the best interests of the remaining Investors of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price, in lieu of cash, in whole or in part by a distribution in kind of securities of the Fund. The securities included in a redemption in kind may include illiquid securities that may not be immediately saleable.

Market timers

The interests of the Fund’s long-term Investors and the Fund’s ability to manage its investments may be adversely affected when the Fund’s shares are repeatedly bought and sold in response to short-term market fluctuations—also known as “market timing.”  Market timing may cause the Fund to have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest.  Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer’s Fund shares.  Market timing also may materially increase the Fund’s transaction costs, administrative costs or taxes.  These factors may hurt the Fund’s performance and its Investors.

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The Board has adopted the following policies as a means to discourage, detect and prevent market timing.  The Fund will reject purchase orders and exchanges into the Fund by any person, group or account that the Advisor determines to be a market timer.  The Advisor maintains market timing prevention procedures under which it reviews accounts that engaged in transactions in Fund shares that exceed a specified monetary threshold and effected such transactions within a certain period of time to evaluate whether any such account had engaged in market timing activity.  Once an account has been identified as a potential market timer, it will be reviewed, taking into account the potential harm of the trading or exchange activity to the Fund or its Investors, to determine whether it had engaged in market timing trades.  In making its assessment, the interest of the Advisor and its affiliates shall in all respects be subordinate to the interests of the Fund and its Investors.  If the Advisor determines, in its sole discretion, that an Investor has engaged in market timing, the Investor will be permanently barred from making future purchases or exchanges into the Fund.  Additionally, in making a determination as to whether an Investor has engaged in market timing, the Investor’s account may be temporarily barred from making additional investments into the Fund pending a definitive determination.

While the Fund will seek to take actions that will detect market timing, the Fund’s efforts may not be completely successful in minimizing or eliminating such trading activity.  Certain types of transactions will be exempt from the market timing prevention procedures.  These exempt transactions include purchases and redemptions by: (i) other series of the Trust and other funds and pooled investment vehicles managed by the Advisor; (ii) separate accounts that are managed or advised on a discretionary basis by the Advisor; and (iii) arrangements in which the Fund’s shares are held to facilitate swap transactions where such transactions are used to hedge counterparty exposure and not for directional investment and such swap counterparty signs an agreement to that effect.

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Funds’ privacy notice

This notice describes the privacy policy of the UBS Family of Funds, the PACE Funds and all closed-end funds managed by UBS Asset Management (collectively, the “Funds”).  The Funds are committed to protecting the personal information that they collect about individuals who are prospective, current or former investors.

The Funds collect personal information in order to process requests and transactions and to provide customer service.  Personal information, which is obtained from applications and other forms or correspondence submitted to the Funds, may include name(s), address, e-mail address, telephone number, date of birth, social security number or other tax identification number, bank account information, information about your transactions and experiences with the Funds, and any affiliation a client has with UBS Financial Services Inc. or its affiliates (“Personal Information”).

The Funds limit access to Personal Information to those individuals who need to know that information in order to process transactions and service accounts.  These individuals are required to maintain and protect the confidentiality of Personal Information and to follow established procedures.  The Funds maintain physical, electronic and procedural safeguards to protect Personal Information and to comply with applicable laws and regulations.

The Funds may share Personal Information with their affiliates to facilitate the servicing of accounts and for other business purposes, or as otherwise required or permitted by applicable law.  The Funds may also share Personal Information with non-affiliated third parties that perform services for the Funds, such as vendors that provide data or transaction processing, computer software maintenance and development, and other administrative services.  When the Funds share Personal Information with a non-affiliated third party, they will do so pursuant to a contract that includes provisions designed to ensure that the third party will uphold and maintain privacy standards when handling Personal Information.  In addition to sharing information with non-affiliated third parties to facilitate the servicing of accounts and for other business purposes, the Funds may disclose Personal Information to non-affiliated third parties as otherwise required or permitted by applicable law.  For example, the Funds may disclose Personal Information

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to credit bureaus or regulatory authorities to facilitate or comply with investigations; to protect against or prevent actual or potential fraud, unauthorized transactions, claims or other liabilities; or to respond to judicial or legal process, such as subpoena requests.

Except as described in this privacy notice, the Funds will not use Personal Information for any other purpose unless the Funds describe how such Personal Information will be used and clients are given an opportunity to decline approval of such use of Personal Information relating to them (or affirmatively approve the use of Personal Information, if required by applicable law).  The Funds endeavor to keep their customer files complete and accurate.  The Funds should be notified if any Personal Information needs to be corrected or updated.  Please call 1-800-647 1568 with any questions or concerns regarding your Personal Information or this privacy notice.

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UBS Asset Management, Americas Region

Business continuity planning overview

UBS Asset Management affiliates UBS Asset Management (US) and UBS Asset Management (Americas) protect information assets, processes, and customer data from unpredictable events through preparation and testing of a comprehensive business continuity capability.  This capability seeks recovery of the technology infrastructure and information, and prevention of the loss of company or customer information and transactions.  In the event of a crisis scenario, we will recover those functions deemed to be critical to our business and our clients, and strive to resume processing within predefined time frames following a disaster declaration (typically 4-6 hours).  Business continuity processes provide us the ability to continue critical business functions regardless of the type, scope, or duration of a localized event.  However, these processes are dependent upon various external resources beyond our control, such as regional telecommunications, transportation networks, and other public utilities.

Essential elements of the business continuity plan include:

•                  Crisis communication procedures — Action plans for coordinating essential communications for crisis management leaders, employees, and key business partners

•                  Information technology backup and recovery procedures — Comprehensive technology and data management plans designed to protect the integrity and quick recovery of essential technology infrastructure and data

•                  Disaster recovery site — Alternative dedicated workspace, technology infrastructure, and systems support that is designed to be fully operational within 2-4 hours of a disaster declaration

•                  Testing regimen — The business continuity plan is reviewed on a quarterly basis and tested on an annual basis, including full activation of the disaster recovery facility. In addition, all IT application recovery plans are updated and tested annually.

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UBS Relationship Funds	Part B

UBS Relationship Funds

Part B

May 1, 2017

Item 14. Cover page and table of contents

UBS Relationship Funds (the “Trust”) is a no-load, open-end management investment company that consists of nine separate and distinct series representing separate portfolios of investments (individually referred to as a “Fund” and collectively referred to as the “Funds”).  Each Fund has its own investment objective.  The nine Funds are:

UBS Credit Bond Relationship Fund	UBS Opportunistic Emerging Markets Debt Relationship Fund
UBS Global Corporate Bond Relationship Fund	UBS Opportunistic Loan Relationship Fund
UBS-HALO Emerging Markets Equity Relationship Fund	UBS U.S. Equity Alpha Relationship Fund
UBS High Yield Relationship Fund UBS International Equity Relationship Fund	UBS U.S. Treasury Inflation Protected Securities Relationship Fund

Information concerning the Funds is included in the separate Parts A of this Registration Statement (each, a “Part A” and collectively, the “Parts A”) dated May 1, 2017.

This Statement of Additional Information is not a prospectus and should be read in conjunction with the Trust’s current Parts A relating to the Funds dated May 1, 2017.  Much of the information contained herein expands upon subjects discussed in the Parts A.  No investment in shares of the Funds should be made without first reading the applicable Part A.  A free copy of each Fund’s Part A, Annual Report and Semiannual Report may be obtained from the Trust at Attn: [Client Advisor], One North Wacker Drive, Chicago, IL 60606, or by calling the Trust collect at 312-525 7100.

All terms used in this Part B and not otherwise defined herein have the meanings assigned to them in the Parts A.  Certain information from the Funds’ Annual Report is incorporated herein by reference.

Item 15. Trust history

The Trust is a Delaware statutory trust established on August 16, 1994.

Item 16. Description of the Funds and their investments and risks

Each of the Funds, except the UBS Global Corporate Bond Fund, UBS-HALO Emerging Markets Equity Relationship Fund, UBS International Equity Relationship Fund, UBS U.S. Equity Alpha Relationship Fund, UBS Credit Bond Relationship Fund, UBS High Yield Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund, is classified as “non-diversified,” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), so that a Fund is not limited in the proportion of the Fund’s assets that may be invested in the obligations of a single issuer.  To the extent that a Fund’s investment portfolio at times includes the securities of a smaller number of issuers than permissible if the Fund were “diversified” (as defined in the Investment Company Act), the Fund may be subject to greater investment and credit risk than an investment company that invests in a broader range of securities.  In particular, changes in the financial condition or market assessment of a single issuer may cause greater fluctuations in the net asset value of the Fund’s shares.

The Funds do not concentrate investments in a particular industry.  Each Fund does not issue senior securities except to the extent consistent with its policies described below and only as permitted under the Investment Company Act.  Each Fund’s investment objective, its policies concerning the percentage of the Fund’s portfolio securities that may be loaned, and its policies concerning borrowing, the issuance of senior securities and concentration are “fundamental.”  This means that the policies may not be changed without the affirmative vote of the holders of a majority of the Fund’s outstanding voting shares.  As used in this Part B, a vote of “a majority of the outstanding voting shares” of the Trust or a Fund means the affirmative vote of the lesser of:  (i) more than 50% of the outstanding shares of the Trust or Fund, or (ii) 67% of the shares of the Trust or Fund present at a meeting at which more than 50% of the outstanding shares of the Trust or Fund are represented in person or by proxy.

Investment objectives and policies

The following discussion supplements and should be read in conjunction with the investment objectives and policies set forth in the Funds’ Parts A.

UBS Global Corporate Bond Relationship Fund

The perspective of the investment advisor, UBS Asset Management (Americas) Inc. (“UBS AM (Americas)” or the “Advisor”), for the Fund is that periodically there are exploitable discrepancies between market price and fundamental value.  Those price/value discrepancies then become the building blocks for portfolio construction.  The successful identification of price/value discrepancies should result in enhanced total performance.

The Fund maintains a global portfolio by investing in the fixed income securities of issuers located throughout the world.  The Fund invests primarily in fixed income securities issued by US and non-US corporations, and, to a lesser extent, fixed income securities issued by the US government, any of its agencies or instrumentalities, foreign governments or foreign government-related entities, and supranational entities, such as the World Bank.  The Fund’s investment in fixed income securities may include mortgage-backed (including commercial and residential mortgage-backed securities) and asset-backed securities, and other securitized and structured securities.

UBS High Yield Relationship Fund

The Fund will maintain a high yield portfolio and under normal market conditions, at least 80% of each Fund’s net assets will be invested in fixed income securities that provide higher yields and are lower rated.  The Fund does not intend to limit its respective investments in below investment grade, US dollar denominated fixed income securities.  The Advisor believes that inefficiencies exist within the high yield bond market that a fundamental value-based investment process can exploit.  The Advisor’s portfolios are constructed using both top-down and bottom-up investment processes.  The Advisor considers macroeconomic variables and industry outlooks in its top-down analysis.  The bottom-up approach is the most integral to portfolio construction and forms the basis for credit selection.  The Advisor will identify those securities that are believed to have market prices that differ from their fundamental value and invest accordingly.  The Advisor uses a disciplined investment approach to pursue the Fund’s investment objective.  The Advisor believes that diversification is one of the most important components in the construction of a high yield portfolio.

UBS Opportunistic Emerging Markets Debt Relationship Fund and UBS Opportunistic Loan Relationship Fund

The Funds are designed specifically to provide exposure to particular asset classes and will be employed opportunistically when, in the opinion of the Advisor, exposure to such asset classes is desirable.  The Funds invest in a limited number of issuers and are not appropriate for, or available for purchase by, long-term investors as standalone investments.  When, in the Advisor’s opinion, market conditions warrant the allocation of assets into the emerging markets debt asset classes or the global loan market, the Advisor may allocate assets of other Funds or other advisory clients to the UBS

Opportunistic Emerging Markets Debt Relationship Fund and/or UBS Opportunistic Loan Relationship Fund.

UBS Opportunistic Loan Relationship Fund

The Advisor’s perspective is that loans are a growing asset class with attractive investment characteristics and that senior loan obligations in a capital structure provide a measure of safety and higher recovery rates typically as compared to bonds and equities in events of default.  As an “opportunistic” fund, as described above, the Advisor believes that the Fund provides its other clients and funds with exposure to the global loan market and serves as a complement to high yield investments.

The Fund primarily invests in floating, variable and fixed rate loans made to or issued by US and non-US companies and partnerships through loan assignments or participations.  The foreign loans in which the Fund invests may be US dollar-denominated or have payments in local currency.  Loans purchased by the Fund typically represent a range of maturities, sectors and credit qualities, but generally are of below investment grade quality.

Investments in loan assignments require the Advisor to supervise the review of individual loan documentation and participate in the Fund’s investment more than would normally be required in connection with other investments.  In order to operationally handle the additional amount of research and review associated with loan assignments, the Advisor has hired additional legal and compliance personnel to assist in the loan review process.  In addition, the Fund has outsourced several of these functions to service providers and law firms.  Because of this additional level of review, Fund expenses are generally higher than those Funds that do not require this level of monitoring.

Investment practices

The following discussion supplements and should be read in conjunction with the investment objectives and policies set forth in the Funds’ Parts A. The investment practices described below, except for the discussion of percentage limitations with respect to portfolio loan transactions and borrowing, are not fundamental and may be changed by the Board of Trustees of the Trust (the “Board”) without the approval of the Investors.

US and non-US equity securities

Each Fund (except the UBS U.S. Treasury Inflation Protected Securities Relationship Fund) may invest in a broad range of equity securities of US and non-US issuers, including, but not limited to, common stock of companies or closed-end investment companies, preferred stock, debt securities convertible into or exchangeable for common stock, securities such as warrants or rights that are convertible into common stock and sponsored or unsponsored American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”) or Global Depositary Receipts (“GDRs”) for those securities.

ADRs are receipts issued by a US bank or trust company evidencing ownership of underlying securities issued by foreign issuers.  ADRs may be listed on a national securities exchange or may be traded in the over-the-counter (“OTC”) market.  EDRs also represent securities of foreign issuers and are designated for use in European markets.  A GDR represents ownership in a non-US company’s publicly traded securities that are traded on foreign stock exchanges or foreign OTC markets.  Holders of unsponsored ADRs, EDRs or GDRs generally bear all the costs of such facilities.  The depository of an unsponsored facility frequently is under no obligation to distribute investor communications received from the issuer of the deposited security or to pass through voting rights to the holders of depositary receipts in respect of the deposited securities.

Issuer location

The Advisor considers a number of factors to determine whether an investment is tied to a particular country, including whether the investment is issued or guaranteed by a particular government or any of its agencies, political subdivisions or instrumentalities; the investment has its primary trading market in a particular country; the issuer is organized under the laws of, derives at least 50% of its revenues from, or has at least 50% of its assets in, a particular country; the investment is included in an index representative of a particular country or region; and the investment is exposed to the economic fortunes and risks of a particular country.

Special risks of investing in small capitalization companies

Certain Funds may invest in relatively new or unseasoned companies that are in their early stages of development (sometimes referred to as “post-venture companies”), or small companies positioned in new and emerging industries where the opportunity for rapid growth is expected to be above average.  Securities of unseasoned companies present greater risks than securities of larger, more established companies.  A post-venture capital company is a company that has received venture capital financing either: (a) during the early stages of the company’s existence or the early stages of the development of a new product or service, or (b) as part of a restructuring or recapitalization of the company.

The companies in which a Fund may invest may have relatively small revenues, limited product lines, and a small share of the market for their products or services.  Post-venture companies may lack depth of management or may be unable to internally generate funds necessary for growth or potential development or to generate these funds through external financing on favorable terms.

Post-venture companies may be developing or marketing new products or services for which markets are not yet established and may never become established.  Due to these and other factors, these companies may suffer significant losses as well as realize substantial growth.  Investments in these companies tend to be volatile and are therefore speculative.  Certain Funds also may invest in the initial public offerings (“IPOs”) of new or unseasoned companies.  The market for IPO shares has been volatile, and share prices of newly public companies have fluctuated significantly over short periods of time.

Historically, small capitalization stocks have been more volatile in price than larger capitalization stocks.  Among the reasons for the greater price volatility of these securities are the less certain growth prospects of smaller firms, the lower degree of liquidity in the markets for such stocks, and the greater sensitivity of small companies to changing economic conditions.  Besides exhibiting greater volatility, the values of post-venture company stocks may, to a degree, fluctuate independently of prices for larger company stocks.  Therefore, the value of a Fund’s shares may be more volatile than the shares of a fund that invests in larger capitalization stocks.

Convertible securities (all Funds)

Each Fund may, to varying degrees, invest in convertible securities, which generally offer lower interest or dividend yields than non-convertible debt securities of similar quality. The value of convertible securities may reflect changes in the value of the underlying common stock. Convertible securities entail less credit risk than the issuer’s common stock because they rank senior to common stock. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time and to receive interest or dividends until the holder elects to convert. The provisions of a convertible security determine its ranking in a company’s capital structure. In the case of subordinated convertible debentures, the holder’s claims on assets and earnings are subordinated to the claims of other creditors but are senior to the claims of preferred and common shareholders. In the case of preferred stock and convertible preferred stock, the holder’s claim on assets and earnings are subordinated to the claims of all creditors but are senior to the claims of common shareholders. While providing a fixed income component (generally higher in yield than the income derivable from common stock but lower than the income afforded by a similar non-convertible security), a convertible security also enables the investor also to participate in capital appreciation should the market price of the underlying common stock rise.

Contingent convertible instruments

Contingent convertible securities (“CoCos”) are a form of hybrid debt security that are intended to either convert into equity or have their principal written down upon the occurrence of certain

“triggers.” The triggers are generally linked to regulatory capital thresholds or regulatory actions calling into question the issuing banking institution’s continued viability as a going concern. CoCos’ unique equity conversion or principal write-down features are tailored to the issuing banking institution and its regulatory requirements. Some additional risks associated with CoCos include, but are not limited to:

• Loss absorption risk. CoCos have fully discretionary coupons. This means coupons can potentially be cancelled at the banking institution’s discretion or at the request of the relevant regulatory authority in order to help the bank absorb losses.

• Subordinated instruments. CoCos will, in the majority of circumstances, be issued in the form of subordinated debt instruments in order to provide the appropriate regulatory capital treatment prior to a conversion. Accordingly, in the event of liquidation, dissolution or winding-up of an issuer prior to a conversion having occurred, the rights and claims of the holders of the CoCos, such as the Funds, against the issuer in respect of or arising under the terms of the CoCos shall generally rank junior to the claims of all holders of unsubordinated obligations of the issuer. In addition, if the CoCos are converted into the issuer’s underlying equity securities following a conversion event (i.e., a “trigger”), each holder will be subordinated due to their conversion from being the holder of a debt instrument to being the holder of an equity instrument.

• Market value will fluctuate based on unpredictable factors. The value of CoCos is unpredictable and will be influenced by many factors including, without limitation: (i) the creditworthiness of the issuer and/or fluctuations in such issuer’s applicable capital ratios; (ii) supply and demand for the CoCos; (iii) general market conditions and available liquidity; and (iv) economic, financial and political events that affect the issuer, its particular market or the financial markets in general.

US and non-US fixed income securities (all Funds)

Each Fund may invest in various types of fixed income securities of US and non-US issuers, including governments and governmental entities and supranational issuers as well as corporations and other issuers.  The Funds may purchase US dollar denominated securities that reflect a broad range of investment securities, qualities and sectors.

The Funds’ non-US fixed income component will typically be invested in securities issued by governments, corporations and supranational entities.  A supranational entity is an entity established or financially supported by national governments of two or more countries to promote reconstruction or development.  Examples of supranational entities include, among others, the World Bank, the European Bank of Reconstruction and Development, the European Investment Bank, the Inter-American Development Bank and the Asian Development Bank.

Debt securities of emerging market issuers include securities issued by government and government-related entities (including participations in loans between governments and financial institutions), corporations and entities organized to restructure outstanding debt of issuers in emerging markets, or debt securities on which the return is derived primarily from other emerging market instruments.  The Funds may invest indirectly in emerging market debt securities by purchasing securities of open-end and closed-end investment companies.  The Funds (except the UBS Opportunistic Emerging Markets Debt Relationship Fund and UBS Opportunistic Loan Relationship Fund) may also invest a portion of their assets in securities of other series offered by the Trust.  A Fund (except the UBS Opportunistic Emerging Markets Debt Relationship Fund and UBS Opportunistic Loan Relationship Fund)  will invest in other series of the Trust only to the extent the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.  For instance, a Fund may invest its assets in emerging markets investments by purchasing shares of UBS Opportunistic Emerging Markets Debt Relationship Fund.

The Adviser considers investment grade securities to include: (i) securities rated BB or higher by Standard & Poor’s Ratings Group (“S&P”) and Fitch Ratings, Inc. (“Fitch”), or Ba or higher by Moody’s Investor Service, Inc. (“Moody’s”) or an equivalent rating by another nationally recognized statistical rating organization (“NRSRO”), (ii) securities with comparable short-term NRSRO ratings, or (iii) unrated securities determined by the Adviser to be of comparable quality, each at the time of purchase. The descriptions of debt securities ratings may be found in Appendix B.

Yield factors

The yield on a bond depends on a variety of factors, including general municipal or fixed income security market conditions, the financial condition of the issuer, the size of the particular offering, the maturity, credit quality and rating of the issue and/or expectations regarding changes in tax rates. The Fund may invest in bonds with a broad range of maturities, based on the Advisor’s judgment of current and future market conditions as well as other factors, such as the Fund’s liquidity needs. Generally, the longer the maturity of a bond, the higher the rate of interest paid and the greater the volatility.

Duration

Duration is a measure of the price sensitivity of a fixed income investment or portfolio to a change in interest rates. Duration incorporates the bond’s yield, coupon interest payments, final maturity and call features into one measure and is one of the fundamental tools used by the Advisor in portfolio selection and yield curve positioning for the Fund’s bond investments. Duration was developed as a more precise alternative to the concept of “term to maturity.” Traditionally, a bond’s “term to maturity” has been used as a proxy for the sensitivity of the security’s price to changes in interest rates (which is the “interest rate risk” or “volatility” of the security). However, “term to maturity” measures only the time until the scheduled final payment on the bond, taking no account of the pattern of payments prior to maturity.

Duration takes the length of the time intervals between the present time and the time that the interest and principal payments are scheduled or, in the case of a callable bond, expected to be made, and weights them by the present values of the cash to be received at each future point in time. For any bond with interest payments occurring prior to the payment of principal, duration is always less than maturity. For example, depending on its coupon and the level of market yields, a Treasury note with a remaining maturity of five years might have a duration of 4.5 years. For mortgage-backed and other securities that are subject to prepayments, put or call features or adjustable coupons, the difference between the remaining stated maturity and the duration is likely to be much greater.

Duration allows the Advisor to make certain predictions as to the effect that changes in the level of interest rates will have on the value of the Fund’s portfolio of bonds. For example, when the level of interest rates increases by 1%, a bond having a positive duration of three years generally will decrease by approximately 3%. Thus, if the Advisor calculates the duration of the Fund’s portfolio of bonds as three years, it normally would expect the portfolio to change in value by approximately 3% for every 1% change in the level of interest rates. However, various factors, such as changes in anticipated prepayment rates, qualitative considerations and market supply and demand, can cause particular securities to respond somewhat differently to changes in interest rates than indicated in the above example. Moreover, in the case of mortgage-backed and other complex securities, duration calculations are estimates and are not precise. This is particularly true during periods of market volatility. Accordingly, the net asset value of the Fund’s portfolio of bonds may vary in relation to interest rates by a greater or lesser percentage than indicated by the above example.

Futures, options and options on futures have durations that, in general, are closely related to the duration of the securities that underlie them. Holding long futures or call option positions will lengthen portfolio duration by approximately the same amount as would holding an equivalent amount of the underlying securities. Short futures or put options have durations roughly equal to the negative duration of the securities that underlie these positions and have the effect of reducing portfolio duration by approximately the same amount as would selling an equivalent amount of the underlying securities.

There are some situations in which the standard duration calculation does not properly reflect the interest rate exposure of a security. For example, floating and variable rate securities often have final maturities of ten or more years; however, their interest rate exposure corresponds to the frequency of the coupon reset. Another example where the interest rate exposure is not properly captured by the standard duration calculation is the case of mortgage-backed securities. The stated final maturity of such securities is generally 30 years, but current prepayment rates are critical in determining the securities’ interest rate exposure. In these and other similar situations, the Advisor will use more sophisticated analytical techniques that incorporate the economic life of a security into the determination of its duration and, therefore, its interest rate exposure.

Municipal Securities (UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

The Funds may invest in debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises.  These securities include bonds and similar securities issued by or on behalf of the states, territories and possessions of the United States (including the District of Columbia) and their political subdivisions, agencies and instrumentalities, some of which are exempt from federal income tax.  The two principal classifications of municipal bonds are “general obligation” and “revenue” bonds. General obligation bonds are secured by the issuer’s pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source, such as from the user of the facility being financed. Municipal bonds also include “moral obligation” bonds, which are normally issued by special purpose authorities. For these bonds, a government unit is regarded as morally obligated to support payment of the debt service, which is usually subject to annual budget appropriations.

The Funds’ investment in municipal securities also may include Build America Bonds.  Build America Bonds are taxable municipal obligations issued pursuant to the American Recovery and Reinvestment Act of 2009 (the “ARRA Act”). The ARRA Act authorizes state and local governments to issue taxable bonds on which, assuming certain specified conditions are satisfied, issuers may either (i) receive reimbursement from the US Treasury with respect to its interest payments on the bonds (“direct pay” Build America Bonds) or (ii) provide tax credits to investors in the bonds (“tax credit” Build America Bonds). Unlike most other municipal obligations, interest received on Build America Bonds is subject to federal income tax and may be subject to state income tax. Under the terms of the ARRA Act, issuers of direct pay Build America Bonds are entitled to receive reimbursement from the US Treasury currently equal to 35% (or 45% in the case of Recovery Zone Economic Development Bonds) of the interest paid. Holders of tax credit Build America Bonds can receive a federal tax credit currently equal to 35% of the coupon interest received. The Funds may invest in “principal only” strips of tax credit Build America Bonds, which entitle the holder to receive par value of  such bonds if held to maturity.  The Funds do not expect to receive (or pass through to shareholders) tax credits as a result of its investments.  The federal interest subsidy or tax credit continues for the life of the bonds. Pursuant to the ARRA Act, the issuance of Build America Bonds was discontinued on December 31, 2010.  If the provisions of the ARRA Act relating to Build America Bonds are not revived by Congress, availability of such bonds may thereafter be limited, which may affect the market for the bonds and/or their liquidity.

Municipal bonds include tax-exempt commercial paper and short-term municipal notes, such as tax anticipation notes, bond anticipation notes, revenue anticipation notes and other forms of short-term securities. Such notes are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements and other revenues.

Municipal securities may be more susceptible to downgrade, default, and bankruptcy as a result of recent periods of economic stress.  Factors contributing to the economic stress on municipalities may include: lower property tax collections as a result of lower home values, lower sales tax revenue as a result of reduced consumer spending, lower income tax revenue as a result of higher unemployment rates, and budgetary constraints of local, state and federal governments upon which the municipalities may be relying for funding.  Further, an insolvent municipality may file for bankruptcy, which may significantly affect the value of the securities issued by the municipality and therefore the value of a fund’s investment.

Municipal securities are also subject to the risk that the perceived increase in the likelihood of default or downgrade among municipal issuers as a result of recent market conditions could result in increased illiquidity, volatility and credit risk. In addition, certain municipal issuers may either be unable to issue bonds or to access the market to sell securities or, if able to access the market, may be forced to issue securities at much higher rates. These events could result in decreased investment opportunities for a fund and lower investment performance.

Lower rated debt securities (UBS-HALO Emerging Markets Equity Relationship Fund, UBS International Equity Relationship Fund, UBS Credit Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Fixed income securities rated lower than Ba by Moody’s, or BB by S&P or Fitch are below investment grade and are considered to be of poor standing and predominantly speculative. Such securities (“lower rated securities”) are commonly referred to as “junk bonds” and are subject to a substantial degree of credit risk. Lower rated securities may be issued as a consequence of corporate restructurings, such as leveraged buy-outs, mergers, acquisitions, debt recapitalizations or similar events. Also, lower rated securities are often issued by smaller, less creditworthy issuers or by highly leveraged (indebted) issuers, which are generally less able than more financially stable firms to make scheduled payments of interest and principal. The risks posed by securities issued under such circumstances are substantial.

Credit ratings attempt to evaluate the safety of principal and interest payments, but they do not evaluate the volatility of a bond’s value of its liquidity and do not guarantee the performance of the issuer. Rating agencies may fail to make timely changes in credit ratings in response to subsequent events, so that an issuer’s current financial condition may be better or worse than the rating indicates. There is a risk that rating agencies may downgrade a bond’s rating. Subsequent to a bond’s purchase by a Fund, it may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. A Fund may use these ratings in determining whether to purchase, sell or hold a security. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, bonds with the same maturity, interest rate and rating may have different market prices.

In the past, the high yields from lower rated securities have more than compensated for the higher default rates on such securities. However, there can be no assurance that diversification will protect the Funds from widespread bond defaults brought about by a sustained economic downturn or that yields will continue to offset default rates on lower rated securities in the future. Issuers of these securities are often highly leveraged, so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired. In addition, such issuers may not have more traditional methods of financing available to them and may be unable to repay debt at maturity by refinancing. The risk of loss due to default by the issuer is significantly greater for the holders of lower rated securities because such securities may be unsecured and may be subordinated to other creditors of the issuer. Further, an economic recession may result in default levels with respect to such securities in excess of historic averages.

The value of lower rated securities will be influenced not only by changing interest rates, but also by the bond market’s perception of credit quality and the outlook for economic growth. When economic conditions appear to be deteriorating, lower rated securities may decline in market value due to investors’ heightened concern over credit quality, regardless of prevailing interest rates.

Especially at such times, trading in the secondary market for lower rated securities may become thin and market liquidity may be significantly reduced. Even under normal conditions, the market for lower rated securities may be less liquid than the market for investment grade corporate bonds. There are fewer securities dealers in the high yield market and purchasers of lower rated securities are concentrated among a smaller group of securities dealers and institutional investors. In periods of reduced market liquidity, lower rated securities prices may become more volatile, and a Fund’s ability to dispose of particular issues when necessary to meet the Fund’s liquidity needs or in response to a specific economic event, such as a deterioration in the creditworthiness of the issuer, may be adversely affected.

Lower rated securities frequently have call or redemption features that would permit an issuer to repurchase the security from a Fund. If a call were exercised by the issuer during a period of declining interest rates, a Fund likely would have to replace such called security with a lower yielding security, thus decreasing the net investment income to the Fund and any dividends to investors.

Besides credit and liquidity concerns, prices for lower rated securities may be affected by legislative and regulatory developments. For example, from time to time, Congress has considered legislation to restrict or eliminate the corporate tax deduction for interest payments or to regulate corporate restructurings such as takeovers or mergers. Such legislation may significantly depress the prices of outstanding lower rated securities.

Securities issued by foreign issuers rated below investment grade entail greater risks than higher rated securities, including the risks of untimely interest and principal payment, default and price volatility, and may present problems of liquidity, valuation and currency risk. These securities may present problems of liquidity and valuation.  A description of various bond ratings appears in Appendix B.

Inflation linked securities (all Funds)

Each Fund may, to varying degrees, invest in inflation linked securities, which are debt securities whose principal and/or interest payments are adjusted for inflation, unlike debt securities that make fixed principal and interest payments.  Inflation linked securities include Treasury Inflation Protected

Securities (“TIPS”), which are securities issued by the US Treasury.  The UBS U.S. Treasury Inflation Protected Securities Relationship Fund will invest, under normal circumstances, at least 80% of its net assets in TIPS.  The interest rate paid by TIPS is fixed, while the principal value rises or falls based on changes in a published Consumer Price Index (“CPI”).  Thus, if inflation occurs, the principal and interest payments on the TIPS are adjusted accordingly to protect investors from inflationary loss.  During a deflationary period, the principal and interest payments decrease, although the TIPS’ principal amounts will not drop below their face amounts at maturity.  In exchange for the inflation protection, TIPS generally pay lower interest rates than typical US Treasury securities.  Only if inflation occurs will TIPS offer a higher real yield than a conventional Treasury bond of the same maturity.

Other issuers of inflation linked debt securities include other US government agencies or instrumentalities, corporations and foreign governments.  There can be no assurance that the CPI or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services.  Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

The value of inflation linked securities is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation.  Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in the value of inflation linked securities.

While inflation linked securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

Any increase in the principal amount of an inflation linked security will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Cash equivalents (all Funds)

Each Fund may invest a portion of its assets in short-term debt securities (including repurchase agreements and reverse repurchase agreements) of corporations, governments or agencies and instrumentalities and banks and finance companies, which may be denominated in any currency (except for the UBS Credit Bond Relationship Fund and the UBS U.S. Treasury Inflation Protected Securities Relationship Fund, which may invest only in US dollar denominated securities).  The Funds may also invest a portion of their assets in shares issued by money market mutual funds. When unusual market conditions warrant, a Fund may make substantial temporary defensive investments in cash equivalents up to a maximum of 100% of its assets. When a Fund invests for defensive purposes, it may affect the attainment of the Fund’s investment objective.

The short-term debt securities in which a Fund may invest include demand notes, bank instruments, commercial paper and floating rate instruments.  Demand notes are securities issued with a maturity date but callable for repayment by the lender or the borrower at a predetermined interval.  Bank instruments in which the Fund may invest include bank loan participations, bank holding company commercial paper, deposits, bank notes and other bank related securities.  Bank loan participations are loans sold by lending banks to investors.  Bank holding company commercial paper is a form of short-term promissory note that is a direct obligation of a bank holding company.  Deposits are obligations of a bank or its branches.  Corporate commercial paper is a form of short-term promissory note issued by corporations primarily to finance short-term credit needs.  Rates vary according to the credit standing of the issuers and money market conditions.  Floating rate instruments are obligations with various final maturities and interest rates that are tied to other assorted market indices.  Each Fund will not invest more than 15% of the value of its net assets in floating or variable rate demand obligations as to which it cannot exercise the demand feature on not more than seven days’ notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable.

Pursuant to the rules and regulations under the Investment Company Act and any exemptive orders issued thereunder, each Fund may invest cash: (i) held for temporary defensive purposes; (ii) not invested pending investment in securities; (iii) that is set aside to cover an obligation or commitment of the Fund to purchase securities or other assets at a later date; and (iv) to be invested on a strategic management basis in one or more money market funds or other pooled investment vehicles.

Non-publicly traded securities, private placements and restricted securities (each Fund except UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest in securities that are neither listed on a stock exchange nor traded OTC, including privately placed securities and limited partnerships.  Investing in unregistered or unlisted securities, including investments in new and early stage companies, may involve a high degree of business and financial risk that can result in substantial losses.  As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities.  Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by a Fund, or less than what may be considered the fair value of such securities.  Furthermore, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded.  If such securities are required to be registered under the securities laws of one or more jurisdictions before being resold, a Fund may be required to bear the expense of registration. Investments by the Funds in non-publicly traded securities, private placements and restricted securities will be limited to each Fund’s prohibition on investing more than 15% of its net assets in illiquid securities.

Regulation S Securities.  A Fund may invest in the securities of US and non-US issuers that are issued through private offerings without registration with the SEC pursuant to Regulation S (“Regulation S Securities”) under the Securities Act of 1933, as amended (the “Securities Act”). Offerings of Regulation S Securities may be conducted outside of the United States. Because Regulation S Securities are subject to legal or contractual restrictions on resale, Regulation S Securities may be considered illiquid. If a Regulation S Security is determined to be illiquid, the investment will be included with a Fund’s 15% of net assets limitation on investment in illiquid securities. Furthermore, because Regulation S Securities are generally less liquid than registered securities, a Fund may take longer to liquidate these positions than would be the case for publicly traded securities. Although Regulation S Securities may be resold in privately negotiated transactions, the price realized from these sales could be less than those originally paid by a Fund. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded. Accordingly, Regulation S Securities may involve a high degree of business and financial risk and may result in substantial losses.

Illiquid securities (all Funds)

The term “illiquid securities” includes securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which a Fund has valued the securities and includes, among other securities, OTC options purchased and repurchase agreements maturing in more than seven days other than those the Advisor has determined are liquid pursuant to guidelines established by the Board.  A Fund may not be able to readily liquidate its investments in illiquid securities and may have to sell other investments if necessary to raise cash to meet its obligations.  The lack of a liquid secondary market for illiquid securities may make it more difficult for a Fund to assign a value to those securities for purposes of valuing its portfolio and calculating its net asset value.  The Advisor monitors the liquidity of securities in the Funds’ portfolios and reports periodically on liquidity decisions to the Board.  Each Fund may invest up to 15% of its net assets in illiquid securities.

Rule 144A and (all Funds)

The Fund may invest in securities that are exempt under Rule 144A from the registration requirements of the Securities Act.  Those securities purchased under Rule 144A are traded among qualified institutional buyers.

The Board has instructed the Advisor to consider the following factors in determining the liquidity of a Rule 144A Security:  (i) the security can be sold within seven days at approximately the same amount at which it is valued by the Fund; (ii) there is reasonable assurance that the security will remain marketable throughout the period it is expected to be held by the Fund, taking into account the actual frequency of trades and quotations for the security (expected frequency in the case of initial offerings); (iii) at least two dealers make a market in the security; (iv) there are at least three sources from which a price for the security is readily available; (v) settlement is made in a “regular way” for the type of security at issue; (vi) for Rule 144A Securities that are also exempt from registration under Section 3(c)(7) of the Investment Company Act, there is a sufficient market of “qualified purchasers” (as defined in the Investment Company Act) to assure that it will remain marketable throughout the period it is expected to be held by the Fund; (vii) the issuer is a reporting company under the Securities Exchange Act of 1934, as amended (the “1934 Act”); and (viii) the security is not in the same class as, or convertible into, any listed security of the issuer.  Although having delegated the day-to-day functions, the Board will continue to monitor and periodically review the Advisor’s selection of Rule 144A securities, as well as the Advisor’s determinations as to their liquidity. Investing securities under Rule 144A could have the effect of increasing the level of a Fund’s illiquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing these securities.  After the purchase of a Rule 144A Security, however, the Board and the Advisor will continue to monitor the liquidity of that security to ensure that each Fund has no more than 15% of its net assets invested in illiquid securities.

Each Fund will limit investments in securities of issuers that the Funds are restricted from selling to the public without registration under the Securities Act to no more than 15% of a Fund’s net assets, excluding restricted securities eligible for resale pursuant to Rule 144A that have been determined to be liquid pursuant to policies and procedures adopted by the Board, which include continuing oversight by the Board.

If the Advisor determines that a Rule 144A Security that was previously determined to be liquid is no longer liquid and, as a result, a Fund’s holdings of illiquid securities exceed the Fund’s applicable 15% limit on investment in such securities, the Advisor will determine what action shall be taken to ensure that the Fund continues to adhere to such limitation.  This may include disposing of illiquid assets, including illiquid Rule 144A Securities.

Investment company securities (all Funds except the UBS Opportunistic Emerging Markets Debt Relationship Fund and UBS Opportunistic Loan Relationship Fund)

Subject to the provisions of any rules and regulations under the Investment Company Act or exemptive orders issued thereunder, securities of other investment companies may be acquired by each Fund to the extent that such purchases are consistent with that Fund’s investment objectives and restrictions and are permitted under the Investment Company Act. Section 12(d)(1) of the Investment Company Act requires that, as determined immediately after a purchase is made, (i) not more than 5%

of the value of a Fund’s total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of the Fund’s total assets will be invested in securities of investment companies as a group and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund. Certain exceptions to these limitations may apply. As a shareholder of another investment company, a Fund would bear, along with other shareholders, its pro rata portion of the other investment company’s expenses, including advisory fees. These expenses would be in addition to the expenses that such a Fund would bear in connection with its own operations.

A Fund may invest in securities issued by other registered investment companies advised by the Advisor, including other series of the Trust, beyond the above percentage maximums pursuant to rules promulgated by the US Securities and Exchange Commission (“Commission”) and/or exemptive relief granted by the Commission to the extent that the Advisor determines that such investments are a more efficient means for a Fund to gain exposure to certain asset classes than by the Fund investing directly in individual securities. A Fund may only invest in other series of the Trust or other affiliated investment companies to the extent that the asset class exposure in such portfolios is consistent with the permissible asset class exposure for the Fund, had the Fund invested directly in securities, and the portfolios of such investment companies are subject to similar risks and limitations as the Fund.

The following Funds will not invest in other investment companies in excess of the Section 12(d)(1) limits described above, nor will they operate as a fund of funds: UBS-HALO Emerging Markets Equity Relationship Fund, UBS International Equity Relationship Fund; UBS U.S. Equity Alpha Relationship Fund; UBS Credit Bond Fund Relationship Fund; UBS High Yield Relationship Fund; UBS Opportunistic Emerging Markets Debt Relationship Fund; UBS Opportunistic Loan Relationship Fund and UBS Global Corporate Bond Relationship Fund.

Exchange-traded funds (“ETFs”) (all Funds)

Subject to the limitations on investments in investment company securities and their own investment objectives, the Funds may invest in securities of ETFs that attempt to track or replicate the performance of a US or foreign market index.  The Funds may invest in ETFs that are currently operational and that may be developed in the future.  ETFs usually trade on stock exchanges and generally bear certain operational expenses. To the extent a Fund invests in securities of ETFs, the Fund must bear these expenses in addition to the expenses of its own operation.

Investments in ETFs are subject to a variety of risks, including all of the risks of a direct investment in the underlying securities that the ETF holds.  For example, the general level of stock prices may decline, thereby adversely affecting the value of the underlying investments of the ETF and, consequently, the value of the ETF.  In addition, the market value of the ETF shares may differ from their net asset value because the supply and demand in the market for ETF shares at any point in time is not always identical to the supply and demand in the market for the underlying securities.  Also, ETFs that track particular indexes typically will be unable to match the performance of the index exactly due to the ETF’s operating expenses and transaction costs.

Special purpose acquisition companies (“SPACs”) (all Funds)

The Funds may invest in stock, warrants, and other securities of SPACs or similar special purpose entities that pool funds to seek potential acquisition opportunities. Until an acquisition is completed, a SPAC generally invests its assets in cash, money market securities and US government securities, which consist of marketable fixed, floating and variable rate securities issued or guaranteed by the US government, its agencies, or by various instrumentalities that have been established or sponsored by the US government (“US government securities”).  If an acquisition that meets the requirements for the SPAC is not completed within a pre-established period of time, the funds invested in the SPAC are returned to its shareholders. Because SPACs and similar entities do not have an operating history or ongoing business other than seeking acquisitions, the value of their securities is particularly dependent on the ability of the SPAC’s management to identify and complete a profitable acquisition. Some SPACs may pursue acquisitions only within certain industries or regions, which may increase the volatility of their prices. In addition, these securities, which are typically traded in the OTC market, may be considered illiquid and/or be subject to restrictions on resale.

Foreign and emerging markets investments (UBS-HALO Emerging Markets Equity Relationship Fund, UBS International Equity Relationship Fund, UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest in securities of foreign issuers that are not publicly traded in the United States, and of governmental and supranational entities (entities established or financially supported by national governments of two or more countries to promote reconstruction or development).  Certain Funds may also invest in debt securities in which the return is derived primarily from other emerging market instruments.

Risks of investing in foreign securities.  Investing in foreign issuers involves risks, including those set forth in the Funds’ Parts A, that are not typically associated with investing in US issuers.  There is generally less information available to the public about non-US issuers and less government regulation and supervision of non-US stock exchanges, brokers and listed companies.  Non-US companies are not subject to uniform global accounting, auditing and financial reporting standards, practices and requirements.  Securities of some non-US companies are less liquid and their prices more volatile than securities of comparable US companies.  Securities trading practices abroad may offer less protection to investors.  Settlement of transactions in some non-US markets may be delayed or may be less frequent than in the United States, which could affect the liquidity of the Fund.  Additionally, in some countries, there is the possibility of expropriation or confiscatory taxation, limitations on the removal of securities, property or other assets of a Fund, political or social instability, or diplomatic developments that could affect US investments in those countries.  The Advisor will take these factors into consideration in managing the Funds’ investments.  Each Fund reserves the right to invest a substantial portion of its assets in one or more countries if economic and business conditions warrant such investments.

Investment in the securities of foreign governmental  entities involves risk.  The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt.  A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy toward the IMF, and the political constraints to which a governmental entity may be subject.  Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt.  The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations.  Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner.  Consequently, governmental entities may default on their sovereign debt.  Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities.  There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

The risk of investing in Europe may be heightened due to the recent referendum in which the United Kingdom voted to exit the European Union (“EU”). There is a significant degree of uncertainty about how negotiations relating to the United Kingdom’s withdrawal will be conducted, as well as the potential consequences and precise timeframe for “Brexit.” While it is not possible to determine the precise impact these events may have on a Fund, during this period and beyond, the impact on the United Kingdom and European economies and the broader global economy could be significant, resulting in negative impacts, such as increased volatility and illiquidity, and potentially lower economic growth on markets in the United Kingdom, Europe and globally, which may adversely affect the value of a Fund’s investments. In addition, if one or more countries were to exit the EU or abandon the use of the euro as a currency, the value of investments tied to those countries or the euro could decline significantly and unpredictably.

The securities of foreign issuers are frequently denominated in foreign currencies, and the Funds may temporarily hold uninvested reserves in bank deposits in foreign currencies.  Therefore, the Funds will be affected favorably or unfavorably by changes in currency rates and in exchange control regulations and may incur costs in connection with conversions between various currencies.  The US dollar market value of a Fund’s investments and of dividends and interest earned by the Fund may be significantly affected by changes in currency exchange rates.  The Funds may, but are not required to, enter into forward foreign currency exchange contracts, futures, options or swaps in order to hedge, or enhance returns from, portfolio holdings and commitments against changes in currency rates.  Although a Fund may attempt to manage currency exchange rate risk, there is no assurance that the Fund will do so at an appropriate time or that it will be able to predict exchange rates accurately.

Dividends paid by foreign issuers may be subject to withholding and other foreign taxes, which may decrease the net return on such investments as compared to dividends paid to the Funds by US issuers.

Risks of investing in emerging markets.  There are additional risks inherent in investing in less developed countries that are applicable to the Funds.  An emerging market country is a country defined as an emerging or developing economy by any of the World Bank, the International Finance Corporation or the United Nations or its authorities.  Additionally, UBS-HALO Emerging Markets Equity Relationship Fund and UBS Opportunistic Emerging Markets Debt Relationship Fund, for purposes of their investments, may consider a country included in JP Morgan or Morgan Stanley Capital International (“MSCI”) emerging markets indices to be an emerging market country.  The countries included in this definition will change over time.  An emerging market security is a security issued by a government or other issuer that, in the opinion of the Advisor, has one or more of the following characteristics: (i) the security’s principal trading market is an emerging market; (ii) at least 50% of the issuer’s (or the issuer’s parent company’s) revenue is generated from goods produced or sold, investments made, or services performed in emerging market countries; (iii) at least 50% of the issuer’s (or the issuer’s parent company’s) physical assets are located in emerging market countries;

(iv) at least 50% of the issuer’s (or the issuer’s parent company’s) economic activities are in emerging market countries; or (v) the principal place of business of the issuer (or the issuer’s parent company) is an emerging market country.  In addition, an emerging market security includes derivative instruments on emerging market securities or indices.

Compared to the United States and other developed countries, emerging countries may have relatively unstable governments, economies based on only a few industries, and securities markets that trade only a small number of securities and employ settlement procedures different from those used in the United States.  Prices on these exchanges tend to be volatile and, in the past, securities in these countries have offered greater potential for gain (as well as loss) than securities of companies located in developed countries.  Further, investments by foreign investors are subject to a variety of restrictions in many emerging countries.  Countries such as those in which the Funds may invest have historically experienced, and may continue to experience, high rates of inflation, high interest rates, exchange rate fluctuations or currency depreciation, large amounts of external debt, balance of payments and trade difficulties and extreme poverty and unemployment.  Additional factors that may influence the ability or willingness to service debt include, but are not limited to: a country’s cash flow situation; the availability of sufficient foreign exchange on the date a payment is due; the relative size of its debt service burden to the economy as a whole; its government’s policy towards the International Monetary Fund, the World Bank and other international agencies; and the political constraints to which a government debtor may be subject.

The ability of a foreign government or government-related issuer to make timely and ultimate payments on its external debt obligations will be strongly influenced by the issuer’s balance of payments, including export performance, its access to international credits and investments, fluctuations in interest rates and the extent of its foreign reserves.  A country whose exports are concentrated in a few commodities or whose economy depends on certain strategic imports could be vulnerable to fluctuations in international prices of these commodities or imports.  To the extent that a country receives payment for its exports in currencies other than US dollars, its ability to make debt payments denominated in US dollars could be adversely affected.  If a foreign government or government-related issuer cannot generate sufficient earnings from foreign trade to service its external debt, it may need to depend on continuing loans and aid from foreign governments, commercial banks, and multilateral organizations, and inflows of foreign investment.

The commitment on the part of these foreign governments, multilateral organizations and others to make such disbursements may be conditioned on the government’s implementation of economic reforms and/or economic performance and the timely service of its obligations.  Failure to implement such reforms, achieve such levels of economic performance or to repay principal or interest when due may curtail the willingness of such third parties to lend funds, which may further impair the issuer’s ability or willingness to service its debts in a timely manner.

The cost of servicing external debt will also generally be adversely affected by rising international interest rates, because many external debt obligations bear interest at rates that are adjusted based upon international interest rates.  The ability to service external debt will also depend on the level of the relevant government’s international currency reserves and its access to foreign exchange.  Currency devaluations may affect the ability of a governmental issuer to obtain sufficient foreign exchange to service its external debt.

As a result of the foregoing, a governmental issuer may default on its obligations.  If such a default occurs, a Fund may have limited effective legal recourse against the issuer and/or guarantor.  Remedies must, in some cases, be pursued in the courts of the defaulting country itself, and the ability of the holder of foreign government and government-related debt securities to obtain recourse may be subject to the political climate in the relevant country.  In addition, no assurance can be given that the holders of commercial bank debt will not contest payments to the holders of other foreign government and government-related debt obligations in the event of default under their commercial bank loan agreements.

China A-shares (UBS HALO-Emerging Markets Equity Relationship Fund). The Shanghai-Hong Kong Stock Connect program and the Shenzhen-Hong Kong Stock Connect program (“Connect Program”) are subject to quota limitations and an investor cannot purchase and sell the same security on the same trading day, which may restrict the Fund’s ability to invest in China A-shares through the Connect Program and to enter into or exit trades on a timely basis. The Shanghai and Shenzhen markets may be open at a time when the Connect Program is not trading, with the result that prices of China A-shares may fluctuate at times when the Fund is unable to add to or exit its position. Only certain China A-shares are eligible to be accessed through the Connect Program. Such securities may lose their eligibility at any time, in which case they could be sold but could no longer be purchased through the Connect Program. Because the Connect Program is in its early stages, the actual effect on the market for trading China A-shares with the introduction of large numbers of foreign investors is currently unknown. The Connect Program is subject to regulations promulgated by regulatory authorities for the Shanghai Stock Exchange, the Stock Exchange of Hong Kong Limited and the Shenzhen Stock Exchange, and further regulations or restrictions, such as limitations on redemptions or suspension of trading, may adversely impact the Connect Program, if the authorities believe it necessary to assure orderly markets or for other reasons. There is no guarantee that all three exchanges will continue to support the Connect Program in the future.

Investments in China A-shares may not be covered by the securities investor protection programs of the exchanges and, without the protection of such programs, will be subject to the risk of default by the broker. In the event that the depository of the Shanghai Stock Exchange and the Shenzhen Stock Exchange defaulted, the Fund may not be able to recover fully its losses from the depository or may be delayed in receiving proceeds as part of any recovery process. In addition, because all trades on the Connect Program in respect of eligible China A-shares must be settled in Renminbi (“RMB”), the Chinese currency, the Fund investing through the Connect Program must have timely access to a reliable supply of offshore RMB, which cannot be guaranteed. China A-shares purchased through the Connect Program are held in nominee name and not the Fund’s name as the beneficial owner. It is possible, therefore, that the Fund’s ability to exercise its rights as a shareholder and to pursue claims against the issuer of China A-shares may be limited because the nominee structure has not been tested in Chinese courts. In addition, the Fund may not be able to participate in corporate actions affecting China A-shares held through the Connect Program due to time constraints or for other operational reasons.

Trades on the Connect Program are subject to certain requirements prior to trading. If these requirements are not completed prior to the market opening, a Fund cannot sell the shares on that trading day. In addition, these requirements may limit the number of brokers that a Fund may use to execute trades. If an investor holds 5% or more of the total shares issued by a China-A share issuer, the investor must return any profits obtained from the purchase and sale of those shares if both transactions occur within a six-month period. If the Fund holds 5% or more of the total shares of a China-A share issuer through its Connect Program investments, its profits may be subject to these limitations. All accounts managed by the Adviser and/or its affiliates will be aggregated for purposes of this 5% limitation, which makes it more likely that the Fund’s profits may be subject to these limitations.

Brady Bonds (UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructurings under a debt restructuring plan introduced by former US Secretary of the Treasury, Nicholas F. Brady (the “Brady Plan”).  Brady Plan debt restructurings have been implemented to date in Argentina, Brazil, Bulgaria, Costa Rica, Dominican Republic, Ecuador, Ivory Coast, Jordan, Mexico, Morocco, Nicaragua, Nigeria, Panama, Peru, the Philippines, Poland, Russia, Uruguay, Venezuela and Vietnam.  Brady Bonds do not have a long payment history.  Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (but primarily the US dollar) and are actively traded in OTC secondary markets.

Brady Bonds are often viewed as having three or four valuation components:  the collateralized repayment of principal at final maturity; the collateralized interest payments; the uncollateralized interest payments; and any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the “residual risk”).  In light of the residual risk of Brady Bonds and the history of defaults of countries issuing Brady Bonds with respect to commercial bank loans by public and private entities, investments in Brady Bonds may be viewed as speculative.  There can be no assurance that the Brady Bonds in which a Fund invests will not be subject to restructuring or to requests for a new credit arrangement that may cause the Fund to suffer a loss of interest or principal in any of its holdings.

Currency management (all Funds)

To manage exposure to currency fluctuations, a Fund may alter fixed income or money market exposures, enter into forward currency exchange contracts, buy or sell options, futures or options on futures relating to foreign currencies, purchase securities indexed to currency baskets and invest in currency swaps.  A Fund may also, but is not required to, use these currency exchange techniques in the normal course of business to hedge against adverse changes in exchange rates in connection with purchases and sales of securities.  Some of these strategies may require a Fund to segregate liquid assets in accordance with Commission positions to cover its obligations.

Eurodollar securities (UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest in Eurodollar securities, which are fixed income securities of a US issuer or a foreign issuer that are issued outside the United States.  Interest and dividends on Eurodollar securities are payable in US dollars.

Zero coupon and delayed interest securities (UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest in zero coupon or delayed interest securities, which pay no cash income until maturity or a specified date when the securities begin paying current interest (the “cash payment date”) and are sold at substantial discounts from their value at maturity.  When held to maturity or cash payment date, the entire income of such securities, which consists of accretion of discount, comes from the difference between the purchase price and the securities’ value at maturity or cash payment date.  The discount varies depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer.  The discount, in the absence of financial difficulties of the issuer, decreases as the final maturity or cash payment date of the security approaches.  The market prices of zero coupon and delayed interest securities are generally more volatile and more likely to respond to changes in interest rates than the market prices of securities having similar maturities and credit qualities that pay interest periodically.

Zero coupon securities are subject to greater market value fluctuations from changing interest rates than debt obligations of comparable maturities that make current distributions of interest (cash).   Zero coupon convertible securities offer the opportunity for capital appreciation as increases (or decreases) in market value of such securities closely follow the movements in the market value of the underlying common stock.  Zero coupon convertible securities generally are expected to be less volatile than the underlying common stocks, as they usually are issued with short maturities (15 years or less) and are issued with options and/or redemption features exercisable by the holder of the obligation, entitling the holder to redeem the obligation and receive a defined cash payment.

Zero coupon securities include securities issued directly by the US Treasury, and US Treasury bonds or notes and their unmatured interest coupons and receipts for their underlying principal (“coupons”) that have been separated by their holder, typically a custodian bank or investment brokerage firm.  A holder will separate the interest coupons from the underlying principal (the “corpus”) of the US Treasury security.  A number of securities firms and banks have stripped the interest coupons and receipts and then resold them in custodial receipt programs with a number of different names, including “Treasury Income Growth Receipts” (“TIGRs”) and Certificate of Accrual on Treasuries (“CATS”).  The underlying US Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (i.e., unregistered securities that are owned ostensibly by the bearer or holder thereof), in trust on behalf of the owners thereof.  Counsel to the underwriters of these certificates or other evidences of ownership of the US Treasury securities has stated that for federal tax and securities purposes, in its opinion, purchasers of such certificates, such as the Funds, most likely will be deemed the beneficial holder of the underlying US government securities.

The US Treasury has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and corpus payments on US Treasury securities through the Federal Reserve book-entry record-keeping system.  The Federal Reserve program as established by the US Treasury Department is known as “STRIPS” or “Separate Trading of Registered Interest and Principal of Securities.” Under the STRIPS program, a Fund will be able to have its beneficial ownership of zero coupon securities recorded directly in the book-entry record-keeping system in lieu of having to hold certificates or other evidences of ownership of the underlying US Treasury securities.

When US Treasury obligations have been stripped of their unmatured interest coupons by the holder, the principal or corpus is sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest (cash) payments.  Once stripped or separated, the corpus and coupons may be sold separately.  Typically, the coupons are sold separately or grouped with other coupons with like maturity dates and sold in such bundled form.  Purchasers of stripped obligations acquire, in effect, discount obligations that are economically identical to the zero coupon securities that the US Treasury sells itself.  These stripped securities are also treated as zero coupon securities with original issue discount for tax purposes.

Pay-in-kind bonds (UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest in pay-in-kind bonds.  Pay-in-kind bonds are securities that pay interest through the issuance of additional bonds.  A Fund will be deemed to receive interest over the life of such bonds and may be treated for federal income tax purposes as if interest were paid on a current basis, although no cash interest payments are received by the Fund until the cash payment date or until the bonds mature.

Mortgage-backed securities and mortgage pass-through securities (UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest in mortgage-backed securities (including commercial and residential mortgage-backed securities), which are interests in pools of mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations as further described below. The Funds may also invest in debt securities, which are secured with collateral consisting of mortgage-backed securities (see “Collateralized mortgage obligations”), and in other types of mortgage-related securities.

The timely payment of principal and interest on mortgage-backed securities issued or guaranteed by Ginnie Mae (formally known as the Government National Mortgage Association or GNMA) is backed by Ginnie Mae and the full faith and credit of the US government. These guarantees, however, do not apply to the market value of Fund shares. Also, securities issued by Ginnie Mae and other mortgage-backed securities may be purchased at a premium over the maturity value of the underlying mortgages. This premium is not guaranteed and would be lost if prepayment occurs. In general, mortgage-backed securities issued by US government agencies or instrumentalities other than Ginnie Mae are not “full faith and credit” obligations. Obligations issued by Fannie Mae (formally known as the Federal National Mortgage Association or FNMA) and Freddie Mac (formally known as the Federal Home Loan Mortgage Company or FHLMC) are historically supported only by the credit of the issuer, but currently are guaranteed by the US government in connection with such agencies being placed temporarily into conservatorship by the US government. Although the US government and its agencies provide financial support to such entities, no assurances can be given that they will always do so. Unscheduled or early payments on the underlying mortgages may shorten the securities’ effective maturities and reduce returns. A Fund may agree to purchase or sell these securities with payment and delivery taking place at a future date. A decline in interest rates may lead to a faster rate of repayment of the underlying mortgages and expose a Fund to a lower rate of return upon reinvestment. To the extent that such mortgage-backed securities are held by a Fund, the prepayment right of mortgagors may limit the increase in net asset value of the Fund because the value of the mortgage-backed securities held by the Fund may not appreciate as rapidly as the price of non-callable debt securities.

Interests in pools of mortgage-backed securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment that consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs that may be incurred. Some mortgage-backed securities (such as securities issued by Ginnie Mae) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payments dates regardless of whether or not the mortgagor actually makes the payment.

Any discount enjoyed on the purchases of a pass-through type mortgage-backed security will likely constitute market discount. As a Fund receives principal payments, it will be required to treat as ordinary income an amount equal to the lesser of the amount of the payment or the “accrued market discount.” Market discount is to be accrued either under a constant rate method or a proportional method. Pass-through type mortgage-backed securities purchased at a premium to face will be subject to a similar rule requiring recognition of an offset to ordinary interest income, an amount of premium attributable to the receipt of principal. The amount of premium recovered is to be determined using a method similar to that in place for market discount. A Fund may elect to accrue market discount or amortize premium notwithstanding the amount of principal received, but such election will apply to all bonds held and thereafter acquired unless permission is granted by the Commissioner of the Internal Revenue Service (“IRS”) to change such method.

The principal governmental guarantor of mortgage-related securities is Ginnie Mae, which is a wholly owned US government corporation within the Department of Housing and Urban Development. Ginnie Mae is authorized to guarantee, with the full faith and credit of the US government, the timely payment of principal and interest on securities issued by institutions approved by Ginnie Mae (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages which are insured by the Federal Housing Authority or guaranteed by the Veterans Administration. These guarantees, however, do not apply to the market value or yield of mortgage-backed securities or to the value of Fund shares. Also, Ginnie Mae securities often are purchased at a premium over the maturity value of the underlying mortgages. This premium is not guaranteed and should be viewed as an economic offset to interest to be earned. If prepayments occur, less interest will be earned and the value of the premium paid will be lost.

Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional mortgage loans. Such issuers may, in addition, be the originators and/or servicers of the underlying mortgage loans, as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments. Mortgage-related securities that are issued by private issuers are not subject to the underwriting requirements for the underlying mortgages that are applicable to those mortgage related securities that have a government or government-related guarantor. As a result, the mortgage loans underlying private mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities. Non-governmental issued pools more frequently include second mortgages, high loan-to-value mortgages and manufactured housing loans. The coupon rates and maturities of the underlying mortgage loans in a pool issued by a private issuer may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans and Alt-A loans. Subprime loans refer to loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. Alt-A loans are considered riskier than prime loans but less risky than subprime loans. There are various factors, including higher loan to value and debt to income ratios or inadequate documentation of income, assets or credit history, that classify a loan as Alt-A. For these reasons, the loans underlying these securities have had, in many cases, higher default rates than those loans that meet government underwriting requirements. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance guarantees are issued by governmental entities, private insurers and the mortgage poolers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets a Fund’s investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee or guarantees, even if through an examination of the loan experience and practices of the originators/servicers and poolers, the Advisor determines that the securities meet a Fund’s quality standards.

Although the market for such securities has become increasingly liquid over the past few years, currently, the market for such securities is experiencing a period of extreme volatility, which has negatively impacted market liquidity conditions. Initially, the concerns on the part of market participants were focused on the sub-prime segment of the mortgage-backed securities market. However, these concerns have since expanded to include a broad range of mortgage-backed and asset-backed securities, as well as other fixed-income securities. These securities are more difficult to value and may be hard to sell. In addition, in general, securities issued by certain private organizations may not be readily marketable.

Borrowing (all Funds)

All Funds are authorized to borrow money, from time to time, for temporary emergency or extraordinary purposes, or to facilitate redemptions in amounts up to 33 1/3% of the value of each Fund’s total assets (including amounts borrowed but reduced by any liabilities not constituting senior securities).  The Funds have no intention of increasing net income through borrowing.  Any borrowing will be done from a bank with the required asset coverage of at least 300%.  In the event that such asset coverage shall at any time fall below 300%, a Fund shall, within three days thereafter (not including Sundays or holidays), or such longer period as the Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%.  Each Fund will not pledge more than 10% of its net assets, or issue senior securities as defined in the Act, except for notes to banks and reverse repurchase agreements.

The use of borrowing by a Fund involves special risks that may not be associated with other portfolios having similar objectives.  Since substantially all the assets of the Funds fluctuate in value while the interest obligations remain fixed, an increase or decrease of the asset value per share of a Fund will be greater than would be the case if the Fund did not borrow funds.  In addition, interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds.  Under adverse market conditions, a Fund might have to sell portfolio securities in order to meet interest or principal payments, or to satisfy restrictions on borrowings, at a time when investment considerations would otherwise not favor such sales.

Segregation of assets. Financial instruments that involve a Fund’s obligation to make future payments to third parties will not be viewed as creating any senior security provided that the Fund covers its obligations as described below. Those financial instruments can include, among others, (i) reverse repurchase agreements, (ii) when-issued and delayed delivery securities, (iii) dollar rolls, (iv) to-be-announced securities, (v) securities sold short, (vi) swaps, (vii) futures contracts, (viii) written options, (ix) forward currency contracts, and (x) non-deliverable forwards.

A Fund will consider its obligations involving such a financial instrument as “covered” when the Fund (1) maintains an offsetting financial position, or (2) segregates liquid assets (which include, but are not limited to, cash, cash equivalents, equities and debt instruments of any grade) equal to the Fund’s exposures relating to the financial instrument, as determined on a daily basis.  Dedicated Fund compliance policies and procedures, which the Board has approved, govern the kinds of transactions that can be deemed to be offsetting positions for purposes of (1) above, and the amounts of assets that need to be segregated for purposes of (2) above (segregated assets procedures).  Any assets designated as segregated by a Fund, either physically or “earmarked” as segregated, for purposes of (2) above shall be liquid, unencumbered and marked-to-market daily (any such assets designated as segregated, either physically or “earmarked” as segregated, are referred to in this Part B as “Segregated Assets”), and such Segregated Assets shall be maintained in accordance with pertinent positions of the Commission.

The SEC has recently proposed a new rule which, if adopted, would replace current SEC and staff guidance with respect to asset segregation requirements for derivatives and other instruments such as reverse repurchase agreements, short sales, firm or standby commitment agreements and similar agreements. While it is not possible to fully predict the effects of the proposed regulation, the Advisor will continue to monitor developments as they apply to the Funds.

A Fund’s segregated assets procedures may require the Fund to sell a portfolio security or exit a transaction, including a transaction in a financial instrument, at a disadvantageous time or price in order for the Fund to be able to segregate the required amount of assets. If Segregated Assets decline in value, a Fund will need to segregate additional assets or reduce its position in the financial instruments. In addition, Segregated Assets may not be available to satisfy redemptions or for other purposes, until a Fund’s obligations under the financial instruments have been satisfied. In addition, a

Fund’s ability to use the financial instruments identified above may under some circumstances depend on the nature of the instrument and amount of assets that the segregated assets procedures require the Fund to segregate. The segregated assets procedures provide that for futures and forward contracts that require only cash settlement, and swap agreements that call for periodic netting between a Fund and its counterparty, the segregated amount is the net amount due under the contract, as determined daily on a mark-to-market basis. For other kinds of futures, forwards and swaps, a Fund must segregate a larger amount of assets to cover its obligations, which essentially limits the Fund’s ability to use these instruments. If the Commission staff changes its positions concerning the segregation of the net amount due under certain forwards, futures and swap contracts, the ability of a Fund to use the financial instruments could be negatively affected.

To-be-announced securities (“TBA”) (UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

A TBA is a mortgage-backed security, such as a Ginnie Mae pass-through security, that is purchased or sold with specific pools of cash that will constitute that Ginnie Mae pass-through security, to be announced on a future settlement date.  At the time of purchase of a TBA, the seller does not specify the particular mortgage-backed securities to be delivered but rather agrees to accept any mortgage-backed security that meets specified terms.  A Fund and the seller would agree upon the issuer, interest rate and terms of the underlying mortgages, but the seller would not identify the specific underlying mortgages until shortly before it issues the mortgage-backed security.  TBAs increase interest rate risks because the underlying mortgages may be less favorable than anticipated by the Fund.  The Funds’ custodian will maintain Segregated Assets equal in value to the purchase price and the interest rate payable on the securities that are fixed on the purchase commitment date or at the time of settlement for TBAs, marked-to-market daily in accordance with pertinent Commission positions.

Collateralized mortgage obligations (“CMOs”) and real estate mortgage investment conduits (“REMICs”) (UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest in CMOs and REMICs.  A CMO is a debt security on which interest and prepaid principal are paid, in most cases, semiannually.  CMOs may be collateralized by whole mortgage loans but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by Ginnie Mae, Freddie Mac, or Fannie Mae, and their income streams.  Privately issued CMOs tend to be more sensitive to interest rates than Government-issued CMOs.

CMOs are structured into multiple classes, each bearing a different stated maturity.  Actual maturity and average life will depend upon the prepayment experience of the collateral.  CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid.  Monthly payments of principal received from the pool of underlying mortgages, including prepayments, are first returned to investors holding the shortest maturity class.  Investors holding the longer maturity classes receive principal only after the first class has been retired.  An investor is partially guarded against a sooner than desired return of principal because of the sequential payments.

In a typical CMO transaction, a corporation issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The series A, B and C Bonds all bear current interest. Interest on the series Z Bond is accrued and added to principal and a like amount is paid as principal on the series A, B or C Bond currently being paid off. When the series A, B and C Bonds are paid in full, interest and principal on the series Z Bond begins to be paid currently. With some CMOs, the issuer serves as a conduit to allow loan originators (primarily builders or savings and loan associations) to borrow against their loan portfolios. REMICs are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities.

REMICs are entities that own mortgages and elect REMIC status under the Code.  The Funds will purchase only regular interests in REMICs.  REMIC regular interests are treated as debt of the REMIC and income/discount thereon must be accounted for on the “catch-up method,” using a reasonable prepayment assumption under the original issue discount rules of the Code.

CMOs and REMICs issued by private entities are not government securities and are not directly guaranteed by any government agency. They are secured by the underlying collateral of the private issuer. Yields on privately issued CMOs, as described above, have been historically higher than yields on CMOs issued or guaranteed by US government agencies. However, the risk of loss due to default on such instruments is higher since they are not guaranteed by the US government. Such instruments also tend to be more sensitive to interest rates than US government-issued CMOs. For federal income tax purposes, the Funds will be required to accrue income on CMOs and REMIC regular interests using the “catch-up method,” with an aggregate prepayment assumption.

Certain classes of CMOs and other mortgage-backed securities are structured in a manner that makes them extremely sensitive to changes in prepayment rates. Interest-only (“IO”) and principal-only (“PO”) classes are examples of this. IOs are entitled to receive all or a portion of the interest, but none (or only a nominal amount) of the principal payments, from the underlying mortgage assets. If the mortgage assets underlying an IO experience greater than anticipated principal prepayments, then the total amount of interest payments allocable to the IO class, and therefore the yield to investors, generally will be reduced. In some instances, an investor in an IO may fail to recoup all of its initial investment, even if the security is government issued or guaranteed or is rated AAA or the equivalent. Conversely, PO classes are entitled to receive all or a portion of the principal payments, but none of the interest, from the underlying mortgage assets. PO classes are purchased at substantial discounts from par, and the yield to investors will be reduced if principal payments are slower than expected. Some IOs and POs, as well as other CMO classes, are structured to have special protections against the effects of prepayments. These structural protections, however, normally are effective only within certain ranges of prepayment rates and thus will not protect investors in all circumstances. Inverse floating rate CMO classes also may be extremely volatile. These classes pay interest at a rate that decreases when a specified index of market rates increases and vice versa. Although the market for IOs and POs is increasingly liquid, certain IOs and POs may not be readily marketable and will be considered illiquid.

Other mortgage-backed securities.  Certain Funds may invest in other mortgage-related securities.  The Advisor expects that governmental, government-related or private entities may create mortgage loan pools and other mortgage-related securities offering mortgage pass-through and mortgage-collateralized investments in addition to those described above.  The mortgages underlying these securities may include alternative mortgage instruments, that is, mortgage instruments whose principal or interest payments may vary or whose terms to maturity may differ from customary long-term fixed rate mortgages.  As new types of mortgage-related securities are developed and offered to investors, the Advisor will, consistent with each Fund’s investment objective, policies and quality standards, consider making investments in such new types of mortgage-related securities.

Asset-backed securities (UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may invest a portion of their assets in debt obligations known as “asset-backed securities.”  Asset-backed securities are securities that represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool or pools of similar assets (e.g., receivables on home equity and credit loans and receivables regarding automobile, credit card, mobile home and recreational vehicle loans, wholesale dealer floor plans and leases).

Such receivables are securitized in either a pass-through or a pay-through structure. Pass-through securities provide investors with an income stream consisting of both principal and interest payments in respect of the receivables in the underlying pool. Pay-through asset-backed securities are debt obligations issued usually by a special purpose entity, which are collateralized by the various receivables and in which the payments on the underlying receivables provide that a Fund pay the debt service on the debt obligations issued. The Funds may invest in these and other types of asset-backed securities that may be developed in the future.

The credit quality of these securities depends primarily upon the quality of the underlying assets and the level of credit support and/or enhancement provided. Such asset-backed securities are subject to the same prepayment risks as mortgage-backed securities. For federal income tax purposes, the Funds will be required to accrue income on pay-through asset-backed securities using the “catch-up method,” with an aggregate prepayment assumption.

The credit quality of most asset-backed securities depends primarily on the credit quality of the assets underlying such securities, how well the entity issuing the security is insulated from the credit risk of the originator or any other affiliated entities, and the amount and quality of any credit support provided to the securities.  The rate of principal payment on asset-backed securities generally depends on the rate of principal payments received on the underlying assets, which in turn may be affected by a variety of economic and other factors.  As a result, the yield on any asset-backed security is difficult to predict with precision and the actual yield to maturity may be more or less than the anticipated yield to maturity.  Asset-backed securities may be classified as “pass-through certificates” or “collateralized obligations.”

Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on underlying assets to make payment, such securities may contain elements of credit support. Such credit support falls into two categories:

(i) liquidity protection; and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the receipt of payments due on the underlying pool is timely. Protection against losses resulting from ultimate default enhances the likelihood of payments of the obligations on at least some of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches. The Funds will not pay any additional fees for such credit support, although the existence of credit support may increase the price of a security.

Due to the shorter maturity of the collateral backing such securities, there is less of a risk of substantial prepayment than with mortgage-backed securities.  Such asset-backed securities do, however, involve certain risks not associated with mortgage-backed securities, including the risk that security interests cannot be adequately, or in many cases, ever, established.  In addition, the current market for asset-backed securities is experiencing a period of extreme volatility, which has negatively impacted market liquidity conditions, as is the case with mortgage-backed securities, explained above. In addition, with respect to credit card receivables, a number of state and federal consumer credit laws give debtors the right to set off certain amounts owed on the credit cards, thereby reducing the outstanding balance. In the case of automobile receivables, there is a risk that the holders may not have either a proper or first security interest in all of the obligations backing such receivables due to the large number of vehicles involved in a typical issuance and technical requirements under state laws. Therefore, recoveries on repossessed collateral may not always be available to support payments on the securities.

Examples of credit support arising out of the structure of the transaction include “senior-subordinated securities” (multiple class securities with one or more classes subordinate to other classes as to the payment of principal thereof and interest thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of “reserve funds” (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses) and “over collateralization” (where the scheduled payments on, or the principal amount of, the underlying assets exceeds that required to make payments of the securities and pay any servicing or other fees). The degree of credit support provided for each issue is generally based on historical credit information with respect to the level of credit risk associated with the underlying assets.  Delinquencies or losses in excess of those anticipated could adversely affect the return on an investment in such issue.

The Funds may invest in asset-backed securities that are categorized as collateralized debt obligations (“CDOs”). CDOs include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other similarly structured securities. A CBO is a trust that is backed by a diversified pool of high risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. CDOs may charge management fees and administrative expenses.

Dollar Rolls (UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may enter into dollar rolls in which the Fund sells securities and simultaneously contracts to repurchase substantially similar securities on a specified future date. In the case of dollar rolls involving mortgage-backed securities, the mortgage-backed securities that are purchased typically will be of the same type and will have the same or similar interest rate and maturity as those sold, but will be supported by different pools of mortgages. The Fund forgoes principal and interest paid during the roll period on the securities sold in a dollar roll, but the Fund is compensated by the difference between the current sales price and the price for the future purchase, as well as by any interest earned on the proceeds of the securities sold. The Fund could also be compensated through receipt of fee income.  The Trust does not believe a Fund’s obligations under dollar rolls are senior securities and accordingly, the Funds, as a matter of non-fundamental policy, will not treat dollar rolls as being subject to its borrowing or senior securities restrictions. However, the Funds’ custodian will maintain Segregated Assets equal in value to the purchase price and the interest rate payable on the securities which are fixed on the purchase commitment date or at the time of settlement for dollar rolls, marked-to-market daily in accordance with pertinent Commission positions. In addition to the general risks involved in leveraging, dollar rolls are subject to the same risks as repurchase and reverse repurchase agreements.

Equipment trust certificates (“ETCs”) and enhanced equipment trust certificates (“EETCs”) (UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

These Funds may invest in ETCs and EETCs.  ETCs are typically issued by railroads, airlines or other transportation firms, and the proceeds of those certificates are used to purchase equipment, such as railroad cars, airplanes or other equipment, which in turn serve as collateral for the related issue of certificates.  The equipment subject to a trust generally is leased by a railroad, airline or other business, and rental payments provide the projected cash flow for the repayment of equipment trust certificates.  EETCs are similar to ETCs, except that the security has been divided into two or more classes, each with different payment priorities and asset claims.  Holders of ETCs and EETCs must look to the collateral securing the certificates, and any guarantee provided by the lessee or any parent corporation for the payment of lease amounts, in the case of default in the payment of principal and interest on the certificates.

When-issued securities (UBS-HALO Emerging Markets Equity Relationship Fund, UBS International Equity Relationship Fund, UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)

Certain Funds may purchase securities offered on a “when-issued” or “delayed delivery” basis.  When so offered, the price, which is generally expressed in yield terms, is fixed at the time the commitment to purchase is made, but delivery and payment for the when-issued or delayed delivery securities take place at a later date.  During the period between purchase and settlement, no payment is made by the purchaser to the issuer and no interest on the when-issued or delayed delivery security accrues to the purchaser. While when-issued or delayed delivery securities may be sold prior to the settlement date, it is intended that a Fund will purchase such securities with the purpose of actually acquiring them unless a sale appears desirable for investment reasons.  At the time a Fund makes the commitment to purchase a security on a when-issued or delayed delivery basis, the Fund will record the transaction and reflect the value of the security in determining its net asset value.  The market value of when-issued or delayed delivery securities may be more or less than the purchase price.  The Advisor does not believe that a Fund’s net asset value or income will be adversely affected by its purchase of securities on a when-issued or delayed delivery basis.  The Fund’s custodian will maintain Segregated Assets equal in value to the purchase price and the interest rate payable on the securities, which are fixed on the purchase commitment date or at the time of settlement for when-issued or delayed delivery securities, marked-to-market daily in accordance with pertinent Commission positions.  When-issued and delayed delivery transactions also are subject to the risk that a counterparty may become bankrupt or otherwise fail to perform its obligations due to financial difficulties, including making payments to the Fund.  The Fund may obtain no or only limited recovery in a bankruptcy or other organizational proceedings, and any recovery may be significantly delayed.

Repurchase agreements (all Funds)

Each Fund may enter into repurchase agreements with banks or broker-dealers.  When a Fund enters into a repurchase agreement, it purchases securities from a bank or broker-dealer that simultaneously agrees to repurchase the securities at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement.  As a result, a repurchase agreement provides a fixed rate of return insulated from market fluctuations during the term of the agreement.  The term of a repurchase agreement generally is short, possibly overnight or for a few days, although it may extend over a number of months (up to one year) from the date of delivery.  Repurchase agreements are considered under the Investment Company Act to be collateralized loans by the Fund to the seller, secured by the securities transferred to the Fund.  In accordance with the Investment Company Act, repurchase agreements will be fully collateralized, and the collateral will be marked-to-market daily.  A Fund may not enter into a repurchase agreement having more than seven days remaining to maturity if, as a result, such agreement, together with any other securities that are not readily marketable (illiquid securities) held by the Fund, would exceed 15% of the value of the net assets of such Fund.

In the event of bankruptcy or other default by the seller of the security under a repurchase agreement, a Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral.  In such event, instead of the contractual fixed rate of return, the rate of return to a Fund would be dependent upon intervening fluctuations of the market value of, and the accrued interest on, the underlying security.  Although a Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform, the ability of a Fund to recover damages from a seller in bankruptcy or otherwise in default would be reduced.

Reverse repurchase agreements (all Funds)

Each Fund may enter into reverse repurchase agreements with banks or broker-dealers.  Reverse repurchase agreements involve sales of portfolio securities of a Fund to member banks of the Federal Reserve System or securities dealers believed creditworthy, concurrently with an agreement by the Fund to repurchase the same securities at a later date at a fixed price that is generally equal to the original sales price plus interest.  The Funds retain record ownership and the right to receive interest and principal payments on the portfolio securities involved, and during the reverse repurchase period, continue to receive principal and interest payments on these securities.  In connection with each reverse repurchase transaction, the Fund’s custodian will maintain Segregated Assets in an amount equal to the repurchase price (inclusive of interest charges). The cover amount for a reverse repurchase agreement that lacks a specified repurchase price is an amount equal to the value of the proceeds received on any sale subject to repurchase plus accrued interest beginning on the date the Fund enters into the reverse repurchase agreement.  Reverse repurchase agreements have the same risk characteristics as borrowing transactions of a Fund.

Reverse repurchase agreements involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement.  In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund’s use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities.  Reverse repurchase agreements are considered borrowings by the Funds and as such, are subject to the same investment limitations.

Loans of portfolio securities (all Funds)

All Funds may lend portfolio securities to qualified broker-dealers and financial institutions pursuant to agreements, provided the following conditions are satisfied:  (1) the loan is secured continuously by collateral marked-to-market daily as described below; (2) the Fund may call the loan at any time and receive the securities loaned; (3) the Fund will receive any interest, dividends or other distributions paid on the loaned securities; and (4) the aggregate market value of securities loaned will not at any time exceed 33 1/3% of the market value of the Fund’s total assets. However, as a non-fundamental policy, the Fund may not enter into a securities loan if, after giving effect thereto, portfolio securities having a value in excess of 30% of the market value of the Fund’s total assets would be subject to securities loans.

When loaning portfolio securities, a Fund will initially require the borrower to provide the Fund with collateral in an amount at least equal to 102% of the market value of the loaned securities with respect to domestic securities and 105% of the market value of the loaned securities with respect to foreign securities. Thereafter, collateral will generally be maintained in an amount at least equal to 102% of the value of the securities loaned with respect to domestic securities and 105% of the value of the securities loaned with respect to foreign securities. Occasionally, for certain securities, the market value of the collateral may fall below the collateral amount stated above by a de minimis amount for a period of time. However, at no time will the market value of the collateral fall below the market value of the loaned securities with respect to domestic securities or 102% of the value of the loaned securities with respect to foreign securities.

Collateral may consist of cash, US government or government agency securities or, under certain conditions, bank letters of credit. Pursuant to rules and regulations under the Investment Company Act, under normal conditions, the Funds invest cash collateral from securities lending activities into a money market fund which operates in compliance with the provisions of Rule 2a-7 under the Investment Company Act. In addition, cash collateral may be invested in repurchase agreements.

In the case that voting or consent rights that accompany a loaned security pass to the borrower, a Fund will recall the loaned security to permit the exercise of such rights if the matter involved would have a material effect on the Fund’s investment in the security.

Loans of securities involve a risk that the borrower may fail to return the securities or may fail to maintain the proper amount of collateral, which may result in a loss of money by a Fund or a delay in recovering the loaned securities. In addition, in the event of bankruptcy of the borrower, a Fund could experience delays in recovering the loaned securities or only recover cash or a security of equivalent value. Therefore, a Fund will only enter into portfolio loans after a review of all pertinent factors by the Advisor under the supervision of the Board, including the creditworthiness of the borrower and then only if the consideration to be received from such loans would justify the risk. Creditworthiness will be monitored on an ongoing basis by the Advisor.

Loan participations and assignments (UBS Credit Bond Relationship Fund, UBS High Yield Relationship Fund and UBS Opportunistic Loan Relationship Fund)

The UBS Opportunistic Loan Relationship Fund invests in loans and other financial instruments that provide exposure to the global loan market. The UBS High Yield Relationship Fund may invest up to 5% of its net assets in the UBS Opportunistic Loan Relationship Fund to gain exposure to the global loan market.

The UBS Opportunistic Loan Relationship Fund primarily invests in floating, variable and fixed rate loans made to or issued by US and non-US companies and partnerships typically through loan assignments, but also through participations in loans.  The Fund primarily invests in senior secured loans, but may also purchase senior unsecured, subordinated and junior loans.  Loans in general are subject to the general risks of fixed income investing, including credit, prepayment, extension and, to a lesser extent, interest rate risk. The possible fluctuations in the UBS Opportunistic Loan Relationship Fund’s value would directly affect the value of a Fund to the extent that the Fund is invested in the UBS Opportunistic Loan Relationship Fund and, therefore, the Funds are subject to the same risks as the UBS Opportunistic Loan Relationship Fund.

A senior loan is typically originated, negotiated and structured by a US or foreign commercial bank, insurance company, finance company or other financial institution (the “Agent”) for a group of loan investors.  The Agent typically administers and enforces the loan on behalf of the other loan investors and typically holds any collateral on behalf of the loan investors.  Loan interests primarily take the form of assignments purchased in the primary or secondary market.  Senior loans typically hold the most senior position in the capital structure of a business entity, and therefore have priority over the claims of most or all other creditors on the borrower’s cash flow in the event of default.  Senior secured loans are typically secured with specific collateral and have a claim on the assets and/or stock of the borrower that is senior to that held by subordinated debtholders and stockholders of the borrower.  Senior unsecured loans are not supported by collateral and, in such cases, the Fund would not have a claim on any specific asset or stock of the borrower, which results in a greater risk of loss.  The proceeds of senior loans primarily are used to finance leveraged buyouts, recapitalizations, mergers, acquisitions, stock repurchases, dividends and, to a lesser extent, to finance internal growth and for other corporate purposes.  The amount of public information available with respect to senior loans may be less extensive than that available for registered or exchange-listed securities.

Junior loans or second lien loans are subject to the same general risks inherent to any loan investment, but, due to their lower place in a borrower’s capital structure and possible unsecured status, junior loans involve a higher degree of overall risk than senior loans of the same borrower.  A junior loan may have a claim on the same collateral pool as the senior loan or it may be secured by a separate set of assets, such as property, plants or equipment.

The UBS Opportunistic Loan Relationship Fund purchases loans primarily through assignments, but may also purchase participation interests in loans. The Agent and the original lenders of a loan typically have the right to sell interests (“participations”) in their share of the loan to other participants or to assign all or a portion of their interests (“assignments”) in the loan to other parties.  When the Fund purchases an assignment, the Fund typically has a direct contractual relationship with the borrower and may enforce compliance by the borrower with the terms of the loan agreement.  The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement of the assigning loan investor and becomes a loan investor under the loan agreement with the same rights and obligations as the assigning loan investor.  Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning loan investor.

When the Fund acquires a participation in a loan, the Fund typically has a contractual relationship only with the lender, not with the borrower, and, therefore, the Fund generally has no right to enforce compliance by the borrower with the terms of the loan agreement. As a result, the Fund may have the right to receive payments of principal, interest and any fees to which it is entitled only from the loan investor selling the participation and only upon receipt by such loan investor of such payments from the borrower. In connection with purchasing participations, the Fund may not directly benefit from the collateral supporting the loan in which it has purchased the participation. As a result, the Fund assumes the credit risk of both the borrower and the loan investor selling the participation.  Certain participations may be structured in a manner designed to avoid purchasers of participations being subject to the credit risk of the lender with respect to the participation.  Even under such a structure, in the event of the lender’s insolvency, the lender’s servicing of the participation may be delayed and the assignability of the participation may be impaired.  The Fund will acquire participations only if the lender interpositioned between the Fund and the borrower is determined by the Advisor to be creditworthy.  In the event of the insolvency of the loan investor selling a participation, the Fund may be treated as a general creditor of such loan investor. The selling loan investors and other persons interpositioned between such loan investors and the Fund with respect to such participations will likely conduct their principal business activities in the banking, finance and financial services industries.

The rate of interest payable on floating rate corporate loans or corporate debt securities is established as the sum of a base lending rate, such as the London Interbank Offered Rate (“LIBOR”), plus a specified margin (typically between 2% to 4%).  The Advisor believes that such spreads significantly reduce the impact of interest rate movements as compared to other debt securities.  The interest rate on LIBOR-based loans and securities is reset periodically, typically at regular intervals ranging between 30 and 90 days.  In the alternative, a portion of the Fund’s investments may consist of loans with interest rates that are fixed for the term of the loan. Investments with longer interest rate reset periods or fixed interest rates may increase fluctuations in the Fund’s share price as a result of changes in interest rates.

Loans are generally not traded on a national securities exchange, but are traded on active secondary markets.  Economic and other events (whether real or perceived) can reduce the demand for certain loans or loans generally, which may reduce market prices and cause the Fund’s net asset value per share to fall.  The frequency and magnitude of such changes cannot be predicted.  No active trading market may exist for some loans and certain loans may be subject to restrictions on resale.  In addition, a secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability of the Fund to realize full value and thus cause a decline in the Fund’s net asset value.  The Fund may not invest more than 15% of net assets in illiquid securities.

The Advisor has chosen to remain on the public side of all loan transactions by refusing access to non-public information about a borrower that may otherwise be available to the portfolio manager or his team as a consequence of typical loan terms requiring borrowers to provide non-public information periodically to lenders.  The Advisor refuses such non-public information, as the receipt of such information would require the portfolio manager and his team to be “walled off” from other portfolio managers, traders and research staff, which would inhibit the Fund’s opportunity to leverage research and analysis from other portfolio management teams and may increase the costs of the Fund.  However, by not receiving the non-public information about a borrower, the portfolio manager and credit analysts may not receive certain information to which the Fund would otherwise have been entitled that otherwise may have affected the Fund’s decision to invest in the loan.  In certain instances, however, the Advisor may seek access to non-public information with respect to a particular loan currently held by the Fund if the loan has defaulted or is in danger of default or if the Fund is a material holder of the loan during a significant change in the terms of the loan.  In these situations the Advisor may be restricted from trading the loan or other debt and equity securities of the borrower while it is in possession of such material, non-public information, even if such loan or other security is declining in value.

Sovereign loan participations and assignments (UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund and UBS Opportunistic Loan Relationship Fund)

These Funds may invest in fixed rate and floating rate loans arranged through private negotiations between an issuer of sovereign debt obligations and one or more financial institutions.  A Fund’s investment in loans is expected in most instances to be in the form of participations in loans and assignments of all or a portion of loans from third parties.

A Fund will have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by the lender of the payments from the borrower.  In the event of the insolvency of the lender selling a participation, the Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower.  Certain participations may be structured in a manner designed to avoid purchasers of participations being subject to the credit risk of the lender with respect to the participation.  Even under such a structure, in the event of the lender’s insolvency, the lender’s servicing of the participation may be delayed and the assignability of the participation may be impaired.  A Fund will acquire participations only if the lender interpositioned between the Fund and the borrower is determined by the Advisor to be creditworthy.  When the Fund purchases Assignments from lenders, it will acquire direct rights against the borrower on the loan.  However, because assignments are arranged through private negotiations between potential assignees and potential assignors, the rights and obligations acquired by the Fund as the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.

Loans are generally not traded on a national securities exchange, but are traded on active secondary markets.  Economic and other events (whether real or perceived) can reduce the demand for certain loans or loans generally, which may reduce market prices and cause a Fund’s net asset value per share to fall.  The frequency and magnitude of such changes cannot be predicted.  No active trading market may exist for some loans and certain loans may be subject to restrictions on resale.  In addition, a secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability of a Fund to realize full value and thus cause a decline in the Fund’s net asset value.  Each Fund may not invest more than 15% of its net assets in illiquid securities.

Short sales (UBS U.S. Equity Alpha Relationship Fund)

In a short sale, a Fund sells a security it does not own in anticipation of a decline in the market value of that security.  To complete the transaction, the Fund must borrow the security to make delivery to the buyer.  The Fund is then obligated to replace the security borrowed by purchasing it at the market price at the time of replacement.  Until the security is replaced, the Fund must pay the lender any dividends or interest that accrues during the period of the loan.  To borrow the security, a Fund may also be required to pay a premium, which would increase the cost of the security sold.  The proceeds of the short sale (which may be invested in equity securities) will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out.

A Fund will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security, and the Fund will realize a gain if the security declines in price between those same dates.  The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium, dividends or interest the Fund is required to pay in connection with the short sale.  Because a Fund’s loss on a short sale arises from increases in the value of the security sold short, such loss, like the potential increase in price of the security sold short, is theoretically unlimited. In addition, a Fund’s securities held long could decline in value at the same time the value of the security sold short increases, thereby increasing the Fund’s potential for loss.

Until a Fund replaces a borrowed security, the Fund will designate Segregated Assets in an amount equal to its obligation to purchase the stocks sold short, as required by law.  The amount segregated in this manner will be increased or decreased each business day to equal the change in market value of the Fund’s obligation to purchase the security sold short.  If the lending broker requires the Fund to deposit additional collateral (in addition to the short sales proceeds that the broker holds during the period of the short sale), the amount of the additional collateral may be deducted in determining the amount of cash or liquid assets a Fund is required to segregate to cover the short sale obligation.  The amount segregated must be unencumbered by any other obligation or claim than the obligation that is being covered.  The Advisor and the Funds believe that short sale obligations that are covered, either by an offsetting asset or right (acquiring the stock sold short or having an option to purchase the stock sold short at an exercise price that covers the obligation), or by the Funds’ segregated assets procedures (or a combination thereof), are not senior securities under the Investment Company Act and are not subject to each Fund’s borrowing restrictions.  A Fund is also required to repay the lender of the stock any dividends or interest that accrues on the stock during the period of the loan.

Real estate investment trusts (“REITs”) (all Funds)

The UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund may invest in debt obligations issued by REITs.  The UBS-HALO Emerging Markets Equity Relationship Fund, UBS International Equity Relationship Fund and the UBS U.S. Equity Alpha Relationship Fund may also invest in equity REITs and equity interests issued by REITs and non-US REIT-like entities.  A REIT is a pooled investment vehicle that purchases primarily income-producing real estate, real estate-related loans or other real estate-related interests.  The pooled vehicle, typically a trust, then issues shares whose value and investment performance are dependent upon the investment performance of the underlying real estate-related investments.  Generally, REITs can be classified as equity REITs, mortgage REITs or hybrid REITs.  Equity REITs invest the majority of their assets directly in real property and derive their income primarily from rents and capital gains from appreciation realized through property sales.  Equity REITs are further categorized according to the types of real estate securities they own (e.g., apartment properties, retail shopping centers, office and industrial properties, hotels, health-care facilities, manufactured housing and mixed-property types).  Mortgage REITs invest the majority of their assets in real estate mortgages and derive their income primarily from interest payments.  Hybrid REITs combine the characteristics of both equity REITs and mortgage REITs.  Debt securities issued by REITs are, for the most part, general and unsecured obligations and are subject to risks associated with REITs.

A REIT is not taxed on income distributed to its shareholders if it complies with regulatory requirements relating to its organization, ownership, assets and income, and with a regulatory requirement that it distribute to its shareholders or unitholders at least 90% of its taxable income for each taxable year.  In addition, a shareholder in a Fund, by investing in REITs indirectly through the Fund, will bear not only the shareholder’s proportionate share of the expenses of the Fund, but also, indirectly, the management expenses of the underlying REITs.

REITs are subject to risks related to the specialized skill of their management, changes in value of the properties the REITs own, the quality of any credit extended by the REITs, and general economic and other factors.  An investment in REITs includes the possibility of a decline in the value of real estate, possible lack of available money for loans to purchase real estate, risks related to general and local economic conditions, overbuilding and increased competition, increases in property taxes and operating expenses, prolonged vacancies in rental properties, changes in zoning laws, casualty or condemnation losses, variations in rental income, changes in neighborhood values, the appeal of properties to tenants, costs of clean up and liability to third parties resulting from environmental problems, costs associated with damage from natural disasters not covered by insurance, increases in interest rates and changes to tax and regulatory requirements.

In addition, some REITs may have limited diversification and may be subject to risks inherent in investments in a limited number of properties in a narrow geographic area or in a single property type, such as being more susceptible to adverse developments affecting a single project or market segment than more broadly diversified investments.  Also, the performance of a REIT may be affected by its failure to qualify for tax-free pass-through of income, or the REIT’s failure to maintain exemption from registration under the Investment Company Act.

Other investments

The Board may, in the future, authorize a Fund to invest in securities other than those listed in Parts A or Part B of this Registration Statement, provided such investment would be consistent with that Fund’s investment objective and that it would not violate any fundamental investment policies or restrictions applicable to that Fund.

Investment practices available to the Funds

Certain Funds may engage in derivative transactions in order to: manage the overall risk of their portfolio of investments through hedging strategies; enhance income; or replicate a return by using certain derivative instruments including, but not limited to, swaps, options, futures contracts and forward currency contracts.  Such instruments may also be used in an attempt to manage a Fund’s average duration, foreign currency exposure and other risks that can affect fluctuations in the Fund’s net asset value.  The Funds intend to use such investment practices at the discretion of the Advisor.  A detailed discussion of these various investment instruments and practices, the limitations on the portion of a Fund’s assets that may be used in connection with these instruments and practices and the risks associated with such instruments and practices is included in the Appendix A to this Part B.

Commodity pool operator exclusion (all Funds)

With respect to these Funds, the Advisor has claimed an exclusion from the definition of “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”) and the rules of the U.S. Commodity Futures Trading Commission (“CFTC”) and, therefore, is not subject to CFTC registration or regulation as a CPO.  In addition, although the Advisor is registered with the CFTC as a “commodity trading advisor” (“CTA”), with respect to these Funds the Advisor is relying upon an exclusion from the definition of CTA under the CEA and the rules of the CFTC.

The terms of the CPO exclusion require each of these Funds, among other things, to adhere to certain limits on its investments in “commodity interests.” Commodity interests include commodity futures, commodity options and swaps, which in turn include non-deliverable currency forwards, as further described in this Part B. Because the Advisor and each Fund intends to comply with the terms of the CPO exclusion, a Fund may, in the future, need to adjust its investment strategies, consistent with its investment objective, to limit its investments in these types of instruments. These Funds are not intended as vehicles for trading in the commodity futures, commodity options or swaps markets. The CFTC has neither reviewed nor approved the Advisor’s reliance on these exclusions, or the Funds, their respective investment strategies or this Part B.

Generally, the exclusion from CPO regulation on which the Advisor relies requires each of these Funds to meet one of the following tests for its commodity interest positions, other than positions entered into for bona fide hedging purposes (as defined in the rules of the CFTC): either (1) the aggregate initial margin and premiums required to establish the Fund’s positions in commodity interests may not exceed 5% of the liquidation value of the Fund’s portfolio (after taking into account unrealized profits and unrealized losses on any such positions); or (2) the aggregate net notional value of the Fund’s commodity interest positions, determined at the time the most recent such position was established, may not exceed 100% of the liquidation value of the Fund’s portfolio (after taking into account unrealized profits and unrealized losses on any such positions). In addition to meeting one of these trading limitations, these Funds may not market themselves as commodity pools or otherwise as vehicles for trading in the commodity futures, commodity options or swaps markets. If, in the future, a Fund can no longer satisfy these requirements, the Advisor would withdraw its notice claiming an exclusion from the definition of a CPO, and the Advisor would be subject to registration and regulation as a CPO with respect to that Fund, in accordance with CFTC rules that apply to CPOs of registered investment companies.  Generally, these rules allow for substituted compliance with CFTC disclosure and shareholder reporting requirements, based on the Advisor’s compliance with comparable SEC requirements.  However, as a result of CFTC regulation with respect to the Fund, the Fund may incur additional compliance and other expenses.

Cybersecurity risk

The Funds, like all companies, may be susceptible to operational and information security risks. Cybersecurity failures or breaches of the Funds or their service providers or the issuers of securities in which the Funds invest have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. The Funds and their shareholders could be negatively impacted as a result.

Investment restrictions of the Funds

Each Fund is subject to the investment restrictions set forth below adopted by the Board, which constitute fundamental policies and may not be changed, as to a Fund, without the approval of a majority of the outstanding voting shares of the Fund.  Except with respect to the following investment restrictions on borrowing, and unless otherwise indicated, all percentage limitations listed below apply to the Funds and apply only at the time of the transaction.  Accordingly, if a percentage restriction is adhered to at the time of investment, a later increase or decrease in the percentage that results from a relative change in values or from a change in a Fund’s total assets will not be considered a violation.

Except as set forth in the Parts A, in this Part B or in an exception below, each Fund may not:

(i)                                     Purchase or sell real estate, except that the Fund may purchase or sell securities of REITs.  (This limitation does not apply to UBS International Equity Relationship Fund);

(ii)                                  Purchase or sell commodities, except that the Fund may purchase or sell currencies, may enter into futures contracts on securities, currencies and other indices or any other financial instruments, and may purchase and sell options on such futures contracts.  (This limitation does not apply to UBS International Equity Relationship Fund and UBS U.S. Equity Alpha Relationship Fund);

(iii)                               Issue securities senior to the Fund’s presently authorized shares of beneficial interest, except that this restriction shall not be deemed to prohibit the Fund from (a) making any permitted borrowings, loans, or pledges; (b) entering into options, futures contracts, forward contracts, repurchase transactions or reverse repurchase transactions; or (c) making short sales of securities up to 10% of the Fund’s net assets to the extent permitted by the Investment Company Act and any rule or order thereunder, or Commission staff interpretations thereof.  (This limitation does not apply to UBS International Equity Relationship Fund, UBS High Yield Relationship Fund, and UBS U.S. Equity Alpha Relationship Fund);

(iv)                              Make loans to other persons, except (a) through the lending of its portfolio securities; (b) through the purchase of debt securities, loan participations and/or engaging in direct corporate loans for investment purposes in accordance with its investment objectives and policies; and (c) to the extent the entry into a repurchase agreement is deemed to be a loan.  (This limitation does not apply to UBS International Equity Relationship Fund and UBS High Yield Relationship Fund);

(v)                                 Borrow money in excess of 33 1/3% of the value of its assets except as a temporary measure for extraordinary or emergency purposes to facilitate redemptions.  All borrowings will be done from a bank and to the extent that such borrowing exceeds 5% of the value of the Fund’s assets, asset coverage of at least 300% is required.  (This limitation does not apply to UBS International Equity Relationship Fund and UBS High Yield Relationship Fund);

(vi)                              Concentrate (invest more than 25% of its total assets) in securities of issuers in a particular industry (other than securities issued or guaranteed by the US government or any of its agencies).  (This limitation does not apply to UBS International Equity Relationship Fund); and

(vii)                           Act as an underwriter, except to the extent the Fund may be deemed to be an underwriter when selling its own shares.  (This limitation does not apply to UBS International Equity Relationship Fund and UBS High Yield Relationship Fund).

With respect to the real estate restriction described in (i) above, the restriction does not prevent the Fund from investing in REIT or similar real estate securities.

For purposes of the commodities restriction described in (ii) above, the term “any other financial instruments” includes swap agreements.

Except as set forth in the Parts A, in this Part B or in an exception below, the UBS U.S. Equity Alpha Relationship Fund may not:

(i)                                     Issue securities senior to the Fund’s presently authorized shares of beneficial interest, except that this restriction shall not be deemed to prohibit the Fund from (a) making any permitted borrowings, loans, or pledges; (b) entering into options, futures contracts, forward contracts, repurchase transactions or reverse repurchase transactions; or (c) making short sales of securities to the extent permitted by the Investment Company Act and any rule or order thereunder, or Commission staff interpretations thereof; and

(ii)                                  purchase or sell commodities, except as permitted by the Investment Company Act.

Except as set forth in the Parts A, in this Part B or in an exception below, the UBS International Equity Relationship Fund, may not:

(i)                                     Invest in real estate or interests in real estate (provided that this will not prevent the Fund from investing in publicly-held REITs or marketable securities of companies which may represent indirect interests in real estate);

(ii)                                  Invest in interests in oil, gas and/or mineral exploration or development programs or leases;

(iii)                               Purchase or sell commodities or commodity contracts, except each Fund may enter into futures contracts and options thereon in accordance with this Registration Statement and may engage in forward foreign currency contracts and swaps;

(iv)                              Make investments in securities for the purpose of exercising control over or management of the issuer;

(v)                                 Sell securities short, except “short sales against the box” or purchase securities on margin, and also except such short-term credits as are necessary for the clearance of transactions.  For this purpose, the deposit or payment by a Fund for initial or maintenance margin in connection with futures contracts is not considered to be the purchase or sale of a security on margin;

(vi)                              Make loans, except that this restriction shall not prohibit:  (a) the purchase and holding of a portion of an issue of publicly distributed or privately placed debt securities; (b) the lending of portfolio securities; or (c) entry into repurchase agreements with banks or broker-dealers;

(vii)                           Borrow money except as a temporary measure for extraordinary or emergency purposes to facilitate redemptions and in no event in excess of 33 1/3% of the value of its total assets.  All borrowings will be from a bank and to the extent that such borrowings exceed 5% of the value of the Fund’s assets, asset coverage of at least 300% is required.  UBS International Equity Relationship Fund will not purchase securities while borrowings exceed 5% of that Fund’s total assets;

(viii)                        Issue senior securities as defined in the Investment Company Act except that this restriction will not prevent the Funds from entering into repurchase agreements or reverse repurchase agreements, borrowing money in accordance with restriction (vii) above or purchasing when-issued, delayed delivery or similar securities;

(ix)                              Purchase the securities of issuers conducting their principal business activities in the same industry (other than obligations issued or guaranteed by the US government, its agencies or instrumentalities or by foreign governments or their political subdivisions, or by supranational organizations) if immediately after such purchase the value of a Fund’s investments in such industry would exceed 25% of the value of the total assets of the Fund;

(x)                                 Act as an underwriter of securities, except that, in connection with the disposition of a security, the Fund may technically be deemed to be an “underwriter” as that term is defined in the Securities Act, in selling a portfolio security; and

(xi)                              Invest in securities of any open-end or closed-end investment company, except in accordance with the Investment Company Act or any exemptive order therefrom obtained from the Commission which permits investment by a Fund in other funds or other investment companies or series thereof advised by the Advisor, and also may invest in the securities of closed-end investment companies at customary brokerage commission rates.

With respect to (ix) above, the UBS International Equity Relationship Fund currently does not concentrate, and, in the future does not intend to concentrate, in obligations issued or guaranteed by foreign governments or their political subdivisions, or by supranational organizations.

Except as set forth in the Parts A, in this Part B or in an exception below, the UBS High Yield Relationship Fund may not:

(i)                                     Issue securities senior to the Fund’s presently authorized shares of beneficial interest, except that this restriction shall not be deemed to prohibit the Fund from (a) making any permitted borrowings, loans, mortgages, or pledges, (b) entering into options, futures contracts, forward contracts, repurchase transactions, or reverse repurchase transactions, or (c) making short sales of securities to the extent permitted by the Investment Company Act and any rule or order thereunder, or Commission staff interpretations thereof;

(ii)                                  Make loans to other persons, except (a) through the lending of its portfolio securities, (b) through the purchase of debt securities, loan participations and/or engaging in direct corporate loans in accordance with its investment objectives and policies, (c) to the extent the entry into a repurchase agreement is deemed to be a loan, and (d) to affiliated investment companies to the extent permitted by the Investment Company Act or any exemptions therefrom that may be granted by the Commission;

(iii)                               Borrow money, except that the Fund may borrow money from banks to the extent permitted by the Investment Company Act, or to the extent permitted by any exemptions therefrom which may be granted by the Commission staff, or for temporary or emergency purposes and then in an amount not exceeding 33 1/3% of the value of the Fund’s total assets (including the amount borrowed); and

(iv)                              Act as an underwriter, except to the extent the Fund may be deemed to be an underwriter when disposing of securities it owns or when selling its own shares.

Disclosure of portfolio holdings

Introduction

UBS AM (Americas) and the Board have adopted portfolio holdings disclosure policies and procedures to govern the disclosure of the portfolio holdings of the Funds (the “Policy”).  The Trust’s Policy with respect to the release of portfolio holdings information is to release only such information consistent with applicable legal requirements and the fiduciary duties owed to shareholders.  Subject to the limited exceptions described below, the Funds’ portfolio holdings will not be made available to anyone outside of UBS AM (Americas) unless and until the information has been made available to all shareholders or the general public in a manner consistent with the spirit and terms of this Policy.  A description of the type and frequency of portfolio holdings that are disclosed to the public is contained in the Part A for each Fund, as it may be updated from time to time.

The Policy requires that the UBS AM (Americas) Legal and Compliance & Operational Risk Control (“C&ORC”) Departments address any material conflicts of interest regarding a disclosure of portfolio holdings and determine whether a disclosure of a Fund’s portfolio holdings is for a legitimate fund business purpose and in the best interest of the Fund’s shareholders prior to the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Trust, or an attorney in the UBS AM (Americas) Legal and C&ORC Departments authorizing the disclosure of such Fund’s portfolio holdings.  The UBS AM (Americas) Legal and C&ORC Departments will periodically review how each Fund’s portfolio holdings are being disclosed to and used by, if at all, shareholders, service providers, UBS AM (Americas) affiliates, fiduciaries, and broker-dealers, to ensure that such disclosure and use is for legitimate fund business reasons and consistent with the best interests of each Fund’s shareholders.

Board oversight

The Board exercises continuing oversight of the disclosure of Fund portfolio holdings by:  (i) overseeing the implementation and enforcement by the Trust’s Chief Compliance Officer (“CCO”) of the Policy, the Trust’s Code of Ethics and policies and procedures regarding the misuse of inside information; (ii) considering reports and recommendations by the CCO concerning any material compliance matters (as defined in Rule 38a-1 under the Investment Company Act and Rule 206(4)-7 under the Investment Advisers Act of 1940 (“Advisers Act”) that may arise in connection with any policies governing portfolio holdings; and (iii) considering whether to approve or ratify any amendment to any policies governing portfolio holdings.  The Policy may be amended from time to time, subject to approval by the Board.

Complete portfolio holdings—disclosure to shareholders subject to confidentiality and trading restrictions

UBS AM (Americas) will make available a Fund’s complete non-public portfolio holdings, as of the most recent month-end, no sooner than 15 calendar days after the month-end.  UBS AM (Americas) may release the non-public portfolio holdings posted to a shareholder of a Fund if:  (i) the shareholder requests the non-public portfolio holdings; and (ii) the shareholder executes a written confidentiality agreement whereby the shareholder agrees not to disclose the non-public portfolio holdings information to third parties (other than to certain third parties who monitor investor exposures and investment strategy or assist with portfolio analytics that has also executed a written confidentiality agreement) and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information.

Release of the non-public portfolio holdings information must be authorized in writing by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Trust, or an attorney in the UBS AM (Americas) Legal and C&ORC Departments.  Requests for release of portfolio holdings should be made by completing the request form.

Complete portfolio holdings disclosure to service providers subject to confidentiality and trading restrictions

UBS AM (Americas), for legitimate fund business purposes, may disclose a Fund’s complete portfolio holdings if it deems such disclosure necessary and appropriate to rating and ranking organizations, financial printers, proxy voting service providers, pricing information vendors, derivatives collateral managers, third-parties that monitor investor exposures and investment strategy, deliver portfolio analytics or statistics, custodians, providers of a line of credit to a Fund, or a pooled investment vehicle invested in the Fund, to monitor credit risk or a redeeming party’s custodian or transfer agent, as necessary in connection with redemptions in kind, and other third parties that provide services (collectively, “Service Providers”) to UBS AM (Americas) and/or the Funds.

Disclosure of complete portfolio holdings to a Service Provider is conditioned on the Service Provider being subject to a written duty of confidentiality, including a duty not to trade on the basis of any material non-public information, pursuant to the terms of the service agreement between the Service Provider and the Trust or UBS AM (Americas), or the terms of a separate confidentiality agreement.  The frequency with which complete portfolio holdings may be disclosed to a Service Provider, and the length of lag, if any, between the date of information and the date on which the information is disclosed to the Service Provider, is to be determined based on the facts and circumstances, including, without limitation, the nature of the portfolio holdings information to be disclosed, the risk of harm to the Funds’ shareholders, and the legitimate fund business purposes served by such disclosure.  Disclosure of Fund complete portfolio holdings to a Service Provider must be authorized in writing by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Trust, or an attorney in the UBS AM (Americas) Legal and C&ORC Departments.

Arrangements to disclose portfolio holdings to service providers and fiduciaries

As of the date of this Part B, the specific Service Providers and Fiduciaries with whom the Trust has arrangements to provide portfolio holdings in advance of their release to shareholders or the general public in the course of performing or to enable them to perform services for the Fund are:

•                  JP Morgan Chase Bank, the Funds’ Custodian, accounting agent and securities lending agent receives portfolio holdings information daily on a real-time basis in connection with the custodian, fund accounting, valuation and derivatives collateral management services it provide to the Funds.

•                  Ernst & Young LLP, each Fund’s independent registered public accounting firm, receives portfolio holdings information on an annual and semiannual basis for financial reporting purposes.  There is a 25-day lag between the date of portfolio holdings information and the date on which the information is disclosed to Ernst & Young.  Ernst & Young also receives portfolio holdings information annually at year-end for audit purposes.  For information received at year-end for audit purposes, there is no lag between the date of the portfolio holdings information and the date on which the information is disclosed to Ernst & Young.  In addition, Ernst & Young receives holdings twice a year for fiscal income and excise tax provision reporting purposes with a 2-day lag time.

•                  KPMG LLP, a third-party service provider sub-contracted by JP Morgan Chase Bank to provide tax calculation services in conjunction with fiscal income and excise tax provision reporting purposes, receives portfolio holdings information on a monthly basis with a 3-day lag time after the close of the month.

•                  The Funds use a limited number of financial printers to print and file their annual and semiannual shareholder reports and other regulatory materials.  There is at least a three-week lag between the date of the portfolio holdings information and the date on which the information is disclosed to the printer.

•                  Credit Suisse, a prime broker for certain of the Funds, receives portfolio holdings information on a monthly basis in connection with portfolio analysis. There is a 15-day lag between the date of the portfolio holdings information and the date on which the information is disclosed to Credit Suisse.

•                  Marketing Spectrum and Karen Murray receive portfolio holdings information on a semi-annual basis to provide writing services in connection with the preparation of shareholder reports. There is typically a 15-day lag between the date of the portfolio holdings information and the date on which they receive the information.

Complete portfolio holdings—UBS AM (Americas) affiliates and fiduciaries subject to confidentiality and trading restrictions

A Fund’s complete portfolio holdings may be disclosed between and among the following persons (collectively, “Affiliates and Fiduciaries”), subject to authorization by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Trust, or an attorney in the UBS AM (Americas) Legal and C&ORC Departments, for legitimate fund business purposes within the scope of their official duties and responsibilities, and subject to such Affiliate/Fiduciary’s continuing duty of confidentiality and duty not to trade on the basis of any material non-public information, as such duties are imposed under the Trust’s and/or UBS AM (Americas)’s Code of Ethics, the Trust’s policies and procedures regarding the prevention of the misuse of inside information, by agreement or under applicable laws, rules and regulations:  (i) persons who are subject to UBS AM (Americas)’s Codes of Ethics or the policies and procedures regarding the prevention of the misuse of inside information; (ii) an investment advisor (or sub-advisor), distributor, administrator, sub-administrator, transfer agent, custodian or securities lending agent to the Fund; (iii) an accounting firm, an auditing firm or outside legal counsel retained by UBS AM (Americas) or the Trust; (iv) an investment advisor (or sub-advisor) to whom complete portfolio holdings are disclosed for due diligence purposes when the advisor is in merger or acquisition talks with a Fund’s current adviser; and (v) a newly hired investment advisor or sub-advisor to whom complete portfolio holdings are disclosed prior to the time it commences its duties.

The frequency with which complete portfolio holdings may be disclosed between and among Affiliates and Fiduciaries, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed between and among the Affiliates and Fiduciaries, is to be determined by the UBS AM (Americas) Legal and C&ORC Departments based on the facts and circumstances, including, without limitation, the nature of the portfolio holdings information to be disclosed, and the risk of harm to the Fund and its shareholders, and the legitimate fund business purposes served by such disclosure.

Complete and partial portfolio holdings—disclosure to broker-dealers in the normal course of managing Fund assets

An investment advisor, administrator or custodian for a Fund may, for legitimate fund business purposes within the scope of their official duties and responsibilities, disclose portfolio holdings (whether partial portfolio holdings or complete portfolio holdings) and other investment positions comprising the Fund to one or more broker-dealers during the course of, or in connection with, normal day-to-day securities and derivatives transactions with or through such broker-dealers subject to the broker-dealer’s legal obligation not to use or disclose material non-public information concerning the Fund’s portfolio holdings, other investment positions, securities transactions or derivatives transactions without the consent of the Trust or the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Trust, or an attorney in the UBS AM (Americas) Legal and C&ORC Departments.  The Trust has not given its consent to any such use or disclosure and no person including the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Trust, or an attorney in the UBS AM (Americas) Legal and C&ORC Departments of UBS AM (Americas) is authorized to give such consent except as approved by the Board.  In the event consent is given to disclose portfolio holdings to a broker-dealer, the frequency with which the portfolio holdings may be disclosed to a broker-dealer, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed to the broker-dealer, is to be determined based on the facts and circumstances, including, without limitation, the nature of the portfolio holdings information to be disclosed, and the risk of harm to the Fund and its shareholders, and the legitimate fund business purposes served by such disclosure.

Complete and partial holdings—disclosure as required by applicable law

Fund portfolio holdings and other investment positions comprising a Fund may be disclosed to any person as required by applicable laws, rules and regulations.  Examples of such required disclosure include, but are not limited to, disclosure of portfolio holdings:  (i) in a filing or submission with the Commission or another regulatory body; (ii) in connection with seeking recovery on defaulted bonds in a federal bankruptcy case; (iii) in connection with a lawsuit; or (iv) as required by court order, subpoena or similar process (e.g., arbitration proceedings).

Disclosure of non-material information

Policies and procedures regarding disclosure of non-material information permit the officers of the Trust, UBS Asset Management Fund portfolio managers and senior officers of UBS AM (Americas) registered fund product control, UBS AM (Americas) Legal and C&ORC Departments, and anyone employed by or associated with UBS AM (Americas) who has been authorized by the UBS AM (Americas) Legal Department (collectively, “Approved Representatives”) to disclose any views, opinions, judgments, advice or commentary, or any analytical, statistical, performance or other information, in connection with or relating to the Funds or their respective portfolio holdings and/or other investment positions (collectively, “commentary and analysis”) or any changes in the portfolio holdings of a Fund that occurred after the most recent calendar-quarter end (or, in the case of a money market fund, after the most recent monthly public posting of portfolio holdings) (“recent portfolio changes”) to any person if such information does not constitute material non-public information and complies with the portfolio holdings disclosure policies and procedures described above.

An Approved Representative must make a good faith determination whether the information constitutes material non-public information, which involves an assessment of the particular facts and circumstances.  UBS AM (Americas) believes that in most cases recent portfolio changes that involve a few or even several securities in a diversified portfolio or commentary and analysis would be immaterial and would not convey any advantage to a recipient in making an investment decision concerning a Fund.  Nonexclusive examples of commentary and analysis include:  (i) the allocation of a Fund’s portfolio holdings and other investment positions among various asset classes, sectors, industries and countries; (ii) the characteristics of the stock and bond components of a Fund’s portfolio holdings and other investment positions; (iii) the attribution of Fund returns by asset class, sector, industry and country; and (iv) the volatility characteristics of a Fund.  An Approved Representative may in his or her sole discretion determine whether to deny any request for information made by any person, and may do so for any reason or no reason.

Prohibitions on disclosure of portfolio holdings

No person is authorized to disclose Fund portfolio holdings or other investment positions (whether online, in writing, by fax, by e-mail, orally or by other means) except in accordance with the Policy.  In addition, no person is authorized to make disclosure pursuant to the Policy if such disclosure would be unlawful under the antifraud provisions of the federal securities laws (as defined in Rule 38a-1 under the Investment Company Act).  Furthermore, UBS AM (Americas), in its sole discretion, may determine not to disclose portfolio holdings or other investment positions comprising a Fund to any person who might otherwise be eligible to receive such information under the Policy, or may determine to make such disclosures publicly as provided in the Policy.

Prohibitions on receipt of compensation or other consideration

Neither UBS AM (Americas), any of the Funds nor any other person may pay or receive any compensation or other consideration of any type for the purpose of obtaining disclosure of Fund portfolio holdings or other investment positions.  “Consideration” includes any agreement to maintain assets in a Fund or in other investment companies or accounts managed by UBS AM (Americas) or by any affiliated person of UBS AM (Americas).

Bank line of credit

The Funds participate with other funds managed by UBS AM in a $50 million committed credit facility (the “Credit Facility”) with JPMorgan Chase Bank, to be utilized for temporary financing until the settlement of sales or purchases of portfolio securities, the repurchase or redemption of shares at the request of shareholders and other temporary or emergency purposes. Under the Credit Facility arrangement, commitment fees are allocated amongst the participating Funds as follows: 50% of the allocation is based on the relative asset size of the Funds and the other 50% of the allocation is based on utilization.

During the fiscal period ended December 31, 2016, the Funds did not utilize the Credit Facility.

Item 17. Management of the Trust

Board of Trustees

Organization of the Board

The Board is responsible for establishing the Trust’s policies and for overseeing the management of the Trust and the Funds.  The Board elects the officers of the Trust, who, along with third party service providers, are responsible for administering the day-to-day operations of the Trust.  The Board is comprised of five Trustees that are not considered to be “interested persons” by reason of their relationship with the Trust’s management or otherwise as defined under the Investment Company Act (“Independent Trustees”).  Frank K. Reilly, an Independent Trustee, is Chairman of the Board.  As Chairman of the Board, Mr. Reilly approves agendas for Board meetings and generally facilitates communication and co-ordination among the Independent Trustees and between the Independent Trustees and management.

Mr. Reilly also acts as liaison between the Trust’s CCO and the Independent Trustees with respect to compliance matters between scheduled Board meetings.

The Board meets in person at least four times each year.  At each in-person meeting, the Independent Trustees meet in executive session to discuss matters outside the presence of management.  In addition, the Board holds special telephonic meetings throughout the year and the Trustees also discuss other matters on a more informal basis at other times.

The Board has two standing committees, an Audit Committee and a Nominating, Compensation and Governance Committee (the “Nominating Committee”).  As described below, through these Committees, the Independent Trustees have direct oversight of the Trust’s accounting and financial reporting policies, the selection and nomination of candidates to the Trust’s Board and the Trust’s governance procedures, the distribution and sales activities of each Fund and the historical and ongoing performance of each Fund.

Each Independent Trustee (except Abbie J. Smith) sits on the Trust’s Audit Committee, which has the responsibility, among other things, to: (i) select, oversee and approve the compensation of the Trust’s independent registered public accounting firm; (ii) oversee the Trust’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; and (iii) oversee the quality and objectivity of the Funds’ financial statements and the independent audit(s) thereof.  The Audit Committee met three times during the fiscal year ended December 31, 2016.

Each Independent Trustee sits on the Trust’s Nominating Committee, which has the responsibility, among other things, to: (i) make recommendations and to consider shareholder recommendations for nominations for Board members; (ii) review Board governance procedures and recommend any appropriate changes to the full Board; (iii) periodically review Trustee compensation and recommend any changes to the Independent Trustees as a group; and (iv) make recommendations to the full Board for nominations for membership on all committees, review all committee assignments annually and periodically review the responsibilities and need for all committees of the Board.  The Nominating Committee met once during the fiscal year ended December 31, 2016.

The Board also at times creates other committees of Board members to assist in the evaluation of specific matters.  The Independent Trustees have also engaged independent legal counsel, and the Trustees have from time to time engaged consultants and other advisors to assist them in performing their oversight responsibilities.

The Board believes that the existing Board structure for the Trust is appropriate because it allows the Independent Trustees to exercise independent judgment in evaluating the governance of the Trust and performance of the Funds’ service providers.

Board oversight of risk management

The Board, as a whole, considers risk management issues as part of its general oversight responsibilities throughout the year at regular board meetings, through regular reports that have been developed by Fund  management and the Advisor.  These reports address certain investment, valuation and compliance matters. The Board also may receive special written reports or presentations on a variety of risk issues, either upon the Board’s request or upon the initiative of the Advisor, including discussions with the Advisor’s Chief Risk Officer.  In addition, the Audit Committee of the Board meets at least annually with the Advisor’s internal audit group to discuss the results of the internal audit group’s examinations of the functions and processes of the Advisor that affect the Funds and to be advised regarding the internal audit group’s plans for upcoming audits.

With respect to investment risk, the Board receives regular written reports describing and analyzing the investment performance of the Funds. The Board discusses these reports and the performance of the Funds and investment risks with management of the Advisor at the Board’s regular meetings.  To the extent that the Advisor seeks to change a Fund’s investment strategy that may have a material impact on the Fund’s risk profile or invest in a new type of security or instrument, the Board generally is provided information on such proposed changes for the Board’s approval.  In addition, the Advisor provides, at the request of the Board, an annual report on the use of derivatives by the Funds.

With respect to valuation, the Advisor provides regular written reports to the Board that enables the Board to monitor fair valued securities in the Funds. Such reports also include information concerning illiquid securities held by the Funds. In addition, the Audit Committee reviews valuation procedures and pricing results with the Trust’s independent registered public accounting firm in connection with such Committee’s review of the results of the audit of each Fund’s year-end financial statements.

With respect to compliance risks, the Board receives regular compliance reports prepared by the Advisor’s compliance group and meets regularly with the CCO to discuss compliance issues, including compliance risks.  As required under Commission rules, the Independent Trustees meet at least quarterly in executive session with the CCO, and the Trust’s CCO prepares and presents an annual written compliance report to the Board.  The Board adopts compliance policies and procedures for the

Trust and receives information about the procedures in place for the Trust’s service providers. The compliance policies and procedures are specifically designed to detect and prevent violations of the federal securities laws.

At the request of the Board, the Advisor also has provided presentations to the Board with respect to the Advisor’s operational risk management.

Trustee qualifications

When a vacancy occurs on the Board, the Nominating Committee of the Board evaluates a candidate’s qualification for Board membership and the independence of such candidate from the Advisor and other principal service providers.  The Nominating Committee will consider nominees recommended by Qualifying Fund Shareholders if an Independent Trustee vacancy on the Board occurs. A Qualifying Fund Shareholder is a shareholder that: (i) owns of record, or beneficially through a financial intermediary, 1/2 of 1% or more of the Trust’s outstanding shares and (ii) has been a shareholder of at least 1/2 of 1% of the Trust’s total outstanding shares for 12 months or more prior to submitting the recommendation to the Nominating Committee. In order to recommend a nominee, a Qualifying Fund Shareholder should send a letter to the chairperson of the Nominating Committee, Adela Cepeda, care of Mark Kemper, the Secretary of the Trust, at UBS Asset Management, One North Wacker Drive, Chicago, Illinois 60606, and indicate on the envelope “Nominating Committee.” The Qualifying Fund Shareholder’s letter should include: (i) the name and address of the Qualifying Fund Shareholder making the recommendation; (ii) the number of shares of each class and series of shares of the Trust that are owned of record and beneficially by such Qualifying Fund Shareholder and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (iii) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (iv) the name and address of the nominee; and (v) the nominee’s resume or curriculum vitae. The Qualifying Fund Shareholder’s letter must be accompanied by a written consent of the individual to stand for election if nominated for the Board and to serve if elected by shareholders.

The Nominating Committee of the Board believes that it is in the best interests of the Trust and its shareholders to obtain highly-qualified individuals to serve as members of the Board.  In assessing Trustees for the Board, the Nominating Committee may consider factors such as the person’s judgment, skill, diversity and experience with investment companies and other organizations of comparable purpose, complexity and size and subject to similar legal restrictions and oversight and the interplay of a Trustee or candidate’s experience with the experience of other Board members.  The Board believes that collectively, the Trustees currently serving on the Board have balanced and diverse experience, qualifications, attributes and skills that allow the Board to effectively oversee the management of the Trust and protect the interests of shareholders.  The Board noted that each Independent Trustee had experience serving as a director on the boards of operating companies and/or other investment companies.  The Board also considered that Adela Cepeda, John J. Murphy and J. Mikesell Thomas have or had careers in the financial services or investment industries, including holding executive positions in companies engaged in these industries, which allows these Trustees to bring valuable, relevant experience as members of the Board.  The Board also noted that both Frank K. Reilly and Abbie J. Smith, as Professors of Finance and Accounting, respectively, also have the relevant skills and experience to serve as members of the Board.

The Trustees and executive officers of the Trust, along with their principal occupations over the past five years and their affiliations, if any, with UBS AM (Americas), are listed below.  None of the Trustees is an “interested person” (as defined in the 1940 Act) of the Trust.

Independent Trustees:

Name, address and age	Position(s) held with Trust	Term of office(1) and length of time served	Principal occupation(s) during past 5 years	Number of portfolios in Fund complex overseen by Trustee	Other directorships held by Trustee during past 5 years

Adela Cepeda A.C. Advisory, Inc. PFM Financial Advisors LLC 222 N. LaSalle Street, Suite 910 Chicago, IL 60601 Age: 59	Trustee	Since 2004	Ms. Cepeda is a Managing Director of PFM Financial Advisors LLC (since September 2016). From 1995 to 2016. Cepeda was the founder and President of A.C. Advisory, Inc.	Ms. Cepeda is a trustee of three investment companies (consisting of 24 portfolios) for which UBS AM (Americas) serves as investment advisor or manager.

Ms. Cepeda is director (since 2012) of BMO Financial Corp. (US holding company for the BMO Harris Bank N.A.), director of the Mercer Funds (9 portfolios) (since 2005) and trustee of the Morgan Stanley Smith Barney Consulting Group Capital Markets Funds (11 portfolios) (since 2008). Ms. Cepeda was a director of Amalgamated Bank of Chicago (from 2003 to 2012) and a director of the Municipal Securities Rulemaking Board (from 2010 to 2012).

Name, address and age	Position(s) held with Trust	Term of office(1) and length of time served	Principal occupation(s) during past 5 years	Number of portfolios in Fund complex overseen by Trustee	Other directorships held by Trustee during past 5 years

John J. Murphy 268 Main Street P.O. Box 718 Gladstone, NJ 07934 Age: 73	Trustee	Since 2009	Mr. Murphy is the President of Murphy Capital Management (investment advisor) (since 1983).(2)	Mr. Murphy is a trustee of three investment companies (consisting of 24 portfolios) for which UBS AM (Americas) serves as investment advisor or manager.	Mr. Murphy is a director (since 2007) of Legg Mason Equity Funds (54 portfolios); and a trustee of the Morgan Stanley Smith Barney Consulting Group Capital Markets Funds (11 portfolios).

Frank K. Reilly Mendoza College of Business University of Notre Dame Notre Dame, IN 46556-5649 Age: 81	Chairman and Trustee	Since 1994	Mr. Reilly is the Bernard J. Hank Professor Emeritus of Finance in the Mendoza College of Business at the University of Notre Dame (since 1982) and is a Chartered Financial Analyst (CFA).	Mr. Reilly is a trustee of three investment companies (consisting of 24 portfolios) for which UBS AM (Americas) serves as investment advisor or manager.

Mr. Reilly is a Director (since 1994) of Discover Bank and Bank of New Castle, both banks are subsidiaries of Discover Financial Services, and Mr. Reilly is Chairman of the Audit Committee for both Banks.

Name, address and age	Position(s) held with Trust	Term of office(1) and length of time served	Principal occupation(s) during past 5 years	Number of portfolios in Fund complex overseen by Trustee	Other directorships held by Trustee during past 5 years

Abbie J. Smith The University of Chicago Booth School of Business 5807 S. Woodlawn Avenue Chicago, IL 60637 Age: 64	Trustee	Since 2009

Ms. Smith is a Boris and Irene Stern Distinguished Service Professor of Accounting in the University of Chicago Booth School of Business (since 1980). Formerly, Ms. Smith was a co-founding partner and Director of Research of Fundamental Investment Advisors, a hedge fund (co-founded in 2004, commenced operations in 2008) (from 2008 to 2010).

Ms. Smith is a trustee of three investment companies (consisting of 24 portfolios) for which UBS AM (Americas) serves as investment advisor or manager.

Ms. Smith is a director (since 2000) of HNI Corporation (formerly known as HON Industries Inc.) (office furniture) and a director and member (since 2003) and chair (until October 2015) of the Audit Committee of Ryder System Inc. (transportation, logistics and supply- chain management). In addition, Ms. Smith is a trustee/director (since 2000) and a member of the Audit Committee of the Dimensional Funds complex (122 portfolios).

Name, address and age	Position(s) held with Trust	Term of office(1) and length of time served	Principal occupation(s) during past 5 years	Number of portfolios in Fund complex overseen by Trustee	Other directorships held by Trustee during past 5 years

J. Mikesell Thomas c/o UBS AM One North Wacker Drive Chicago, IL 60606 Age: 66	Trustee	Since 2004

Mr. Thomas is a principal with the investment firm Castle Creek Capital (since 2008); and President and sole shareholder of Mikesell Advisory Corp. (since 2009). He is the former President and CEO of Federal Home Loan Bank of Chicago (from 2004 to 2008) and of First Chicago Bancorp (from 2008 to 2011).

Mr. Thomas is a trustee of three investment companies (consisting of 24 portfolios) for which UBS AM (Americas) serves as investment advisor or manager.

Mr. Thomas is a director (since 1992) and chairman of the Audit Committee for Northshore University HealthSystems, a not-for-profit healthcare organization, and a director and member (since January 2016) of the Audit Committee of four indirect subsidiaries of Tokio Marine Holdings, Inc., a publicly traded insurance company headquartered in Tokyo, Japan: HCC Life Insurance Co., U.S. Specialty Insurance Co., Houston Casualty Co., and Producers Agriculture Insurance Co. Mr. Thomas was previously a director (2012-October 2015), a member of the Audit Committee (2012-October 2015) and Chairman of the Investment and Finance Committees (2014-October 2015) of HCC Insurance Holdings Inc.; and a director of First Chicago Bancorp (from 2008 to 2010) and First Chicago Bank & Trust (from 2008 to 2010).

(1)           Each Trustee holds office for an indefinite term.

(2)                                 Mr. Murphy is the President and owner of Murphy Capital Management Inc. (“Murphy Capital”), an investment advisory firm. Murphy Capital serves as an investment manager through certain wrap fee investment advisory programs sponsored by UBS Financial Services, Inc. (“UBSFS”), an affiliate of UBS AM (Americas). Murphy Capital is paid management fees for the clients it advises through these wrap fee programs.

Officers

Name, address and age	Position(s) held with the Trust	Term of office+ and length of time served	Principal occupation(s) during past 5 years

Joseph J. Allessie* Age: 51	Chief Compliance Officer	Since 2014

Mr. Allessie is a managing director (since 2015) (prior to which he was an executive director (from 2007 to 2015)) at UBS Asset Management (US) Inc. (“UBS AM (US)”) and UBS AM (Americas) (collectively, “UBS AM—Americas region”). Mr. Allessie is head of compliance and operational risk control for the UBS Asset Management Division in the Americas with oversight for traditional and alternative investment businesses in Canada, the United States and Cayman Islands. Prior to that he served as deputy general counsel (from 2005 to 2014). Mr. Allessie is chief compliance officer (prior to which he was interim chief compliance officer (from January 2014 to July 2014) and served as vice president and assistant secretary (from 2005 to 2016)) of 13 investment companies (consisting of 74 portfolios) for which UBS AM serves as investment advisor or manager.

Rose Ann Bubloski* Age: 49	Vice President and Assistant Treasurer	Since 2011

Ms. Bubloski is a director (since 2012) (prior to which she was an associate director (from 2008 to 2012)) and senior manager of registered fund product control of UBS AM—Americas region. She is vice president and assistant treasurer of 13 investment companies (consisting of 74 portfolios) for which UBS AM serves as investment advisor or manager.

Mark E. Carver* Age: 53	President	Since 2010

Mr. Carver is a managing director and head of product development and management for UBS AM—Americas region (since 2008).  In this role, he oversees product development and management for both wholesale and institutional businesses.   Mr. Carver is president of 13 investment companies (consisting of 74 portfolios) for which UBS AM serves as investment advisor or manager.

Name, address and age	Position(s) held with the Trust	Term of office+ and length of time served	Principal occupation(s) during past 5 years

Thomas Disbrow* Age: 51	Vice President, Treasurer and Principal Accounting Officer	Since 2004 and 2006, respectively

Mr. Disbrow is a managing director (since 2011) (prior to which he was an executive director (from 2007 to 2011)) and since January 2016 is global head of registered fund product control (prior to which he was head of the North American fund treasury administration department (from 2011 to 2015) of UBS AM—Americas region. Mr. Disbrow is a vice president and treasurer and/or principal accounting officer of 13 investment companies (consisting of 74 portfolios) for which UBS AM serves as investment advisor or manager.

Mark F. Kemper** Age: 59	Vice President and Secretary	Since 1999

Mr. Kemper is a managing director and general counsel of UBS AM—Americas region (since 2006 and 2004, respectively). He has been secretary or assistant secretary of UBS AM—Americas region and UBS Asset Management Trust Company (since 1993). Mr. Kemper is vice president and secretary of 13 investment companies (consisting of 74 portfolios) for which UBS AM serves as investment advisor or manager. Mr. Kemper is employed by UBS Business Solution US LLC (since January 2017).

Joanne M. Kilkeary* Age: 49	Vice President and Assistant Treasurer	Since 2006

Ms. Kilkeary is an executive director (since 2013) (prior to which she was a director (since 2008)) and a senior manager (since 2004) of registered fund product control of UBS AM—Americas region. Ms. Kilkeary is a vice president and assistant treasurer of 13 investment companies (consisting of 74 portfolios) for which UBS AM serves as investment advisor or manager.

Tammie Lee* Age: 46	Vice President and Assistant Secretary	Since 2005

Ms. Lee is an executive director with UBS Business Solutions US LLC (since January 2017) and also with UBS AM—Americas region (since 2010) (prior to which she was a director (from 2005 to 2010) and associate general counsel (since 2005) with UBS AM—Americas)). Ms. Lee is a vice

Name, address and age	Position(s) held with the Trust	Term of office+ and length of time served	Principal occupation(s) during past 5 years

president and assistant secretary of 13 investment companies (consisting of 74 portfolios) for which UBS AM serves as investment advisor or manager.

Joshua Lindauer* Age: 29	Vice President and Assistant Secretary	Since September 2016

Mr. Lindauer is an associate director and associate general counsel with UBS Business Solutions US LLC (since January 2017) and also with UBS AM—Americas region (since May 2016). Prior to joining UBS AM—Americas region, Mr. Lindauer was an associate counsel at Fred Alger Management, Inc. (from 2015 to 2016) and a paralegal (from 2014 to 2015). From 2010 to 2014, Mr. Lindauer was a law student. Mr. Lindauer is a vice president and assistant secretary of 10 investment companies (consisting of 71 portfolios) for which UBS AM serves as investment advisor or manager.

William T. MacGregor* Age: 41	Vice President and Assistant Secretary	Since 2015

Mr. MacGregor is an executive director and deputy general counsel with UBS Business Solutions US LLC (since January 2017) and also with UBS AM—Americas region (since 2015). From June 2012 through July 2015, Mr. MacGregor was Senior Vice President, Secretary and Associate General Counsel of AXA Equitable Funds Management Group, LLC and from May 2008 through July 2015, Mr. MacGregor was Lead Director and Associate General Counsel of AXA Equitable Life Insurance Company. Mr. MacGregor is a vice president and assistant secretary of 13 investment companies (consisting of 74 portfolios) for which UBS AM serves as investment advisor or manager.

Nancy D. Osborn* Age: 50	Vice President and Assistant Treasurer	Since 2007

Mrs. Osborn is a director (since 2010) (prior to which she was an associate director) and a senior manager of registered fund product control of UBS AM—Americas region (since 2006). Mrs. Osborn is a vice president and assistant treasurer

Name, address and age	Position(s) held with the Trust	Term of office+ and length of time served	Principal occupation(s) during past 5 years

of 13 investment companies (consisting of 74 portfolios) for which UBS AM serves as investment advisor or manager.

Eric Sanders* Age: 51	Vice President and Assistant Secretary	Since 2005

Mr. Sanders is a director and associate general counsel with UBS Business Solutions US LLC (since January 2017) and also with UBS AM—Americas region (since 2005). Mr. Sanders is a vice president and assistant secretary of 13 investment companies (consisting of 74 portfolios) for which UBS AM serves as investment advisor or manager.

Keith A. Weller* Age: 55	Vice President and Assistant Secretary	Since 2004

Mr. Weller is an executive director and senior associate general counsel with UBS Business Solutions US LLC (since January 2017) and also with UBS AM—Americas region (since 2005) and has been an attorney with affiliated entities since 1995. Mr. Weller is a vice president and assistant secretary of 13 investment companies (consisting of 74 portfolios) for which UBS AM serves as investment advisor or manager.

Mandy Yu* Age: 33	Vice President	Since 2013

Ms. Yu is an associate director (since 2015) (prior to which she was an authorized officer (from 2012-2015)) and tax compliance manager (since 2013) of registered fund product control of UBS AM—Americas region. She was a Fund Treasury Manager (from 2012 to 2013) and a Mutual Fund Administrator (from 2007 to 2012) for UBS AM—Americas region. Ms. Yu is a vice president of 13 investment companies (consisting of 74 portfolios) for which UBS AM serves as investment advisor or manager.

†                                         Officers of the Trust are appointed by the Trustees and serve at the pleasure of the Board.

*                                         This person’s business address is 1285 Avenue of the Americas, New York, NY 10019-6028.

**                                  This person’s business address is One North Wacker Drive, Chicago, IL 60606.

Information about trustee ownership of Fund Shares

Independent Trustees	Dollar range of equity securities in Trust+	Aggregate dollar range of equity securities in all registered investment companies overseen by Trustee for which UBS AM (Americas) or an affiliate serves as investment advisor, sub-advisor or manager+

Adela Cepeda	None	$10,001 - $50,000

John J. Murphy	None	over $100,000

Frank K. Reilly	None	over $100,000

Abbie J. Smith	None	over $100,000

J. Mikesell Thomas	None	None

+                 Information regarding ownership is as of December 31, 2016.

Note regarding ranges:  In disclosing the dollar range of equity securities beneficially owned by a Trustee in these columns, the following ranges will be used:  (i) none; (ii) $1-$10,000; (iii) $10,001-$50,000; (iv) $50,001-$100,000; or (v) over $100,000.

Information about Independent Trustee ownership of securities issued by UBS AM (Americas) or any company controlling, controlled by or under common control with UBS AM (Americas)

As of December 31, 2016, the Independent Trustees did not own any securities issued by UBS AM (Americas) or any company controlling, controlled by or under common control with UBS AM (Americas).

Compensation table

Name and position held	Annual aggregate compensation from the Trust(1)	Pension or retirement benefits accrued as part of fund expenses	Total compensation from the Trust and Fund complex paid to trustees(2)

Adela Cepeda, Trustee	$43,618	N/A	$167,500
John J. Murphy, Trustee	41,665	N/A	160,000
Frank K. Reilly, Trustee	46,873	N/A	180,000
Abbie J. Smith, Trustee	41,665	N/A	160,000
J. Mikesell Thomas, Trustee	45,571	N/A	175,000

(1)         Represents aggregate annual compensation paid by the Trust to each Trustee indicated for the fiscal year ended December 31, 2016.

(2)         This amount represents the aggregate amount of compensation paid to the Trustees for service on the Board of Directors/Trustees of four registered investment companies managed by UBS AM (Americas) for the fiscal year ended December 31, 2016.

No officer or Trustee of the Trust who is also an officer or employee of the Advisor receives any compensation from the Trust for services to the Trust.

Each Independent Trustee receives for his or her service to the Fund complex (which consists of the Trust and three other registered investment companies), an annual retainer of $160,000 paid quarterly for serving as a Board member.  In addition, the chairman of the Board, for serving as chairman of the Board; the chairman of the Audit Committee, for serving as chairman of the Audit Committee; and the chairman of the Nominating Committee, for serving as chairman of the Nominating Committee, each receive from the Fund complex, for his or her service, an annual retainer of $20,000, $15,000 and $7,500, respectively.  The Fund complex also reimburses each Trustee and officer for out-of-pocket expenses in connection with travel and attendance at Board meetings.

There is no separate Investment Committee.  Items pertaining to these matters are submitted to the full Board.

Proxy voting policies

The Board believes that the voting of proxies on securities held by each Fund is an important element of the overall investment process.  As such, the Board has delegated the responsibility to vote such proxies to the Advisor.  Following is a summary of the Advisor’s proxy voting policy.

You may obtain information about each Fund’s proxy voting decisions, without charge, by calling the Trust toll-free at 1-800-647 1568 or on the EDGAR database on the Commission’s Web Site (www.sec.gov) for the most recent 12-month period ending June 30th.

The proxy voting policy of the Advisor is based on its belief that voting rights have economic value and must be treated accordingly.  Good corporate governance should in the long term, lead towards both better corporate performance and improved shareholder value.  Generally, the Advisor expects the boards of directors of companies issuing securities held by its clients to act in the service of the shareholders, view themselves as stewards of the company, exercise good judgment and practice diligent oversight of the management of the company.  A commitment to acting in as transparent a manner as possible is fundamental to good governance.  While there is no absolute set of rules that determine appropriate corporate governance under all circumstances and no set of rules will guarantee ethical board behavior, there are certain principles, which provide evidence of good corporate governance.  The Advisor may delegate to an independent proxy voting and research service the authority to exercise the voting rights associated with certain client holdings.  Any such delegation shall be made with the direction that the votes be exercised in accordance with the Advisor’s proxy voting policy.

When the Advisor’s view of a company’s management is favorable, the Advisor generally supports current management initiatives.  When the Advisor’s view is that changes to the management structure would probably increase shareholder value, the Advisor may not support existing management proposals.  In general, the Advisor generally exercises voting rights in accordance with the following principles:  (1) with respect to board structure, (a) an effective chairman is key, (b) the roles of chairman and chief executive should be separated, (c) board members should have appropriate and diverse experience and be capable of providing good judgment and diligent oversight of management, (d) the board should include executive and non-executive members, and (e) the non-executive members should provide a challenging, but generally supportive environment; and (2) with respect to board responsibilities, (a) the whole board should be fully involved in endorsing strategy and in all major strategic decisions, and (b) the board should ensure that at all times (i) appropriate management succession plans are in place; (ii) the interests of executives and shareholders are aligned; (iii) the financial audit is independent and accurate; (iv) the brand and reputation of the company is protected and enhanced; (v) a constructive dialogue with shareholders is encouraged; and (vi) it receives all the information necessary to hold management accountable.  In addition, the Advisor focuses on the following areas of concern when voting its clients’ securities: economic value resulting from acquisitions or disposals; operational performance; quality of management; independent non-executive board directors not holding executive management accountable; quality of internal controls; lack of transparency; inadequate succession planning; poor approach to corporate social responsibility; inefficient management structure; and corporate activity designed to frustrate the ability of shareholders to hold the board accountable or realize the maximum value of their investment.  The Advisor exercises its voting rights in accordance with overarching rationales outlined by its proxy voting policies and procedures that are based on the principles described above.

The Advisor has implemented procedures designed to address a conflict of interest in voting a particular proxy proposal, which may arise as a result of its or its affiliates’ client relationships, marketing efforts or banking, investment banking and broker-dealer activities.  To address such conflicts, the Advisor has imposed information barriers between it and its affiliates who conduct banking, investment banking and broker-dealer activities and has implemented procedures to prevent business, sales and marketing issues from influencing its proxy votes.  Whenever the Advisor is aware of a conflict with respect to a particular proxy, the UBS AM Americas Committee is notified and determines the manner in which such proxy is voted.

Item 18. Control persons and principal holders of securities

As of April 1, 2017, the officers and Trustees, individually and as a group, owned beneficially less than 1% of the voting securities of each Fund.

As of April 1, 2017, the following persons owned of record or beneficially more than 5% of the outstanding voting shares of each Fund listed below.  (The Funds not listed below either had not commenced operations as of such date, or there was no person who owned of record or beneficially more than 5% of the Fund’s outstanding voting shares.)

Name & address of beneficial and record owners+	Percentage

UBS-HALO Emerging Markets Equity Relationship Fund
*UBS Asset Management Trust Co.	50.82%
UBS Global Allocation Fund

*UBS Asset Management Trust Co.	49.18%
UBS MAP Collective Fund

UBS International Equity Relationship Fund
*Board of Regents of the University of Wisconsin System	100%

UBS U.S. Equity Alpha Relationship Fund
*Teachers’ Retirement System of the State of Kentucky	99.58%

UBS Global Corporate Bond Relationship Fund
*UBS Asset Management Trust Co.	67.08%
UBS Global Allocation Fund

*UBS Asset Management Trust Co.	32.92%
UBS MAP Collective Fund

+ The shareholders listed may be contacted c/o UBS Asset Management, C&ORC Departments, 1285 Avenue of the Americas, New York, NY 10019-6028.

* Person deemed to control the Fund under the provisions of the Investment Company Act.  Note that a controlling person possesses the ability to control the outcome of matters submitted for shareholder vote of the Fund.

Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of the Trust is presumed to control the Trust under the provisions of the Investment Company Act. Note that a controlling person possesses the ability to control the outcome of matters submitted for shareholder vote of the Trust or a particular Fund.

Item 19. Investment advisory and other services

Investment advisor

UBS Asset Management (Americas) Inc., with its principal office located at 1285 Avenue of the Americas, New York, NY 10019, manages the assets of the Trust pursuant to the Advisory Agreements with the Trust.  The Advisor is an investment management firm managing approximately $139 billion as of December 31, 2016, primarily for institutional pension and profit sharing funds.  The Advisor is an indirect asset management subsidiary of UBS Group AG and a member of the UBS Asset Management Division, which had approximately $645 billion in assets under management worldwide as of December 31, 2016.

As of December 31, 2016, the Advisor also serves as the investment advisor or sub-advisor to 21 other investment companies: Advanced Series Trust: AST Small-Cap Growth Portfolio; Aspiration Redwood Fund; EQ Advisors Trust: EQ/UBS Growth and Income Portfolio; Global High Income Fund Inc.; Lincoln Variable Insurance Products Trust (LVIP): LVIP UBS Large Cap Growth Managed Volatility Fund; Managed High Yield Plus Fund Inc.; Master Trust; MFS Global Alternative Strategy Fund; Nationwide Global Equity Fund; Nationwide High Yield Fund; Pacific Life Funds (PF) Currency Strategies Fund; Pacific Select Fund (PSF) Currency Strategies Portfolio; SMA Relationship Trust; Strategic Global Income Fund Inc.; The UBS Funds; UBS Investment Trust; UBS Managed Municipal Trust; UBS Money Series; PACE Select Advisors Trust; UBS RMA Money Fund, Inc.; and UBS RMA Tax-Free Fund, Inc.

Under the Advisory Agreements, the Advisor is responsible for the management of the investment and reinvestment of the assets of each Fund, subject to the control of the Trust’s officers and the Board.  The Advisor receives no fees from the Funds or the Trust for providing investment advisory services and the Advisor is responsible for paying the Advisor’s own expenses.

The Advisory Agreements provide that they will terminate in the event of their assignment (as defined in the Investment Company Act) and that they may be terminated by the Trust (by the Board or vote of a majority of the outstanding voting shares of the Trust) or the Advisor upon 60 days’ written notice, without payment of any penalty.  The Advisory Agreements provide that they will continue in effect for a period of more than two years from their execution only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act.

Administrative, accounting, transfer agency and custodian services

Administrative and accounting services.  The Trust, on behalf of each Fund, has entered into a Fund Services Agreement with JPMorgan Chase Bank (“JP Morgan Chase”).  Pursuant to the Fund Services Agreement, JPMorgan Chase provides administrative services, including providing the necessary office space, equipment and personnel to perform administrative and clerical services; preparing, filing and distributing proxy materials, periodic reports to Investors, registration statements and other documents; and responding to Investor inquiries; accounting and portfolio valuation services, including the daily calculation of each Fund’s net asset value and the preparation of certain financial statements.

Custody services.  The Trust, on behalf of each Fund, has entered into a Global Custody Agreement with JP Morgan Chase, One Beacon Street, Boston, Massachusetts 02108.  JP Morgan Chase provides custodian services for the securities, cash and other assets of each Fund.  The custody fee schedule is based primarily on the net amount of assets held during the period for which payment is being made.

Transfer agency-related services.  JP Morgan Chase serves as the Funds’ transfer agent.  Pursuant to the Fund Services Agreement, JP Morgan Chase provides transfer agency services, including the maintenance of each Investor’s account records, responding to Investors’ inquiries concerning accounts, processing purchases and redemptions of each Fund’s shares, acting as dividend and distribution disbursing agent and performing other service functions.

For the fiscal years ended December 31, 2016, 2015 and 2014, aggregate fees paid to JP Morgan Chase and accrued by the Funds for administration, accounting, portfolio valuation, transfer agency, and custodian services under the Multiple Services Agreement with JP Morgan Chase were as follows:

Fund	2016	2015	2014
UBS-HALO Emerging Markets Equity Relationship Fund	$221,874	$315,953	$521,522
UBS International Equity Relationship Fund	$160,696	$162,291	$165,042
UBS U.S. Equity Alpha Relationship Fund	$180,639	$182,248	$177,440
UBS Global Corporate Bond Relationship Fund	$160,667	$174,720	$144,516
UBS High Yield Relationship Fund(1)	$0	$98,317	$287,385
UBS Opportunistic Emerging Markets Debt Relationship Fund(2)	$0	$18,185	$181,556
UBS U.S. Treasury Inflation Protected Securities Relationship Fund(3)	$0	$0	$73,753
Total	$723,876	$951,714	$1,551,214

(1) UBS High Yield Relationship Fund ceased operations on April 27, 2015.

(2) UBS Opportunistic Emerging Markets Debt Relationship Fund ceased operations on February 4, 2015.

(3) UBS U.S. Treasury Inflation Protected Securities Relationship Fund ceased operations on June 16, 2014.

UBS Credit Bond Relationship Fund did not pay JP Morgan Chase for administration, accounting, portfolio valuation, transfer agency, and custodian services under the Multiple Services Agreement with JP Morgan Chase during the past three fiscal years because the Fund was not operational.

Independent registered public accounting firm

Ernst & Young LLP, 5 Times Square, New York, New York 10036, is the independent registered public accounting firm of the Trust.

Fund counsel

Stradley Ronon Stevens & Young, LLP, 2005 Market Street, Suite 2600, Philadelphia, Pennsylvania 19103-7098, is legal counsel to the Trust and Independent Trustees.

Expenses

Each Fund will be responsible for all of its own expenses other than those borne by the Advisor pursuant to the Advisory Agreements and organizational expenses.  Such expenses may include, but are not limited to, legal expenses, Trustees’ fees, audit fees, printing costs (e.g., cost of printing annual reports and semiannual reports that are distributed to existing Investors), brokerage commissions, fees and expenses of JP Morgan Chase and the expenses of obtaining quotations of portfolio securities and of pricing the Fund’s shares.  General expenses that are not associated directly with any particular series of the Trust (e.g., insurance premiums, expenses of maintaining the Trust’s legal existence and of Investors’ meetings and fees and expenses of industry organizations) are allocated among the various Funds of the Trust based upon their relative net assets.

The Advisor has agreed to pay the amount, if any, by which the total operating expenses (excluding interest expense, securities loan fees and dividend expense for securities sold short and expenses incurred through investment in other investment companies, if any) of a Fund for any fiscal year exceed the percentages shown below for each Fund’s average net assets.  The Advisor, however, may discontinue these expense limitations at any time in its sole discretion.

Fund	Limitation on total operating expenses as a percentage of average net assets
UBS-HALO Emerging Markets Equity Relationship Fund	0.5000%
UBS International Equity Relationship Fund	0.2500%
UBS U.S. Equity Alpha Relationship Fund	0.1200%
UBS Credit Bond Relationship Fund	0.1000%
UBS Global Corporate Bond Relationship Fund	0.2500%
UBS High Yield Relationship Fund	0.1400%

Fund	Limitation on total operating expenses as a percentage of average net assets
UBS Opportunistic Emerging Markets Debt Relationship Fund	0.5000%
UBS Opportunistic Loan Relationship Fund	0.6000%
UBS U.S. Treasury Inflation Protected Securities Relationship Fund	0.1000%

Code of Ethics

The Trust and the Advisor have adopted a Code of Ethics.  The Code of Ethics establishes standards by which employees of UBS Asset Management (including all employees of the Advisor) (together, “Covered Persons”) must abide when engaging in personal securities trading conduct.

Under the Code of Ethics, Covered Persons are prohibited from, among other things:  (i) executing a securities transaction on a day during which a Fund has a pending or executed buy or sell in the same security; (ii) entering into a net short position with respect to any security; (iii) purchasing or selling futures (except currency forwards) that are not traded on an exchange, as well as options on any type of futures (exchange traded or not); (iv) purchasing securities issued by a supplier or vendor about which the Covered Person has information or with whom the Covered Person is directly involved in negotiating a contract; and (v) acquiring securities in an initial public offering (other than a new offering of a registered open-end investment company).

In addition, Covered Persons must obtain prior written approval before purchasing, selling or transferring any security subject to certain exceptions listed in the Code of Ethics.  Covered Persons and Trustees are required to file the following reports:  (1) an initial holdings report disclosing all securities owned by the Covered Person or Interested Trustee and any securities accounts maintained by the Covered Person or Interested Trustee, which must be filed within ten days of becoming a Covered Person or Interested Trustee and gaining access to UBS AM systems (Independent Trustees are not required to file this report); (2) quarterly reports of security investment transactions and new securities accounts.  Independent Trustees need only report a transaction in a security if such Trustee, at the time of the transaction, knew or should have known, in the ordinary course of fulfilling his official duties as a Trustee, that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee, such security was purchased or sold by a Fund, or was being considered for purchase or sale by a Fund; and (3) an annual certification that they have read and understand the Code of Ethics, that they have complied with its requirements during the preceding year, and that they have disclosed or reported all personal transactions/holdings required to be disclosed or reported.

A copy of the Code of Ethics has been filed with and is available through the Commission.

Potential conflicts of interest

Activities of UBS Asset Management (Americas) Inc. and its affiliates (collectively, “UBS AM”), UBS Securities LLC and UBS Financial Services Inc. and their affiliates (collectively, “UBS”) and other accounts managed by UBS

UBS AM is a large asset management firm with approximately $645 billion in assets under management worldwide as of December 31, 2016.(1)  UBS AM offers investment capabilities and investment styles across all major traditional and alternative asset classes, including equity, fixed income, currency, hedge fund, real estate, infrastructure and private equity investment capabilities that can also be combined in multi-asset strategies.  UBS AM has around 3,500 employees located in 22 countries. UBS Asset Management is headquartered in London with other main offices in Chicago, Frankfurt, Hartford, Hong Kong, New York, Paris, Sydney, Tokyo, Toronto and Zurich.

UBS is a worldwide full-service investment banking, broker-dealer, asset management and financial services organization. As a result, UBS AM and UBS (including, for these purposes, their directors, partners, officers and employees) worldwide, including the entities and personnel who may be involved in the investment activities and business operations of a Fund, are engaged in businesses and have interests other than that of managing the Funds. These activities and interests include potential multiple advisory, transactional, financial, consultative, and other interests in transactions, companies, securities and other instruments that may be engaged in, purchased or sold by a Fund. This section sets forth considerations of which investors in a Fund should be aware, and that may cause conflicts of interest on the part of UBS and UBS AM that could disadvantage the Funds. To address these potential conflicts, UBS and UBS AM have established various policies and procedures that are reasonably designed to detect and prevent these potential conflicts of interest and prevent the Funds from being disadvantaged.

Prospective investors should carefully review the following, which more fully describes these and other potential conflicts of interest presented by UBS AM’ and UBS’ other businesses and interests.

(1)  UBS AM (Americas) manages approximately $139 billion as of December 31, 2016.

Potential conflicts relating to portfolio decisions, the sale of Fund shares and the allocation of investment opportunities

UBS’ other activities may have an impact on the Funds. UBS AM (Americas) makes decisions for the Funds in accordance with its obligations as investment advisor to the Funds. However, UBS’ other activities may, at the same time have a negative impact on the Funds. As a result of the various activities and interests of UBS, it is likely that the Funds will have multiple business relationships with, engage in transactions with, make voting decisions with respect to, or obtain services from UBS and other entities for which UBS performs or seeks to perform investment banking or other services. It is also likely that the Funds will undertake transactions in securities in which UBS makes a market or otherwise has other direct or indirect interests.

UBS conducts extensive broker-dealer, banking and other activities around the world and provides investment banking, broker-dealer, prime brokerage, administrative and other services to clients, which may involve markets and securities in which the Funds invest. These activities will give UBS broad access to the current status of certain markets and investments. As a result of the activities described in this paragraph and the access and knowledge arising from those activities, parts of UBS may be in possession of information in respect of markets and investments, which, if known to UBS AM (Americas), might cause UBS AM (Americas) to seek to dispose of, retain or increase interests in investments held by the Funds or acquire certain positions on behalf of the Funds. UBS will be under no duty to make any such information available to the Funds or personnel of UBS AM (Americas) making investment decisions on behalf of the Funds and maintains information barriers designed to prevent the misuse of such information. In general, personnel of UBS AM (Americas) making investment decisions will make decisions based solely upon information known by such decision makers without regard to information known by other UBS personnel.

In conformance with the Funds’ investment objectives and subject to compliance with applicable law, UBS AM (Americas) may purchase securities for the Funds during an underwriting or other offering of securities in which a broker-dealer affiliate acts as a manager, co-manager, underwriter or placement agent, or receives a benefit in the form of management, underwriting, or other fees. Affiliates of UBS AM (Americas) may act in other capacities in such offerings for which a fee, compensation, or other benefit will be received. From time to time, affiliates of UBS AM (Americas) will be current investors in companies engaged in an offering of securities which UBS AM (Americas) may purchase on behalf of its clients. Such purchases may provide a direct or indirect benefit to UBS AM’s affiliates acting as a selling shareholder. UBS AM may also participate in structured fixed income offerings of securities in which a related person may serve as trustee, depositor, originator service agent or other service provider in which fees will be paid to such related person. Further, a related person may act as originator and/or servicing agent of loans or receivables for a structured fixed income offering in which UBS AM (Americas) may invest Fund assets. Participation in such offering may directly or indirectly relieve financial obligations of related persons.

UBS AM may purchase or sell, or recommend for purchase or sale, for its investment advisory clients securities of companies: (i) with respect to which its affiliates act as an investment banker or financial adviser; (ii) with which its affiliates have other confidential relationships; (iii) in which its affiliates maintain a position or (iv) for which its affiliates make a market; or in which it or its officers, directors or employees or those of its affiliates own securities or otherwise have an interest. Except to the extent prohibited by law or regulation or by client instruction, UBS AM may recommend to its clients, or purchase for its clients, securities of issuers in which UBS has an interest as described in this paragraph.

UBS’ financial and other interests and relationships may incentivize UBS to promote the sale of Fund shares. UBS, its personnel and other financial service providers, have interests in promoting sales of the Funds.  UBS and its advisory or other personnel may benefit from increased amounts of assets under management.  UBS’ personnel, including employees of UBS, may have board, advisory, brokerage or other relationships with issuers, distributors, consultants and others that may have investments in the Funds or that may recommend investments in the Funds. In addition, UBS, including UBS AM, may make charitable contributions to institutions, including those that have relationships with clients or personnel of clients. UBS’ personnel may also make political contributions. As a result of the relationships and arrangements described in this paragraph, consultants, distributors and other parties may have conflicts associated with their promotion of the Funds or other dealings with the Funds that create incentives for them to promote the Funds or certain portfolio transactions.

Potential conflicts relating to the allocation of investment opportunities among the Funds and other UBS accounts. UBS AM manages accounts of certain clients by means of separate accounts (“Separate Accounts”). With respect to the Funds, UBS AM (Americas) may follow a strategy that is expected to be similar over time to that delivered by the Separate Accounts. Each of the Funds and the Separate Account Clients are subject to independent management and, given the independence in the implementation of advice to these accounts, there can be no assurance that such investment advice will be implemented simultaneously.  While each will use reasonable endeavors to procure timely execution, it is possible that prior execution for or on behalf of the Separate Accounts could adversely affect the prices and availability of the securities, currencies and instruments in which the Funds invest.

Other potential conflicts relating to the management of the Funds by UBS AM

Potential restrictions and issues relating to information held by UBS. From time to time and subject to UBS AM’s policies and procedures regarding information barriers, UBS AM may consult with personnel in other areas of UBS, or with persons unaffiliated with UBS. The performance by such persons of obligations related to their consultation with personnel of UBS AM could conflict with their areas of primary responsibility within UBS or elsewhere. There will be no obligation on the part of such persons to make available for use by the Funds any information or strategies known to them or developed in connection with their own client, proprietary or other activities. In addition, UBS will be under no obligation to make available any research or analysis prior to its public dissemination.

In connection with its management of a Fund, UBS AM may have access to certain fundamental analysis and proprietary technical models developed by UBS AM or its affiliates (including UBS). UBS AM will not be under any obligation, however, to effect transactions on behalf of a Fund in accordance with such analysis and models. In addition, neither UBS AM nor any of its affiliates (including UBS) will have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of a Fund and it is not anticipated that UBS AM will have access to such information for the purpose of managing the Fund. The proprietary activities or portfolio strategies of UBS AM and its affiliates (including UBS) or the activities or strategies used for accounts managed by them or other client accounts could conflict with the transactions and strategies employed by UBS AM (Americas), and have adverse effects on the Fund.

Potential conflicts relating to UBS’ and UBS AM’s proprietary activities and activities on behalf of other accounts. Transactions undertaken by UBS or client accounts managed by UBS (“Client Accounts”) may adversely impact the Funds. UBS and one or more Client Accounts may buy or sell positions while the Funds are undertaking the same or a differing, including potentially opposite, strategy, which could disadvantage the Funds. For example, a Fund may establish a short position in a security and UBS or other Client Accounts may buy that same security. The subsequent purchase may result in an increase of the price of the underlying position in the short sale exposure of the Fund and such increase in price would be to the Fund’s detriment. Conversely, a Fund may buy a security and UBS or Client Accounts may establish a short position in that same security. The subsequent short sale may result in impairment of the price of the security which the Fund holds. Conflicts may also arise because portfolio decisions regarding a Fund may benefit UBS or other Client Accounts. For example, the sale of a long position or establishment of a short position by a Fund may impair the price of the same security sold short by (and therefore benefit) UBS or other Client Accounts, and the purchase of a security or covering of a short position in a security by a Fund may increase the price of the same security held by (and therefore benefit) UBS or other Client Accounts.

The directors, officers and employees of UBS and UBS AM may buy and sell securities or other investments for their own accounts or for seed capital accounts (including through investment funds managed by UBS and UBS AM). As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees that are the same, different from or made at different times than positions taken for the Funds. To reduce the possibility that the Funds will be materially adversely affected by the personal or proprietary trading described above, each of the Funds, UBS and UBS AM, has established policies and procedures that restrict securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Fund’s portfolio transactions. Please see the section entitled “Code of ethics” for more detailed information regarding these policies and procedures.

UBS AM’s affiliates have direct or indirect interests in electronic communication networks and alternative trading systems (collectively “ECNs”). UBS AM, in accordance with its fiduciary obligation to seek to obtain best execution, may execute client trades through ECNs in which our related persons have, or may acquire, an interest. A related person may receive compensation based upon its ownership percentage in relation to the transaction fees charged by the ECNs. UBS AM will execute through an ECN in which a related person has an interest only in situations where we reasonably believe such transactions will be in the best interests of our clients and the requirements of applicable law have been satisfied.

In accordance with Section 11(a) of the 1934 Act and the rules thereunder, UBS AM’s affiliates may effect transactions for the Fund or advisory client accounts on a national securities exchange of which an affiliate is an equity owner and/or a member and may retain compensation in connection with those transactions.

Potential conflicts relating to side-by-side management. UBS AM manages both accounts that are charged a performance-based fee and accounts that are charged a flat fee or an asset-based fee. Conflicts of interests may arise when managing these accounts side-by-side, as there may be an incentive to favor accounts for which UBS AM receives a performance-based fee. UBS AM seeks to mitigate these potential conflicts by implementing a number of compliance policies and business processes. Specifically, prior to implementing performance-based fee arrangements, these arrangements are reviewed by UBS AM to assess whether the proposed fee arrangement would unfairly disadvantage any of UBS AM’s clients. In addition, many of UBS AM’s strategies are managed on a model basis, meaning the portfolio managers manage a model for the strategy and translation of the models into individual client portfolios is handled by multiple other functions within UBS AM. This division of labor imparts checks and balances into the portfolio management process that minimizes the potential for one account to be favored over another. UBS AM’s performance measurement team and compliance personnel monitor for dispersion of investment performance among similarly managed accounts to confirm that no accounts are being favored. UBS AM has established a trade allocation policy designed to ensure fair and equitable allocation of investments among client accounts. Additionally, portfolio holdings, position sizes and industry and sector exposures tend to be similar across accounts, which may minimize the potential for conflicts of interests.

Gifts and entertainment. From time to time, directors, officers and employees of UBS and UBS AM may receive gifts and/or entertainment from clients, intermediaries, or service providers to the Funds, UBS and UBS AM, which could have the appearance of affecting or may potentially affect the judgment of the directors, officers and employees or the manner in which they conduct business on behalf of the Funds, UBS and UBS AM. To reduce the appearance of impropriety and the possibility that the Funds may be materially adversely affected by such gifts and entertainment, UBS and UBS AM have established policies and procedures that restrict the receipt of gifts and entertainment from clients, intermediaries, or service providers to the Funds.

UBS may in-source or outsource. Subject to applicable law, UBS, including UBS AM, may from time to time and without notice to investors in-source or outsource certain processes or functions in connection with a variety of services that it provides to the Funds in its administrative or other capacities. Such in-sourcing or outsourcing may give rise to additional conflicts of interest.

Selection of brokers and dealers and commission rates

UBS Asset Management and our advisory affiliates utilizes a common portfolio and trading platform for its clients. Certain investment professionals and other employees of UBS AM are officers of advisory affiliates and related persons and may provide investment advisory services to clients of such affiliated entities. UBS AM’s personnel also provide research and trading support to personnel of certain advisory affiliates. Research-related costs may be shared by advisory affiliates and related persons and may benefit the clients of such advisory affiliates. Since research services are shared between UBS AM and its advisory affiliates, UBS AM and its advisory affiliates maintain an aggregated soft dollar budget. Therefore, research services that benefit UBS AM’s clients may be paid for with commissions generated by clients of its advisory affiliates. Similarly, research services paid for by commissions generated by UBS AM’s clients may benefit advisory affiliates and their clients. UBS AM does not allocate the relative costs or benefits of research received from brokers or dealers among its clients because UBS AM believes that the research received is, in the aggregate, of assistance in fulfilling UBS AM’s overall responsibilities to its clients. The research may be used in connection with the management of accounts other than those for which trades are executed by the brokers or dealers providing the research. For example, equity research may be used for fixed income funds and accounts.

While we select brokers primarily on the basis of the execution capabilities, UBS Asset Management, in its discretion, may cause a client to pay a commission to brokers or dealers for effecting a transaction for that client in excess of the amount another broker or dealer would have charged for effecting that transaction. This may be done when we have determined in good faith that the commission is reasonable in relation to the value of the execution, brokerage and/or research services provided by the broker. Our arrangements for the receipt of research services from brokers may create conflicts of interest, in that we have an incentive to choose a broker or dealer that provides research services, instead of one that charges a lower commission rate but does not provide any research.

UBS Asset Management does not allocate the relative costs or benefits of research received from brokers or dealers among clients because we believe that the research received is, in the aggregate, of assistance in fulfilling our overall responsibilities to clients. The research may be used in connection with the management of accounts other than those for which trades are executed by the brokers or dealers providing the research. UBS Asset Management may receive a variety of research services and information on many topics, which we can use in connection with our management responsibilities with respect to the various accounts over which we exercise investment discretion or otherwise provide investment advice. These topics include: issuers, industries, securities, economic factors and trends, portfolio strategy, the performance of accounts, statistical information, market data, earnings estimates, credit analysis, pricing, risk measurement analysis, and other information that may affect the US or foreign economies, security prices, or management of the portfolio.

The research services may include written reports, pricing and appraisal services, market data services, analysis of issues raised in proxy statements, educational seminars, subscriptions to trade journals, portfolio attribution and monitoring services and computer software and access charges that are directly related to investment research. Research services may be received in the form of written reports, online services, telephone contacts and personal meetings with security analysts, economists, corporate and industry spokespersons, investment consultants and government representatives. Research services are either provided directly by broker-dealers or generated by third parties and are provided by the brokerage firm to which the commissions are paid including commission sharing arrangements.

Certain services may be mixed use, or used for research purposes as well as other purposes. Payment for these services is made as follows: the portion allocated to research is paid for through commissions, and the portion allocated to other purposes is paid for by UBS Asset Management. This allocation is determined by our Best Execution and Trading Committee in good faith and based on objective criteria, to the extent available, of the amounts used for research and non-research purposes; however, the decision regarding what amounts are paid by UBS Asset Management versus paid by clients through commissions presents a conflict of interest. Research services received from brokers and dealers may be supplemental to our own research efforts and, when utilized, are subject to internal analysis before being incorporated into our investment process. As a practical matter, it would not be possible for UBS Asset Management to generate all of the information presently provided by brokers and dealers.

UBS Asset Management may receive in-house or proprietary research from dealers that execute trades on a principal basis for our clients. The research received will be of the type described above, excluding third-party research services.

Potential regulatory restrictions on investment advisor activity

From time to time, the activities of a Fund may be restricted because of regulatory requirements applicable to UBS and/or its internal policies designed to comply with, limit the applicability of, or otherwise relate to such requirements. A client not advised by UBS would not be subject to some of those considerations. There may be periods when UBS AM may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice with respect to certain securities or instruments issued by or related to companies for which UBS is performing investment banking, market making or other services or has proprietary positions or otherwise has come into possession of material inside information. For example, when UBS is engaged in an underwriting or other distribution of securities of, or advisory services for, a company, the Funds may be prohibited from or limited in purchasing or selling securities of that company. Similar situations could arise if UBS personnel serve as directors of companies the securities of which the Funds wish to purchase or sell. The larger UBS AM’s investment advisory business and UBS’ businesses, the larger the potential that these restricted list policies will impact investment transactions. However, if permitted by applicable law, the Funds may purchase securities or instruments that are issued by such companies or are the subject of an underwriting, distribution, or advisory assignment by UBS, or in cases in which UBS personnel are directors or officers of the issuer.

The investment activities of UBS for its proprietary accounts and for Client Accounts may also limit the investment strategies and rights of the Funds. For example, in regulated industries, in certain emerging or international markets, in corporate and regulatory ownership definitions, and in certain futures and derivative transactions, there may be limits on the aggregate amount of investment by affiliated investors that may not be exceeded without the grant of a license or other regulatory or corporate consent or, if exceeded, may cause UBS, the Funds or other Client Accounts to suffer disadvantages or business restrictions. If certain aggregate ownership thresholds are reached or certain transactions undertaken, the ability of UBS  AM on behalf of the Funds to purchase or dispose of investments, or exercise rights or undertake business transactions, may be restricted by regulation or otherwise impaired. As a result, UBS AM on behalf of the Funds may limit purchases, sell existing investments, or otherwise restrict or limit the exercise of rights (including voting rights) when UBS AM, in its sole discretion, deems it appropriate.

UBS AM and its affiliates, including, without limitation, UBS and its advisory affiliates, have proprietary interests in, and may manage or advise with respect to, accounts or funds (including separate accounts, other funds and collective investment vehicles) that have investment objectives similar to those of a Fund and/or that engage in transactions in the same types of securities, currencies and instruments as the Fund. UBS and its affiliates are also major participants in the global currency, equities, swap and fixed income markets, in each case both on a proprietary basis and for the accounts of customers. As such, UBS and its affiliates may be actively engaged in transactions in the same securities, currencies, and instruments in which a Fund invests. Such activities could affect the prices and availability of the securities, currencies, and instruments in which a Fund invests, which could have an adverse impact on the Fund’s performance. Such transactions, particularly in respect of most proprietary accounts or client accounts, will be executed independently of a Fund’s transactions and thus at prices or rates that may be more or less favorable than those obtained by the Fund. UBS AM has developed policies and procedures consistent with regulatory requirements that provide that it will allocate investment opportunities and make purchase and sale decisions among the Funds and other client accounts in a manner that it considers, in its sole discretion and consistent with its fiduciary obligation to each account, to be reasonable. Allocations may be based on numerous factors and may not always be pro rata based. Thus, this system may adversely affect the size or price of the assets purchased or sold for a Fund.

The results of a Fund’s investment activities may differ significantly from the results achieved by UBS  AM and its affiliates for their proprietary accounts or other accounts (including investment companies or collective investment vehicles) managed or advised by them. It is possible that UBS AM and its affiliates and such other accounts will achieve investment results that are substantially more or less favorable than the results achieved by a Fund. Moreover, it is possible that a Fund will sustain losses during periods in which UBS AM and its affiliates achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible.

The investment activities of UBS AM and its affiliates for their proprietary accounts and accounts under their management may also limit the investment opportunities for a Fund in certain emerging and other markets in which limitations are imposed upon the amount of investment, in the aggregate or in individual issuers, by affiliated foreign investors.

From time to time, a Fund’s activities may also be restricted because of regulatory restrictions applicable to UBS AM and its affiliates, and/or their internal policies designed to comply with such restrictions. As a result, there may be periods, for example, when UBS AM, and/or its affiliates, will not initiate or recommend certain types of transactions in certain securities or instruments with respect to which UBS AM and/or its affiliates are performing services or when position limits have been reached where such securities or instruments otherwise would have been permissible investments for a Fund. Additionally, certain Funds or accounts may be licensed to trade securities or engage in transactions in certain jurisdictions while other Funds and accounts are not licensed.

In addition, certain officers and certain employees of UBS AM are also officers or employees of UBS, or its affiliated entities. As a result, the performance by these officers and employees of their obligations to such other entities may be a consideration of which investors in a Fund should be aware.

UBS AM may enter into transactions and invest in securities, instruments and currencies on behalf of a Fund where customers of UBS or, to the extent permitted by the Commission, UBS itself, serves as the counterparty, principal or issuer. In such cases, such party’s interests in the transaction will be adverse to the interests of the Fund, and such party may have no incentive to assure that the Fund obtains the best possible prices or terms in connection with the transaction. In addition, the purchase, holding and sale of such investments by a Fund may enhance the profitability of UBS AM and/or UBS. UBS and its affiliates may also create, write or issue derivatives for customers of UBS or its affiliates, the underlying securities, currencies or instruments of which may be those in which a Fund invests or may be based on the performance of the Fund. A Fund may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by UBS or its affiliates and may also enter into transactions with other clients of UBS AM or its affiliates where such other clients have interests adverse to those of the Fund. At times, these activities may cause UBS AM or its affiliates to give advice to clients that may cause these clients to take actions adverse to the interests of the Fund. To the extent affiliated transactions are permitted, a Fund will deal with UBS AM, UBS and its affiliates on an arms-length basis. UBS AM or UBS may also have an ownership interest in certain trading or information systems used by a Fund. A Fund’s use of such trading or information systems may enhance the profitability of UBS AM and its affiliates.

It is also possible that, from time to time, UBS AM or any of its affiliates may, although they are not required to, purchase and hold shares of a Fund. Increasing a Fund’s assets may enhance investment flexibility and diversification and may contribute to economies of scale that tend to reduce the Fund’s expense ratio. UBS AM and its affiliates reserve the right to redeem at any time some or all of the shares of a Fund acquired for their own accounts. A large redemption of shares of a Fund by UBS AM or its affiliates could significantly reduce the asset size of the Fund, which might have an adverse effect on the Fund’s investment flexibility, portfolio diversification, expense ratio and may result in significant transaction costs. UBS AM will consider the effect of redemptions on a Fund and other shareholders in deciding whether and when to redeem its shares.

It is possible that a Fund may invest in securities of companies with which UBS has or is trying to develop investment banking relationships as well as securities of entities in which UBS AM or UBS has significant debt or equity investments or in which UBS makes a market. A Fund also may invest in securities of companies to which UBS AM or UBS provides or may someday provide research coverage. Such investments could cause conflicts between the interests of a Fund and the interests of other UBS AM or UBS clients. In making investment decisions for a Fund, UBS AM is not permitted to obtain or use material non-public information acquired by any division, department or affiliate of UBS AM in the course of these activities. In addition, from time to time, UBS’ activities may limit a Fund’s flexibility in purchases and sales of securities. When UBS is engaged in an underwriting or other distribution of securities of an entity, UBS AM may be prohibited from purchasing or recommending the purchase of certain securities of that entity for a Fund.

Present and future activities of UBS AM and its affiliates, in addition to those described in this section, may give rise to additional conflicts of interest.

UBS AM (Americas) may buy for the Funds securities or obligations of issuers in which UBS or other funds or accounts have made, or are making, an investment in securities or obligations that are subordinate or senior to securities of the Funds. For example, a Fund may invest in debt securities of an issuer at the same time that UBS or other funds or accounts are investing, or currently have an investment, in equity securities of the same issuer. To the extent that the issuer experiences financial or operational challenges that may impact the price of its securities and its ability to meet its obligations, decisions by UBS (including UBS AM (Americas)) relating to what actions to be taken may also raise conflicts of interests and UBS may take actions for certain accounts that have negative impacts on other advisory accounts.

While UBS AM (Americas) will make proxy voting decisions as it believes appropriate and in accordance with UBS AM’s policies designed to help avoid conflicts of interest, proxy voting decisions made by UBS AM (Americas) with respect to a Fund’s portfolio securities may have the effect of favoring the interests of other clients or businesses of other divisions or units of UBS. UBS AM’s proxy voting policy is discussed in more detail in the section entitled “Proxy voting policies.”

As a registered investment advisor under the Advisers Act, UBS AM (Americas) is required to file a Form ADV with the Commission. Form ADV Part 2A contains information about assets under management, types of fee arrangements, types of investments, potential conflicts of interest, and other relevant information regarding UBS AM (Americas). A copy of Part 1A and 2A of UBS AM (Americas)’s Form ADV is available on the Commission’s Web Site (www.adviserinfo.sec.gov).

Item 20. Portfolio managers

Presented below is information about those individuals identified as portfolio managers of the Funds in the Funds’ Part As.

The following table provides information relating to accounts (including those within this Part B) managed by the portfolio managers as of December 31, 2016, unless otherwise provided:

	Registered investment companies		Other pooled investment vehicles			Other accounts
Portfolio manager (Funds managed)	Number	Assets managed (in millions)	Number	Assets managed (in millions)		Number	Assets managed (in millions)
Ian McIntosh (UBS U.S. Equity Alpha Relationship Fund)	3	$336	0	$0		10	$262	(1)
Thomas Digenan (UBS U.S. Equity Alpha Relationship Fund)	4	$343	8	$944		13	$2,424
Jonathan Gregory (UBS Global Corporate Bond Relationship Fund)	1	$65	16	$7,613	(2)	7	$160	(3)
Scott E. Dolan (UBS Credit Bond Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)	4	$150	6	$663	(2)	16	$5,481	(4)
Charles Burbeck (UBS International Equity Relationship Fund)	2	$196	23	$2,651		34	$2,452	(5)

	Registered investment companies		Other pooled investment vehicles			Other accounts
Portfolio manager (Funds managed)	Number	Assets managed (in millions)	Number	Assets managed (in millions)		Number	Assets managed (in millions)
Scott Wilkin (UBS International Equity Relationship Fund)	2	$196	23	$2,651		32	$2,450
Federico Kaune (UBS Opportunistic Emerging Markets Debt Relationship Fund)	0	$0	5	$867	(2)	3	$5
Craig G. Ellinger (UBS Credit Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund)	7	$178	17	$12,657	(2)	14	$1,767	(6)
Matthew A. Iannucci (UBS High Yield Relationship Fund and UBS Opportunistic Loan Relationship Fund)	4	$28	5	$2,340	(2)	2	$286	(7)
Geoffrey Wong (UBS-HALO Emerging Markets Equity Relationship Fund)	1	$51	15	$3,765		15	$7,290
Manish Modi (UBS-HALO Emerging Markets Equity Relationship Fund)	1	$51	13	$3,867		14	$5,603
Urs Antonioli (UBS-HALO Emerging Markets Equity Relationship Fund)	1	$51	13	$3,258		12	$1,755
Gabriel Csendes (UBS-HALO Emerging Markets Equity Relationship Fund)	1	$51	13	$3,258		11	$1,755

	Registered investment companies		Other pooled investment vehicles		Other accounts
Portfolio manager (Funds managed)	Number	Assets managed (in millions)	Number	Assets managed (in millions)	Number	Assets managed (in millions)
Shou-Pin Choo (UBS-HALO Emerging Markets Equity Relationship Fund)	1	$51	15	$3,765	17	$7,131	(8)

(1) Four accounts with a total of approximately $227 million have an advisory fee based upon the performance of the accounts.

(2) All accounts were calculated at the exchange rate as of December 31, 2016 of 0.9832.

(3) Five accounts were calculated at the exchange rate as of December 31, 2016 of 1.2288.

(4) Thirteen accounts were calculated at the exchange rate as of December 31, 2016 of 0.9832.

(5) Four accounts were calculated at the December 31, 2016 exchange rate of 1.2288.

(6) Ten accounts were calculated at the exchange rate as of December 31, 2016 of 0.9832.

(7) One account was calculated at the exchange rate as of December 31, 2016 of 0.9832.

(8) Four accounts were calculated at the exchange rate as of December 31, 2016 of 0.6915.

The portfolio management team’s management of a Fund and other accounts could result in potential conflicts of interest if the Fund and other accounts have different objectives, benchmarks and fees because the portfolio management team must allocate its time and investment expertise across multiple accounts, including the Fund.  A portfolio manager and his or her team manage a Fund and other accounts utilizing a model portfolio approach that groups similar accounts within a model portfolio.  The portfolio management team manages accounts according to the appropriate model portfolio, including where possible, those accounts that have specific investment restrictions.  Accordingly, portfolio holdings, position sizes, and industry and sector exposures tend to be similar across accounts, which may minimize the potential for conflicts of interest.

If a portfolio manager identifies a limited investment opportunity that may be suitable for more than one account or model portfolio, the Fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible model portfolios and accounts.  To deal with these situations, the Advisor has adopted procedures for allocating portfolio trades across multiple accounts to provide fair treatment to all accounts.

The management of personal accounts by a portfolio manager may also give rise to potential conflicts of interest.  The Advisor and the Trust have adopted Codes of Ethics that govern such personal trading but there is no assurance that the Codes will adequately address all such conflicts.

UBS AM’s compensation and benefits programs are designed to provide its investment professionals with incentives to excel, and to promote an entrepreneurial, performance-oriented culture.  They also align the interests of investment professionals with those of clients and other stakeholders.

In general, the total compensation received by the portfolio managers and analysts at UBS Asset

Management consists of two elements: a fixed component (base salary and benefits) and an annual discretionary performance award that is correlated with investment performance.

Fixed component (base salary and benefits):

•                                          Set with the aim of being competitive in the industry and monitored and adjusted periodically with reference to the relevant local labor market in order to remain so.

•                                          The fixed component is used to recognize the experience, skills and knowledge that each portfolio manager or analyst brings to their role.

Performance award:

•                                          Determined annually on a discretionary basis.

•                                          Based on the individual’s financial and non-financial contribution—as assessed through a rigorous performance assessment process—as well as on the performance of their respective function, of UBS Asset Management and of UBS as a whole.

•                                          Delivered in cash and, when total compensation is over a defined threshold, partly in deferral vehicles.

•                                          For awards subject to deferral, the deferred amount is calculated using graduated marginal deferral rates, which increase as the value of the performance award increases.

•                                          Deferred amounts are then delivered via two deferral vehicles — 75% in the UBS Asset Management Equity Ownership Plan (AM EOP) and 25% in the Deferred Contingent Capital Plan (DCCP):

•                  AM EOP awards vest over five years with 40%  of the award vesting in year two, 40% in year three and 20% in year five, provided the vesting conditions, including  continued service, are met and the awards have not been forfeited on or before the vesting dates. Deferred awards under the AM EOP are granted in the form of Notional Funds. The

Notional Funds are aligned to selected UBS Asset Management funds. They provide for a high level of transparency and correlation between an employee’s compensation and the investment performance of UBS Asset Management. This enhances the alignment of investment professionals’ and other employees’ interests with those of our clients.

•                  The DCCP was introduced for performance year 2012 onwards as a key component of UBS’s compensation framework to align compensation incentives with the capital strength of the firm.  Awards under the DCCP vest 100% in year five, subject to vesting conditions, including continued employment, and subject to forfeiture.

The DCCP aligns the interests of our key employees with the interests of external investors and, alongside the AM EOP, ensures an appropriate balance between client and other stakeholder alignment.

For our Equities, Fixed Income, Investment Solutions and Passive investment areas:

From January 1, 2015, UBS Asset Management introduced a new Key Performance Indicator (KPI)-led model for each business area, aligning our business steering logic with our strategic priorities. For our investment areas, sustainable investment performance is a major component of the KPI model.

Portfolio managers’ performance awards are subject to detailed KPIs, mainly focused on investment performance of relevant client portfolios and funds, and also including some other factors such as risk management and client focus. Investment performance is assessed annually over rolling one, three and five years against benchmark, performance target and peers. This ensures that the interests of portfolio managers are aligned with those of our clients. In addition, we evaluate our passive strategies in terms of how closely the performance of the strategies tracks their respective benchmarks over time.

For analysts, performance awards are, in general, based on the performance of some combination of model and/or client portfolios, generally evaluated over one and three years. This is coupled with a qualitative assessment of their contribution considering factors such as the quality of their research, stock recommendations and their communication within and between teams and with portfolio managers.

Of all amounts deferred, 75% is granted in the AM EOP. Within the AM EOP, 50% of the Notional Funds amount is allocated to a core balanced fund aligned to a diversified range of internally managed funds. The other 50% is aligned to the most representative fund managed by/contributed to by the investment professional to further align their interests with those of our clients and other stakeholders.

As of December 31, 2016, no portfolio manager of the Funds owned shares in the Funds he or she managed.

Item 21. Brokerage allocation and other practices

The Advisor is responsible for decisions to buy and sell securities for each Fund and for the placement of portfolio business with broker-dealers and the negotiation of commissions, if any, paid on such transactions.  Fixed income securities in which the Funds invest are traded in the OTC market.  These securities are generally traded on a net basis with dealers acting as principal for their own accounts without a stated commission, although the bid/ask spread quoted on securities includes an implicit profit to the dealers.  In OTC transactions, orders are placed directly with a principal market-maker unless a better price and execution can be obtained by using a broker.  Brokerage commissions are paid on transactions in listed securities, futures contracts and options thereon.  The Advisor is responsible for effecting portfolio transactions and will do so in a manner deemed fair and reasonable to the Funds.  Under the Advisory Agreements with each Fund except the UBS International Equity Relationship Fund, the Advisor is authorized to utilize the trading desk of its foreign affiliates to direct foreign securities transactions, but monitors the selection by such affiliates of brokers and dealers used to execute transactions for a Fund.

The primary consideration in all portfolio transactions will be prompt execution of orders in an efficient manner at the most favorable price.  However, subject to policies established by the Board, the Funds may pay a broker-dealer a commission for effecting a portfolio transaction for a Fund in excess of the amount of commission another broker-dealer would have charged if the Advisor determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such broker-dealer, viewed in terms of that particular transaction or such firm’s overall responsibilities with respect to the clients, including the Fund, as to which the Advisor exercises investment discretion.  In selecting and monitoring broker-dealers and negotiating commissions, the Advisor considers the broker-dealer’s reliability, the quality of its execution services on a continuing basis and its financial condition.  When more than one broker-dealer is believed to meet these criteria, preference may be given to brokers who provide research or statistical material or other services to the Funds or to the Advisor.  Such services include advice, both directly and in writing, as to the value of the securities; the advisability of investing in, purchasing or selling securities; and the availability of securities, or purchasers or sellers of securities; as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy or the performance of accounts.  This allows the Advisor to supplement its own investment research activities and obtain the views and information of others prior to making investment decisions.  The Advisor is of the opinion that, because this material must be analyzed and reviewed by their staff, its receipt and use does not tend to reduce expenses but may benefit the Funds by supplementing the Advisor’s research.

The brokerage commissions paid by the Funds for the fiscal years ended December 31, 2016, 2015 and 2014 are set forth in the table below.

Brokerage commissions

Fiscal years ended December 31, 2016, 2015 and 2014

Fund	2016		2015		2014
UBS-HALO Emerging Markets Equity Relationship Fund	$131,442	(1)	$210,328	(1)	$385,711
UBS International Equity Relationship Fund	$34,678		$43,672		$44,245
UBS U.S. Equity Alpha Relationship Fund	$114,539		$118,483		$102,121
UBS Global Corporate Bond Relationship Fund	$1,157		$2,282	(2)	$429
UBS High Yield Relationship Fund(3)	$0		$0		$0
UBS Opportunistic Emerging Market Debt Relationship Fund(4)	$0		$270		$2,165
UBS U.S. Treasury Inflation Protected Securities Relationship Fund(5)	$0		$0		$110
Total	$281,816		$375,035		$534,781

(1) The decrease in brokerage commissions paid for the fiscal years ended December 31, 2016 and 2015 was due to a decrease in fund assets.

(2) The increase in brokerage commissions paid for the fiscal year ended December 31, 2015 was due to the overall increase in derivative activities in 2015.

(3) UBS High Yield Relationship Fund ceased operations on April 27, 2015.

(4) UBS Opportunistic Emerging Market Debt Relationship Fund ceased operations on February 4, 2015.

(5) UBS U.S. Treasury Inflation Protected Securities Relationship Fund ceased operations on June 16, 2014.

The UBS Credit Bond Relationship Fund did not pay brokerage commissions during the past three fiscal years because the Fund was not operational.

For the fiscal year ended December 31, 2016, the following Fund paid brokerage commissions to UBS Group AG, an affiliated broker-dealer, as follows:

Fund	Aggregate dollar amount of commissions paid to UBS Group AG	% of aggregate commissions paid by the Fund	% of aggregate dollar amount of transactions effected by UBS Group AG
UBS U.S. Equity Alpha Relationship Fund	$170	0.15%	0.02%

For the fiscal years ended December 31, 2016, 2015 and 2014, no other Funds paid brokerage commissions to UBS Group AG, an affiliated broker-dealer.

As of December 31, 2016, the following Funds owned securities issued by the following companies, which are regular broker-dealers for such Funds:

UBS U.S. Equity Alpha Relationship Fund

Issuer	Value
JPMorgan Chase & Co.	$4,870,121
Wells Fargo & Co.	$2,442,861

UBS Global Corporate Bond Relationship Fund

Issuer	Value
Bank of America Corp.	$861,742
Barclays PLC	$527,559
Citigroup, Inc.	$761,912
Credit Suisse AG	$302,578
Deutsche Bank AG	$214,001
Goldman Sachs Group, Inc.	$712,659
JPMorgan Chase & Co.	$1,433,055

Issuer	Value
Morgan Stanley	$1,083,070
Nomura Group	$109,165
Wells Fargo & Co.	$677,776

UBS International Equity Relationship Fund

Issuer	Value
HSBC Holdings PLC	$968,635

The Advisor directs portfolio transactions for other investment companies and advisory accounts.  Research services furnished by broker-dealers through whom the Funds direct their securities transactions may be used by the Advisor, or its affiliated investment advisors, in servicing all of their accounts; not all such services may be used in connection with the Funds.  In the opinion of the Advisor, it is not possible to measure separately the benefits from research services to each of such accounts (including the Funds).  The Advisor will attempt to equitably allocate portfolio transactions among the Funds and others whenever concurrent decisions are made to purchase or sell securities by the Funds and other accounts.  In making such allocations between the Funds and others, the main factors to be considered are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and the opinions of the persons responsible for recommending investments to the Funds and others.  In some cases, this procedure could have an adverse effect on the Funds.  In the opinion of the Advisor, however, the results of such procedures will, on the whole, be in the best interest of each of their clients.

When buying or selling securities, the Funds may pay commissions to brokers who are affiliated with the Advisor or the Funds.  The Funds may purchase securities in certain underwritten offerings for which an affiliate of the Funds or the Advisor may act as an underwriter.  The Funds may effect futures transactions through, and pay commissions to, futures commission merchants (“FCMs”) who are affiliated with the Advisor or the Funds in accordance with procedures adopted by the Board.

The Funds maintain a commission recapture program with certain brokers for the Funds.  Under the program, a percentage of commissions generated by portfolio transactions for certain Funds is rebated to those Funds by the brokers.

Portfolio turnover

The Funds are free to dispose of their portfolio securities at any time, subject to complying with the Code and the Investment Company Act, when changes in circumstances or conditions make such turnover desirable in light of each Fund’s investment objective.  The Funds will not attempt to achieve or be limited to a predetermined rate of portfolio turnover, such a turnover always being incidental to transactions undertaken with a view to achieving the Funds’ investment objectives.

While it is the policy of the Funds generally not to engage in trading for short-term gains, the Funds will effect portfolio transactions without regard to the holding period if, in the judgment of the Advisor, such transactions are advisable in light of a change in circumstances of a particular company, within a particular industry or country, or in general market, economic or political conditions.  The rate of portfolio turnover for a Fund is calculated by dividing:  (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by (b) the monthly average of the value of the portfolio securities owned by that Fund during the particular fiscal year.  Such monthly average is calculated by totaling the values of the portfolio securities as of the beginning and end of the first month of the particular fiscal year and as of the end of each of the succeeding eleven months and dividing the sum by 13.  As described in the respective Parts A for UBS Opportunistic Emerging Markets Debt Relationship Fund and UBS Opportunistic Loan Relationship Fund, in conjunction with each Fund’s strategy to provide opportunistic exposure to the specific asset classes, each Fund may have a portfolio turnover rate in excess of 250%.  The UBS U.S. Treasury Inflation Protected Securities Relationship Fund also may have a portfolio turnover rate in excess of 250%.  Although the portfolio turnover rates for each Fund may vary greatly from year to year, under normal circumstances, the portfolio turnover rate will not exceed 250% with respect to UBS Credit Bond Relationship Fund and UBS Global Corporate Bond Relationship Fund, 100% with respect to all other Funds.  High portfolio turnover rates will increase aggregate brokerage commission expenses, which will be borne directly by a Fund and ultimately by that Fund’s Investors, and the incidence of short-term capital gains (which are taxable to Investors at the same rate as ordinary income).

Item 22. Capital stock and other securities

The Trust is a Delaware statutory trust established on August 16, 1994.  The Agreement and Declaration of Trust (the “Declaration of Trust”) permits the Board to issue an unlimited number of shares of beneficial interest with no par value.  The Board has the power to designate one or more series or sub-series/classes of shares of beneficial interest and to classify or reclassify any unissued shares with respect to such series.  Currently, the Trust consists of shares of nine series:  UBS-HALO Emerging Markets Equity Relationship Fund, UBS International Equity Relationship Fund, UBS U.S. Equity Alpha Relationship Fund, UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund.  The shares of the Trust, when issued, will be fully paid and non-assessable, and within each series, have no preference as to conversion, exchange, dividends, retirement or other features.  Any shares the issuance of which the Board may, from time to time, authorize, shall have no preemptive rights.  The shares are not transferable except to the Trust.

Voting rights and investor meetings

The shares of the Trust have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of members of the Board can elect 100% of the Trustees if they choose to do so.  An Investor is entitled to vote based on the ratio the shares of such Investor bear to the shares of all Investors entitled to vote.  On any matter submitted to a vote of Investors, all shares of the Trust then issued and outstanding and entitled to vote on a matter shall vote by individual series except that, if required by the Investment Company Act, the shares shall be voted in the aggregate.  If the Board determines that a matter to be voted on does not affect the interests of all series, only the Investors of the affected series shall be entitled to vote on the matter.  The Declaration of Trust gives Investors certain voting powers only with respect to:  (i) the election and removal of Trustees; (ii) a termination of the Trust; (iii) amendments reducing payments upon liquidation or diminishing voting rights; (iv) mergers, consolidations or sales of assets; (v) the incorporation of the Trust; (vi) additional matters relating to the Trust as required by the Investment Company Act; and (vii) such other matters as the Board considers necessary or desirable.

The Trust does not presently intend to hold annual or special meetings of Investors except when required to elect members of the Board, or with respect to additional matters relating to the Trust, as required under the Investment Company Act.  Pursuant to the Declaration of Trust, Investor meetings will also be called upon request of Investors holding in the aggregate 10% or more of the outstanding shares.  Subject to certain conditions, Investors may apply to the Trust to communicate with other Investors to request an Investor meeting.

As with any mutual fund, certain Investors of the Funds could control the results of voting in certain instances.  For example, a vote by certain Investors holding a majority of shares in a Fund to change the Fund’s investment objective could result in an Investor’s withdrawal of its investment in the Fund, and in increased costs and expenses for the remaining Investors.  Additionally, the failure by certain Investors to approve a change in their investment objectives and policies parallel to a change that has been approved for the Fund (thus requiring such Investors to redeem their shares of the Fund) could lead to a number of adverse consequences, such as the inability of such Investors to find another investment company in which to invest their assets or an equivalent investment advisor to manage the assets.

Certain Investors in the Funds may be unregistered investment companies, which invest in the Funds pursuant to exemptions under the federal securities laws.  In order to take advantage of such exemptions, it may be necessary for such funds to provide for pass-through voting for their investors on matters submitted to a vote of Fund shareholders, or to provide for echo voting.  Echo voting refers to the investing fund’s determination to vote its shares in the Fund in the same percentage as all other shareholders of the Fund vote their shares.  Shareholders availing themselves of this exemption should contact the Trust.

Item 23. Purchase, redemption and pricing of shares

Purchases

Beneficial interests in the Funds are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(a)(2) of the Securities Act.  Investments in a Fund may only be made by common or commingled trust funds, investment companies, registered broker-dealers, investment banks, commercial banks, corporations, group trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the Securities Act.  See “Purchase of Securities Being Offered” in each Fund’s Part A.

Net asset value

The net asset value per share is calculated separately for each Fund.  The net asset value per share of a Fund is computed by dividing the value of the assets of the Fund, less its liabilities, by the number of shares of the Fund outstanding.

Each Fund calculates its net asset value on days that the New York Stock Exchange (“NYSE”) is open. Each Fund calculates its net asset value as of the close of regular trading on the NYSE, which generally is 4:00 p.m. (Eastern time).  Prices will be calculated earlier when the NYSE closes early because trading has been halted for the day.  The NYSE is open for trading on every day except Saturdays, Sundays and the following holidays:  New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day (day observed), Independence Day, Labor Day, Thanksgiving Day and Christmas Day and on the preceding Friday or subsequent Monday when any of these holidays falls on a Saturday or Sunday, respectively.

Because of time zone differences, foreign exchanges and securities markets will usually be closed prior to the time of the closing of the NYSE and values of foreign futures and options and foreign securities and other instruments will be determined as of the earlier closing of such exchanges and securities markets.  Events affecting the values of such foreign securities or other instruments may occasionally occur, however, between the earlier closings of such exchanges and securities markets and the closing of the NYSE, which will not be reflected in the computation of the net asset value of a Fund.  If an event materially affecting the value of such foreign securities or other instruments occurs during such period, then such securities and other instruments will be valued at fair value as determined in good faith by or under the direction of the Board, as described in the Parts A of the Funds.  Fair valuation determinations may be made by using a systematic fair valuation model provided by an independent third party as approved by the Board.

Where a foreign securities market remains open at the time that the Funds value their portfolio securities and other instruments, or closing prices of securities and other instruments from that market may not be retrieved because of local time differences or other difficulties in obtaining such prices at that time, last sale prices in such market at a point in time most practicable to timely valuation of the Funds may be used.

Each Fund calculates its net asset value based on the current market value, where available, for its portfolio securities.  The Funds normally obtain market values for their investments from independent pricing sources and broker-dealers.  Independent pricing sources may use reported last sale prices, official market closing prices, current market quotations or valuations from computerized “evaluation” systems that derive values based on comparable investments.  A evaluation system incorporates parameters such as security quality, maturity and coupon, and/or research and evaluations by its staff, including review of broker-dealer market price quotations, if available, in determining the valuation of the portfolio investments.  This may result in the investments being valued at a price different from the price that would have been determined had the evaluation method not been used.  Investments also may be valued based on appraisals derived from information concerning the investment or similar investments received from recognized dealers in those holdings.  Investments traded in the OTC market and listed on The NASDAQ Stock Market, Inc. (“NASDAQ”) normally are valued at the NASDAQ Official Closing Price.  Other OTC securities are valued at the last bid price on the valuation date available prior to valuation.  Investments which are listed on US and foreign stock exchanges normally are valued at the market closing price, the last sale price on the day the securities are valued or, lacking any sales on such day, at the last available bid price.  Investments listed on foreign stock exchanges may be fair valued based on significant events that have occurred subsequent to the close of the foreign markets. In cases where investments are traded on more than one exchange, the investments are valued on the exchange designated as the primary market by the Advisor.  If a market value is not readily available from an independent pricing source for a particular investment, that investment is valued at fair value as determined in good faith by or under the direction of the Board.  This policy is intended to assure that each Fund’s net asset value fairly reflects the value of its portfolio holdings as of the time of pricing.

The Board has delegated to the UBS Asset Management Equities, Fixed Income, and Multi-Asset Valuation Committee the responsibility for making fair value determinations with respect to the Funds’ portfolio holdings.  The types of investments for which such fair value pricing may be necessary include, but are not limited to: foreign securities and instruments under some circumstances, as discussed below, securities of an issuer that has entered into a restructuring; investments whose trading has been halted or suspended; fixed income securities that are in default and for which there is no current market value quotation; and investments that are restricted as to transfer or resale.  The need to fair value a Fund’s portfolio investments may also result from low trading volume in foreign markets or thinly traded domestic securities or instruments, and when a security that is subject to a trading limit or collar on the exchange or market on which it is primarily traded reaches the “limit up” or “limit down” price and no trading has taken place at that price.  Various factors may be reviewed in order to make a good faith determination of an investment’s fair value. These factors include, but are not limited to, fundamental analytical data relating to the investment; the nature and duration of restrictions on disposition of the investment; and the evaluation of forces which influence the market in which the investment is purchased and sold. Valuing investments at fair value involves greater reliance on judgment than valuing investments that have readily available market quotations.  Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service.  There can be no assurance that a Fund could obtain the fair value assigned to an investment if it were to sell the investment at approximately the time at which the Fund determines its net asset value per share.  As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing Investors. Foreign currency exchange rates are generally determined as of the close of the NYSE.

Certain Funds may invest in investments that trade primarily in foreign markets that trade on weekends or other days on which the Funds do not calculate their net asset values.  As a result, a Fund’s net asset value may change on days when you will not be able to buy and sell your Fund shares.  Certain investments in which the Funds invest are traded in markets that close before 4:00 p.m. Eastern time. Normally, developments that occur between the close of the foreign markets and 4:00 p.m. Eastern time will not be reflected in a Fund’s net asset value.  However, if a Fund determines that such developments are so significant that they will materially affect the value of the Fund’s investments, the Fund may adjust the previous closing prices to reflect what the Board believes to be the fair value of these securities as of 4:00 p.m. Eastern time.

Certain Funds may use a systematic fair valuation model provided by an independent third party to value investments principally traded in foreign markets in order to adjust for possible stale pricing that may occur between the close of the foreign exchanges and the time for valuation. The systematic fair valuation model may use calculations based on indices of domestic securities and other appropriate indicators, such as prices of relevant American Depositary Receipts and futures contracts. If a security is valued at “fair value,” that value is likely to be different from the last quoted market price for the investment. The use of the fair valuation model may result in securities being transferred between Level 1 and Level 2 of the fair valuation hierarchy at the end of the reporting period.

The amortized cost method of valuation, which approximates market value, generally is used to value short-term debt instruments with 60 days or less remaining to maturity, unless the Board determines that this does not represent fair value. Investments in open-end investment companies are valued at the daily closing net asset value of the respective investment company. Pursuant to the Fund’s use of the practical expedient within ASC Topic 820, investments in non-registered investment companies are also valued at the daily net asset value. All investments quoted in foreign currencies are valued daily in US dollars on the basis of the foreign currency exchange rates prevailing at the time such valuation is determined by the Fund’s custodian.

Futures contracts are generally valued at the settlement price established each day on the exchange on which they are traded. Forward foreign currency contracts are valued daily using forward exchange rates quoted by independent pricing services.

Swaps are marked-to-market daily based upon values from third party vendors or quotations from market makers to the extent available. In the event that market quotations are not readily available or deemed unreliable, the swap is valued at fair value as determined in good faith by or under the direction of the Board.

Redemptions

Under normal circumstances, Investors may redeem their shares at any time without a fee except as noted below.  The redemption price will be based upon the net asset value per share next determined after receipt of the redemption request in good order. Redemption requests for the UBS-HALO Emerging Markets Equity Relationship Fund are paid at net asset value less a transaction charge equal to 0.75% of the net asset value of the redeemed shares.  The transaction charge is paid to the Fund to defray the transaction costs associated with the sale of portfolio securities.   Redemption requests received prior to the close of regular trading hours (generally 4:00 p.m. Eastern time) on the NYSE will be executed at the net asset value computed on the date of receipt.  Redemption requests received after the close of regular trading hours will be executed at the next determined net asset value.

Payment for shares tendered for redemption is regularly made by check or wire within seven calendar days after tender in proper form, except that the Trust reserves the right to suspend the right of redemption, or to postpone the date of payment upon redemption beyond seven calendar days in certain circumstances, as disclosed in such Fund’s Part A.  The Trust has also reserved the right, subject to certain restrictions, to redeem its shares “in kind” rather than in cash.  See “Redemption or Repurchase of Shares” in each Fund’s Parts A.

Item 24. Tax status

General

The following discussion summarizes certain anticipated material US federal income tax consequences of investing in the Funds.  The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations thereunder, IRS positions and court decisions in effect as of the date of this Part B.  All the authorities are subject to change by legislative or administrative action, possibly with retroactive effect.  This summary does not address all tax considerations that may be relevant to prospective Investors or to certain types of Investors subject to special treatment under the US federal income tax laws.  THE DISCUSSION DOES NOT CONSTITUTE LEGAL OR TAX ADVICE.  FURTHERMORE, THE TAX CONSEQUENCES OF INVESTING IN THE FUNDS MAY VARY DEPENDING ON THE PARTICULAR INVESTOR’S STATUS.  ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF INVESTING IN THE FUNDS.

Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this Part B.

Certain “reportable transactions” require that participants and certain other persons file disclosure statements with the IRS, and impose significant penalties for the failure to do so.  (See “Tax shelter and reportable transactions reporting requirements” below).  It is not anticipated that an investment in the Funds will result in a reportable transaction.  An Investor (and each employee, representative, or other agent of the Investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of an investment in the Funds and all materials of any kind (including opinions or other tax analyses) that are provided to the Investor relating to such tax treatment and tax structure, except to the extent that such disclosure is restricted by applicable securities laws.

Classification of the Funds

Each Fund, based on its organizational documents and the manner in which it is intended to operate, should be treated as a separate partnership for federal income tax purposes rather than as an association taxable as a corporation.  The Funds will not be “regulated investment companies” for federal income tax purposes.  Each Fund intends to monitor the number of its Investors so as not to be treated as a “publicly traded partnership” under certain safe harbors provided in Treasury Regulations.

The Treasury Regulations provide a largely elective regime for determining when an unincorporated organization may be classified as a partnership rather than as an association taxable as a corporation.  Under this regime, certain business entities are treated as per se corporations for federal income tax purposes.  All other business entities generally may choose their classification.  Most domestic entities that are eligible to elect their status and that have at least two members are classified as partnerships by default, without having to make an affirmative election.

Each Fund represents a separate and distinct asset portfolio, the profit and loss from which inures solely to that Fund and its Investors, and the liabilities of which can be satisfied solely with the assets of the Fund.  Thus, each Fund should be treated as a separate domestic entity that will have more than one member and is eligible to elect to be classified as a partnership for federal income tax purposes.  Furthermore, the Funds will not file an election to be classified as an association taxable as a corporation for federal income tax purposes.  The Funds will not be “regulated investment companies” for federal income tax purposes.  Under these circumstances, each Fund should be classified as a partnership for federal income tax purposes if it is not a publicly traded partnership.

Under the Code, a publicly traded partnership (“PTP”) is treated as a corporation if its interests are traded on an established securities market or its interests are readily tradable on a secondary market.  However, under a private placement exception contained in the Treasury Regulations, a PTP will not be treated as a corporation if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the taxable year of the partnership.   The private placement exception should apply to each Fund; therefore, each Fund should be classified as a partnership for federal income tax purposes.

If a Fund were classified as an association taxable as a corporation, Investors would be treated as shareholders of a corporation and (a) items of income, gain, loss and deduction would not flow through to Investors to be accounted for on their individual US federal income tax returns; (b) cash distributions would be treated as corporate distributions to the Investors, some or all of which might be taxable as dividends, and (c) the taxable income of a Fund would be subject to the US federal income tax imposed on corporations.

The discussion in the following paragraphs assumes that each Fund will be taxed as a partnership for federal income tax purposes.  Whether each Fund will be treated as a partnership under the various state and local laws that may apply to Investors depends on the specific laws of each jurisdiction.

Investors, not Funds, subject to tax

In general.  Each taxable year, each Investor must report on the Investor’s federal income tax return the Investor’s share of a Fund’s tax items, including deductions, credits, net long-term capital gain or loss, net short-term capital gain or loss, and net ordinary income or loss.  Each Investor will be liable for any taxes owed with respect to the Investor’s share of the taxable income and gains recognized by the Fund, regardless of whether the Investor actually receives any distribution from the Fund.    Because each Fund does not contemplate making cash distributions to Investors, the amount of income that may be realized by an Investor likely will exceed the cash distributions to him.  In addition, if an Investor purchases a Share at a net asset value that includes unrealized gains, and those gains are later realized, the Investor’s share of the taxable gain may include gain attributable to the time period prior to the purchase.  However, the Trustees or their designee are authorized to make equitable allocations of income, gain, deduction and loss to reduce the likelihood of these allocations.

Annual information returns.  The amount of tax due, if any, with respect to gains and income of each Fund is determined separately for each Investor. The Funds will be required to file annually an information return on IRS Form 1065 and, following the close of a Fund’s taxable year, to provide each Investor with a Schedule K-1 indicating such investor’s allocable share of income, gain, losses, deductions, credits and items of tax preference. Each Investor, however, is responsible for keeping the Investor’s own records for determining such Investor’s tax basis in the Funds and calculating and reporting any gain or loss resulting from a distribution or disposition of a Share.

Method of accounting; taxable year.  The Funds will use the accrual method of accounting to determine their net profits or net losses for federal income tax purposes.  Each Fund will adopt a calendar year as its taxable year for accounting and income tax purposes.  In the unlikely event, however, that one or more Investors of a Fund has an aggregate interest in the Fund’s profits and capital of more than 50%, or all Investors of the Fund having a 5% or greater interest in profits or capital, have a taxable year other than the calendar year, the Fund may be required to adopt or change to a taxable year other than the calendar year.

Allocation of partnership income, gains and losses

Each Fund, in general, will allocate items of its income, gain, deduction and loss for federal income tax purposes in accordance with each Investor’s interest in the Fund for each taxable year.  Thus, allocations of the Fund’s tax items, to the extent practicable, will equitably reflect the net returns on investment of each Investor in the Fund.  The Fund Trustees may amend the allocation provisions of the Declaration of Trust and the authorizing resolution pursuant to which each Fund was authorized to reflect accurately the economic arrangements of the Investors or to comply with the requirements of the Code and the underlying Treasury Regulations.  If an Investor makes an investment in a Fund that represents cash collateral proceeds of a securities loan with a specified expected termination date, the Trustees may directly allocate to such Investor for federal income tax purposes an amount of income, gain, deduction and loss equal to the amount of income, gain, deduction and loss on one or more term investments with the same expected maturity date.

Sales, Exchanges, and Redemption of Fund Shares

If an Investor is a taxable investor, sales and exchanges of Fund shares are taxable transactions for federal and state income tax purposes.  If the Investor held its shares as a capital asset, the gain or loss that it realizes generally will be capital gain or loss and will be long-term or short-term, generally depending on how long the Investor has held its shares.  Any loss may be recognized only if an Investor redeems its entire interest in a Fund for money.  A distribution in partial or complete redemption of the Investor’s shares in a Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the Investor’s tax basis in the entire interest in a Fund.

Generally, a distribution or series of distributions by a Fund to an Investor that results in termination of its entire interest in the Fund results in gain to the distributee Investor only to the extent that any money and the fair market value on the date of distribution of marketable securities (within the meaning of Section 731(c) of the Code) distributed exceeds the Investor’s adjusted basis in its Fund shares.  When only money (including any marketable securities treated as a distribution of money) and unrealized receivables are distributed, loss will be recognized to the extent that the Investor’s adjusted basis in its Fund shares exceeds the amount of money distributed and the basis to the Investor of any unrealized receivables distributed.  Any gain or loss recognized as a result of such distributions will be considered as gain or loss from the sale or exchange of the distributee Investor’s Fund shares and generally will be capital gain or loss.

The tax basis of an Investor’s interest in a Fund will include the amount of money, and/or the basis in securities that the Investor contributes to the Fund, increased principally by (i) any additional contributions made by the Investor to the Fund, (ii) the Investor’s allocable share of any Fund profit, income or gain, and (iii) the amount, if any, of the Investor’s share of the Fund’s indebtedness; and decreased, but not below zero, principally by (iv) distributions from the Fund to the Investor, (v) the amount of the Investor’s allocable share of Fund losses, and (vi) any reduction in the Investor’s share of Fund indebtedness.  In the case of non-liquidating distributions other than cash (and other than certain ordinary income type assets, such as accounts receivable), basis is reduced (but not below zero) by the basis of the property distributed.

Medicare tax.  A 3.8% Medicare tax is imposed on net investment income earned by certain individuals, estates and trusts. “Net investment income,” for these purposes, means investment income (including (i) net gains from the taxable disposition of shares of a Fund to the extent the net gain would be taken into account by the Investor if the Fund sold all of its property for fair market value immediately before the disposition of the shares of the Fund, and (ii) an allocable share of a Fund’s interest, dividends and net gains) reduced by the deductions properly allocable to such income. The tax will be imposed on the lesser of (1) the shareholder’s net investment income or (2) the amount by which the shareholder’s modified adjusted gross income or adjusted gross income, as applicable, exceeds a certain threshold.  Net investment income does not include exempt-interest dividends. This Medicare tax, if applicable, is reported by Investors on, and paid with, the Investor’s federal income tax return.

Limitations on losses and deductions

In general.  Although each Investor must take into account their distributive share of a Fund’s tax items, the ability to deduct the Investor’s distributive share of the Fund’s losses and expenses, if any, may be limited under one or more provisions of the Code.  There can be no assurance that any losses of a Fund will produce a tax benefit in the year incurred or that such losses will be available to offset an Investor’s share of income in subsequent years.

Investment expenses.  If for any taxable year the trading activities of a Fund fail to rise to the level of a trade or business for federal income tax purposes, the fees and expenses, if any, of the Fund will be investment expenses rather than trade or business expenses, with the result that any individual that is an Investor of the Fund (directly or through a partnership or other pass-through entity) will be entitled to deduct such Investor’s share, of any such expenses only to the extent that such share, together with such Investor’s other itemized deductions, exceeds 2% of such Investor’s adjusted gross income.  In addition, certain itemized deductions of an individual are subject to reduction to the extent the individual’s adjusted gross income exceeds a threshold that is adjusted each year for inflation.  The reduction (“phaseout”) is equal to the lesser of 3% of the excess of his adjusted gross income over the foregoing dollar amount or 80% of those itemized deductions otherwise allowable.

Investment interest expense.  The Code imposes limitations on the deductibility of certain types of interest by non-corporate taxpayers.  If a Fund is treated as engaged merely in an investment activity (and not in a trade or business) interest expense incurred by an Investor to purchase or carry their Shares and the Investor’s share of interest expense incurred by the Fund would be deductible only to the extent of the Investor’s net investment income.  Interest income earned by a Fund on its portfolio investments would be treated as investment income.

Basis; at risk; passive activity loss; capital loss limitations.  Investors may not deduct losses of a Fund for federal income tax purposes to the extent they exceed the adjusted tax basis in their Shares.  Losses denied under this limitation may be carried forward and deducted in subsequent taxable years, subject to this and all other applicable limitations.  Losses of the Fund may also be subject to the “at risk” and “passive activity loss” limitations imposed by the Code, although the Funds intend to take the position that the income and losses of the Fund are not income and losses from a “passive activity” as such term is defined in the Code.  An Investor’s allocable share of a Fund’s capital losses may be used to offset capital gains realized by an Investor, plus, in the case of an individual non-corporate Investor, up to $3,000 per year of ordinary income.

Each prospective Investor should consult their own tax advisor to determine the extent to which the deduction of the Investor’s distributive share of the Fund’s losses and expenses may be limited.

US government securities

To the extent a Fund invests in certain US government obligations, income allocated by the Fund to shareholders that is derived from interest on these obligations should be exempt from state and local personal income taxes.  The income on portfolio investments in certain securities, such as repurchase agreements, commercial paper and federal agency-backed obligations (e.g., Ginnie Mae or Fannie Mae securities), generally does not qualify for tax-free treatment.  The rules on exclusion of this income are different for corporate shareholders.

Qualified dividend income for individuals

For individual Investors, a portion of the dividends received by a Fund and allocated to Investors may be qualified dividends eligible for taxation at long-term capital gain rates. This reduced rate generally is available for certain dividends received by the Fund from stocks of domestic corporations and qualified foreign corporations, provided certain holding period requirements are met.  Specifically, the Fund must hold the stock for at least 61 days during the 121-day period beginning 60 days before the stock becomes ex-dividend.  A Fund’s entry into securities lending transactions may cause the replacement income earned on the loaned securities to fall outside of the definition of qualified dividend income. This replacement income generally will not be eligible for reduced rates of taxation on qualified dividend income.

Dividends-received deduction for corporations

For corporate Investors, a portion of the dividends received by a Fund and allocated to Investors may qualify for the corporate dividends-received deduction.  Qualifying dividends are those received by a Fund from domestic (US) corporations, subject to certain restrictions.  The amount eligible for the dividends-received deduction will be reduced or eliminated if the shares on which the dividends earned by the Fund were debt-financed or held by the Fund for less than a minimum period of time, generally 46 days during a 91-day period beginning 45 days before the stock becomes ex-dividend.  In addition, if a corporate Investor has outstanding indebtedness, its distributive share of partnership dividend income could be subject to this debt-financed restriction. Even if eligible for the dividends-received deduction, all dividends (including any deducted portion) must be included in the alternative minimum taxable income calculation.

Tax treatment of capital gains and losses

Amounts realized from the sale or exchange of assets of a Fund will generally be treated as amounts realized from the sale or exchange of capital assets.  A net capital loss allocated to an Investor may be used to offset other capital gains.  For corporate Investors, present law taxes both long-term and short-term capital gains at the rates applicable to ordinary income.  However, for Investors other than corporations, net capital gains from assets held for more than one year are taxed at a preferential rate of tax.  Short-term capital gains are taxed at rates applicable to ordinary income.  For a taxpayer other than a corporation, a capital loss also may be used to offset ordinary income up to $3,000 per year.  In general, for taxpayers other than corporations, the unused portion of such loss may be carried forward indefinitely, but not carried back.

Investments in foreign securities

In general.  Certain Funds anticipate that they will be subject to foreign taxes on their income (including, in some cases, capital gains) from foreign securities.  Tax conventions between certain countries and the US may reduce or eliminate such taxes.  Investors will be informed as to their proportionate share of any foreign taxes paid by a Fund, which they will be required to include in their income.  Investors generally will be entitled to claim either a credit (subject to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their federal income taxes. However, an Investor’s ability to obtain a credit for such taxes depends on the particular circumstances applicable to that Investor, and it is possible that an Investor may get little or no foreign tax credit benefit with respect to its share of foreign taxes paid or accrued by the Funds.

Effect of foreign debt investments on allocations.  Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by the Fund.  Similarly, foreign exchange losses realized on the sale of debt securities generally are treated as ordinary losses.  These gains when allocated are taxable to shareholders as ordinary income, and any losses reduce the Fund’s ordinary income otherwise available for allocation to shareholders.  This treatment could increase or decrease the Fund’s ordinary income allocations to shareholders.

Passive foreign investment companies. Certain Funds may invest in equity interests in non-US entities that are passive foreign investment companies (“PFICs”) for US federal income tax purposes. In general, a PFIC is any foreign corporation if 75% or more of its gross income for its taxable year is passive income, or 50% or more of its average assets (by value) are held for the production of passive income. If a Fund does not make either the “qualified electing fund” (“QEF”) election or the mark-to-market election described below with respect to a PFIC, an Investor’s share of gain from the Fund’s sale of the PFIC stock, and of certain distributions received by the Fund from the PFIC, will be taxed at ordinary income rates, rather than at capital gain rates, and the Investor may be subject to an interest charge in respect of the resulting tax liability. Because the determination of whether a foreign entity is a PFIC is made annually on the basis of facts and circumstances that may be beyond a Fund’s control or information, there can be no assurance that a Fund will not invest in a foreign entity that is a PFIC.  If a Fund makes a QEF election with respect to a PFIC, an Investor will be required to include in income its share of the PFIC’s ordinary earnings and long-term capital gains for each taxable year, regardless of whether the PFIC makes any distributions. A Fund will be able to make a QEF election with respect to a PFIC only if the PFIC agrees to cooperate, including by providing certain information to the Fund, and there can be no assurance that any PFIC in which a Fund invests will agree to such cooperation. If a Fund invests in “marketable stock” of a PFIC, the Fund may elect to mark the PFIC stock to market each year. Pursuant to this election, a Fund will be deemed to have sold the shares of the relevant PFIC at the end of each taxable year. Investors will recognize any gain on the deemed sale as ordinary income and will recognize any loss on the deemed sale as ordinary loss to the extent of net mark-to-market ordinary income inclusions in prior years. In addition, if a Fund makes a mark-to-market election with respect to a PFIC, gain or loss, if any, that it recognizes on the actual sale or other disposition of the PFIC stock will be treated as ordinary income or loss. If a US Investor in a Fund is a tax-exempt person, the above rules relating to distributions and dispositions will apply only if dividends paid by the PFIC and allocated by the Fund to such Investors are taxable as unrelated business taxable income (“UBTI”). Investors may be subject to reporting requirements which may require them to file information returns with the IRS with respect to a Fund’s direct or indirect investments in foreign entities (including PFICs). Penalties may be imposed upon an Investor for failure to comply with these requirements.

Investment in foreign currency contracts. A Fund’s investments in certain options, futures or forward foreign currency contracts to purchase or sell foreign currencies at a future date as a hedge against fluctuations in foreign exchange rates during the time the Fund holds foreign securities will be subject to special tax rules.  Generally, transactions in foreign currencies give rise to ordinary income or loss.  An election under Section 988(a)(1)(B) may be available to treat foreign currency gain or loss attributable to certain forward, futures and option contracts as capital, including certain “foreign currency contracts.”  A “foreign currency contract” is a contract that (1) requires delivery of, or settlement of, a foreign currency that is a currency in which positions are also traded through regulated futures contracts, (2) is traded in the interbank market, and (3) is entered into at an arm’s-length price determined by reference to the price in the interbank market. If this Section 988(a)(1)(B) election is made, foreign currency contracts are treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss under the Section 1256 mark-to-market rules.  All other forward contracts under this 988(a)(1)(B) election would be characterized as capital and generally gain or loss would be recognized when the contract is closed and completed.  Other rules apply to options, futures or forward foreign currency contracts that may be part of a straddle or a Section 988 hedging transaction within the meaning of Code Section 988(d).

Investment in complex securities

In general.  The Funds may invest in complex securities.  Such investments may be subject to numerous special tax rules.  These rules could affect whether gains and losses recognized by a Fund are treated as ordinary income or capital gain and/or accelerate the recognition of income to a Fund or defer a Fund’s ability to recognize losses.  In turn, these rules may affect the amount, timing or character of the income, gain or loss that makes up the distributive share allocable to Investors. The Funds’ investments in complex securities may include, but are not limited to the following:

Certain fixed income investments.  Gain recognized on the disposition of a debt obligation purchased by a Fund at a market discount (generally, at a price less than its principal amount) will be treated as ordinary income to the extent of the portion of the market discount that accrued during the period of time the Fund held the debt obligation unless the Fund made a current inclusion election to accrue market discount into income as it accrues. If a Fund purchases a debt obligation (such as a zero-coupon security or payment-in-kind security) that was originally issued at a discount, the Fund generally is required to include in gross income each year the portion of the original issue discount that accrues during such year. Therefore, a  Fund’s investment in such securities may cause the Fund to recognize income and make allocations to Investors before it receives any cash payments on the securities.

Investments in debt obligations that are at risk of or in default present tax issues for a Fund. Tax rules are not entirely clear about issues such as whether and to what extent a Fund should recognize market discount on a debt obligation, when a Fund may cease to accrue interest, original issue discount or market discount, when and to what extent a Fund may take deductions for bad debts or worthless securities and how a Fund should allocate payments received on obligations in default between principal and income.

Section 1256 contracts. Certain Funds are permitted to invest in Section 1256 contracts, including, but not limited to, regulated futures contracts, foreign currency contracts and nonequity options (e.g., nonequity options includes options on broad-based stock indexes). If a Fund makes these investments, it could be required to mark-to-market these contracts and realize any unrealized gains and losses at its fiscal year end even though it continues to hold the contracts. Under these rules, gains or losses on the contracts generally would be treated as 60% long-term and 40% short-term gains or losses, but gains or losses on certain foreign currency contracts would be treated as ordinary income or losses.  Section 1256 contracts do not include any interest rate swap, currency swap, basis swap, interest rate cap, interest rate floor, commodity swap, total return swap, equity index swap, credit default swap, or similar agreement.

Treasury Inflation Protected Securities.  Adjustments for inflation to the principal amount of an inflation-protected U.S. Treasury bond held by a Fund may be included for tax purposes in the Fund’s gross income, even though no cash attributable to such gross income has been received by the Fund. In addition, adjustments during the taxable year for deflation to an inflation-indexed bond held by a Fund may cause amounts previously distributed in the taxable year as income to be characterized as a return of capital.

Tax straddles. A Fund’s investment in options, futures, forwards, or foreign currency contracts in connection with certain hedging transactions could cause it to hold offsetting positions in securities. If a Fund’s risk of loss with respect to specific securities in its portfolio is substantially diminished by the fact that it holds other securities, the Fund could be deemed to have entered into a tax “straddle” or to hold a “successor position” that would require any loss realized by it to be deferred for tax purposes.

Securities lending transactions. While securities are loaned out by a Fund, the Fund generally will receive from the borrower amounts equal to any dividends or interest paid on the borrowed securities.  For federal income tax purposes, payments made “in lieu of” dividends are not considered dividend income.  These distributions will neither qualify for the reduced rate of taxation for individuals on qualified dividends nor the 70% dividends received deduction for corporations.  Also, any foreign tax withheld on payments made “in lieu of” dividends or interest will not qualify for the pass-through of foreign tax credits to shareholders.

Short sales.  A Fund’s entry into a short sale transaction or an option or other contract could be treated as the “constructive sale” of an “appreciated financial position,” causing it to realize gain, but not loss, on the position.

Convertible debt. Convertible debt is ordinarily treated as a “single property” consisting of a pure debt interest until conversion, after which the investment becomes an equity interest. If the security is issued at a premium (i.e., for cash in excess of the face amount payable on retirement), the creditor-holder may amortize the premium over the life of the bond.  If the security is issued for cash at a price below its face amount, the creditor-holder must accrue original issue discount in income over the life of the debt.  The creditor-holder’s exercise of the conversion privilege is treated as a nontaxable event.  Mandatorily convertible debt (e.g., an exchange traded note or ETN issued in the form of an unsecured obligation that pays a return based on the performance of a specified market index, exchange currency, or commodity) is often, but not always, treated as a contract to buy or sell the reference property rather than debt.  Similarly, convertible preferred stock with a mandatory conversion feature is ordinarily, but not always, treated as equity rather than debt.  Dividends received generally are eligible for the corporate dividends-received deduction. In general, conversion of preferred stock for common stock of the same corporation is tax-free. Conversion of preferred stock for cash is a taxable redemption. Any redemption premium for preferred stock that is redeemable by the issuing company might be required to be amortized under original issue discount principles.

Investments in non-US REITs.  While non-US REITs often use complex acquisition structures that seek to minimize taxation in the source country, an investment by a Fund in a non-US REIT may subject the Fund, directly or indirectly, to corporate taxes, withholding taxes, transfer taxes and other indirect taxes in the country in which the real estate acquired by the non-US REIT is located. A Fund’s pro rata share of any such taxes will reduce the Fund’s return on its investment. A Fund’s investment in a non-

US REIT may be considered an investment in a PFIC, as discussed above in “Investment in foreign securities • Passive foreign investment companies.” Additionally, foreign withholding taxes on distributions from the non-US REIT may be reduced or eliminated under certain tax treaties.  Also, the Fund in certain limited circumstances may be required to file an income tax return in the source country and pay tax on any gain realized from its investment in the non-US REIT under rules similar to those in the United States which tax foreign persons on gain realized from dispositions of interests in US real estate.

Investments in US REITs.   A US REIT is not subject to federal income tax on the income and gains it distributes to shareholders.  Dividends paid by a US REIT, other than capital gain distributions, will be taxable as ordinary income up to the amount of the US REIT’s current and accumulated earnings and profits.  Capital gain dividends paid by a US REIT to a Fund will be treated as long term capital gains by the Fund and, in turn, will be allocated by the Fund to its Investors as a long term capital gain.  Because of certain noncash expenses, such as property depreciation, an equity US REIT’s cash flow may exceed its taxable income. The equity US REIT may allocate this excess cash to the Fund in the form of a return of capital distribution.  However, if a US REIT is operated in a manner that fails to qualify as a REIT, an investment in the US REIT would become subject to double taxation, meaning the taxable income of the US REIT would be subject to federal income tax at regular corporate rates without any deduction for dividends paid to shareholders and the dividends would be taxable to shareholders as ordinary income (or possibly as qualified dividend income) to the extent of the US REIT’s current and accumulated earnings and profits.  If the taxable income of the US REIT is subject to federal income tax, it could reduce a Fund’s income and gains allocated to Investors. Also, see “Investment in complex securities—Investment in taxable mortgage pools (excess inclusion income)” with respect to certain other tax aspects of investing in US REITs.

Investment in taxable mortgage pools (excess inclusion income).  Certain Funds may invest in US-REITs that hold residual interests in REMICs or which are, or have certain wholly-owned subsidiaries that are, “taxable mortgage pools.”  Under a Notice issued by the IRS, the Code and Treasury regulations to be issued, a portion of a Fund’s income from a US-REIT that is attributable to the REIT’s residual interest in a REMIC or equity interests in a taxable mortgage pool (referred to in the Code as an excess inclusion) will be subject to federal income tax in all events.  The excess inclusion income of a Fund will be allocated to Investors (as determined in accordance with the governing instruments of the Fund) with the same consequences as if the Investors held the related REMIC residual interest or, if applicable, taxable mortgage pool directly. In general, excess inclusion income allocated to Investors (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions); (ii) will constitute UBTI to entities (including qualified pension plans, individual retirement accounts, 401(k) plans, Keogh plans or other tax-exempt entities) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income; and (iii) in the case of a non-US Investor, will not qualify for any reduction in US federal withholding tax.  In addition, if at any time during any taxable year a “disqualified organization” (which generally includes certain cooperatives, governmental entities and tax-exempt organizations that are not subject to tax on UBTI) is a record holder of a share in a Fund, then the Fund will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the highest federal income tax rate imposed on corporations. The Notice imposes certain reporting requirements upon pass-through entities such as a Fund that have excess inclusion income. While there can be no assurance that a Fund will not allocate to shareholders excess inclusion income, it is unlikely that these rules will apply to a pass-through entity such as a Fund that has a non-REIT strategy.

Investments in securities of uncertain tax character. A Fund may invest in securities the US federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Fund, it could affect the timing or character of income recognized by the Fund.

Alternative minimum tax

Due to the complexity of the alternative minimum tax (“AMT”) calculations, Investors should consult with their tax advisors as to whether the purchase of a Share might create or increase AMT liability.

Investment by tax-exempt Investors

Qualified pension and profit-sharing plans, educational institutions and other Investors exempt from taxation under Section 501 of the Code are generally exempt from federal income tax except to the extent that they have UBTI.  With certain exceptions, UBTI is income from an unrelated trade or business in which a taxpayer regularly engages; UBTI also includes income from debt-financed property.  UBTI of more than $1,000 received by a tax-exempt entity in any year is generally taxable.  UBTI generally does not include dividends, interest or capital gains unless they are derived from debt-financed property.  To the extent that a Fund holds securities that are debt-financed (such as securities purchased on margin or securities purchased with borrowed funds), income attributable to those securities will constitute UBTI to an Investor of a Fund that is a tax-exempt entity.  Furthermore, if a Fund were to invest in equity interests in a portfolio company that is classified as a partnership for

US federal income tax purposes, such investment could give rise to UBTI, depending on the portfolio company’s activities.

Tax-exempt entities entering into prohibited tax-sheltered transactions

Certain tax-exempt entities and entity managers are subject to taxes and reporting requirements in connection with the participation by the tax-exempt entity in a “prohibited tax-sheltered transaction.”  Entities described in Section 501(c), 501(d), 170(c) of the Code, and Indian Tribal Governments (within the meaning of Section 7701(a)(40) of the Code) are subject to entity level taxation if they become a party to a prohibited tax-sheltered transaction.  Those entities, along with IRAs and certain pension and other benefit plans are also subject to certain reporting obligations if such entity is a party to a prohibited tax-sheltered transaction and is subject to penalties for failure to comply with such reporting requirements.  If an entity manager of a tax-exempt entity approves such entity as a party to a prohibited tax-sheltered transaction at any time during the year or had known or has reason to know that the transaction is a prohibited tax-sheltered transaction, the entity manager is subject to a tax of $20,000 for each approval.  For these purposes, the term entity manager is defined generally as the person with responsibility or authority or who approves or otherwise causes the entity to be a party to the prohibited tax-sheltered transaction.  Prohibited tax-sheltered transactions include listed transactions (i.e., transactions identified by the Secretary of Treasury as a tax avoidance transaction for purposes of Section 6011 and identified by notice, regulation or otherwise as a listed transaction) and prohibited reportable transactions (defined as confidential transactions or transactions with contractual protection which is a reportable transaction).  Each tax-exempt entity purchasing Shares should consult its own tax advisor as to the application of these reporting obligations to other specific situations.

Section 754 election

The Funds do not intend to make the election permitted by IRC Section 754, except as may be determined by the Board.  The election, if made, is irrevocable without the consent of the IRS, and would generally require the Funds to adjust the tax basis in their assets, or “inside basis”, attributable to a transferee of shares under IRC Section 743(b) to reflect the purchase price of the common shares paid by the transferee.

Reporting requirements

A direct or indirect participant in any “reportable transaction” must disclose its participation to the IRS on IRS Form 8886. Furthermore, a “material advisor” to a reportable transaction is required to maintain a list of each person with respect to whom such advisor acted as a material advisor and to disclose to the IRS certain other information regarding the transaction. For purposes of the disclosure rules, an

Investor may, if certain conditions are satisfied, be treated as a participant in a reportable transaction in which a Fund participates.  It is possible that a Fund will participate in one or more transactions that are required to be reported by the Fund and certain or all of the Investors. In addition, a transfer of a Fund share will be reportable by the transferor Investor if the Investor recognizes a loss on the transfer that equals or exceeds the applicable threshold amount.  Investors may also be subject to other reporting requirements as a result of their investments in a Fund. For example, Investors may be required to file IRS Form 926 in connection with investments by a Fund in certain non-US companies. Investors may also be required to file information statements on IRS Form 8621 with respect to any investment by a Fund in a PFIC. Failure to comply with the reporting requirements gives rise to substantial penalties. Investors are urged to consult their tax advisors concerning the potential tax consequences of an investment in a Fund.

Consistency requirement

Each Investor is required to treat Fund items on his return in a manner consistent with the treatment of such items on the Fund’s return and may be penalized for intentional disregard of the consistency requirement. The consistency requirement may be waived if the Investor files a statement (Form 8082) identifying the inconsistency or shows that it resulted from an incorrect schedule furnished by the Fund.

Fund tax returns; audit

A Fund’s tax returns are subject to review by the IRS and other taxing authorities, which may dispute the Fund’s tax positions.  There can be no assurance that these authorities will not adjust the tax figures reported in a Fund’s returns.  Any recharacterizations or adjustments resulting from an audit may require each Investor to pay additional income taxes and interest and possibly result in an audit of other items on the Investor’s own return, and any audit of an Investor’s return could result in adjustments of non-Fund, as well as Fund, income and deductions.  Any adjustment would give rise to interest and could give rise to penalties.

Non-US Investors

Non-US Investors (Investors who, as to the United States, are nonresident alien individuals, foreign trusts or estates, foreign corporations, or foreign partnerships) should be aware of certain US federal income tax consequences of investing in a Fund.

Portfolio income not derived from the conduct of a US trade or business.  Provided that a Fund is not deemed to be engaged in a trade or business in the United States for US federal income tax purposes, the Fund generally will be required to withhold tax on certain items of gross income

(including an allocable share of the fees received in connection with the Fund’s lending activities, dividends, certain types of interest income, and “dividend equivalents” derived from US sources) included in the distributive share of each non-US Investor at a rate of 30%, unless the tax is reduced or eliminated by treaty.  Certain other categories of income, generally including interest on certain portfolio debt obligations (which may include US government securities), capital gains (including those derived from options transactions), original issue discount obligations having an original maturity of 183 days or less, and certificates of deposit, may not be subject to this 30% tax.  The exemption from tax for capital gains of nonresident alien individuals does not apply if the individual is present in the United States for a period or periods aggregating 183 or more days during the taxable year.  In addition, non-US Investors must satisfy certain tax certification rules described below.

With respect to non-US Investors subject to US withholding tax, if such non-US Investor elects to withdraw all or any portion of its investment in a Fund, the Trust may withhold an amount based on its reasonable estimate of a non-US Investor’s withholding tax owed (“Holdback”).  Such Holdback shall be held by the Trust on behalf of the Investor in an interest-bearing account until payment of the actual withholding tax is made.  Payment of the actual withholding tax is expected to occur on or about March 15th of the year following the calendar year in which the tax liability was incurred.  Following payment, any excess amount remaining, including interest earned on the Holdback, shall be remitted to the Investor.

Income effectively connected with the conduct of a US trade or business.  If, on the other hand, a Fund derives income that is effectively connected with a US trade or business carried on by the Fund (for example, by investing in REITs or other entities holding US real property interests or by investing in an entity that is classified as a partnership for US federal income tax purposes), this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold quarterly amounts of tax from the amount of effectively connected taxable income allocable to each non-US Investor at the highest rate of tax applicable to US taxpayers.  Thus, non-US Investors would be taxable on capital gains, as well as other income that is treated as effectively connected with the Fund’s trade or business, and generally would be required to file US tax returns.  Furthermore, a foreign corporation investing in the Fund would be subject to an additional 30% branch profits tax, unless the tax were reduced or eliminated by treaty.

Tax certification rules.  Special US tax certification requirements apply to an Investor that is a non-US Investor. In general, a non-US Investor must provide a Form W-8BEN (or other applicable Form W-8) to (i) establish that the Investor is not a US person, (ii) claim the Investor is the beneficial owner of the income, and (iii) claim, if applicable, a reduced rate of, or exemption from, withholding as a resident of a country with which the United States has an income tax treaty.

US taxpayer identification number.  If you do not have a United States taxpayer identification number (“TIN”) and are a non-resident alien individual claiming the benefits of a tax treaty with the United States, you must obtain a TIN by filing Form W-7.  After filing a properly completed and executed Form W-7 with the IRS, you will be issued an Individual Taxpayer Identification Number (“ITIN”), which is required to be entered on Form W-8BEN to claim treaty benefits.  If you are not an individual and are claiming the benefits of a tax treaty with the United States, you must enter an employer identification number (“EIN”) on Form W-8BEN-E (or other applicable Form W-8).  If you do not have an EIN, you must apply for one by filing Form SS-4.

US estate tax.  A decedent who was the beneficial owner of the Shares at date of death and a non-resident alien individual as to the United States may also be subject to US estate tax on the Shares. Non-US Investors should consult their own tax advisors regarding the tax consequences of investing in the Fund in light of their particular situations.

Foreign Account Tax Compliance Act (“FATCA”).  Under the Foreign Account Tax Compliance Act (“FATCA”), a Fund will be required to withhold at a 30% rate on certain US source payments (such as interest, dividends, and certain other amounts, including any gross proceeds realized upon the sale or other disposition of any property that can produce US source interest or dividends), except on payments of gross proceeds, which are not subject to the withholding tax until January 1, 2019, to certain foreign entities, referred to as foreign financial institutions or non-financial foreign entities, that fail to comply (or be deemed compliant) with extensive new reporting and withholding requirements designed to inform the US Department of the Treasury of US-owned foreign investment accounts.  A Fund may disclose the information that it receives from its Investors to the Internal Revenue Service, non-US taxing authorities or other parties as necessary to comply with FATCA.  Withholding also may be required if a foreign entity that is an Investor of a Fund fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

State and local taxes

In addition to the federal income tax consequences described above, prospective Investors should consider potential state and local tax consequences of an investment in the Funds.  State and local laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit.  An Investor’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the Investor’s reportable income for state and local tax purposes in the jurisdiction in which the Investor resides or is otherwise subject to tax.

This discussion of “Tax status” is not intended or written to be used as tax advice and does not purport to deal with all federal tax consequences applicable to all categories of Investors, some of which may be subject to special rules.  You should consult your own tax advisor regarding your particular circumstances before making an investment in a Fund.

Item 25. Underwriters

Not applicable.

Item 26. Calculation of performance data

Not applicable.

Item 27. Financial Statements

The Funds’ Financial Statements for the fiscal year ended December 31, 2016, and the report thereon of Ernst & Young LLP, dated February 28, 2017, which are contained in the Funds’ Annual Report dated December 31, 2016 (as filed with the Commission on March 13, 2017 (Accession Number 0001193125-17-080342)), and the Funds’ Financial Statements for the semi-annual period ended June 30, 2016 (as filed with the Commission on September 8, 2016 (Accession Number 0001193125-16-705119)), are incorporated herein by reference.

Appendix A — Investment practices

Set forth below is a discussion of various derivative investment strategies that may be pursued by the Advisor on behalf of some or all of the Funds.  The discussion herein is general in nature and describes investment strategies of the Funds in both US and non-US markets.  Certain of the Funds, however, limit their investments to the United States.  Not all of the Funds engage in some or all of the derivative instruments described in this Appendix.  In addition, a Fund that does engage in derivative instruments described in this Appendix may do so for all or only some of the purposes listed below.  Therefore, it is necessary to read this Appendix in conjunction with the applicable Fund’s Part A.

Derivative instruments may be used in connection with hedging strategies or for investment purposes, including: (1) to hedge against adverse changes, including those caused by changing interest rates, stock market prices or currency exchange rates, in the market value of securities held by or to be bought for a Fund; (2) as a substitute for purchasing or selling securities or currencies; or (3) to shorten or lengthen the effective maturity or duration of a Fund’s portfolio.  The Funds will not be obligated to pursue any of these investment strategies and make no representation as to the availability of these techniques at this time or at any time in the future.

In addition to the investment limitations of the Funds described herein, use of these instruments may be subject to applicable regulations of the Commission, the several options and futures exchanges upon which options and futures contracts are traded, and other regulatory authorities.  In addition to the products, strategies and risks described herein, the Advisor may become aware of additional opportunities in connection with options, futures contracts, forward currency contracts, swaps and other hedging techniques.  The Advisor may utilize these opportunities to the extent that they are consistent with the Funds’ investment objectives and permitted by the Funds’ investment limitations and applicable regulatory authorities.

Options

The Funds may purchase and write call or put options on foreign or US securities and indices and enter into related closing transactions. A Fund may also purchase call options on particular market segment indices to achieve temporary exposure to a specific industry.

The Funds may invest in options that are either listed on US or recognized foreign exchanges or traded OTC. Certain OTC options may be illiquid. Thus, it may not be possible to close options positions and this may have an adverse impact on a Fund’s ability to effectively hedge its securities. The Trust has been notified by the Commission that it considers OTC options to be illiquid.

Accordingly, a Fund will only invest in such options to the extent consistent with its 15% limit on investments in illiquid securities.

Purchasing call options—The Funds may purchase call options on securities to the extent that premiums on all outstanding call options paid by a Fund do not aggregate to more than 20% of the Fund’s total assets. When a Fund purchases a call option, in return for a premium paid by the Fund to the writer of the option, the Fund obtains the right to buy the security underlying the option at a specified exercise price at any time during the term of the option. The writer of the call option, who receives the premium upon writing the option, has the obligation upon exercise of the option, to deliver the underlying security against payment of the exercise price.

A Fund may, following the purchase of a call option, liquidate its position by effecting a closing sale transaction. This is accomplished by selling an option of the same series as the option previously purchased. The Fund will realize a profit from a closing sale transaction if the price received on the transaction is more than the premium paid to purchase the original call option; the Fund will realize a loss from a closing sale transaction if the price received on the transaction is less than the premium paid to purchase the original call option.

Although the Funds will generally purchase only those call options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange will exist for any particular option, or at any particular time, and for some options no secondary market on an exchange may exist. In such an event, it may not be possible to effect closing transactions in particular options, with the result that a Fund would have to exercise its options in order to realize any profit and would incur brokerage commissions upon the exercise of such options and upon the subsequent disposition of the underlying securities acquired through the exercise of such options. Further, unless the price of the underlying security changes sufficiently, a call option purchased by a Fund may expire without any value to the Fund, in which event the Fund would realize a capital loss, which will be short-term unless the option was held for more than one year.

Call writing—A Fund may write call options from time to time on such portions of its portfolio as the Advisor determines is appropriate in seeking to achieve the Fund’s investment objective. A Fund may write call and put options to the extent that the aggregate value of the obligations underlying such call and put options do not exceed 40% of each Fund’s net assets. If the security over which a call has been sold rises in value beyond the strike price of the sold option, then the Fund may not fully participate in the price appreciation.

During the option period for a call option, the writer may be assigned an exercise notice by the broker-dealer through whom such call option was sold, requiring the writer to deliver the underlying security against payment of the exercise price. This obligation is terminated upon the expiration of the option or upon entering a closing purchase transaction. A closing purchase transaction, in which a Fund, as writer of an option, terminates its obligation by purchasing an option of the same series as the option previously written, cannot be effected once the option writer has received an exercise notice for such option.

Closing purchase transactions will ordinarily be effected to realize a profit on an outstanding call option, to prevent an underlying security from being called, to permit the sale of the underlying security or to enable a Fund to write another call option on the underlying security with either a different exercise price, expiration date or both. A Fund may realize a net gain or loss from a closing purchase transaction depending upon whether the net amount of the original premium received on the call option is more or less than the cost of effecting the closing purchase transaction. Any loss incurred in a closing purchase transaction may be partially or entirely offset by the premium received from a sale of a different call option on the same underlying security. Such a loss may also be wholly or partially offset by unrealized appreciation in the market value of the underlying security. Conversely, a gain resulting from a closing purchase transaction could be offset in whole or in part by a decline in the market value of the underlying security.

If a call option expires unexercised, a Fund will realize a short-term capital gain in the amount of the premium on the option less the commission paid. Such a gain, however, may be offset by depreciation in the market value of the underlying security during the option period. If a call option is exercised, a Fund will realize a gain or loss from the sale of the underlying security equal to the difference between the cost of the underlying security and the proceeds of the sale of the security plus the amount of the premium on the option less the commission paid.

The Funds may write call options on a covered basis. A call option written by a Fund is “covered” if the Fund owns the underlying security covered by the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration maintained as Segregated Assets by the Fund’s custodian) upon conversion or exchange of other securities held by the Fund. A call option is also deemed to be covered if a Fund holds a call on the same security and in the same principal amount as the call written and the exercise price of the call held (i) is equal to or less than the exercise price of the call written or (ii) is greater than the exercise price of the call written if the difference is maintained as Segregated Assets by the Fund’s custodian.

From time to time, each of the UBS U.S. Equity Alpha Relationship Fund, UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund, may write a call option that is not covered as indicated above, but where the Fund’s custodian will maintain Segregated Assets for the term of the option having a value equal to the fluctuating market value of the optioned securities or currencies, marked-to-market daily, in accordance with Commission positions. While such an option would be “covered” with sufficient collateral to satisfy Commission prohibitions on issuing senior securities, this type of strategy would expose the Funds to the risks of writing uncovered options. When writing uncovered call options, a Fund is subject to the risk of having to purchase the security or currency subject to the option at a price higher than the exercise price of the option. As the price of a security or currency could appreciate substantially, a Fund’s loss could be significant.

Purchasing put options—The Funds may only purchase put options to the extent that the premiums on all outstanding put options do not exceed 20% of a Fund’s total assets. A Fund generally will, at all times during which it holds a put option, own the security covered by such option.

A put option purchased by a Fund gives it the right to sell one of its securities for an agreed price up to an agreed date. The Funds intend to purchase put options in order to protect against a decline in the market value of the underlying security below the exercise price less the premium paid for the option (“protective puts”) or to enhance returns. The ability to purchase put options will allow the Funds to protect unrealized gains in an appreciated security in their portfolios without actually selling the security. If the security does not drop in value, a Fund will lose the value of the premium paid. A Fund may sell a put option that it has previously purchased prior to the sale of the securities underlying such option. Such sale will result in a net gain or loss depending on whether the amount received on the sale is more or less than the premium and other transaction costs paid on the put option that is sold.

The Funds may sell put options purchased on individual portfolio securities. Additionally, the Funds may enter into closing sale transactions. A closing sale transaction is one in which a Fund, when it is the holder of an outstanding option, liquidates its position by selling an option of the same series as the option previously purchased.

Writing put options—The Funds may write put options on a secured basis, which means that the Funds’ custodian will maintain Segregated Assets in an amount not less than the exercise price of the option at all times during the option period.  Further, assets segregated or earmarked to cover a sale of a put option will be different from the security or the instrument underlying the option.  The amount of Segregated Assets will be adjusted on a daily basis to reflect changes in the market value of the securities covered by the put option written by the Fund. Secured put options will generally be written in circumstances where the Advisor wishes to purchase the underlying security for a Fund’s portfolio at a price lower than the current market price of the security. In such event, a Fund would write a secured put option at an exercise price, which, reduced by the premium received on the option, reflects the lower price it is willing to pay.  A Fund may write call and put options to the extent that the aggregate value of the obligations underlying such call and put options do not exceed 40% of each Fund’s net assets.  The Funds may also write put options to enhance returns during periods when the Advisor expects that the price of the security will not fluctuate greatly.

Following the writing of a put option, a Fund may wish to terminate the obligation to buy the security underlying the option by effecting a closing purchase transaction. This is accomplished by buying an option of the same series as the option previously written. A Fund may not, however, effect such a closing transaction after it has been notified of the exercise of the option.

Index options

The Funds may purchase exchange-listed call options on stock indices and fixed income indices and sell such options in closing sale transactions for hedging purposes. A Fund also may purchase call options on indices primarily as a substitute for taking positions in certain securities or a particular market segment. A Fund may also purchase call options on an index to protect against increases in the price of securities underlying that index that the Fund intends to purchase pending its ability to invest in such securities.

In addition, the Funds may purchase put options on stock and fixed income indices and sell such options in closing sale transactions. A Fund may purchase put options on broad market indices in order to protect its fully invested portfolio from a general market decline. Put options on market segments may be bought to protect a Fund from a decline in the value of heavily weighted industries in the Fund’s portfolio. Put options on stock and fixed income indices may also be used to protect a Fund’s investments in the case of a major redemption.

The Funds may also write (sell) put and call options on stock and fixed income indices. While the option is open, the Funds’ custodian will maintain Segregated Assets to cover the transactions, marked-to-market daily in accordance with Commission positions.

Options on indices are similar to regular options except that an option on an index gives the holder the right, upon exercise, to receive an amount of cash if the closing level of the index upon which the option is based is greater than (in the case of a call) or lesser than (in the case of a put) the exercise price of the option. This amount of cash is equal to the difference between the closing price of the index and the exercise price of the option expressed in dollars multiplied by a specified multiple (the “multiplier”). The indices on which options are traded include both US and non-US markets.

Special risks of options on indices

The Funds’ purchases of options on indices will subject them to the risks described below.

Because the value of an index option depends upon movements in the level of the index rather than the price of a particular security, whether a Fund will realize gain or loss on the purchase of an option on an index depends upon movements in the level of prices in the market generally or in an industry or market segment, rather than movements in the price of a particular security. Accordingly, successful use by a Fund of options on indices is subject to the Advisor’s ability to predict correctly the direction of movements in the market generally or in a particular industry. This requires different skills and techniques than predicting changes in the prices of individual securities.

Index prices may be distorted if trading of a substantial number of securities included in the index is interrupted causing the trading of options on that index to be halted. If a trading halt occurred, a Fund would not be able to close out options that it had purchased and the Fund may incur losses if the underlying index moved adversely before trading resumed. If a trading halt occurred and restrictions prohibiting the exercise of options were imposed through the close of trading on the last day before expiration, exercises on that day would be settled on the basis of a closing index value that may not reflect current price information for securities representing a substantial portion of the value of the index.

If a Fund holds an index option and exercises it before final determination of the closing index value for that day, it runs the risk that the level of the underlying index may change before closing. If such a change causes the exercised option to fall “out-of-the-money,” the Fund will be required to pay the difference between the closing index value and the exercise price of the option (multiplied by the applicable multiplier) to the assigned writer. Although a Fund may be able to minimize this risk by withholding exercise instructions until just before the daily cutoff time or by selling rather than exercising the option when the index level is close to the exercise price, it may not be possible to eliminate this risk entirely because the cutoff times for index options may be earlier than those fixed for other types of options and may occur before definitive closing index values are announced.

Options on futures contracts

A Fund may purchase and write options on futures contracts in which it is allowed to invest. For more information about the risks of entering into futures contracts, see “Futures” below.

When a Fund buys an option on a futures contract, it pays a premium for the right, but does not have the obligation, to purchase (call) or sell (put) the futures contract at a set price (called the exercise price).  The purchase of a call or put option on a futures contract is similar in some respects to the  purchase of a call or put option on an individual security or currency. Depending on the premium paid for the option compared to either the price of the futures contract upon which it is based or the price of the underlying reference instrument, the option may be less risky than direct ownership of the futures contract or the underlying reference instrument. For example, a Fund could purchase a call option on a long futures contract when seeking to hedge against an increase in the market value of the underlying reference instrument, such as appreciation in the value of a non-US currency against the US dollar.

When a Fund writes an option on a futures contract, the Fund becomes contractually obligated to take the opposite futures position if the buyer of the option exercises its rights to the futures position specified in the option.  In return for the premium paid by the buyer, the seller assumes the risk of taking a possibly adverse futures position, which could result in substantial and potentially unlimited losses.  The writing of a call option on a futures contract constitutes a partial hedge against the declining price of the security or foreign currency that is deliverable upon exercise of the futures contract.  If the futures price at the expiration of the option is below the exercise price, the Funds will retain the full amount of the option premium, which provides a partial hedge against any decline that may have occurred in the value of a Fund’s investment portfolio holdings.  The writing of a put option on a futures contract constitutes a partial hedge against the increasing price of the security or foreign currency that is deliverable upon exercise of the futures contract.  If the futures price at the expiration of the option is higher than the exercise price, the Funds will retain the full amount of the option premium, which provides a partial hedge against any increase in the price of securities that the Funds intend to purchase.

Options on a stock index futures contract give the holder the right to receive cash.  Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer’s futures margin account, which represents the amount by which the market price of the futures contract, at exercise, exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the futures contract.  If an option is exercised on the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash equal to the difference between the exercise price of the option and the closing price of the futures contract on the expiration date.  If a put or call option that a Fund has written is exercised, the Fund may incur a loss, which will be reduced by the amount of the premium it received.  Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its options positions, a Fund’s losses from existing options on futures may, to some extent, be reduced or increased by changes in the value of portfolio securities.  For example, a Fund will purchase a put option on an interest rate futures contract to hedge the Fund’s investment portfolio against the risk of rising interest rates.

Furthermore, with respect to options on futures contracts, a Fund may seek to close out an option position by writing or buying an offsetting position covering the same securities or contracts and have the same exercise price and expiration date.  The ability to establish and close out positions on options will be subject to the maintenance of a liquid secondary market, which cannot be assured.

Options on swap agreements

A Fund may purchase options on swap agreements.  For more information about these types of instruments, see “Swaps” below.”

Other types of options

The Funds may purchase and write covered straddles on securities or indexes.  A long straddle is a combination of a call and a put option purchased on the same security.  The Funds would enter into a long straddle when the Advisor believes that it is likely that the price of the underlying security will be more volatile during the term of the options than the option pricing implies.  A short straddle is a combination of a call and a put written on the same security.  The Funds would enter into a short straddle when the Advisor believes that it is unlikely the price of the underlying security will be as volatile during the term of the options as the option pricing implies.

Forward foreign currency contracts

The Funds may purchase or sell currencies and/or engage in forward foreign currency transactions in order to expedite settlement of portfolio transactions, to manage currency risk or to gain exposure to a currency without purchasing securities denominated in that currency.  A Fund may enter into forward contracts for hedging purposes as well as for non-hedging purposes.  For hedging purposes, the Fund may enter into contracts to deliver or receive foreign currency it will receive from or require for its normal investment activities.  It may also use contracts in a manner intended to protect foreign currency-denominated securities from declines in value due to unfavorable exchange rate movements.  The Fund may also enter into contracts with the intent of changing the relative exposure of the Fund’s portfolio of securities to different currencies to take advantage of anticipated changes in exchange rates.

The Funds may conduct foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through entering into forward contracts.  A Fund may convert currency on a spot basis from time to time, which will involve costs to the Fund.

A forward foreign currency contract involves an obligation to exchange two currencies at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a fixed rate set at the time of the contract.  These contracts are traded in the interbank market conducted directly between currency traders, usually large commercial banks, and their customers.  A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades.  The Funds will account for forward contracts by marking-to-market each day at current forward contract values.

A Fund will enter into forward contracts to sell, for a fixed amount of US dollars or other appropriate currency, an amount of foreign currency, to the extent that the value of the short forward contract is covered by the underlying value of securities denominated in the currency being sold. Alternatively, when a Fund enters into a non-cash settled forward contract, or enters into a cash settled forward contract for a foreign currency for which it does not own securities denominated in that currency, to sell an amount of foreign currency, the Fund’s custodian or sub-custodian will maintain Segregated Assets in an amount equal to the contract’s full notional exposure of the Fund’s delivery obligation under the contract.  However, where a forward is executed pursuant to an agreement which provides that the different currency deliverable amounts may be converted into a single currency to determine the net realized gain or loss for settlement purposes, the cover amount is equal to the daily mark-to-market (net) obligation of a Fund (the unrealized loss, if any), as opposed to the full notional exposure of a Fund’s delivery obligation.  Further, where a Fund has offsetting long and short positions in identical currencies, the notional amounts of the currency positions may be netted against each other, and the cover amount is the net notional amount owed.  The cover amount may be further reduced if the netting arrangement described above applies to both currency transactions, whereby the cover amount would equal the aggregate net unrealized loss of the Fund.  Settlement processes for deliverable forward currency contracts may further reduce a Fund’s delivery obligation and therefore the cover amount.  Where a settlement arrangement (such as CLS) provides that on the expiration date the gross notional delivery amount across all transactions will be aggregated, the cover amount is equal to the Fund’s net notional amount owed.  At the maturity of a forward contract, the Funds may exchange the currencies specified in the contract or, prior to maturity, enter into a closing purchase transaction involving the purchase or sale of an offsetting contract.  Closing purchase transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract.

At or before the maturity date of a forward contract requiring the Funds to sell a currency, the Funds may either sell the portfolio security and use the sale proceeds to make delivery of the currency or retain the security and offset their contractual obligation to deliver the currency by purchasing a second contract pursuant to which the Funds will obtain, on the same maturity date, the same amount of the currency that they are obligated to deliver.  Similarly, a Fund may close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract.  The Funds would realize a gain or loss as a result of entering into such an offsetting forward currency contract under either circumstance to the extent the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and the offsetting contract.

The cost to the Funds of engaging in forward currency contracts will vary with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing.  Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved.  The use of forward currency contracts will not eliminate fluctuations in the prices of the underlying securities a Fund owns or intends to acquire, but it will fix a rate of exchange in advance.  In addition, although forward currency contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

Non-deliverable forwards

The Funds may, from time to time, engage in non-deliverable forward transactions to manage currency risk or to gain exposure to a currency without purchasing securities denominated in that currency.  A non-deliverable forward is a transaction that represents an agreement between a Fund and a counterparty (usually a commercial bank) to buy or sell a specified (notional) amount of a particular currency at an agreed upon foreign exchange rate on an agreed upon future date.  Unlike other currency transactions, there is no physical delivery of the currency on the settlement of a non-deliverable forward transaction.  Rather, the Fund and the counterparty agree to net the settlement by making a payment in US dollars or another fully convertible currency that represents any differential between the foreign exchange rate agreed upon at the inception of the non-deliverable forward agreement and the actual exchange rate on the agreed upon future date.  Thus, the actual gain or loss of a given non-deliverable forward transaction is calculated by multiplying the transaction’s notional amount by the difference between the agreed upon forward exchange rate and the actual exchange rate when the transaction is completed.

When a Fund enters into a non-deliverable forward transaction, the Fund’s custodian will maintain Segregated Assets in an amount equal to the daily mark-to-market (net) obligation of the Fund.  If the additional Segregated Assets decline in value or the amount of the Fund’s commitment increases because of changes in currency rates, additional cash or securities will be designated as Segregated Assets on a daily basis so that the value of the account will be equal to the daily mark-to-market (net) obligation of the Fund under the non-deliverable forward agreement.

Because a Fund generally may only close out a non-deliverable forward with the particular counterparty, there is a risk that the counterparty will default on its obligation under the agreement.  If the counterparty defaults, a Fund will have contractual remedies pursuant to the agreement related to the transaction, but there is no assurance that contract counterparties will be able to meet their obligations pursuant to such agreements or that, in the event of a default, a Fund will succeed in pursuing contractual remedies.  The Fund thus assumes the risk that it may be delayed or prevented from obtaining payments owed to it pursuant to non-deliverable forward transactions.

In addition, where the currency exchange rates that are the subject of a given non-deliverable forward transaction do not move in the direction or to the extent anticipated, a Fund could sustain losses on the non-deliverable forward transaction.  A Fund’s investment in a particular non-deliverable forward transaction will be affected favorably or unfavorably by factors that affect the subject currencies, including economic, political and legal developments that impact the applicable countries, as well as exchange control regulations of the applicable countries.  These risks are heightened when a non-deliverable forward transaction involves currencies of emerging market countries because such currencies can be volatile and there is a greater risk that such currencies will be devalued against the US dollar or other currencies.

Under definitions adopted by the CFTC and SEC, non-deliverable forwards (including some deliverable forwards that are cash-settled) are considered swaps, and therefore are included in the definition of “commodity interests.” Although non-deliverable forwards have historically been traded in the OTC market, as swaps they may in the future be required to be centrally cleared and traded on public facilities. For more information on central clearing and trading of cleared swaps, see “Swaps” and “Risks of potential regulation of swaps and other derivatives.” Currency and cross currency forwards that qualify as deliverable forwards are not regulated as swaps for most purposes, and are not included in the definition of “commodity interests.” However these forwards are subject to some requirements applicable to swaps, including reporting to swap data repositories, documentation requirements, and business conduct rules applicable to swap dealers. CFTC regulation of currency and cross currency forwards, especially non-deliverable forwards, may restrict a Fund’s ability to use these instruments in the manner described above or subject the Advisor to CFTC registration and regulation as a CPO.

Options on foreign currencies

The UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund also may purchase and write put and call options on foreign currencies (traded on US and foreign exchanges or OTC markets) to manage the Funds’ exposure to changes in currency exchange rates. The Funds may purchase and write options on foreign currencies for hedging purposes in a manner similar to that in which futures contracts on foreign currencies, or forward contracts, will be utilized. For example, a decline in the dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, the Funds may purchase put options on the foreign currency. If the dollar price of the currency does decline, a Fund will have the right to sell such currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio that otherwise would have resulted.

Conversely, where a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the dollar price of such securities, the Funds may purchase call options on such currency.

The purchase of such options could offset, at least partially, the effects of the adverse movement in exchange rates. As in the case of other types of options, however, the benefit to the Funds to be derived from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, a Fund could sustain losses on transactions in foreign currency options that would require it to forego a portion or all of the benefits of advantageous changes in such rates.

The Funds may write options on foreign currencies for the same types of hedging purposes. For example, where a Fund anticipates a decline in the dollar value of foreign currency denominated securities due to adverse fluctuations in exchange rates, it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised, and the diminution in the value of portfolio securities will be offset by the amount of the premium received.

Similarly, instead of purchasing a call option to hedge against an anticipated increase in the dollar cost of securities to be acquired, a Fund could write a put option on the relevant currency, which, if rates move in the manner projected, will expire unexercised and allow the Fund to hedge such increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Fund would be required to purchase or sell the underlying currency at a loss that may not be offset by the amount of the premium. Through the writing of options on foreign currencies, a Fund also may be required to forego all or a portion of the benefit that might otherwise have been obtained from favorable movements in exchange rates.

The Funds may also engage in options transactions for non-hedging purposes. The Funds may use options transactions to gain exposure to a currency when the Advisor believes that exposure to the currency is beneficial to a Fund but believes that the securities denominated in that currency are unattractive.

The Funds may write covered call options on foreign currencies. A call option written on a foreign currency by a Fund is “covered” if the Fund owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration maintained as Segregated Assets by the Funds’ custodian) upon conversion or exchange of other foreign currency held in its portfolio. A call option is also covered if a Fund has a call on the same foreign currency and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written, or (b) is greater than the exercise price of the call written if the difference is maintained as Segregated Assets by the Funds’ custodian.

With respect to writing put options, at the time the put is written, the Funds’ custodian will maintain Segregated Assets in an amount equal in value to the exercise price of the put. The Segregated Assets will be maintained and marked-to-market daily until the put is exercised, has expired or the Fund has purchased a closing put of the same series as the one previously written.

Futures

Each Fund may enter into contracts for the purchase or sale for future delivery of securities, indices and foreign currencies.

Generally, a futures contract is a standard binding agreement to buy or sell a specified quantity of an underlying reference asset, such as a specific security, currency, commodity, interest rate or index at a specified price at a specified later date. A purchase of a futures contract means the acquisition of a contractual right to obtain delivery to a Fund of the securities or foreign currency called for by the contract at a specified price during a specified future month. When a futures contract is sold, a Fund incurs a contractual obligation to deliver the securities or foreign currency underlying the contract at a specified price on a specified date during a specified future month.

When a Fund enters into a futures transaction, it must deliver to the FCM selected by the Fund, an amount referred to as “initial margin.” The initial margin is required to be deposited in cash or government securities with an FCM. Minimum initial margin requirements are established by the futures exchange and FCMs may establish initial margin requirements that are higher than the exchange requirements. After a futures contract position is opened, the value of the contract is marked-to-market daily. If a futures contract price changes to the extent that the margin deposit does not satisfy margin requirements, payment of a “variation margin” to be held by the FCM, will be required. Conversely, a reduction in the contract value may reduce the required margin, resulting in a repayment of excess margin to the custodial accounts of a Fund. The Funds may also effect futures transactions through FCMs who are affiliated with the Advisor or the Funds in accordance with procedures adopted by the Board. Because all transactions in the futures market are made, offset or fulfilled by an FCM through a clearinghouse associated with the exchange on which the contracts are traded, a Fund will incur brokerage fees when it buys or sells futures contracts.

The Funds may enter into futures transactions on domestic exchanges and, to the extent such transactions have been approved by the CFTC for sale to customers in the United States, on foreign exchanges. In addition, a Fund may sell stock index futures in anticipation of or during a market decline to attempt to offset the decrease in market value of its common stocks that might otherwise result; and it may purchase such contracts in order to offset increases in the cost of common stocks that it intends to purchase.

Although some futures contracts by their terms require the actual delivery or acquisition of the underlying instrument or asset, some require cash settlement.  Where futures contracts provide for the delivery of securities, deliveries usually do not occur. Futures contracts can be terminated by entering into offsetting transactions.  The Funds will cover their obligations under the futures transactions in which they participate by either (i) holding offsetting positions that appropriately equal the daily market value of the particular Fund’s position in the futures contract (less the initial margin and any variation margins deposited with an FCM); or (ii) accruing such amounts on a daily basis and maintaining Segregated Assets to cover the futures contract. With respect to a futures contract that is not contractually required to “cash-settle,” a Fund must cover its open position by maintaining Segregated Assets equal to the contract’s full, notional value.  However, the Fund may net non-cash settled futures contracts if the futures have the same expiration date and underlying asset.  With respect to a futures contract that is contractually required to “cash-settle” the Fund is permitted to maintain Segregated Assets in an amount equal to the Fund’s daily marked-to-market (net) obligation (i.e., the Fund’s daily net liability if any) rather than the notional value (in other words, the initial margin plus any variation margin (unrealized loss) due based on the previous day’s trading).  The total cover required for all cash-settled futures contracts may be determined by netting the aggregate obligations of such contracts.  By setting aside assets equal to only its net obligation under cash-settled future contracts a Fund will have the ability to employ leverage to a greater extent than if the Fund were required to segregate assets equal to the full notional value of such contracts.  The value of any liquid assets held as initial or variation margin with an FCM for a cash-settled or non-cash-settled futures contract may be deemed physically segregated or earmarked for “cover” purposes so long as such assets are held in compliance with Rule 17f-6 under the Investment Company Act.

The Funds may enter into futures contracts to protect against the adverse effects of fluctuations in security prices, interest rates or foreign exchange rates without actually buying or selling the securities or foreign currency. For example, if interest rates are expected to increase, a Fund might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the debt securities owned by the Fund. If interest rates did increase, the value of the debt securities in the portfolio would decline, but the value of the futures contracts to the Fund would increase at approximately the same rate, thereby keeping the net asset value of the Fund from declining as much as it otherwise would have. Similarly, when it is expected that interest rates may decline, futures contracts may be purchased to hedge in anticipation of subsequent purchases of securities at higher prices. Because fluctuations in the value of futures contracts should be similar to those of debt securities, a Fund could take advantage of the anticipated rise in value of debt securities without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and the Fund could then buy debt securities on the cash market. The Funds may also enter into futures contracts as a low cost method for gaining or reducing exposure to a particular currency or securities market without directly investing in those currencies or securities.

To the extent that market prices move in an unexpected direction, a Fund may not achieve the anticipated benefits of futures contracts or may realize a loss. For example, if a Fund is hedged against the possibility of an increase in interest rates, which would adversely affect the price of securities held in its portfolio, and interest rates decrease instead, the Fund would lose part or all of the benefit of the increased value that it has because it would have offsetting losses in its futures position. In addition, in such situations, if the Fund had insufficient cash, it may be required to sell securities from its portfolio to meet daily variation margin requirements. Such sales of securities may, but will not necessarily, be at increased prices that would reflect the rising market. A Fund may be required to sell securities at a time when it may be disadvantageous to do so.

Futures exchanges may also limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. This daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and does not limit potential losses because the limit may prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

Futures contracts that are traded on non-US exchanges may not be as liquid as those purchased on CFTC-designated contract markets. In addition, non-US futures contracts and exchanges may be subject to varied regulatory oversight. The price of any non-US futures contract and, therefore, the potential profit and loss thereon, may be affected by any change in the non-US exchange rate between the time a particular order is placed and the time it is liquidated, offset or exercised.

There is a risk of loss by a Fund of the initial and variation margin deposits in the event of bankruptcy of the FCM with which the Fund has an open position in a futures contract. The assets of a Fund may not be fully protected in the event of the bankruptcy of the FCM or central counterparty because the Fund might be limited to recovering only a pro rata share of all available funds and margin segregated on behalf of an FCM’s customers. If the FCM does not provide accurate reporting, a Fund is also subject to the risk that the FCM could use the Fund’s assets, which are held in an omnibus account with assets belonging to the FCM’s other customers, to satisfy its own financial obligations or the payment obligations of another customer to the central counterparty.

Swaps

Each Fund may engage in swaps, such as interest rate, currency and total return swaps, and the purchase or sale of related caps, floors, collars, and other derivative instruments.  The UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund also may also enter into credit default swap agreements and inflation swaps. The Funds expect to enter into these transactions to preserve a return or spread on a particular investment or portion of their portfolios, to protect against currency fluctuations, as a technique for managing portfolio duration (i.e., the price sensitivity to changes in interest rates), to protect against any increase in the price of securities the Funds anticipate purchasing at a later date, or to gain exposure to certain markets or returns. When a Fund enters into a swap transaction, there is a risk that the Fund may experience a loss that is greater than the amount it originally invested.

Generally, swap agreements are contracts between a Fund and another party (the swap counterparty) involving the exchange of payments on specified terms over periods ranging from a few days to multiple years. In a basic swap transaction, a Fund agrees with the swap counterparty to exchange the returns (or differentials in rates of return) and/or cash flows earned or realized on a particular “notional amount” or value of predetermined underlying reference assets. The notional amount is the set dollar or other value selected by the parties to use as the basis on which to calculate the obligations that the parties to a swap agreement have agreed to exchange. The parties typically do not actually exchange the notional amount. Instead they agree to exchange the returns that would be earned or realized if the notional amount were invested in given investments or at given interest rates. Examples of returns that may be exchanged in a swap agreement are those of a particular security, a particular fixed or variable interest rate, a particular non-US currency, or a “basket” of securities representing a particular index. Swaps can also be based on credit and other events.

A swap agreement may be negotiated bilaterally and traded OTC between the two parties (for an uncleared swap) or, in some instances, must be transacted through an FCM and cleared through a clearinghouse that serves as a central counterparty (for a cleared swap).  As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related regulatory developments, certain categories of swaps, such as the most types of standardized interest rate and credit default swap agreements, are now subject to mandatory clearing, and some of these cleared swaps must be traded on an exchange or swap execution facility.  It is expected that additional categories of swaps will in the future be designated as subject to mandatory clearing and exchange trading.  Mandatory clearing and exchange-trading of additional swaps will occur on a phased-in basis based on the type of market participant, CFTC approval of contracts for central clearing and public trading facilities making such cleared swaps available to trade.  Some categories of swaps may also be cleared and traded on exchanges on a voluntary basis. While the intent of these regulatory reforms requiring clearing and exchange trading for swaps is to mitigate counterparty risk and increase liquidity and transparency in the swaps markets, mandatory clearing and exchanged trading may increase trading costs and impose other risks.

The use of swaps involves investment techniques and risks different from those associated with ordinary portfolio security transactions.  If the Advisor is incorrect in its forecast of market values, total return of securities, interest rates and other applicable factors, the investment performance of a Fund will be less favorable than it would have been if this investment technique was never used.

In an uncleared swap, the swap counterparty is typically a brokerage firm, bank or other financial institution.  During the term of an uncleared swap, a Fund will be required to pledge to the swap counterparty, from time to time, an amount of cash and/or other assets equal to the total net amount (if any) that would be payable by the Fund to the counterparty if all outstanding swaps between the parties were terminated on the date in question, including any early termination payments (variation margin). Periodically, changes in the amount pledged are made to recognize changes in value of the contract resulting from, among other things, interest on the notional value of the contract, market value changes in the underlying investment, and/or dividends paid by the issuer of the underlying asset. Likewise, the counterparty will be required to pledge cash or other assets to cover its obligations to a Fund. However, the amount pledged may not always be equal to or more than the amount due to the other party. Therefore, if a counterparty defaults on its obligations to a Fund, the amount pledged by the counterparty and available to the Fund may not be sufficient to cover all the amounts due to the Fund and the Fund may sustain a loss.

Currently, the Funds do not typically provide initial margin in connection with uncleared swaps. However, rules requiring initial and variation margin to be posted by certain market participants for uncleared swaps have been adopted and are being phased in over time. When these rules take effect with respect to a Fund, if the Fund is deemed to have material swaps exposure under applicable swap regulations, it will be required to post initial margin in addition to variation margin.

In a cleared swap, a Fund’s ultimate counterparty is a central clearinghouse rather than a brokerage firm, bank or other financial institution. Cleared swaps are submitted for clearing through each party’s FCM, which must be a member of the clearinghouse that serves as the central counterparty. When a Fund enters into a cleared swap, the Fund must make an initial margin deposit with the FCM, which is typically calculated as an amount equal to the volatility in market value of the cleared swap over a fixed period.  If the value of the Fund’s cleared swap declines, the Fund will be required to make additional “variation margin” payments to the FCM to settle the change in value.  Conversely, if the market value of the Fund’s position increases, the FCM will post additional “variation margin” to the Fund’s account.

Central clearing is designed to reduce counterparty credit risk and increase liquidity compared to uncleared swaps because central clearing interposes the central clearinghouse as the counterparty to each participant’s swap, but it does not eliminate those risks completely and may involve additional costs and risks not associated with uncleared swaps. There is also a risk of loss by a Fund of the initial and variation margin deposits in the event of bankruptcy of the FCM with which the Fund has an open position, or of the central counterparty in a swap contract. If the FCM does not provide accurate reporting, a Fund is also subject to the risk that the FCM could use the Fund’s assets, which are held in an omnibus account with assets belonging to the FCM’s other customers, to satisfy its own financial obligations or the payment obligations of another customer to the central counterparty. Credit risk of cleared swap participants is concentrated in a few clearinghouses, and the consequences of insolvency of a clearinghouse are not clear.

With cleared swaps, a Fund may not be able to obtain terms as favorable as it would be able to negotiate for a bilateral, uncleared swap. In addition, an FCM may unilaterally amend the terms of its agreement with a Fund, which may include the imposition of position limits or additional margin requirements with respect to the Fund’s investment in certain types of swaps. Central counterparties and FCMs can require termination of existing cleared swap transactions upon the occurrence of certain events, and can also require increases in margin above the margin that is required at the initiation of the swap agreement.

A Fund is also subject to the risk that, after entering into a cleared swap with an executing broker, no FCM or central counterparty is willing or able to clear the transaction. In such an event, the Fund may be required to break the trade and make an early termination payment to the executing broker.

Some types of swaps that are subject to mandatory clearing are also required to be traded on swap execution facilities (“SEFs”).  An SEF is a trading platform where multiple market participates can execute swap transactions by accepting bids and offers made by multiple other participants on the platform.  Transactions executed on an SEF may increase market transparency and liquidity but may require a Fund to incur increased expenses to access the same types of swaps that it has used in the past.

If a swap transaction is particularly large or if the relevant market is illiquid, a Fund may not be able to establish or liquidate a position at an advantageous time or price, which may result in significant losses.  Participants in the swap markets are not required to make continuous markets in the swap contracts they trade.  Participants could refuse to quote prices for swap contracts or quote prices with an unusually wide spread between the price at which they are prepared to buy and the price at which they are prepared to sell.  Some swap agreements entail complex terms and may require a greater degree of subjectivity in their valuation.  However, the swap markets have grown substantially in recent years, with a large number of financial institutions acting both as principals and agents, utilizing standardized swap documentation.  As a result, the swap markets have become increasingly liquid.  In addition, central clearing and the trading of cleared swaps on public facilities are intended to increase liquidity.

Interest rate swaps involve the exchange by a Fund with another party of their respective commitments to receive or pay interest (e.g., an exchange of fixed rate payments for floating rate payments) with respect to a notional amount of principal.  Currency swaps involve the exchange of cash flows on a notional amount based on changes in the values of referenced currencies.

The purchase of a cap entitles the purchaser, in return for a premium paid to the seller, to receive payments on a notional principal amount from the seller of the cap to the extent that a specified index exceeds a predetermined interest rate or amount.  The purchase of an interest rate floor entitles the purchaser of the floor to receive payments, in return for a premium paid to the seller, on a notional principal amount from the seller of the floor to the extent that a specified index falls below a predetermined interest rate or amount.  A collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates or values.

Total return swap contracts are agreements between two parties where one counterparty pays the other the total return of a particular instrument (e.g., a specified security, basket of securities or securities indices, including real estate market indices) during the specified period in return for periodic payments based on a fixed or variable interest rate, typically at a floating rate based on the LIBOR, or the total rate of return on another financial instrument.  The “total return” includes interest or dividend payments from, along with any change in value of, the referenced asset over a specified period.  In a typical total return equity swap, payments made by the Fund or the counterparty are based on the total return of a particular reference asset or assets (such as an equity security, a combination of such securities, or an index). That is, one party agrees to pay another party the return on a stock, basket of stocks, or stock index in return for a specified interest rate. A Fund will enter into a total return swap contracts only on a net basis, i.e., the two parties’ obligations are netted out, with the Fund paying or receiving, as the case may be, only the net amount of the payments.  Total return swap contracts may be used to obtain exposure to a security or market without owning or taking physical custody of such security or investing directly in such market.  The value of the swap position as well as the payments required to be made by a Fund or a counterparty will increase or decrease depending on the changes in value of the underlying asset.  Total return swap contracts may effectively add leverage to a Fund’s portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap.

Total return swap transactions involve greater risks than if a Fund had invested in the underlying asset directly.  Total return swap transactions involve counterparty risks, as discussed above, but also involve additional risks, including interest rate risk and market risk.  The total rate of return of an investment on which a total return swap contracted is based may exhibit substantial volatility and, in any given period, may be positive or negative for the specified period of the total return swap contract.  If the Advisor is incorrect in its forecast of the underlying asset’s total return, the investment performance of the Fund will be less favorable than it would have been if this investment technique was never used.  In the event the total rate of return of the underlying asset is negative for the specified period of the swap contract, the Fund will be required to make a payment to the counterparty in addition to the periodic payment required by the swap contract to cover the decline in value of the underlying asset.  A Fund’s risk of loss, therefore, is increased because the Fund could lose an amount equal to the decrease in value of the underlying asset for the specified period of time, in addition to the periodic payments required by the total return swap contract.

The UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund also may enter into credit default swap agreements.  A Fund may enter into a credit default swap on a single security or instrument or on a basket or index of securities or instruments (sometimes referred to as a “CDX” transaction).  The “buyer” in a credit default contract typically is obligated to pay the “seller” a periodic stream of payments over the term of the contract provided that no credit event with respect to any underlying reference obligation has occurred.  If a credit event occurs, the seller typically must pay the buyer the “par value” (full notional value) of the reference obligation in exchange for the reference obligation.  A Fund may be either the buyer or the seller in the transaction.  If a Fund is a buyer and no credit event occurs, the Fund may lose its investment and recover nothing.  However, if a credit event occurs, the buyer typically receives full notional value for a reference obligation that may have little or no value.  As a seller, a Fund typically receives a fixed rate of income throughout the term of the contract, which typically is between six months and three years, provided a credit event does not occur.  If a credit event occurs, the seller typically must pay the buyer the full notional amount of the reference obligation.

Credit default swaps involve greater risks than if a Fund had invested in the reference obligation directly, since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk, and credit risk.  A buyer also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date.  If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the up-front or periodic payments previously received, may be less than the full notional value the seller pays to the buyer, resulting in a loss of value to the Fund.  When a Fund acts as a seller of a credit default swap, the

Fund is exposed to many of the same risks of leverage since, if a credit event occurs, the seller may be required to pay the buyer the full notional value of the contract net of any amounts owed by the buyer related to its delivery of deliverable obligations.

The UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund may invest in inflation swaps. Inflation swap agreements are contracts in which one party agrees to pay the cumulative percentage increase in a price index, such as the Consumer Price Index, over the term of the swap (with some lag on the referenced inflation index), and the other party pays a compounded fixed rate. Inflation swap agreements may be used to protect the net asset value of a Fund against an unexpected change in the rate of inflation measured by an inflation index. Among other reasons one factor that may lead to changes in the values of inflation swap agreements are changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, which may lead to a decrease in value of the inflation swap.

The UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund also may engage in interest rate lock transactions (which may also be known as forward rate agreements). In an interest rate lock transaction, the buyer locks in an interest rate at a future settlement date. If the interest rate on the settlement date exceeds the lock rate, the buyer pays the seller the difference between the two rates, as applied to a specified notional amount. If the lock rate exceeds the interest rate on the settlement date, the seller pays the buyer the difference between the two rates, as applied to a specified notional amount.

The Funds may also purchase swaptions.  An option on a swap agreement, also called a “swaption,” is an option that gives the buyer the right, but not the obligation, to enter into a swap on a future date in exchange for paying a market-based “premium.”  A receiver swaption gives the owner the right to enter into a swap pursuant to which the owner will receive payments based on a fixed rate in exchange for making payments based on the total return of a specified asset, reference rate, or index.  A payer swaption gives the owner the right to make payments based on a fixed rate and, in exchange, receive payments based on the total return of a specified asset, reference rate, or index.  Swaptions also include options that allow an existing swap to be terminated or extended by one of the counterparties.

The Advisor and the Trust do not believe that a Fund’s obligations under swap contracts are senior securities and, accordingly, a Fund will not treat them as being subject to its borrowing or senior securities restrictions.  Generally, the minimum cover amount for a swap agreement is the amount owed by a Fund, if any, on a daily mark-to-market basis.  With respect to swap contracts that provide for the netting of payments, the net amount of the excess, if any, of the Fund’s obligations over its entitlements with respect to each swap contract will be accrued on a daily basis and an amount of Segregated Assets having an aggregate market value at least equal to the accrued excess will be maintained to cover the transactions in accordance with Commission positions.  With respect to swap contracts that do not provide for the netting of payments by the counterparties, the full notional amount for which the Fund is obligated under the swap contract with respect to each swap contract will be accrued on a daily basis and an amount of Segregated Assets having an aggregate market value at least equal to the accrued full notional value will be maintained to cover the transactions in accordance with Commission positions.  When a Fund sells protection on an individual credit default swap or an index (CDX), upon a credit event, the Fund may be obligated to deliver the underlying credit or pay the cash equivalent value of the asset for the credit default swap or deliver the underlying index or pay the cash equivalent value of the index for the CDX.  Therefore, the cover amount includes the notional value of the underlying credit on a daily mark-to-market basis.  Swaps are generally executed pursuant to agreements that provide for the pledging or deposit of liquid assets collateral.  Where liquid assets have been pledged or deposited in accordance with Rule 17f-1 under the Investment Company Act, the cover amount will be less any assets pledged or deposited as collateral in connection with the swap.

To the extent that a Fund cannot dispose of a swap in the ordinary course of business within seven days at approximately the value at which the Fund has valued the swap, the Fund will treat the swap as illiquid and subject to its overall limit on illiquid investments of 15% of the Fund’s net assets.

Exchange-Traded Notes (“ETNs”)

Each Fund may invest in ETNs.  ETNs are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the New York Stock Exchange (“NYSE”)) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.

ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged.

The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When a Fund invests in ETNs it will bear its proportionate share of any fees and expenses borne by the ETN. A Fund’s decision to sell its ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN.

The timing and character of income and gains derived from ETNs is under consideration by the U.S. Treasury and IRS and may also be affected by future legislation.

An ETN that is tied to a specific market benchmark or strategy may not be able to replicate and maintain exactly the composition and relative weighting of securities, commodities or other components in the applicable market benchmark or strategy. Some ETNs that use leverage can, at times, be relatively illiquid and, thus, they may be difficult to purchase or sell at a fair price. Leveraged ETNs are subject to the same risk as other instruments that use leverage in any form.

The market value of ETN shares may differ from their market benchmark or strategy. This difference in price may be due to the fact that the supply and demand in the market for ETN shares at any point in time is not always identical to the supply and demand in the market for the securities, commodities or other components underlying the market benchmark or strategy that the ETN seeks to track. As a result, there may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.

Structured Notes

Each of the UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund may invest in structured notes.  Structured notes are derivative debt securities, the interest rate and/or principal of which is determined by an unrelated indicator.  The value of the principal of and/or interest on structured notes is determined by reference to changes in the return, interest rate or value at maturity of a specific asset, reference rate or index (the “reference instrument”) or the relative change in two or more reference instruments.  The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased, depending upon changes in the applicable reference instruments.  Structured notes may be positively or negatively indexed, so that an increase in value of the reference instrument may produce an increase or a decrease in the interest rate or value of the structured note at maturity.  In addition, changes in the interest rate or the value of the structured note at maturity may be calculated as a specified multiple of the change in the value of the reference; therefore, the value of such note may be very volatile.  Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference instrument.  Structured notes may also be more volatile, less liquid, and more difficult to accurately price than less complex securities or more traditional debt securities.  In order to cover structured notes, a Fund, to the extent required by the Commission, will maintain Segregated Assets in accordance with Commission positions to cover its obligations with respect to such instruments.

Credit-linked securities

Each of the UBS Credit Bond Relationship Fund, UBS Global Corporate Bond Relationship Fund, UBS High Yield Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, UBS Opportunistic Loan Relationship Fund and UBS U.S. Treasury Inflation Protected Securities Relationship Fund may invest in credit-linked securities.  Credit-linked securities are debt securities that represent an interest in a pool of, or are otherwise collateralized by, one or more corporate debt obligations or credit default swaps on corporate debt or bank loan obligations.  Such debt obligations may represent the obligations of one or more corporate issuers.  A Fund has the right to receive periodic interest payments from the issuer of the credit-linked security (usually the seller of the underlying credit default swap(s)) at an agreed-upon interest rate, and a return of principal at the maturity date.

A Fund bears the risk of loss of its principal investment and the periodic interest payments expected to be received for the duration of its investment in the credit-linked security in the event that one or more of the underlying corporate debt obligations or credit default swaps go into default or otherwise become non-performing.  Upon the occurrence of such a credit event (including bankruptcy, failure to timely pay interest or principal or a restructuring) with respect to an underlying debt obligation (which may represent a credit event of one or more underlying obligors), the Fund will generally reduce the principal balance of the related credit-linked security by the Fund’s pro rata interest in the par amount of the defaulted underlying debt obligation in exchange for the actual value of the defaulted underlying obligation or the defaulted underlying obligation itself, thereby causing the Fund to lose a portion of its investment.  As a result, on an ongoing basis, interest on the credit-linked security will accrue on a smaller principal balance and a smaller principal balance will be returned at maturity.  To the extent that a credit-linked security represents an interest in underlying obligations of a single corporate issuer, a credit event with respect to such an issuer presents greater risk of loss to the Fund than if the credit-linked security represented an interest in underlying obligations of multiple corporate issuers.

In addition, a Fund bears the risk that the issuer of the credit-linked security will default or become bankrupt.  In such an event, the Fund may have difficulty being repaid, or fail to be repaid, the principal amount of its investment and the remaining periodic interest payments thereon.

An investment in credit-linked securities also involves reliance on the counterparty to the swap entered into with the issuer to make periodic payments to the issuer under the terms of the credit default swap.  Any delay or cessation in the making of such payments may be expected in certain instances to result in delays or reductions in payments to the Fund as an investor in such credit-linked securities.  Additionally, credit-linked securities are typically structured as limited recourse obligations of the issuer of such securities such that the securities issued will usually be obligations solely of the issuer and will not be obligations or responsibilities of any other person.

Most credit-linked securities are structured as Rule 144A securities so that they may be freely traded among institutional buyers.  A Fund will generally only purchase credit-linked securities that are determined to be liquid in accordance with the Fund’s liquidity guidelines.  However, the market for credit-linked securities may be, or suddenly can become, illiquid.  The other parties to the transaction may be the only investors with sufficient understanding of the derivative to be interested in bidding for it.  Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for credit-linked securities.  In certain cases, a market price for a credit-linked security may not be available or may not be reliable, and the Fund could experience difficulty in selling such security at a price the investment manager believes is fair.  In the event a credit-linked security is deemed to be illiquid, the Fund will include such security in calculating its limitation on investments in illiquid securities.

The value of a credit-linked security will typically increase or decrease with any change in the value of the underlying debt obligations, if any, held by the issuer and the credit default swap.  Further, in cases where the credit-linked security is structured such that the payments to a Fund are based on amounts received in respect of, or the value of performance of, any underlying debt obligations specified in the terms of the relevant credit default swap, fluctuations in the value of such obligation may affect the value of the credit-linked security.

The collateral of a credit-linked security may be one or more credit default swaps, which are subject to additional risks.  See “Swaps” above for a description of additional risks associated with credit default swaps.

Equity participation notes or equity linked notes (collectively “EPNs”)

The UBS-HALO Emerging Markets Equity Relationship Fund and UBS International Equity Relationship Fund may invest up to 10% of its total assets in EPNs.  An EPN is a debt instrument whose return is determined by the performance of a single equity security. When purchasing an EPN, a Fund pays the counterparty the current value of the underlying security plus a commission. During the time that the EPN is owned, the price of the EPN will fluctuate in accordance with the price fluctuation of the underlying security, with a currency adjustment to reflect the fact that EPNs are generally priced in US dollars whereas the underlying security is generally denominated in a foreign currency. At maturity or sale, the EPN owner’s profit or loss is the sum of the appreciation/depreciation of the underlying security, plus the appreciation/depreciation of the underlying security’s currency relative to the US dollar, less any commissions paid. A Fund only invests in EPNs for which the underlying security is a permissible investment pursuant to the Fund’s investment policies and restrictions.

The Funds invest in EPNs only to gain exposure to equities in foreign markets where direct investments in equity securities are not easily accessible or otherwise obtainable. The Funds may only invest in EPNs that are unleveraged and that do not have a “cap” or a “floor” on the maximum principal amount to be repaid to a Fund at maturity. In addition, the Funds may only invest in EPNs that are based on the performance of a single underlying equity security; that have no premium or discount in relation to the underlying asset; and that provide for the retention of dividend rights. Investments in EPNs will only be made if the counterparty is a financial institution rated at least A1 by S&P, P1 by Moodys or F1 by Fitch. EPNs are not considered equity securities for purposes of a Fund’s policy to invest 80% of its net assets in equity securities.

EPNs possess the risks associated with the underlying security, such as market risk, and, with respect to EPNs based on foreign securities, foreign securities and currency risks. EPNs, however, involve greater risks than if a Fund had invested in the underlying security directly, since, in addition to general market and foreign securities risks, EPNs are subject to counterparty, credit and illiquidity risks. Counterparty risk is the risk that the issuer of the EPN may fail to pay the full amount due at maturity or redemption. In addition, an investment in an EPN creates exposure to the credit risk of the issuing financial institution.  Also, the secondary market for EPNs may be limited, and the lack of liquidity in the secondary market may make EPNs difficult to dispose of and to value. In choosing EPNs appropriate for the Funds, the Advisor will select only those EPNs that have demonstrated patterns of brokers willing to provide liquidity on demand to ensure that the EPNs maintain their liquidity. Each Fund, however, will treat EPNs as illiquid and subject to its overall limit on illiquid investments of 15% of the Fund’s net assets.

Special risks of certain derivatives

Certain derivative contracts entered into by the Funds may contain certain credit-risk-related contingent features that could be triggered subject to certain circumstances.  If triggered, the derivative counterparty could request additional cash margin and/or terminate the derivative contract.

Risks of potential regulation of swaps and other derivatives

The regulation of cleared and uncleared swaps, as well as other derivatives, is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading.

It is not possible to predict fully the effects of current or future regulation. However, it is possible that developments in government regulation of various types of derivative instruments, such as speculative position limits on certain types of derivatives, or limits or restrictions on the counterparties with which the Funds engage in derivative transactions, may limit or prevent a Fund from using or limit a Fund’s use of these instruments effectively as a part of its investment strategy, and could adversely affect a Fund’s ability to achieve its investment objective. The Advisor will continue to monitor developments in the area, particularly to the extent regulatory changes affect the Funds’ ability to enter into desired swap agreements. New requirements, even if not directly applicable to a Fund, may increase the cost of the Fund’s investments and cost of doing business.

Appendix B—Corporate debt ratings

Moody’s Investors Service, Inc. (“Moody’s”) Global Long-Term Ratings:

Moody’s long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default.

Aaa                         Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa                                Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A                                       Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa                         Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba                                Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B                                       Obligations rated B are considered speculative and are subject to high credit risk.

Caa                         Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca                                Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C                                       Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note.  Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies and securities firms.*

* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

Standard & Poor’s Financial Services LLC (“S&P”) Long-Term Issue Credit Ratings:

Issue credit ratings are based, in varying degrees, on S&P’s analysis of the following considerations:

•                  Likelihood of payment—capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

•                  Nature of and provisions of the obligation, and the promise we impute;

•                  Protection afforded by, and relative position of, the financial obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

AAA                     An obligation rated AAA has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA                              An obligation rated AA differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A                                       An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB                     An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C.  Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB                              An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B                                       An obligation rated B is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC                     An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC                              An obligation rated CC is currently highly vulnerable to nonpayment. The CC rating is used when a default has not yet occurred, but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.

C                                       An obligation rated C is currently highly vulnerable to nonpayment, and the obligation is expected to have a lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D                                       An obligation rated D is in default or in breach of an imputed promise. For non-hybrid capital instruments, the D rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The D rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to D if it is subject to a distressed exchange offer.

NR.                           This indicates that no rating has been requested, or that there is insufficient information on which to base a rating, or that S&P does not rate a particular obligation as a matter of policy.

The ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

Moody’s Global Short-Term Ratings:

Moody’s short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default

P-1.                          Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2.                          Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3.                          Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP.                            Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Moody’s US Municipal Short-Term Debt and Demand Obligation Ratings:

SHORT-TERM OBLIGATION RATINGS

The Municipal Investment Grade (MIG) scale is used to rate US municipal bond anticipation notes of up to three years maturity. Municipal notes rated on the MIG scale may be secured by either pledged revenues or proceeds of a take-out financing received prior to note maturity. MIG ratings expire at the maturity of the obligation, and the issuer’s long-term rating is only one consideration in assigning the MIG rating. MIG ratings are divided into three levels—MIG 1 through MIG 3—while speculative grade short-term obligations are designated SG.

MIG 1. This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2. This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3. This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG.                            This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Moody’s Demand Obligation Ratings:

In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned; a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of risk associated with the ability to receive purchase price upon demand (“demand feature”). The second element uses a rating from a variation of the MIG scale called the Variable Municipal Investment Grade (VMIG) scale. The rating transitions on the VMIG scale differ from those on the Prime scale to reflect the risk that external liquidity support generally will terminate if the issuer’s long-term rating drops below investment grade.

VMIG 1.  This designation denotes superior credit quality. Excellent protection is afforded by the superior short term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2. This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3. This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG.                            This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

S&P’s Short-Term Issue Credit Ratings:

A-1.                         A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2.                         A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3.                         A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B.                                    A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

C.                                    A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

D.                                    A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

Fitch Ratings, Inc. (“Fitch Ratings”) Long-Term Issuer Credit Ratings:

Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns and insurance companies, are generally assigned Issuer Default Ratings (“IDRs”). IDRs opine on an entity’s relative vulnerability to default on financial obligations. The “threshold” default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts, although the agency recognizes that issuers may also make pre-emptive and therefore voluntary use of such mechanisms.

In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default. For historical information on the default experience of Fitch-rated issuers, please consult the transition and default performance studies available from the Fitch Ratings website.

AAA                     Highest credit quality. AAA ratings denote the lowest expectation of default risk. They are assigned only in case of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA                              Very high credit quality. AA ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A                                       High credit quality. A ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse changes in circumstances or in economic conditions than is the case for higher ratings.

BBB                     Good credit quality. BBB ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB                              Speculative. BB ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

B                                       Highly speculative. B ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC.                  Substantial credit risk. Default is a real possibility.

CC.                           Very high levels of credit risk. Default of some kind appears probable.

C.                                    Exceptionally high levels of credit risk. Default is imminent or inevitable, or the issuer is in standstill. Conditions that are indicative of a C category rating for an issuer include:

a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation;

b. the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation;

c. Fitch Ratings otherwise believes a condition of RD or D to be imminent or inevitable, including through the formal announcement of a distressed debt exchange.

RD                              Restricted default. RD ratings indicate an issuer that in Fitch Ratings’ opinion has experienced an uncured payment default on a bond, loan or other material financial obligation but which has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and which has not otherwise ceased operating. This would include:

a. the selective payment default on a specific class or currency of debt;

b. the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation; or

c. the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; or

d. execution of a distressed debt exchange on one or more material financial obligations.

D                                       Default. D ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, or which has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

“Imminent” default typically refers to the occasion where a payment default has been intimated by the issuer, and is all but inevitable. This may, for example, be where an issuer has missed a scheduled payment, but (as is typical) has a grace period during which it may cure the payment default. Another alternative would be where an issuer has formally announced a distressed debt exchange, but the date of the exchange still lies several days or weeks in the immediate future.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Note. The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the AAA Long-term IDR category or to Long-Term IDR categories below B.

Fitch Ratings, Inc. (“Fitch Ratings”) Short-Term Issuer Credit Ratings:

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

F1:                             Highest short-term credit quality.  Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2:                             Good short-term credit quality.  Good intrinsic capacity for timely payment of financial commitments.

F3:                             Fair short-term credit quality.  The intrinsic capacity for timely payment of financial commitments is adequate.

B:                                   Speculative short-term credit quality.  Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C:                                   High short-term default risk.  Default is a real possibility.

RD:                          Restricted default.  Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D:                                   Default.  Indicates a broad-based default event for an entity, or the default of a short-term obligation.

UBS Relationship Funds

Part B

May 1, 2017

©2017 UBS Asset Management (Americas) Inc.

All rights reserved.

UBS RELATIONSHIP FUNDS

PART C

OTHER INFORMATION

ITEM 28.              EXHIBITS.

(a)                                 Articles of Incorporation.

(1)                                 Amended and Restated Agreement and Declaration of Trust dated August 15, 1994, as amended and restated on May 20, 1996 and April 23, 2003 (the “Declaration”) is incorporated herein by reference to Post-Effective Amendment No. 23 to the Registrant’s Registration Statement on Form N-1A (File No. 811-9036) (the “Registration Statement”) as filed electronically with the SEC on April 29, 2003.

(i)                                     Amended Exhibit A as of July 23, 2015 to the Amended and Restated Declaration of Trust is incorporated herein by reference to Post-Effective Amendment No. 66 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2016.

(ii)                                  Amendment No. 1 to the Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Post-Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(iii)                               Amendment No. 2 to the Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Post-Effective Amendment No. 66 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2016.

(2)                                 Certificate of Trust as filed with the Secretary of State of the State of Delaware on August 16, 1994 is incorporated herein by reference to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(i)                                     Amendment to Certificate of Trust filed April 24, 1995 is incorporated herein by reference to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(ii)                                  Amendment to the Certificate of Trust effective April 8, 2002 is incorporated herein by reference to Post-Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(b)                                 By-laws.

(1)                                 By-Laws dated August 22, 1994 are incorporated herein by reference to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 1997.

(i)                                     Certificate of Vice President and Assistant Secretary dated July 1, 2002 amending the By-Laws is incorporated herein by reference to Post-Effective Amendment No. 21 to the Registrant’s Registration Statement as filed electronically with the SEC on July 3, 2002.

(ii)                                  Amendment effective as of April 25, 2002 to the Trust’s By-Laws is incorporated herein by reference to Post-Effective Amendment No. 22 to the Registrant’s Registration Statement as filed electronically with the SEC on September 9, 2002.

(iii)                               Certificate of Vice President and Assistant Secretary dated April 23, 2008 amending the By-Laws is incorporated herein by reference to Post-Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(iv)                              Amendment effective as of June 5, 2015 to the Trust’s By-Laws is incorporated herein by reference to Post-Effective Amendment No. 66 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2016.

(c)                                  Instruments Defining Rights of Security Holders.

The rights of security holders of the Trust are further defined in the following sections of the Trust’s By-laws and Declaration:

(1)                                 By-laws

See Article I - “Meetings of Holders Article VI, “Interest”.

(2)                                 Declaration of Trust

See Article III - “Powers of Trustees”

See Article V - “Limitations of Liability”

See Article VI - “Units in the Trust”

See Article IX - “Holders”

See Article VIII - “Determination of Book Capital Account Balance, Net Income and Distributions”.

(d)                                 Investment Advisory Contracts.

(1)                                 Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. on behalf of the Brinson Global Securities Fund, Brinson Short-Term Fund, Brinson Post-Venture Fund, Brinson High Yield Fund, Brinson Emerging Markets Equity Fund and Brinson Emerging Markets Debt Fund is incorporated herein by reference to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 1997.

(i)                                     Amendment No. 1 dated June 26, 1997 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Equity Fund, Brinson U.S. Large Capitalization Equity Fund, Brinson U.S. Intermediate Capitalization Equity Fund, Brinson EXDEX(R) Fund, Brinson Non-U.S. Equity Fund, Brinson Bond Plus Fund, Brinson U.S. Bond Fund and Brinson U.S. Short/Intermediate Fixed Income Fund is incorporated herein by reference to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(ii)                                  Amendment No. 2 dated January 27, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Cash Management Prime Fund and Brinson Global Equity Fund is incorporated herein by reference to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(iii)                               Amendment No. 3 dated June 1, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Large Capitalization Value Equity Fund and the Brinson Global Bond Fund and the elimination of the Brinson Short-Term Fund and the Brinson Global Equity Fund is incorporated herein by reference to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(iv)                              Amendment No. 4 dated June 1, 1998 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson Short-Term Fund is incorporated herein by reference to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(v)                                 Amendment No. 5 dated February 28, 2000 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the

Registrant and Brinson Partners, Inc. reflecting the addition of the (i) Brinson U.S. Treasury Inflation Protected Securities Fund, (ii) Brinson Defensive High Yield Fund and (iii) Brinson Limited Duration Fund; (iv) the elimination of the Brinson EXDEX(R) Fund; (v) the name change of the Brinson Post-Venture Fund to the Brinson U.S. Small Capitalization Equity Fund; and (vi) the name change of the Brinson U.S. Large Capitalization Value Equity Fund to the Brinson U.S. Value Equity Fund is incorporated herein by reference to Post-Effective Amendment No. 15 to the Registrant’s Registration Statement as filed electronically with the SEC on October 30, 2000.

(vi)                              Amendment No. 6 dated October 30, 2000 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the name change of the Brinson Global (Ex-U.S.) Equity Fund to the Brinson International Equity Fund is incorporated herein by reference to Post-Effective Amendment No. 16 to the Registrant’s Registration Statement as filed electronically with the SEC on April 27, 2001.

(vii)                           Amendment No. 7 dated October 30, 2000 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting the deletion of the Brinson High Yield Fund and the Brinson Defensive High Yield Fund is incorporated herein by reference to Post-Effective Amendment No. 16 to the Registrant’s Registration Statement as filed electronically with the SEC on April 27, 2001.

(viii)                        Amendment No. 8 dated December 13, 2001 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and Brinson Partners, Inc. reflecting (i) the name change of the Brinson Limited Duration Fund to the Brinson Enhanced Yield Fund and (ii) the name change of the Brinson U.S. Short/Intermediate Fixed Income Fund to the Brinson Short Duration Fund is incorporated herein by reference to Post-Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(ix)                              Amendment No. 9 dated April 8, 2002 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the name change of (i) the Brinson Global Securities Fund to the UBS Global Securities Relationship Fund, (ii) the Brinson U.S. Small Capitalization Equity Fund to the UBS U.S. Small Cap Equity Relationship Fund, (iii) the Brinson Emerging Markets Equity Fund to the UBS Emerging Markets Equity Relationship Fund, (iv) the

Brinson Emerging Markets Debt Fund to the UBS Emerging Markets Debt Relationship Fund, (v) the Brinson U.S. Equity Fund to the UBS U.S. Equity Relationship Fund, (vi) the Brinson U.S. Cash Management Prime Fund to the UBS U.S. Cash Management Prime Relationship Fund, (vii) the Brinson U.S. Value Equity Fund to the UBS U.S. Value Equity Relationship Fund, (viii) the Brinson International Equity Fund to the UBS International Equity Relationship Fund, (ix) the Brinson Short-Term Fund to the UBS Short-Term Relationship Fund, (x) the Brinson U.S. Large Capitalization Equity Fund to the UBS U.S. Large Cap Equity Relationship Fund, (xi) the Brinson U.S. Bond Fund to the UBS U.S. Bond Relationship Fund, (xii) the Brinson Global Bond Fund to the UBS Global Bond Relationship Fund, (xiii) the Brinson U.S. Intermediate Capitalization Equity Fund to the UBS U.S. Intermediate Cap Equity Relationship Fund, (xiv) the Brinson Bond Plus Fund to the UBS U.S. Core Plus Relationship Fund, (xv) the Brinson Short Duration Fund to the UBS Short Duration Relationship Fund, (xvi) the Brinson Enhanced Yield Fund to the UBS Enhanced Yield Relationship Fund, (xvii) the Brinson U.S. Treasury Inflation Protected Securities Fund to the UBS U.S. Treasury Inflation Protected Securities Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 31 to the Registrant’s Registration Statement as filed electronically with the SEC on January 29, 2008.

(x)                                 Amendment No. 10 dated April 29, 2004 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the name change of the UBS U.S. Equity Relationship Fund to the UBS U.S. Large Cap Equity Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(2)                                 Investment Advisory Agreement dated October 30, 2000 between Registrant and Brinson Partners, Inc. on behalf of the Brinson High Yield Fund and the Brinson Defensive High Yield Fund is incorporated herein by reference to Post-Effective Amendment No. 16 to the Registrant’s Registration Statement as filed electronically with the SEC on April 27, 2001.

(i)                                     Amendment No. 1 dated May 21, 2001 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Securitized Mortgage Fund is incorporated herein by reference to Post-Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on

April 9, 2002.

(ii)                                  Amendment No. 2 dated August 28, 2001 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and Brinson Partners, Inc. reflecting the addition of the DSI Enhanced S&P 500 Fund is incorporated herein by reference to Post-Effective Amendment No. 20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(iii)                               Amendment No. 3 dated April 8, 2002 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the name change of (i) the Brinson High Yield Fund to the UBS High Yield Relationship Fund, (ii) the Brinson Defensive High Yield Fund to the UBS Defensive High Yield Relationship Fund, (iii) the Brinson Securitized Mortgage Fund to the UBS U.S. Securitized Mortgage Relationship Fund, and (iv) DSI Enhanced S&P 500 Fund to the DSI Enhanced S&P 500 Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 31 to the Registrant’s Registration Statement as filed electronically with the SEC on January 29, 2008.

(iv)                              Amendment No. 4 dated April 29, 2004 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the elimination of the DSI Enhanced S&P 500 Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(v)                                 Amendment No. 5 dated April 28, 2006 to Schedule A of the Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc. (formerly known as Brinson Partners, Inc.) reflecting the elimination of the UBS Defensive High Yield Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 31 to the Registrant’s Registration Statement as filed electronically with the SEC on January 29, 2008.

(3)                                 Investment Advisory Agreement, dated July 1, 2002, between the Registrant and UBS Asset Management (Americas) Inc. (formerly, UBS Global Asset Management (Americas) Inc.) on behalf of UBS Global Securities Relationship Fund, UBS Global Bond Relationship Fund, UBS U.S. Large Cap Equity Relationship Fund, UBS U.S. Intermediate Cap Relationship

Fund, UBS U.S. Value Equity Relationship Fund, UBS U.S. Small Cap Equity Relationship Fund, UBS Emerging Markets Equity Relationship Fund, UBS U.S. Core Plus Relationship Fund, UBS U.S. Bond Relationship Fund, UBS Short Duration Relationship Fund, UBS Enhanced Yield Relationship Fund, UBS U.S. Treasury Inflation Protected Securities Relationship Fund, UBS Short-Term Relationship Fund, UBS Emerging Markets Debt Relationship Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, and UBS Opportunistic High Yield Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(i)                                     Amendment No. 1 dated August 19, 2002 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Asset Management (Americas) Inc. reflecting the name change of the UBS Global Bond Relationship Fund to the UBS Global Aggregate Bond Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 22 to the Registrant’s Registration Statement as filed electronically with the SEC on September 9, 2002.

(ii)                                  Amendment No. 2 dated April 29, 2003 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Asset Management (Americas) Inc. reflecting the addition of the UBS Corporate Bond Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(iii)                               Amendment No. 3 dated April 29, 2004 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Asset Management (Americas) Inc. reflecting the addition of the UBS All Country World Ex US Equity Relationship Fund and the re-designation of (i) the UBS U.S. Large Cap Equity Relationship Fund to the UBS Large-Cap Select Equity Relationship Fund; (ii) the UBS U.S. Small Cap Equity Relationship Fund to the UBS Small-Cap Equity Relationship Fund; and (iii) the UBS U.S. Value Equity Relationship Fund to the UBS U.S. Large-Cap Value Equity Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(iv)                              Amendment No. 4 dated May 2, 2005 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Asset Management (Americas) Inc. reflecting the addition of (i) the UBS Absolute Return Bond Relationship

Fund; (ii) the UBS Emerging Markets Equity Completion Relationship Fund; (iii) the UBS U.S. Small-Mid Cap Core Relationship Fund; (iv) the UBS U.S. Small-Mid Cap Growth Relationship Fund; and (v) the UBS U.S. Equity Long/Short Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 27 to the Registrant’s Registration Statement as filed electronically with the SEC on November 4, 2005.

(v)                                 Amendment No. 5 dated November 3, 2005 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Asset Management (Americas) Inc. reflecting the addition of (i) the UBS Global Equity Relationship Fund; (ii) the UBS U.S. Smaller Cap Equity Completion Relationship Fund; (iii) the UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund; (iv) the UBS U.S. Large Cap Growth Equity Relationship Fund; and (v) the UBS U.S. Large-Cap Select Growth Equity Relationship Fund and the re-designation of (i) the UBS U.S. Small-Mid Cap Growth Relationship Fund to the UBS U.S. Small-Mid Cap Growth Equity Relationship Fund; and (ii) the UBS U.S. Equity Long/Short Relationship Fund to the UBS U.S. Equity Alpha Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(vi)                              Amendment No. 6 dated December 6, 2005 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Asset Management (Americas) Inc. reflecting the addition of UBS Absolute Return Bond Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(vii)                           Amendment No. 7 dated April 28, 2006 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Asset Management (Americas) Inc. reflecting the re-designation of (i) the UBS Absolute Return Bond Relationship Fund to the UBS Absolute Return Investment Grade Bond Relationship Fund and the addition of (i) the UBS Absolute Return Bond Relationship Fund; and (ii) the UBS Global (ex-US) Bond Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(viii)                        Amendment No. 8 dated July 1, 2002 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Asset Management (Americas) Inc. reflecting the addition of (i) UBS Opportunistic Loan Relationship Fund and (ii)

UBS U.S. Equity Alpha Value Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(ix)                              Amendment No. 9 dated April 29, 2009 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Asset Management (Americas) Inc. reflecting the addition of UBS Global (ex-U.S.) All Cap Growth Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 36 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2009.

(x)                                 Amendment No. 10 dated April 24, 2013 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Asset Management (Americas) Inc. reflecting various fund name changes and eliminations is incorporated herein by reference to Post-Effective Amendment No. 66 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2016.

(xi)                              Amendment No. 11 dated July 23, 2015 to Schedule A of the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Asset Management (Americas) Inc. reflecting (i) the name change of UBS Emerging Markets Equity Relationship Fund to UBS-HALO Emerging Markets Equity Relationship Fund and (ii) the elimination of UBS Global (ex-U.S.) All Cap Growth Relationship Fund is incorporated herein by reference to Post-Effective Amendment No. 66 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2016.

(xii)                           Amendment No. 1 dated December 31, 2015 to the Investment Advisory Agreement dated July 1, 2002 between the Registrant and UBS Asset Management (Americas) Inc. is incorporated herein by reference to Post-Effective Amendment No. 66 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2016.

(e)                                  Underwriting Contracts.

Not applicable.

(f)                                   Bonus or Profit Sharing Contracts.

Not applicable.

(g)                                  Custodian Agreements.

(1)                                 Global Custody Agreement between the Registrant and JPMorgan Chase Bank, National Association is incorporated herein by reference to Post-Effective Amendment No. 53 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2013.

(i)                                     Addendum to Global Custody Agreement between the Registrant and JPMorgan Chase Bank, National Association, dated August 5, 2014, is incorporated herein by reference to Post-Effective Amendment No. 58 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2015.

(h)                                 Other Material Contracts.

(1)                                 Fund Services Agreement between the Registrant and JPMorgan Chase Bank, N.A. is incorporated herein by reference to Post-Effective Amendment No. 53 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2013.

Not applicable.

(i)                                     Legal Opinion.

Not applicable.

(j)                                    Other Opinions.

(1)                                 Certificate of the Assistant Secretary of the Registrant regarding authorization of the Principle Executive Officer to sign Registration Statements and approval of power of attorney, dated April 30, 2013, is incorporated herein by reference to Post-Effective Amendment No. 53 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2013.

(k)                                 Omitted Financial Statements.

Not applicable.

(l)                                     Initial Capital Agreements.

Not applicable.

(m)                             Rule 12b-1 Plan.

Not applicable.

(n)                                 Rule 18f-3 Plan.

Not applicable.

(o)                                 Reserved

(p)                                 Codes of Ethics.

(1)                                 Joint Code of Ethics of the Registrant and investment adviser is filed herewith as Exhibit No. EX-99.p.1.

(q)                                 Powers of Attorney.

(1)                                 Powers of Attorney appointing Mark F. Kemper, Keith A. Weller, Joseph J. Allessie, Mary Capasso, Michael Calhoun, Stephen Fleischer, Eric Sanders, Tammie Lee, Bruce G. Leto, Mark A. Sheehan and Jana L. Cresswell as attorneys-in-fact and agents to Walter E. Auch, Frank K. Reilly, Edward M. Roob, Adela Cepeda, J. Mikesell Thomas, Thomas Disbrow and Kai Sotorp is incorporated herein by reference to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2007.

(2)                                 Powers of Attorney appointing Mark F. Kemper, Keith A. Weller, Joseph J. Allessie, Mary Capasso, Michael Calhoun, Eric Sanders, Tammie Lee, Bruce G. Leto, Mark A. Sheehan and Jana L. Cresswell as attorneys-in-fact and agents to Abbie J. Smith and John J. Murphy is incorporated herein by reference to Post-Effective Amendment No. 36 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2009.

(3)                                 Powers of Attorney appointing Mark F. Kemper, Keith A. Weller, Joseph J. Allessie, Mary Capasso, Michael Calhoun, Eric Sanders, Tammie Lee, Bruce G. Leto, Mark A. Sheehan and Jana L. Creswell as attorneys-in-fact and agents to Mark E. Carver is incorporated herein by reference to Post-Effective Amendment No. 40 to the Registrant’s Registration Statement as filed electronically with the SEC on June 30, 2010.

ITEM 29.              PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.

None.

ITEM 30.              INDEMNIFICATION.

As permitted by Sections 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), indemnification provisions for each of the Registrant’s Trustees, officers, employees, agents and persons who serve at the Trust’s request as directors, officers or trustees of other organizations in which the Trust has any interest as a shareholder, creditor or otherwise are set forth in Article V, Sections 5.2 and 5.3 of the Registrant’s Declaration as amended and restated on April 23, 2003. (included in Item 23(a)(1) above).

Pursuant to Article V, Section 5.2 of the Registrant’s Declaration, the Trust shall indemnify each of its Trustees, officers, employees, and agents (including Persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) and the tax matters partner (“TMP”) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him, her or it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he, she or it may be involved or with which he, she or it may be threatened, while in office or thereafter, by reason of his, her or its being or having been such a Trustee, officer, employee, agent or TMP, except with respect to any matter as to which he, she or it shall have been adjudicated to have acted in bad faith, with willful misfeasance, gross negligence or reckless disregard of his, her or its duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in conduct involving willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon review of readily available facts (as opposed to a full trial-type inquiry), that he, she or it did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees.  The rights accruing to any Person under these provisions shall not exclude any other right to which he or she may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he, she or it may be otherwise entitled except out of the Trust Property.  The Trustees may make advance payments in connection with indemnification under this Section 5.2, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he, she or it is not entitled to such indemnification.

Pursuant to Article V, Section 5.3 of the Registrant’s Declaration, no Holder shall be liable for any liabilities or obligations of the Trust.  To the extent assets are available in the Trust, the Trust shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject by reason of his or her being or having been a Holder and shall reimburse such Holder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability; and provided, further, that no Holder shall be entitled to indemnification by any series established in accordance with Section 9.8 unless such Holder is a Holder of Units of such series.  The rights accruing to a Holder under this Section 5.3 shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein.

“Director and Officer” liability policies purchased by the Registrant insure the Registrant’s Trustees and officers, subject to the policies’ coverage limits, exclusions and deductibles, against loss resulting from claims by reason of any act, error, omission, misstatement, misleading statement, neglect or breach of duty.

The Registrant hereby undertakes that it will apply the indemnification provision of the Declaration, in a manner consistent with Release 11,330 of the SEC under the 1940 Act, so long as the interpretation of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

ITEM 31.              BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.

UBS Asset Management (Americas) Inc. provides investment advisory service for a variety of individuals and institutions. It presently provides investment advisory services to three other investment companies.

For information as to any other business, profession, vocation or employment of a substantial nature in which the Registrant’s investment advisor, UBS Asset Management (Americas) Inc., and each director or officer of the Registrant’s investment advisor is or has been engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee within the last two fiscal years, reference is made to the Form ADV (File #801-34910) filed by it under the Investment Advisers Act of 1940, as amended.

ITEM 32.              PRINCIPAL UNDERWRITERS.

Not Applicable.

ITEM 33.              LOCATION OF ACCOUNTS AND RECORDS.

All records described in Section 31(a) [15 U.S.C. 80a-30(a)] and the rules under that section, are maintained by the Registrant’s investment advisor, UBS Asset Management (Americas) Inc., 1285 Avenue of the Americas, New York, NY 10019, except for those maintained by the Registrant’s Custodian, JPMorgan Chase Bank (“Chase”), One Beacon Street, Boston, Massachusetts 02108.

Chase provides general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Registrant, including the coordination and monitoring of any third party service providers and maintains all such records relating to these services.

ITEM 34.              MANAGEMENT SERVICES.

The Registrant is not a party to any management-related service contracts not discussed in Part A or Part B.

ITEM 35.              UNDERTAKINGS.

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York, and State of New York, on the 1st day of May 2017.

UBS RELATIONSHIP FUNDS

By:	/s/ Tammie Lee
Tammie Lee
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibits	Exhibit No.
Joint Code of Ethics of the Registrant and the investment adviser	EX-99.p.1